    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2000



                                                      REGISTRATION NO. 333-46368

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                              WHITMAN CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                        2086                    13-6167838
 (State or Other Jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial            Identification No.)
Incorporation or Organization)  Classification Code Number)

                              3501 ALGONQUIN ROAD
                        ROLLING MEADOWS, ILLINOIS 60008
                                 (847) 818-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            STEVEN R. ANDREWS, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              3501 ALGONQUIN ROAD
                        ROLLING MEADOWS, ILLINOIS 60008
                                 (847) 818-5000
 (Name, Address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:


 Richard E. Robbins, Esq.      Seth A. Kaplan, Esq.        Brian D. Wenger, Esq.    Christopher E. Manno, Esq.
      Sidley & Austin        Wachtell, Lipton, Rosen &    Briggs and Morgan, P.A.    Willkie Farr & Gallagher
      Bank One Plaza                   Katz                   2400 IDS Center          The Equitable Center
 10 South Dearborn Street       51 West 52nd Street       80 South Eighth Street        787 Seventh Avenue
  Chicago, Illinois 60603    New York, New York 10019     Minneapolis, Minnesota     New York, New York 10019
      (312) 853-7000              (212) 403-1000                   55402                  (212) 728-8000
                                                              (612) 334-8400


                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger (the "Merger") of PepsiAmericas, Inc. with and into Anchor Merger Sub, Inc., a wholly owned subsidiary of Whitman Corporation, pursuant to the Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") described in the enclosed joint proxy statement/prospectus.

                           --------------------------

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

OCTOBER 31, 2000


                                     [LOGO]

Dear Shareholder:


    Whitman Corporation has entered into an agreement and plan of merger with PepsiAmericas, Inc. The transaction will involve a merger of PepsiAmericas with and into a wholly owned subsidiary of Whitman. We have called a special meeting of shareholders on November 30, 2000 at 9:00 a.m., local time, at the offices of Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, 55th Floor, Chicago, Illinois, 60603. At the meeting, we will ask you to approve the issuance of shares of Whitman common stock as provided by the merger agreement and as described in the attached joint proxy statement/ prospectus.


    The attached joint proxy statement/prospectus describes the transaction in detail. In its simplest terms, if the merger is completed, each share of PepsiAmericas common stock will be converted, at the election of the PepsiAmericas shareholders (other than holders of PepsiAmericas Class A common stock who perfect their appraisal rights under Delaware law), into:

    - $3.80 in cash, subject to increase if the average closing price of Whitman common stock during the 15 consecutive trading days ending on the fifth trading day immediately prior to the Whitman special meeting or the PepsiAmericas special meeting, whichever occurs first, is greater than $16.0738 per share or decrease if the Whitman average closing price during the period specified above is less than $13.1513 per share; or

    - shares of Whitman common stock with a value of $3.80 (based on the Whitman average closing price during the period specified above), subject to increase or decrease under the circumstances described above; or

    - shares of Whitman common stock with a value of $2.80 (based on the Whitman average closing price during the period specified above), plus the right to receive in the future additional shares of Whitman common stock having an aggregate value of up to $1.50 (based on the Whitman average closing price during the period specified above) if PepsiAmericas meets certain performance levels for the years 2000 through 2002, in each case subject to increase or decrease under the circumstances described above.

    Dakota Holdings, LLC holds approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock and has agreed to participate in the alternative set forth in the third bullet point with respect to all of its shares.

    Although we do not expect that it will become necessary to do so, for tax reasons, if too much cash consideration is elected, we will provide the available cash on a pro rata basis to those shareholders electing cash and give them shares of Whitman common stock for their remaining shares of PepsiAmericas common stock. We will pay cash in lieu of any fractional shares of Whitman common stock.

    Whitman has also agreed to sell shortly after the closing date of the merger an aggregate of up to 1,710,863 shares of its common stock at $14.6125 per share to the PepsiAmericas shareholders who participate in the alternative set forth in the third bullet point and wish to purchase such shares. Following the Merger, the Whitman common stock will continue to trade on the NYSE, the Chicago Stock Exchange and Pacific Stock Exchange under the symbol "WH."

    To complete the merger, we need the approval of the Whitman shareholders for the issuance of Whitman common stock as described above, which requires the affirmative vote of a majority of the total votes cast on the matter at the Whitman special meeting. PepsiCo, Inc. holds, directly or indirectly, approximately 55 million shares of Whitman common stock, which represents approximately 40% of our outstanding shares. PepsiCo has agreed to vote its shares in favor of the issuance of Whitman common stock as described above. In addition, we need the approval of the PepsiAmericas shareholders on the merger agreement, which requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of PepsiAmericas common stock. Dakota Holdings holds 4 million shares of PepsiAmericas Class A common stock and approximately 57 million shares of PepsiAmericas Class B common stock, which together represent approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock. Dakota Holdings has agreed to vote its shares in favor of the merger agreement, which assures that we will obtain the necessary PepsiAmericas shareholder approval.


    The Whitman board of directors has fixed the close of business on October 25, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of that meeting.


    The Whitman board of directors has approved the Whitman-PepsiAmericas merger agreement and recommends that Whitman shareholders vote "FOR" the approval of the issuance of shares of Whitman common stock as provided by the merger agreement.


    We provide additional information about the merger agreement and the transactions that it contemplates, including the issuance of Whitman common stock, in the joint proxy statement/ prospectus attached to this letter. PLEASE REVIEW THAT DOCUMENT CAREFULLY, INCLUDING SPECIFICALLY THE RISK FACTORS RELATING TO THE MERGER DESCRIBED ON PAGE 36.


    Please sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, even if you plan to attend the special meeting. If you wish to change your proxy for any reason prior to the vote at the meeting, you may do so by submitting another proxy, and your previous proxy will have no further effect. If you attend the meeting, you may vote in person even though you previously submitted your proxy. If you do plan to attend the meeting, please check the appropriate box on the proxy card.

    Your vote is important no matter how many shares you own. Please complete, sign, date and return your proxy promptly.

                                          /s/ Bruce S. Chelberg

                                          BRUCE S. CHELBERG
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This joint proxy statement/prospectus is dated October 26, 2000, and is first being mailed to shareholders on or about October 31, 2000.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------


October 31, 2000


To the shareholders of Whitman Corporation:


    A special meeting of shareholders of Whitman Corporation will be held on November 30, 2000 at 9:00 a.m., local time at the offices of Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, 55th Floor, Chicago, Illinois 60603.


    The purpose of the special meeting is:

    1. To consider and vote upon a proposal to approve the issuance of shares of common stock, par value $.01 per share, of Whitman as provided by the Agreement and Plan of Merger dated as of August 18, 2000 among Whitman Corporation, a Delaware corporation, Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Whitman, and PepsiAmericas, Inc., a Delaware corporation.

    2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


    The Whitman board of directors has fixed the close of business on October 25, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.



    A complete list of shareholders entitled to vote at the special meeting will be open to the examination of any shareholder, for any purpose germane to the special meeting, during ordinary business hours, during the ten days prior to the special meeting at the offices of Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, 55th Floor, Chicago, Illinois 60603.


                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Steven R. Andrews

                                          STEVEN R. ANDREWS
                                          SECRETARY

                                     [LOGO]


October 31, 2000


Dear Shareholder:


    We would like to invite you to attend a special meeting of shareholders on November 30, 2000, at 9:00 a.m., local time, in the Neptune and Saturn Rooms of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, 55402 (located on the 50th Floor of the IDS Center). At the meeting, we will ask you to approve the merger of PepsiAmericas, Inc. with and into a wholly owned subsidiary of Whitman Corporation pursuant to an Agreement and Plan of Merger dated August 18, 2000.


    The attached joint proxy statement/prospectus describes the transaction in detail. In its simplest terms, if the merger is completed, for each share of PepsiAmericas common stock (other than shares of Class A common stock whose holders perfect their appraisal rights under Delaware law), you will receive, at your election:

    - $3.80 in cash, subject to increase if the average closing price of Whitman common stock during the 15 consecutive trading days ending on the fifth trading day immediately prior to the Whitman special meeting or the PepsiAmericas special meeting, whichever occurs first, is greater than $16.0738 per share or decrease if the Whitman average closing price during the period specified above is less than $13.1513 per share; or

    - shares of Whitman common stock with a value of $3.80 (based on the Whitman average closing price during the period specified above), subject to increase or decrease under the circumstances described above; or

    - shares of Whitman common stock with a value of $2.80 (based on the Whitman average closing price during the period specified above), plus the right to receive in the future additional shares of Whitman common stock having an aggregate value of up to $1.50 (based on the Whitman average closing price during the period specified above) if PepsiAmericas meets certain performance levels for the years 2000 through 2002, in each case subject to increase or decrease under the circumstances described above.

    Dakota Holdings, LLC holds approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock and has agreed to participate in the alternative set forth in the third bullet point with respect to all of its shares.

    Although we do not expect that it will become necessary to do so, for tax reasons, if too much cash consideration is elected, Whitman will provide the available cash on a pro rata basis to those shareholders electing cash and give them shares of Whitman common stock for their remaining shares of PepsiAmericas common stock. Whitman will pay cash in lieu of any fractional shares of Whitman common stock.

    Whitman has also agreed to sell shortly after the closing date of the merger an aggregate of up to 1,710,863 shares of its common stock at $14.6125 per share to the PepsiAmericas shareholders who participate in the alternative set forth in the third bullet point and wish to purchase such shares.

    To complete the merger, we need the approval of the PepsiAmericas shareholders on the merger agreement, which requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of PepsiAmericas common stock. Dakota Holdings holds 4 million shares of PepsiAmericas Class A common stock and approximately 57 million shares of PepsiAmericas Class B common stock, which together represent approximately 72% of the voting power of our outstanding common stock. Dakota Holdings has agreed to vote its shares in favor of the merger agreement. In addition, we need the approval of the Whitman shareholders for the issuance of Whitman common stock as described above, which requires the affirmative vote of a majority of the total votes cast on the matter at the Whitman special meeting. PepsiCo, Inc. holds, directly or indirectly, approximately 55 million shares of Whitman common stock, which represents approximately 40% of the outstanding shares of Whitman common stock. PepsiCo has agreed to vote its shares in favor of the issuance of shares of Whitman common stock as described above.


    The PepsiAmericas board of directors has fixed the close of business on October 25, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.



    The PepsiAmericas board of directors has approved the merger agreement and the merger, has determined that the terms of the merger are advisable, fair to you, and in your best interests and recommends that you vote "FOR" adoption of the merger agreement.



    We provide additional information about the merger and the merger agreement in the joint proxy statement/prospectus attached to this letter. PLEASE REVIEW THAT DOCUMENT CAREFULLY, INCLUDING SPECIFICALLY THE RISK FACTORS RELATING TO THE MERGER DESCRIBED ON PAGE 36.



    Please sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, even if you plan to attend the special meeting. If you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so by submitting another proxy, and your previous proxy will have no further effect. If you attend the meeting, you may vote in person even though you previously submitted your proxy.


    Your vote is important no matter how many shares you own. Please complete, sign, date and return your proxy promptly.

                                          /s/ Robert C. Pohlad

                                          ROBERT C. POHLAD
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This joint proxy statement/prospectus is dated October 26, 2000, and is first being mailed to shareholders on or about October 31, 2000.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ---------------------


October 31, 2000


To the shareholders of PepsiAmericas, Inc.:


    A special meeting of shareholders of PepsiAmericas, Inc. will be held on November 30, 2000 at 9:00 a.m., local time in the Neptune and Saturn Rooms of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, 55402 (located on the 50th Floor of the IDS Center). The purpose of the special meeting is:



    1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 18, 2000, among Whitman Corporation, a Delaware corporation, Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Whitman, and PepsiAmericas, Inc., a Delaware corporation. The merger agreement provides for the merger of PepsiAmericas into Anchor Merger Sub. In the merger, each share of PepsiAmericas common stock not owned by Whitman or PepsiAmericas will be converted, at your election and at the election of your fellow PepsiAmericas shareholders (other than holders of PepsiAmericas Class A common stock who perfect their appraisal rights under Delaware law), into cash or shares of Whitman common stock as more fully described in the attached joint proxy statement/prospectus.


    2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the PepsiAmericas special meeting.


    The PepsiAmericas board of directors has fixed the close of business on October 25, 2000 as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.


    A complete list of shareholders entitled to vote at the special meeting will be open to the examination of any shareholder, for any purpose germane to the special meeting, during ordinary business hours, during the ten days prior to the special meeting at PepsiAmericas' offices located at 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402.

                               BY ORDER OF THE BOARD OF DIRECTORS,

                               /s/ Brian D. Wenger

                               BRIAN D. WENGER
                               SECRETARY

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1

SUMMARY.....................................................      6
  The Companies.............................................      6
  Structure of Merger.......................................      6
  Shareholder Approvals.....................................      6
  Appraisal Rights..........................................      7
  United States Federal Income Tax Consequences.............      7
  Recommendations to Shareholders...........................      7
  Opinions of Financial Advisors............................      8
  Interests of Certain Persons in the Merger................      8
  Conditions to the Merger..................................     10
  Termination of the Merger Agreement.......................     10
  PepsiCo Shareholder Agreement.............................     11
  Pohlad Shareholder Agreement..............................     12
  Regulatory Matters........................................     12
  Accounting Treatment......................................     12

SELECTED FINANCIAL INFORMATION..............................     13
  Whitman Selected Financial Information....................     13
  PepsiAmericas Selected Financial Information..............     15
  Pro Forma Combined Financial Information (Unaudited)......     17
  Comparative Historical and Pro Forma Per Share
    Information.............................................     26

RECENT DEVELOPMENTS.........................................     27
  Whitman...................................................     27
  PepsiAmericas.............................................     33

RISK FACTORS................................................     36
  If PepsiAmericas does not exceed its projected performance levels through the end of 2002, the maximum number of
    shares of Whitman common stock to be paid to
    shareholders participating in the contingent payment
    alternative will not be paid............................     36
  Value of Whitman common stock to be received in the merger
    may fluctuate...........................................     36
  The value of the consideration to be received may change
    if the price of Whitman common stock differs between the
    date that the Whitman reference price is determined and
    the date a form of consideration is elected.............     37
  Contingent payments may not be assigned or transferred....     37
  Shareholders who elect to receive cash may receive stock
    for a portion of their shares...........................     37
  Integration of Whitman and PepsiAmericas operations may be
    difficult...............................................     38
  PepsiCo has significant influence on Whitman..............     38
  It will be extremely difficult for a third party to
    acquire control of Whitman without the cooperation of
    PepsiCo.................................................     38
  Whitman depends on supplies and marketing support that
    PepsiCo provides on terms within PepsiCo's sole
    discretion..............................................     38
  PepsiCo could terminate its bottling agreements with
    Whitman.................................................     38
  There may be conflicts of interest between Whitman and
    PepsiCo.................................................     39

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS..................     39

THE SPECIAL MEETINGS........................................     40
  Date, Time and Place of the Special Meetings..............     40
  What You Will Vote On.....................................     40
  Shareholder Record Dates for the Special Meetings.........     40
  Quorum....................................................     41
  Vote Required for Approval................................     41

  Voting Your Shares........................................     41
  Cost of Solicitation......................................     42

THE MERGER..................................................     44
  The Companies.............................................     44
  Background of the Merger..................................     46
  Recommendation of the Whitman Board and Whitman's Reasons
    for the Merger..........................................     53
  Recommendation of the PepsiAmericas Board and
    PepsiAmericas' Reasons for the Merger...................     54
  Opinion of Whitman's Financial Advisor....................     56
  Opinion of PepsiAmericas' Financial Advisor...............     61
  Opinion of PepsiAmericas Special Committee's Financial
    Advisor.................................................     65
  Certain Financial Projections (Unaudited).................     70
  Certain Litigation........................................     71
  Management Following the Transaction......................     72
  Accounting Treatment......................................     72
  United States Federal Income Tax Consequences of the
    Merger..................................................     72
  Antitrust.................................................     76
  Appraisal Rights..........................................     77
  Federal Securities Laws Consequences; Stock Transfer
    Restriction Agreements..................................     78
  Exchange Procedures.......................................     78
  Amendment to Whitman Rights Agreement.....................     79

INTERESTS OF CERTAIN PERSONS IN THE MERGER..................     80
  Indemnification and Insurance.............................     82

THE MERGER AGREEMENT........................................     83
  Structure of the Merger...................................     83
  Timing of Closing.........................................     83
  Merger Consideration......................................     83
  Proration If Too Much Cash Consideration is Elected.......     85
  Anti-Dilution Adjustments to the Merger Consideration.....     86
  No Fractional Shares......................................     86
  Election Procedure........................................     86
  Exchange Agent; Procedures for Exchange of Certificates...     87
  Treatment of PepsiAmericas Stock Options and Warrants.....     88
  Contingent Payments.......................................     88
  Option to Purchase Additional Whitman Common Stock........     92
  Representations and Warranties............................     92
  Principal Covenants.......................................     93
  Conditions to Completion of the Merger....................    100
  Termination of the Merger Agreement.......................    101
  Fees and Expenses.........................................    103
  Amendment; Waiver.........................................    103

PEPSICO SHAREHOLDER AGREEMENT...............................    103
  Ownership of Whitman Common Stock.........................    103
  Conduct by PepsiCo........................................    104
  No Agreements with the Pohlad Group; Dakota Holdings......    105
  Transfers by PepsiCo......................................    105
  Special Meetings Requested by PepsiCo.....................    105
  Charter, Bylaws and Rights Agreement......................    106
  Whitman Board Composition.................................    106
  Term......................................................    106

POHLAD SHAREHOLDER AGREEMENT................................    107
  Ownership of Whitman Common Stock.........................    107
  Conduct by the Pohlad Group...............................    108
  No Agreements with PepsiCo; Dakota Holdings...............    109
  Options...................................................    109
  Special Meetings Requested by the Pohlad Group............    109
  Charter, Bylaws and Rights Agreement......................    110
  Whitman Board Composition.................................    110
  Term......................................................    110

THE VOTING AGREEMENTS.......................................    110
  PepsiAmericas Stockholder Voting Agreement................    110
  Whitman Stockholder Voting Agreement......................    112

COMPARISON OF SHAREHOLDER RIGHTS............................    114
  Authorized Capital Stock..................................    114
  Size of the Board of Directors............................    114
  Election of Directors.....................................    114
  Vacancies.................................................    115
  Annual Meeting of Shareholders............................    115
  Special Meeting of Shareholders...........................    115
  Action by Written Consent.................................    116
  Advance Notice Requirements for Shareholder Nominations
    and Other Business......................................    116
  Amendments to Charter.....................................    116
  Amendments to Bylaws......................................    116
  Business Combinations with Interested Shareholders........    117
  Rights Agreement..........................................    117

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF
  PEPSIAMERICAS COMMON STOCK................................    118

EXPERTS.....................................................    119

LEGAL MATTERS...............................................    119

SHAREHOLDER PROPOSALS FOR THE WHITMAN 2001 ANNUAL MEETING...    119

SHAREHOLDER PROPOSALS FOR THE PEPSIAMERICAS 2001 ANNUAL
  MEETING...................................................    120

WHERE YOU CAN FIND MORE INFORMATION.........................    121


ANNEXES


ANNEX A--Agreement and Plan of Merger

ANNEX B--Opinion of Credit Suisse First Boston Corporation

ANNEX C--Opinion of Salomon Smith Barney Inc.

ANNEX D--Opinion of Chase Securities Inc.

ANNEX E--Section 262 of the Delaware General Corporation Law

ANNEX F--Amended and Restated Whitman Bylaws

ANNEX G--Amended and Restated PepsiCo Shareholder Agreement

ANNEX H--Pohlad Shareholder Agreement

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    Q: WHY ARE THE COMPANIES PROPOSING THE MERGER?

    A: We believe that the merger of the No. 2 Pepsi Cola bottler, Whitman, and the No. 3 Pepsi Cola bottler, PepsiAmericas, will create a Pepsi Cola bottler with extensive operations that will better serve the needs of retail customers. The combined company will have operations in 20 states and territories and five overseas countries. We also believe that Whitman and PepsiAmericas are a great strategic fit. Finally, we believe that the merger will create significant shareholder value over time and enable us to grow and remain competitive in the consolidating beverage bottling marketplace.

    Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY SHARES OF PEPSIAMERICAS COMMON STOCK?

    A: The consideration you receive in the merger will depend, in part, on the average closing price of Whitman common stock during the 15 consecutive trading days ending on the fifth trading day immediately prior to the earlier of the Whitman special meeting or the PepsiAmericas special meeting. We will refer to this average as the Whitman reference price.

    For each of your shares of PepsiAmericas common stock you may elect to receive:

    - $3.80 in cash, subject to increase if the Whitman reference price is greater than $16.0738 per share or decrease if the Whitman reference price is less than $13.1513 per share; or

    - shares of Whitman common stock with a value of $3.80 (based on the Whitman reference price), subject to increase or decrease in value under the circumstances described above; or

    - shares of Whitman common stock with a value of $2.80 (based on the Whitman reference price), plus the right to receive in the future additional shares of Whitman common stock having an aggregate value of up to $1.50 (based on the Whitman reference price) if PepsiAmericas meets certain performance levels for the years 2000 through 2002, in each case subject to increase or decrease in value under the circumstances described above.

    We will refer to these three alternatives as the cash alternative, the stock alternative and the contingent payment alternative, respectively.

    Dakota Holdings holds approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock and has agreed to participate in the contingent payment alternative with respect to all of its shares.

    Although we do not expect that it will become necessary to do so, for tax reasons, if too much cash consideration is elected, Whitman will provide the available cash on a pro rata basis to those shareholders electing cash and give them shares of Whitman common stock for their remaining shares of PepsiAmericas common stock. The proration of cash could occur if the closing price of Whitman common stock on the date of the merger is significantly lower than the Whitman reference price. Whitman will pay cash in lieu of any fractional shares of Whitman common stock.

    Q: HOW WILL THE VALUE OF THE CONSIDERATION TO BE PAID TO PEPSIAMERICAS SHAREHOLDERS CHANGE IF THE WHITMAN REFERENCE PRICE IS GREATER THAN $16.0738 OR LESS THAN $13.1513?

    A: If the Whitman reference price is greater than $16.0738:

    - PepsiAmericas shareholders who elect the cash alternative will receive, for each share subject to that election, cash equal to the Whitman reference price multiplied by 0.2364, which will be more than $3.80;

    - PepsiAmericas shareholders who elect the stock alternative will receive, for each share subject to that election, 0.2364 shares of Whitman common stock, which will be worth more than $3.80 (based on the Whitman reference price); and

    - PepsiAmericas shareholders who elect the contingent payment alternative will receive, for each share subject to that election, 0.1741 shares of Whitman common stock, which will be worth more than $2.80 (based on the Whitman reference price), plus the right to receive in the future up to
      0.0933 additional shares of Whitman common stock, which will be worth more than $1.50 (based on the Whitman reference price), if PepsiAmericas meets the specified performance levels.

    If the Whitman reference price is less than $13.1513:

    - PepsiAmericas shareholders who elect the cash alternative will receive, for each share subject to that election, cash equal to the Whitman reference price multiplied by 0.2889, which will be less than $3.80;

    - PepsiAmericas shareholders who elect the stock alternative will receive, for each share subject to that election, 0.2889 shares of Whitman common stock, which will be worth less than $3.80 (based on the Whitman reference price); and

    - PepsiAmericas shareholders who elect the contingent payment alternative will receive, for each share subject to that election, 0.2128 shares of Whitman common stock, which will be worth less than $2.80 (based on the Whitman reference price), plus the right to receive in the future up to
      0.1140 additional shares of Whitman common stock, which will be worth less than $1.50 (based on the Whitman reference price), if PepsiAmericas meets the specified performance levels.


    The closing price for Whitman common stock was $12.1875 on October 25, 2000, the last trading day before the date of this joint proxy statement/prospectus. If the Whitman reference price equaled this price:



    - PepsiAmericas shareholders who elect the cash alternative would receive, for each share subject to that election, $3.52 in cash;



    - PepsiAmericas shareholders who elect the stock alternative would receive, for each share subject to that election, 0.2889 shares of Whitman common stock; and



    - PepsiAmericas shareholders who elect the contingent payment alternative would receive, for each share subject to that election, 0.2128 shares of Whitman common stock, plus the right to receive in the future up to 0.1140 additional shares of Whitman common stock, if PepsiAmericas meets the specified performance levels.


    Q: WILL THE VALUE OF THE CONSIDERATION I RECEIVE CHANGE IF THE PRICE OF WHITMAN COMMON STOCK DIFFERS BETWEEN THE DATE THAT THE WHITMAN REFERENCE PRICE IS DETERMINED AND THE DATE I ELECT A FORM OF CONSIDERATION?

    A: The dollar amount of the cash consideration will not change, but it may be greater or less than the value of the Whitman common stock you could receive under the stock alternative or the contingent payment alternative. The Whitman reference price will be determined at the end of the fifth trading day immediately prior to the earlier of the Whitman special meeting or the PepsiAmericas special meeting. You will have until ten business days after the completion of the merger to elect the form of consideration that you desire. Because the value of Whitman common stock may fluctuate between the date that the Whitman reference price is determined and the date that you make your election, the value of the cash alternative may be greater or less than the value of the Whitman common stock you could receive under the stock alternative or the contingent payment alternative.

    Q: WHEN AND HOW CAN I LEARN THE FINAL AMOUNT TO BE PAID UNDER EACH OF THE CASH ALTERNATIVE, STOCK ALTERNATIVE AND CONTINGENT PAYMENT ALTERNATIVE?


    A: You will be able to learn the final amounts by calling (800) 223-2064 beginning the first trading day after the determination of the Whitman reference price.


    Q: WHAT NEEDS TO HAPPEN FOR THE VALUE OF THE MERGER CONSIDERATION TO BE PAID TO PEPSIAMERICAS SHAREHOLDERS PARTICIPATING IN THE CONTINGENT PAYMENT ALTERNATIVE TO EQUAL OR EXCEED THE VALUE OF THE MERGER CONSIDERATION TO BE PAID TO THE SHAREHOLDERS PARTICIPATING IN THE CASH AND STOCK ALTERNATIVES?

    A: The contingent payment alternative has been structured so that the value of the merger consideration to be paid to PepsiAmericas shareholders participating in the contingent payment alternative will equal the value of the merger consideration to be paid to the shareholders participating in the cash and stock alternatives if PepsiAmericas meets planned performance levels for fiscal years 2001 and 2002. The value of the merger consideration to be paid to PepsiAmericas shareholders participating in the contingent payment alternative will exceed the value of the merger consideration to be paid to the shareholders participating in the cash and stock alternatives only if PepsiAmericas exceeds planned performance levels for fiscal years 2000, 2001 and 2002. For purposes of determining the value of the merger consideration, we have valued each share of Whitman common stock at the Whitman reference price and excluded any discount to account for the time value of money.

    Q: DO I NEED TO CHOOSE THE SAME ALTERNATIVE FOR ALL OF MY PEPSIAMERICAS SHARES?

    A: No, you may elect the cash alternative for a portion of your shares, the stock alternative for a portion of your shares and the contingent payment alternative for a portion of your shares. If you fail to make any choice, we will proceed as if you chose the stock alternative for all of your shares.

    Q: WHAT DO I NEED TO DO TO GET MY CASH OR SHARES OF WHITMAN COMMON STOCK?


    A: If you are a PepsiAmericas shareholder, we will send to you a form of election, instructions for completing the form of election and return envelope. The form of election and letter of transmittal will contain instructions for exchanging your shares. Please carefully review, complete and return the form according to the instructions contained in the form. You must return the form in the envelope provided. Do not send in your stock certificates with your proxy cards and/or voting instructions.


    Q: WHO WILL RECEIVE THE SHARES OF WHITMAN COMMON STOCK THAT MIGHT BE PAID TO ME IN THE FUTURE UNDER THE CONTINGENT PAYMENT ALTERNATIVE IF I CHOOSE THAT ALTERNATIVE AND THEN SELL MY WHITMAN SHARES?

    A: You will. The right to receive shares in the future under the contingent payment alternative may not be transferred. Accordingly, if you select that alternative for some or all of your PepsiAmericas shares and later sell the Whitman shares that you receive upon completion of the merger, you, and not the person who purchases your Whitman shares, will be the person who receives additional shares of Whitman common stock if the performance levels are met.

    Q: CAN I PURCHASE ADDITIONAL SHARES OF WHITMAN COMMON STOCK IN CONNECTION WITH THE MERGER?

    A: Whitman has also agreed to sell shortly after the closing date of the merger an aggregate of up to 1,710,863 shares of its common stock, at a price of $14.6125 per share, to the PepsiAmericas shareholders who participate in the contingent payment alternative and wish to purchase such shares. We will refer to these shares as the subscription shares. If you participate in the contingent payment alternative, the total number of subscription shares that you will be allowed to purchase will depend on the extent to which the other PepsiAmericas shareholders elect the contingent payment alternative (which depends, in part, upon the number of shares of PepsiAmericas common stock outstanding at the time of the merger). For each of your PepsiAmericas shares that you elect to have converted into Whitman common stock according to the contingent payment alternative, you will be entitled, but not obligated, to purchase between 0.0196 (based upon the number of shares of PepsiAmericas common stock presently outstanding) and 0.0280 additional shares of Whitman common stock at a price of $14.6125 per share. However, no fractional shares will be issued.

    Q: WHAT HAPPENS TO MY SUBSCRIPTION SHARES IF I DO NOT PURCHASE THEM?

    A: If you select the contingent payment alternative for some of your PepsiAmericas shares and do not purchase all of the subscription shares that you become entitled to purchase, Dakota Holdings will have the right to purchase, at a price of $14.6125 per share, the shares that you do not purchase. If Dakota Holdings declines to purchase those shares, they will not be sold to anyone.

    Q: WHAT DO I NEED TO DO TO PURCHASE MY SUBSCRIPTION SHARES?


    A: The form of election and instruction booklet described above will contain instructions for purchasing subscription shares.


    Q: WHEN DO THE COMPANIES EXPECT TO COMPLETE THE MERGER?

    A: We are working to complete the merger as quickly as possible. We hope to complete the merger in the fourth quarter of 2000. However, we cannot assure you that we will complete the merger by then.

    Q: WHAT SHAREHOLDER APPROVALS ARE REQUIRED TO APPROVE THE MERGER?

    A: We must obtain both the approval of the Whitman and PepsiAmericas shareholders to consummate the merger. The Whitman shareholders must approve the issuance of shares of Whitman common stock, and the PepsiAmericas shareholders must adopt the merger agreement in order for the merger to take place. For Whitman, this requires the affirmative vote of a majority of the total votes cast on the matter at the Whitman special meeting. For PepsiAmericas, this requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of PepsiAmericas common stock.

    PepsiCo holds, directly or indirectly, shares representing approximately 40% of the outstanding shares of Whitman common stock and has agreed to vote its shares in favor of the share issuance. Dakota Holdings holds shares representing approximately 72% of the voting power of the outstanding shares of PepsiAmericas and has agreed to vote its shares in favor of adopting the merger agreement, which assures that we will obtain the necessary PepsiAmericas shareholder approval.

    Q: WHO IS ENTITLED TO VOTE?


    A: For Whitman, only holders of record of Whitman common stock at the close of business on October 25, 2000 may vote on the share issuance. For PepsiAmericas, only holders of record of PepsiAmericas common stock at the close of business on October 25, 2000 may vote on the adoption of the merger agreement. In either case, if you own shares on the record date through a bank, broker or other record holder, you may vote in person at your special meeting only if you obtain a proxy from the record holder with respect to your shares.


    Q: WHEN AND WHERE IS THE SPECIAL MEETING?


    A: Whitman will hold its special meeting on Thursday, November 30, 2000, at 9:00 a.m., local time, at the offices of Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, 55th Floor, Chicago, Illinois 60603.



    PepsiAmericas will hold its special meeting on Thursday, November 30, 2000, at 9:00 a.m., local time, in the Neptune and Saturn Rooms of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, 55402 (located on the 50th Floor of the IDS Center).


    Q: WHAT DO I NEED TO DO NOW?

    A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card and/or voting instructions and returning the same in the enclosed postage paid envelope. Please vote using one of these methods as soon as possible so that we may vote your shares at your special meeting.

    Q: WHAT IF I DON'T VOTE?

    A: If you are a Whitman shareholder and you don't vote your shares, or if your shares are held by a brokerage firm, bank or other nominee who does not vote them, your shares will not be included among the votes cast at the Whitman special meeting. Provided that a quorum is present, abstentions and broker non-votes will not count for or against the share issuance. If you respond and do not indicate your voting preference, we will count your proxy as a vote in favor of the share issuance.

    If you are a PepsiAmericas shareholder and you don't vote your shares or you abstain, or if your shares are held by a brokerage firm, bank or other nominee who abstains or does not vote them, your shares will have the effect of a vote against adoption of the merger agreement. If you respond and do not indicate your voting preference, we will count your proxy as a vote in favor of the merger agreement.

    Q: CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTIONS?

    A: Yes. You can change your vote at any time before your proxy is voted at a special meeting. You can do this in one of three ways:

    - You can revoke your proxy;

    - You can submit a new proxy; or

    - If you are a holder of record, you can attend the applicable special meeting and vote in person.

    If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the secretary of Whitman or PepsiAmericas, as appropriate, before the applicable special meeting. If you hold your shares through an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

    Q: WHO SHOULD I CALL IF I HAVE QUESTIONS?

    A: If you have questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/ prospectus or the enclosed proxy card or voting instructions, you should contact:

    If you are a Whitman shareholder:


    Georgeson Shareholder Communications Inc.
    17 State Street
    New York, NY 10004
    (800) 223-2064


    or


    Whitman Corporation
    3501 Algonquin Road
    Rolling Meadows, Illinois 60008
    Attention: Charles H. Connolly
    Telephone: (847) 818-5014


    If you are a PepsiAmericas shareholder:


    Georgeson Shareholder Communications Inc.
    17 State Street
    New York, NY 10004
    (800) 223-2064


    or

    PepsiAmericas, Inc.
    3800 Dain Rauscher Plaza
    60 South Sixth Street
    Minneapolis, Minnesota 55402
    Attention: John F. Bierbaum
    Telephone: (612) 661-3830

                                    SUMMARY


    This summary highlights selected information about the merger and may not contain all of the information that is important to you. To better understand the merger, you should read this entire document carefully, as well as those additional documents to which we refer you. See "Where You Can Find More Information" on page 121.



THE COMPANIES
(SEE PAGE 44)


WHITMAN CORPORATION
3501 ALGONQUIN ROAD, ROLLING MEADOWS, ILLINOIS 60008
(847) 818-5000
WEBSITE: http://www.whitmancorp.com

    Whitman manufactures, packages, sells and distributes carbonated and non-carbonated Pepsi-Cola beverages and a variety of other non-alcoholic beverages in the United States and Central Europe through its principal operating company, Pepsi-Cola General Bottlers, Inc. Refer to "The Merger--The Companies--Whitman Corporation" and "Where You Can Find More Information" for more information about Whitman.

PEPSIAMERICAS, INC.
3800 DAIN RAUSCHER PLAZA, 60 SOUTH SIXTH STREET, MINNEAPOLIS, MINNESOTA 55402
(612) 661-3830
WEBSITE: http://www.pepsiamericas.com

    PepsiAmericas and its subsidiaries manufacture, package, sell and distribute a variety of carbonated and non-carbonated soft drink products and bottled water in the United States and the Caribbean. Refer to "The Merger--The
Companies--PepsiAmericas, Inc." and "Where You Can Find More Information."


STRUCTURE OF MERGER
(SEE PAGE 83)


    At the effective time of the merger, PepsiAmericas will merge with and into Anchor Merger Sub, Inc., which is a wholly owned subsidiary of Whitman. Anchor Merger Sub will change its name to "PepsiAmericas, Inc." and continue as the surviving corporation and a wholly owned subsidiary of Whitman. Anchor Merger Sub was formed for this transaction and has not had any business activities or operations aside from this transaction.


SHAREHOLDER APPROVALS
(SEE PAGE 41)



    APPROVAL OF WHITMAN SHAREHOLDERS. Whitman shareholders will vote on a proposal to approve the issuance of Whitman common stock as provided by the merger agreement. Approval of the share issuance will require the affirmative vote of a majority of the total votes cast on the matter at the Whitman special meeting. PepsiCo holds, directly or indirectly, approximately 55 million shares of Whitman common stock (or approximately 40% of the outstanding shares of Whitman common stock as of October 25, 2000) and has agreed to vote its shares in favor of the share issuance. As of the record date for the Whitman special meeting, the directors and executive officers of Whitman and their affiliates, excluding PepsiCo, owned and were entitled to vote approximately
2,148,241 shares (or approximately 1.6%) of Whitman common stock then outstanding.



    APPROVAL OF PEPSIAMERICAS SHAREHOLDERS. PepsiAmericas shareholders will vote on a proposal to adopt the merger agreement. Approval of the proposal will require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of PepsiAmericas common stock. Dakota Holdings holds 4 million shares of PepsiAmericas Class A common stock and approximately 57 million shares of PepsiAmericas Class B common stock (or approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock as of October 25, 2000) and has agreed to vote its shares in favor of the merger agreement. As a result, PepsiAmericas shareholder approval of the merger agreement is assured. As of the record date for the PepsiAmericas special meeting, the directors and executive officers of PepsiAmericas and their affiliates beneficially owned 5 million shares of PepsiAmericas Class A common stock and approximately 59 million shares of PepsiAmericas Class B common stock, which was approximately 79% of the PepsiAmericas common stock then outstanding.



APPRAISAL RIGHTS
(SEE PAGE 77)


    Under the Delaware General Corporation Law, only holders of Class A common stock of PepsiAmericas have appraisal rights. Holders of PepsiAmericas Class A common stock who want to exercise appraisal rights must strictly comply with the rules governing the exercise of appraisal rights or will lose those rights. We describe the procedures for exercising appraisal rights in this joint proxy statement/prospectus under "Appraisal Rights," and we have attached the provisions of Delaware law that govern appraisal rights as Annex E to this joint proxy statement/prospectus.


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
(SEE PAGE 72)



    Whitman and PepsiAmericas need not complete the merger unless they receive legal opinions to the effect that the merger will qualify as a reorganization for United States federal income tax purposes. Assuming the merger so qualifies, for federal income tax purposes:


    - if shares of PepsiAmericas common stock are exchanged solely for cash, the gain or loss on such shares will be recognized;

    - if shares of PepsiAmericas common stock are exchanged solely for Whitman common stock, no gain or loss will be recognized, other than gain or loss attributable to the receipt of cash in lieu of fractional shares of Whitman common stock and imputed interest income upon the receipt of any future shares issued under the contingent payment alternative; and

    - if shares of PepsiAmericas common stock are exchanged for a combination of Whitman common stock and cash, gain, if any, will be recognized up to the amount of cash received, but losses, if any, will not be recognized.


    PepsiAmericas shareholders should read "The Merger--United States Federal Income Tax Consequences of the Merger" starting on page 72 for a more complete discussion of the federal income tax consequences of the merger. PepsiAmericas shareholders should also consult their own tax advisor with respect to the tax consequences of the merger or any special circumstances that may affect the tax treatment to them of the cash or stock that they receive in the merger.



RECOMMENDATIONS TO SHAREHOLDERS
(SEE PAGE 53)


    WHITMAN. The Whitman board recommends that Whitman shareholders vote FOR the proposal to approve the issuance of shares of Whitman common stock as provided by the merger agreement.

    PEPSIAMERICAS. The PepsiAmericas board recommends that PepsiAmericas shareholders vote FOR the proposal to adopt the merger agreement.

OPINIONS OF FINANCIAL ADVISORS
(SEE PAGE 56)


    OPINION OF WHITMAN'S FINANCIAL ADVISOR. In deciding to approve the merger, the Whitman board of directors considered the opinion of its financial advisor, Credit Suisse First Boston Corporation, that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations of the scope of review set forth therein, the consideration to be paid by Whitman, in the aggregate, pursuant to the cash alternative, the stock alternative and the contingent payment alternative, is fair to Whitman from a financial point of view. We attach the full text of this opinion as Annex B to this joint proxy statement/prospectus. Whitman shareholders are encouraged to, and should, read the opinion of Credit Suisse First Boston carefully and in its entirety.

    OPINION OF PEPSIAMERICAS' FINANCIAL ADVISOR. In deciding to approve the merger, the PepsiAmericas board of directors considered the opinion of its financial advisor, Salomon Smith Barney Inc., that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be received by the holders of PepsiAmericas common stock (other than Dakota Holdings) is fair from a financial point of view to such shareholders. We attach the full text of this opinion as Annex C to this joint proxy statement/prospectus. PepsiAmericas urges its shareholders to read the opinion of Salomon Smith Barney in its entirety.

    OPINION OF PEPSIAMERICAS' SPECIAL COMMITTEE FINANCIAL ADVISOR. In deciding to approve the merger, the special committee of the PepsiAmericas board of directors considered the opinion of its financial advisor, Chase
Securities Inc., that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth therein, the merger consideration each as elected and to be received by the holders of PepsiAmericas common stock (other than Whitman, Dakota Holdings and their respective affiliates) is fair from a financial point of view to such shareholders. We attach the full text of this opinion as Annex D to this joint proxy statement/prospectus. PepsiAmericas urges its shareholders to read the opinion of Chase Securities in its entirety.


INTERESTS OF CERTAIN PERSONS IN THE MERGER
(SEE PAGE 80)


    PEPSIAMERICAS' DIRECTORS AND EXECUTIVE OFFICERS. Some of the directors and executive officers of PepsiAmericas have interests in the merger that are different from, and are in addition to, the interests of PepsiAmericas shareholders. These interests include the appointment of Robert C. Pohlad, the Chairman and Chief Executive Officer of PepsiAmericas, as the Chief Executive Officer and a director of Whitman at the effective time of the merger and the right of PepsiAmericas directors and officers to receive continued indemnification and insurance coverage by Whitman for acts or omissions occurring prior to the merger. For information concerning the interests of Mr. Pohlad in the merger, see "The Merger Agreement--Principal Covenants--Board of Directors and Chief Executive Officer of Whitman." In connection with the consummation of the merger, Kenneth E. Keiser, currently President and Chief Operating Officer of PepsiAmericas, will become President and Chief Operating Officer of Whitman's United States operations, and John F. Bierbaum, currently Senior Vice President and Chief Financial Officer of PepsiAmericas, will become Executive Vice President, Corporate Growth and Strategic Planning for Whitman. See "The Merger--Management Following the Transaction."

    WHITMAN DIRECTOR. At the effective time of the merger, Archie R. Dykes, a Whitman director and the Chairman of its Affiliated Transaction Committee, will become the non-executive Chairman of the board of directors of Whitman. For more information regarding management following the transaction, see "The Merger--Management Following the Transaction."

    OPTION TO PURCHASE ADDITIONAL WHITMAN COMMON STOCK. Whitman has agreed to sell shortly after the closing date of the merger an aggregate of up to 1,710,863 shares of its common stock, at a price of $14.6125 per share, to the PepsiAmericas shareholders who participate in the contingent payment alternative and wish to purchase such shares. Each PepsiAmericas shareholder who participates in the contingent payment alternative will be allowed, but not required, to purchase a number of Whitman shares that will depend on the extent to which the other PepsiAmericas shareholders select the contingent payment alternative (which depends, in part, upon the number of shares of PepsiAmericas common stock outstanding at the time of the merger). Dakota Holdings will have the right to purchase, at a price of $14.6125 per share, any of these shares that are not purchased by the PepsiAmericas shareholders initially entitled to purchase them. In addition, Pohlad Companies has separately negotiated the right to acquire from PepsiCo up to $25 million of Whitman common stock currently held by PepsiCo at that same price. Robert C. Pohlad is the President of Pohlad Companies and the owner of one-third of the stock of Pohlad Companies. For information concerning the interests of the holders of contingent payment shares in the merger, see "The Merger Agreement--Option to Purchase Additional Whitman Common Stock."


    PEPSIAMERICAS' RELATIONSHIP WITH PEPSICO. Together, PepsiCo and Pohlad Companies hold 100% of the membership interests of Dakota Holdings. Dakota Holdings holds shares of PepsiAmericas common stock having approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock.

    PepsiAmericas is a licensed producer and distributor of Pepsi-Cola carbonated soft drinks and other beverages. PepsiAmericas purchases from PepsiCo the concentrate used to produce these carbonated soft drinks and other beverages. PepsiAmericas is not obligated to purchase from PepsiCo any specific or minimum quantity of concentrate, and does not pay PepsiCo any other fees or amounts.

    PepsiAmericas and PepsiCo share the common business objective of increasing the market share of Pepsi-Cola products. In furtherance of this objective, PepsiCo provides PepsiAmericas with marketing support in a variety of forms, including marketplace support, marketing programs and equipment and shared media expense. There are no conditions or requirements that could result in the repayment of any marketing support payments received by PepsiAmericas from PepsiCo.

    PepsiAmericas manufacturers, distributes and services fountain beverage equipment to other PepsiCo customers in accordance with various agreements. PepsiAmericas also produces or distributes other products and purchases finished goods and concentrate through various arrangements with PepsiCo or partners of PepsiCo.

    WHITMAN'S RELATIONSHIP WITH PEPSICO. PepsiCo holds, directly or indirectly, approximately 40% of the outstanding shares of Whitman common stock.

    Pepsi-Cola General Bottlers, Whitman's principal operating company, is a licensed producer and distributor of PepsiCo carbonated soft drinks and other non-alcoholic beverages. Pepsi-Cola General Bottlers purchases concentrate from PepsiCo to be used in the production of these carbonated soft drinks and other non-alcoholic beverages.

    PepsiCo and Pepsi-Cola General Bottlers share a business objective of increasing availability and consumption of PepsiCo's brands. Accordingly, PepsiCo provides Pepsi-Cola General Bottlers with various forms of marketing support to promote PepsiCo's brands. This support covers a variety of initiatives, including market place support, marketing programs, marketing equipment and related program support and shared media expense. There are no conditions or requirements that could result in the repayment of any support payments received by Pepsi-Cola General Bottlers.

    Pepsi-Cola General Bottlers manufactures and distributes fountain products and provides fountain equipment service to PepsiCo customers in certain territories in accordance with various agreements.

There are other products that Pepsi-Cola General Bottlers produces and/or distributes through various arrangements with PepsiCo or partners of PepsiCo.

    INTERESTS OF POHLAD COMPANIES. PepsiAmericas maintains management agreements with Pohlad Companies. For services performed pursuant to the management agreements, PepsiAmericas pays Pohlad Companies management fees. Management fees of approximately $3,005,000, $774,000 and $644,000 were recorded in the fiscal year ended December 31, 1999, the three months ended December 31, 1998, and in the fiscal year ended September 30, 1998 (which only included the results of Delta Beverage Group, Inc. and Dakota Beverage Company, Inc. for the period from July 17, 1998, the earliest date that Pohlad Companies had common control of PepsiAmericas, to September 30, 1998), respectively. The management agreements will be terminated as of the effective time of the merger.


CONDITIONS TO THE MERGER
(SEE PAGE 100)



    Completion of the merger requires the satisfaction or waiver of several conditions, including the following:


    - approval of the issuance of Whitman common stock by the Whitman shareholders and adoption of the merger agreement by the PepsiAmericas shareholders;

    - the absence of any law or injunction preventing the merger;

    - approval of the Whitman common stock to be issued for listing on the NYSE, Chicago Stock Exchange and Pacific Stock Exchange;

    - compliance in all material respects by Whitman and PepsiAmericas with their respective agreements contained in the merger agreement;

    - the accuracy in all material respects of the respective representations and warranties of Whitman and PepsiAmericas contained in the merger agreement;

    - receipt of legal opinions from counsel to Whitman and counsel to PepsiAmericas to the effect that the merger will qualify as a reorganization under the Internal Revenue Code;

    - receipt of any authorizations, consents, approvals or exemptions required to be obtained pursuant to the merger agreement;

    - redemption and cancellation of all shares of Series AA Preferred Stock of Delta Beverage Group, Inc., a subsidiary of PepsiAmericas; and

    - execution by Whitman and PepsiCo of the amended and restated shareholder agreement, adoption of the amendment to Whitman's bylaws and execution by Whitman and Pohlad Companies of the Pohlad shareholder agreement.


TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 101)


    Whitman and PepsiAmericas may agree to terminate the merger agreement at any time. In addition, either company may terminate the merger agreement under any of the following circumstances:

    - if a law, court order or other government action, which can no longer be appealed, prohibits the merger;

    - if the shareholders of Whitman vote against the issuance of Whitman common stock as provided by the merger agreement or the shareholders of PepsiAmericas vote against the adoption of the merger agreement; or

    - if we do not complete the merger by February 28, 2001, unless the failure to complete the merger is the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement.

    In addition, Whitman may terminate the merger agreement:

    - if PepsiAmericas breaches in any material respect its representations and warranties made in the merger agreement or fails to perform in any material respect any agreement that it is required to perform before the completion of the merger;

    - if the board of directors of PepsiAmericas withdraws or modifies, in a manner adverse to Whitman, its recommendation of the merger or approves or recommends an alternative transaction, or resolves to do either; or

    - if PepsiAmericas fails to hold its special meeting.

    In addition, PepsiAmericas may terminate the merger agreement:

    - if Whitman breaches in any material respect its representations and warranties made in the merger agreement or fails to perform in any material respect any agreement that it is required to perform before the completion of the merger;

    - if the board of directors of Whitman withdraws or modifies, in a manner adverse to PepsiAmericas, its recommendation of the merger or approves or recommends an alternative transaction, or resolves to do either; or

    - if Whitman fails to hold its special meeting.


PEPSICO SHAREHOLDER AGREEMENT
(SEE PAGE 103)


    Whitman and PepsiCo will enter into an amended and restated shareholder agreement on the closing date of the merger.


    Under the amended and restated shareholder agreement, PepsiCo's and its affiliates' ownership of Whitman common stock will be limited to a maximum ownership percentage of 49% of the outstanding shares of Whitman common stock, and the combined ownership of PepsiCo and its affiliates, together with Robert C. Pohlad, his affiliates and his family, will be limited to a maximum ownership percentage of 49.9% of the outstanding shares of Whitman common stock. Any acquisitions by PepsiCo that would cause the maximum ownership percentage to be exceeded must be made with the consent of either (1) the directors of Whitman not affiliated with PepsiCo or (2) the shareholders of Whitman not affiliated with PepsiCo, or pursuant to an offer for all outstanding shares of Whitman common stock at a price meeting specific minimum-price criteria.


    The amended and restated shareholder agreement specifies that during the term of the agreement, except with regard to Dakota Holdings, none of PepsiCo or its affiliates will enter into any agreement or commitment with Robert C. Pohlad, his affiliates or his family with respect to the holding, voting, acquisition or disposition of Whitman common stock.

    The amended and restated shareholder agreement also restricts transfers by PepsiCo and its affiliates that would result in a third party unaffiliated with PepsiCo owning greater than 20% of the outstanding shares of Whitman common stock.

POHLAD SHAREHOLDER AGREEMENT
(SEE PAGE 107)


    Whitman, Pohlad Companies, Dakota Holdings and Robert C. Pohlad will enter into a shareholder agreement on the closing date of the merger.


    Under the Pohlad shareholder agreement, Robert C. Pohlad, his affiliates and his family will generally be limited to an ownership threshold equal to their aggregate percentage ownership of Whitman common stock upon the consummation of the transactions contemplated by the merger agreement (including the receipt of Whitman common stock pursuant to the contingent payment alternative, the purchase of any subscription shares and any purchases pursuant to the right of Pohlad Companies to acquire Whitman common stock with a value of $25 million from PepsiCo and its affiliates), and the combined ownership of Robert C. Pohlad, his affiliates and his family, together with PepsiCo and its affiliates, will be limited to a maximum ownership percentage of 49.9% of the outstanding shares of Whitman common stock. Any acquisitions by Mr. Pohlad, his affiliates or his family that would cause the maximum ownership percentage to be exceeded must be made with the consent of either (1) the directors of Whitman not affiliated with PepsiCo, (2) the shareholders of Whitman not affiliated with PepsiCo, or (3) pursuant to an offer for all outstanding shares of Whitman common stock at a price meeting specific minimum-price criteria.


    The Pohlad shareholder agreement specifies that during the term of the agreement, except with regard to Dakota Holdings, none of Mr. Pohlad, his affiliates or his family will enter into any agreement or other understanding with PepsiCo or its affiliates with respect to the holding, voting, acquisition or disposition of Whitman common stock.


REGULATORY MATTERS
(SEE PAGE 76)



    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, we cannot complete the merger until we furnish certain information and documentary material for review by the Federal Trade Commission and the Antitrust Division of the Department of Justice and the required waiting period expires or is terminated. Both Whitman and PepsiAmericas filed a Hart-Scott-Rodino Premerger Notification and Report Form on September 26, 2000 and received notification of early termination of the waiting period on October 11, 2000.



ACCOUNTING TREATMENT
(SEE PAGE 72)



    We will account for the merger using the purchase method of accounting under United States generally accepted accounting principles. See "Selected Financial Information--Pro Forma Combined Financial Information (Unaudited)" and "The Merger--Accounting Treatment."

                         SELECTED FINANCIAL INFORMATION

WHITMAN SELECTED FINANCIAL INFORMATION

    The following table presents selected financial information for Whitman for the fiscal years 1995 through 1999 and for the first half of 1999 and 2000. The financial information in the table should be read along with the historical consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear in Whitman's 1999 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended July 1, 2000, which are incorporated by reference in this joint proxy statement/prospectus.

    The following transactions were recorded during the periods presented:


    - In 1999, Whitman recorded special charges of $27.9 million ($19.0 million after tax) related to staff reduction costs and non-cash asset write-downs, principally related to the acquisition of certain domestic and international territories from PepsiCo. These charges reduced domestic and international operating income by $7.3 million and $20.6 million, respectively.



      In addition, in the first quarter of 1999 Whitman recorded charges of $4.5 million ($2.2 million after tax and minority interest) related to severance, insurance and legal matters, which were classified as part of selling, general and administrative expenses.


    - In 1999, Whitman entered into a contract for the sale of property in downtown Chicago and recorded a charge of $56.3 million ($35.9 million after tax) to reduce the book value of the property.


    - In 1999, Whitman recorded a pretax gain of $13.3 million ($7.8 million after tax and minority interest), related to the sale of franchises in Marion, Virginia; Princeton, West Virginia; and the St. Petersburg area of Russia. This pretax gain is reflected in "other expense, net."


    - In 1999, Whitman recorded a $19.8 million reduction in taxes from the elimination of deferred tax liabilities related to its international operations.

    - On January 30, 1998, Whitman distributed all of the common stock of Hussmann International, Inc. and Midas, Inc. to its shareholders in tax-free spin-offs. The table excludes the results of Hussmann and Midas, which are classified as discontinued operations.

    - In 1997, Whitman recorded special charges of $49.3 million related to the restructuring of Pepsi-Cola General Bottlers' organization, the severance of essentially all of the Whitman corporate management and staff, and expenses associated with the spin-offs of Hussmann and Midas.

    - In 1996, Whitman recorded an $8.7 million charge, principally for asset write-downs at Pepsi-Cola General Bottlers' joint venture in Poland.

    The table also presents selected unaudited pro forma financial information for fiscal year 1999, which assumes the transactions with PepsiCo, described under "The Merger--The Companies--Whitman Corporation," occurred at the beginning of fiscal year 1999.

    Excluding the impact of special charges, the charge related to the impairment of real estate, the gain on the sale of franchise territories, the elimination of the lag in reporting international results ($0.5 million) and the reduction in taxes, the Whitman 1999 pro forma and reported results would have been as follows:



                                                       PRO FORMA
                                                         1999              1999
                                                      -----------       -----------
                                                      (UNAUDITED)       (UNAUDITED)
Net sales...........................................    $2,398.5          $2,138.2
Operating income excluding special charges..........    $  208.9          $  209.4
Income from continuing operations...................    $   72.3          $   72.9
Income from continuing operations per share:
  Basic.............................................    $   0.52          $   0.59
  Diluted...........................................    $   0.52          $   0.59
Weighted average common shares outstanding:
  Basic.............................................       139.1             123.3
  Diluted...........................................       140.0             124.2



                              WHITMAN CORPORATION
                        SELECTED FINANCIAL INFORMATION,
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                          FIRST HALF                                      FISCAL YEARS
                                   -------------------------   ------------------------------------------------------------------
                                                                PRO FORMA
                                      2000          1999          1999         1999       1998       1997       1996       1995
                                   -----------   -----------   -----------   --------   --------   --------   --------   --------
                                   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
RESULTS OF OPERATIONS:
Net sales........................   $1,231.5      $  875.5      $2,398.5     $2,138.2   $1,617.5   $1,538.8   $1,486.7   $1,435.6
Gross profit.....................      508.3         357.7       1,006.7        889.5      649.0      615.7      609.9      568.8
Operating income.................      116.7          68.0         181.0        181.5      203.8      130.2      194.8      181.1
Income from continuing
  operations.....................       40.8          10.6          46.4         42.9       62.5       15.8       47.8       46.8
PER SHARE DATA:
Income from continuing operations
  per share:
  Basic..........................   $   0.30      $   0.04      $   0.33     $   0.35   $   0.62   $   0.16   $   0.46   $   0.44
  Diluted........................       0.30          0.04          0.33         0.35       0.61       0.15       0.45       0.44
Weighted average common shares
  outstanding:
  Basic..........................      137.2         105.5         139.1        123.3      101.1      101.6      104.8      104.9
  Diluted........................      137.6         106.7         140.0        124.2      102.9      102.9      106.0      106.0
Cash dividends per share.........   $   0.04      $   0.06      $   0.08     $   0.08   $   0.20   $   0.45   $   0.41   $   0.37
OTHER FINANCIAL DATA:
EBITDA...........................   $  198.5      $  140.1      $  371.6     $  337.5   $  266.0   $  235.3   $  253.1   $  236.4
Cash provided by operating
  activities.....................       73.9          34.3         291.1        181.8      169.8      152.9      145.9      116.8
Capital expenditures.............       91.8          82.1         190.2        165.4      159.1       83.4       87.2      111.1
Book value per share.............       8.43          8.29          8.21         8.21       3.23       5.34       6.26       5.97
Total assets.....................    2,911.4       2,879.8       2,864.3      2,864.3    1,569.3    2,029.7    2,080.6    2,050.5
Long-term debt...................      808.7         802.9         809.0        809.0      603.6      604.7      821.7      810.3

    EBITDA is defined as income before income taxes, interest, depreciation and amortization. In addition, EBITDA as presented excludes any non-recurring charges or credits recorded during the respective periods presented. Information concerning EBITDA has been included because it is expected to be used by some investors as a measure of operating performance and of the ability to service potential debt. EBITDA is not required under GAAP, and should not be considered an alternative to income from continuing operations or any other measure of performance required by GAAP. It also should not be used as a measure of cash flow or liquidity under GAAP.

    This information is only a summary and you should read it together with the financial information incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 121.


PEPSIAMERICAS SELECTED FINANCIAL INFORMATION

    The following table presents selected financial information of PepsiAmericas and its subsidiaries. This data has been derived from the historical consolidated financial statements of PepsiAmericas (formerly known as Pepsi-Cola Puerto Rico Bottling Company), except for the pro forma 1999 results described below. The historical results have been restated for the combination of interests transaction described below. Prior to January 1, 1999, PepsiAmericas' fiscal year end was September 30. Effective at that date, PepsiAmericas changed its fiscal year-end to December 31. As a result, PepsiAmericas reported its results for the three-month period ended December 31, 1998 to conform to the new fiscal year-end. The financial data in the table should be read in conjunction with the historical consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear in PepsiAmericas' 1999 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, which are incorporated by reference in this joint proxy statement/prospectus.

    On October 15, 1999, PepsiAmericas combined with Delta Beverage Group, Inc. and Dakota Beverage Company, Inc. in a transaction accounted for as a merger of entities under common control with the acquisition of certain minority interests in Delta Beverage recognized using the purchase method of accounting. PepsiAmericas' consolidated financial statements have been restated beginning July 17, 1998 (the earliest date upon which common control existed in each of PepsiAmericas, Delta Beverage and Dakota Beverage) to include the financial position and results of operations of the combined companies since that date.

    The table also presents summary unaudited pro forma financial information for 1999 to reflect the effects of the common control merger which occurred on October 15, 1999.

    The following pretax special charges and credits were recorded by PepsiAmericas during the periods presented:

    - In the year ended December 31, 1999, PepsiAmericas incurred an additional asset impairment loss of $0.3 million on the sale of a division engaged in bottling and distribution of bulk water in Puerto Rico and recorded a provision of $3.4 million related to termination of deferred compensation plans at Delta Beverage and Dakota Beverage, following the combination transaction. The deferred compensation plans were revalued to reflect the values of those companies in the combination of interests as determined by a third party investment bank. Professional fees of $4.9 million and other costs attributable to conforming the common interests were also expensed. PepsiAmericas was also able to resolve certain legal and environmental matters for $0.5 million less than the reserve established in the fiscal year ended September 30, 1998.

    - In the three months ended December 31, 1998, a charge for $0.2 million reflects an asset impairment loss relating to the sale of a division engaged in bottling and distribution of bulk water in Puerto Rico. An additional $0.3 million of insurance proceeds related to loss of business from Hurricane Georges was recorded.

    - In fiscal year ended September 30, 1998, charges of $3.3 million were incurred related to a restructuring plan, a provision for legal and environmental issues and a further write-down of an out-of-service bottling plant in San Juan, Puerto Rico. PepsiAmericas also recorded an insurance recovery of $1.3 million for loss of business due to Hurricane Georges.

    - In fiscal year ended September 30, 1997, a charge of $13.2 million represented costs in connection with PepsiAmericas' settlement of civil litigation with shares of its common stock that were contributed to PepsiAmericas by its founding shareholders. In addition, a charge of $0.5 million was incurred for costs associated with a 5% reduction of the workforce.

    - In fiscal year ended September 30, 1996, a charge of $2.7 million reflects a $1.4 million write-down of the carrying value of a bottling plant in San Juan, Puerto Rico that was taken out of service and a $1.3 million adjustment of pension costs associated with employee terminations.


                              PEPSIAMERICAS, INC.
                         SELECTED FINANCIAL INFORMATION
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                  SIX MONTHS                                  THREE                FISCAL YEARS ENDED
                                     ENDED           PRO FORMA      YEAR      MONTHS                  SEPTEMBER 30
                              -------------------   YEAR ENDED     ENDED      ENDED     -----------------------------------------
                              06/30/00   06/30/99    12/31/99     12/31/99   12/31/98     1998       1997       1996       1995
                              --------   --------   -----------   --------   --------   --------   --------   --------   --------
                                  (UNAUDITED)       (UNAUDITED)
RESULTS OF OPERATIONS:
Net sales...................   $307.5     $275.6      $575.7       $575.7     $136.6     $196.3     $ 99.2     $102.9     $114.3
Gross profit................    100.7       88.8       183.5        183.5       42.6       59.9       30.9       27.9       46.5
Operating income (loss).....     15.6       11.1        20.7         19.0        5.1       (1.0)     (21.4)     (26.8)       9.7
Net income (loss) before
  equity in BAESA and
  extraordinary item........     (3.4)       0.8       (14.2)        (8.7)       1.7       (4.5)     (19.5)     (22.9)       9.4
Equity in BAESA income
  (loss) net of taxes(7)....       --         --          --           --         --         --         --      (51.5)       5.6
Net income (loss)(1)(6).....     (3.4)       0.8       (14.9)        (9.5)       1.7       (4.5)     (19.5)     (74.3)      15.1
PER SHARE DATA(2):
Net income (loss) before
  equity in BAESA and
  extraordinary item........   $(0.04)    $ 0.01      $(0.16)      $(0.10)    $ 0.02     $(0.14)    $(0.91)    $(1.06)    $ 0.52
Net income (loss)...........    (0.04)      0.01       (0.17)       (0.11)      0.02      (0.14)     (0.91)     (3.46)      0.83
Weighted average common
  shares outstanding........     87.3       86.8        86.8         86.8       86.8       35.1       21.5       21.5       18.1
Dividends declared per
  common share(5)...........       --         --          --           --         --         --         --       0.24       0.27
OTHER FINANCIAL DATA:
EBITDA(3)...................   $ 30.0     $ 23.1      $ 54.2       $ 51.7     $ 11.2     $  8.0     $(15.4)    $(70.8)    $ 20.5
Cash provided by (used in)
  operating activities......      4.9       11.5        27.3         24.8        1.9        4.3       (7.5)      (6.5)      16.5
Capital expenditures........     20.7       19.5        29.1         29.1        3.1        5.5        4.7       24.4       10.4
Book value per share........     1.21       0.69        1.26         1.26       0.70       1.76       2.02       2.30       7.11
Total assets................    528.4      417.6       516.1        516.1      410.1      418.5       95.9      110.0      185.7
Long-term debt(4)...........    307.2      242.7       286.8        286.8      236.5      234.7       26.1        7.6       10.0

------------------------------

 (1) Includes an extraordinary loss in the year ended December 31, 1999 of $0.7 million, net of tax, from early extinguishment of debt.

 (2) Income (loss) per common share and dividends declared per common share are determined by dividing net income by the weighted average number of shares of PepsiAmericas common stock outstanding during each period and dividends declared by the number of shares of PepsiAmericas common stock outstanding at the time of dividend declaration, respectively. Income (loss) per share information for fiscal year 1995 has been adjusted to give effect to a stock split that occurred in fiscal year 1995.

 (3) EBITDA consists of net income (loss) before special charges, income taxes, interest, dividends on subsidiary's preferred stock and depreciation and amortization. EBITDA is included herein to provide additional information about PepsiAmericas' ability to service its debt. EBITDA should not be considered as an alternative measure of PepsiAmericas' net income, operating income, cash flow from operating activities or liquidity.

 (4) Includes current maturities of long-term debt.

 (5) Excludes dividends of Dakota Beverage, as a subchapter S corporation, for distribution of income taxes and profits prior to the combination of interests on October 15, 1999.

 (6) Net income includes minority interest, which is comprised of the portion of Delta Beverage's net income (loss) not related to the common interests from July 17, 1998 to October 15, 1999, dividends on Delta Beverage's preferred stock after July 17, 1998 and the minority share of the net income of Delta Beverage's joint venture subsidiary after July 17, 1998. Minority interests were tax affected.

 (7) Prior to July 1, 1997, PepsiAmericas owned approximately 17% of the outstanding capital stock of Buenos Aires Embotteladora S.A. ("BAESA"), which is presented as Equity in BAESA income (loss) net of taxes in 1996 and 1995. PepsiAmericas' recorded investment in BAESA had been reduced to zero in fiscal year 1996.

    This information is only a summary and you should read it together with the financial information incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 121.


PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

    The unaudited Pro Forma Combined Statements of Income of Whitman for the first half of 2000 and fiscal year 1999 present the pro forma combined results of operations of Whitman assuming the merger of Whitman and PepsiAmericas had been completed as of the beginning of fiscal year 1999. The adjustments required to give effect to the merger are set forth in the "Pro Forma Adjustments" column.

    The unaudited Pro Forma Combined Balance Sheet of Whitman as of the end of the second quarter of 2000 presents the pro forma combined financial position of Whitman assuming the merger of Whitman and PepsiAmericas occurred at the end of the second quarter. The adjustments required to give effect to the merger are set forth in the "Pro Forma Adjustments" column.

    The unaudited pro forma combined financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes of Whitman contained in Whitman's 1999 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended July 1, 2000 and of PepsiAmericas contained in PepsiAmericas' 1999 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended June 30, 2000. The pro forma financial information presented is for informational purposes only and may not necessarily reflect future results of operations or financial position of Whitman or what the results of operations or financial position of Whitman would have been had the merger actually taken place as of the periods shown.

    The consideration to be received by PepsiAmericas' shareholders in the merger will depend, in part, on the average closing price of Whitman common stock during the 15 consecutive trading days ending on the fifth trading day immediately prior to the earlier of the Whitman special meeting or the PepsiAmericas special meeting. We refer to this average closing price as the Whitman reference price.

    If the Whitman reference price is between $13.1513 and $16.0738, each share of PepsiAmericas common stock will be converted, at the election of its holder, into:

    - $3.80 in cash;

    - shares of Whitman common stock with a value of $3.80 (based on the Whitman reference price); or

    - shares of Whitman common stock with a value of $2.80 (based on the Whitman reference price), plus the right to receive in the future additional shares of Whitman common stock with a value of up to $1.50 (based on the Whitman reference price) if PepsiAmericas meets certain performance levels for the years 2000 through 2002.

    If the Whitman reference price is greater than or equal to $16.0738, each share of PepsiAmericas common stock will be converted, at the election of its holder, into:

    - cash equal to the Whitman reference price multiplied by 0.2364, which will be more than $3.80;

    - 0.2364 shares of Whitman common stock, which will be worth more than $3.80 (based on the Whitman reference price); or


    - 0.1741 shares of Whitman common stock, which will be worth more than $2.80 (based on the Whitman reference price) plus the right to receive in the future up to 0.0933 additional shares of Whitman common stock, which will be worth more than $1.50 (based on the Whitman reference price), if PepsiAmericas meets certain performance levels for the years 2000 through 2002.

    If the Whitman reference price is less than or equal to $13.1513, each share of PepsiAmericas common stock will be converted, at the election of its holder, into:

    - cash equal to the Whitman reference price multiplied by 0.2889, which will be less than $3.80;

    - 0.2889 shares of Whitman common stock, which will be worth less than $3.80 (based on the Whitman reference price); or


    - 0.2128 shares of Whitman common stock, which will be worth less than $2.80 (based on the Whitman reference price) plus the right to receive in the future up to 0.1140 additional shares of Whitman common stock, which will be worth less than $1.50 (based on the Whitman reference price), if PepsiAmericas meets certain performance levels for the years 2000 through 2002.


    We refer to alternatives available to PepsiAmericas shareholders as the cash alternative, the stock alternative and the contingent payment alternative, respectively.

    Dakota Holdings holds approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock and has agreed to participate in the contingent payment alternative with respect to all of its shares.

    Whitman has agreed to sell shortly after the closing date of the merger an aggregate of up to 1,710,863 shares of its common stock, at a price of $14.6125 per share, to the PepsiAmericas shareholders who participate in the contingent payment alternative. Each PepsiAmericas shareholder who participates in the contingent payment alternative will be allowed, but not required, to purchase a number of Whitman shares that will depend on the extent to which the other PepsiAmericas shareholders participate in the contingent payment alternative. Dakota Holdings will have the right to purchase, at a price of $14.6125 per share, any of these shares that are not purchased by the PepsiAmericas shareholders initially entitled to purchase them.


    The pro forma financial information presented below assumes that the Whitman reference price is $11.4250, based on the average closing price of Whitman common stock during the 15 consecutive trading days ending on October 19, 2000. As described above, the Whitman reference price will be equal to the average closing price of Whitman common stock during the 15 consecutive trading days ending on the fifth trading day immediately prior to the earlier of the Whitman special meeting or the PepsiAmericas special meeting. The pro forma adjustments assume all PepsiAmericas public shareholders (shareholders other than Dakota Holdings) elect the cash alternative. The notes included with the pro forma financial information describe the range of possible outcomes under the terms of the agreement, which are subject to varying results due to the alternatives available to PepsiAmericas shareholders as well as variations depending on whether the Whitman reference price is between $13.1513 and $16.0738, greater than or equal to $16.0738 or less than or equal to $13.1513.

                              WHITMAN CORPORATION
                        PRO FORMA COMBINED BALANCE SHEET
                    AT THE END OF THE SECOND QUARTER OF 2000
                          (UNAUDITED AND IN MILLIONS)



                                                WHITMAN      PEPSIAMERICAS     PRO FORMA
                                               HISTORICAL     HISTORICAL      ADJUSTMENTS      PRO FORMA
                                               ----------    -------------    -----------      ---------
Current assets:
  Cash and equivalents.......................   $  103.7       $    9.1        $  (75.0)(1)    $   37.8
  Receivables................................      308.2           71.5              --           379.7
  Inventory..................................      127.3           33.8              --           161.1
  Other current assets.......................       35.8           27.6              --            63.4
                                                --------       --------        --------        --------
    Total current assets.....................      575.0          142.0           (75.0)          642.0
                                                --------       --------        --------        --------
Other investments............................       55.8             --              --            55.8
Plant, property and equipment, net of
  accumulated depreciation...................      836.3          157.8              --           994.1
Intangibles, net of accumulated
  amortization...............................    1,408.0          184.4          (184.4)(1)
                                                                                  333.8 (1)     1,741.8
Deferred tax assets..........................         --           15.7              --            15.7
Other assets.................................       36.3           28.4            (3.3)(1)
                                                                                    0.8 (1)        62.2
                                                --------       --------        --------        --------
  Total assets...............................   $2,911.4       $  528.3        $   71.9        $3,511.6
                                                ========       ========        ========        ========
Current liabilities:
  Short-term debt............................   $  432.4       $    7.7        $     --        $  440.1
  Accounts payable...........................      201.1           28.0              --           229.1
  Accrued expenses...........................      167.1           38.7            12.7 (1)       218.5
                                                --------       --------        --------        --------
    Total current liabilities................      800.6           74.4            12.7           887.7
                                                --------       --------        --------        --------
Long-term debt...............................      808.7          299.5            11.5 (1)
                                                                                    4.9 (1)
                                                                                   32.7 (2)
                                                                                     -- (3)     1,157.3
Deferred income taxes........................       65.3             --              --            65.3
Other liabilities............................       88.2           12.9              --           101.1
Minority interest............................         --           35.8           (32.7)(2)         3.1
Shareholders' equity:
  Common stock...............................    1,634.0          223.6           148.5 (1)
                                                                                 (223.6)(1)
                                                                                     -- (3)     1,782.5
  Retained income (loss).....................      121.0         (117.5)          117.5 (1)       121.0
  Accumulated other comprehensive loss:
    Cumulative translation adjustment........      (32.7)          (0.4)            0.4 (1)       (32.7)
    Other....................................        7.0             --              --             7.0
                                                --------       --------        --------        --------
  Accumulated other comprehensive loss.......      (25.7)          (0.4)            0.4           (25.7)
                                                --------       --------        --------        --------
  Treasury stock.............................     (580.7)            --              --          (580.7)
                                                --------       --------        --------        --------
    Total shareholders' equity...............    1,148.6          105.7            42.8         1,297.1
                                                --------       --------        --------        --------
  Total liabilities and shareholders'
    equity...................................   $2,911.4       $  528.3        $   71.9        $3,511.6
                                                ========       ========        ========        ========


    See accompanying notes to the pro forma combined financial information.

                              WHITMAN CORPORATION
                     PRO FORMA COMBINED STATEMENT OF INCOME
                               FIRST HALF OF 2000
               (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE DATA)



                                           WHITMAN         PEPSIAMERICAS     PRO FORMA
                                         HISTORICAL         HISTORICAL      ADJUSTMENTS      PRO FORMA
                                      -----------------   ---------------   -----------      ---------
Net sales...........................      $1,231.5           $  307.5         $   --         $1,539.0
Cost of sales.......................         723.2              206.8             -- (4)        930.0
                                          --------           --------         ------         --------
Gross profit........................         508.3              100.7             --            609.0
Selling, general and administrative
  expenses..........................         371.2               82.5             -- (4)        453.7
Amortization expense................          20.4                2.6            1.6 (5)         24.6
                                          --------           --------         ------         --------
Operating income....................         116.7               15.6           (1.6)           130.7
Interest expense, net...............         (41.6)             (14.7)          (0.9)(6)        (57.2)
Other income (expense), net.........           3.0                0.2             --              3.2
                                          --------           --------         ------         --------
Pretax income.......................          78.1                1.1           (2.5)            76.7
Income taxes........................         (37.3)              (3.5)           0.4 (7)        (40.4)
Minority interest, net of taxes.....            --               (1.0)           1.0 (8)           --
                                          --------           --------         ------         --------
Income (loss) from continuing
  operations........................      $   40.8           $   (3.4)        $ (1.1)        $   36.3
                                          ========           ========         ======         ========
Income (loss) from continuing
  operations per share:
  Basic.............................      $   0.30                                           $   0.24
  Diluted...........................      $   0.30                                           $   0.24
Weighted average common shares
  outstanding:
  Basic.............................         137.2                                              150.2
  Incremental effect of stock
    options.........................           0.4                                                0.4
                                          --------                                           --------
  Diluted...........................         137.6                                              150.6
                                          ========                                           ========


    See accompanying notes to the pro forma combined financial information.

                              WHITMAN CORPORATION
                     PRO FORMA COMBINED STATEMENT OF INCOME
                                FISCAL YEAR 1999
               (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE DATA)


                                        WHITMAN                                    PEPSIAMERICAS
                       -----------------------------------------   ---------------------------------------------
                                        PRO FORMA                                    PRO FORMA                      PRO FORMA
                       HISTORICAL    ADJUSTMENTS(10)   PRO FORMA    HISTORICAL    ADJUSTMENTS(11)    PRO FORMA     ADJUSTMENTS
                       -----------   ---------------   ---------   ------------   ---------------   ------------   -----------
Net sales............   $2,138.2          $260.3       $2,398.5       $575.7           $  --           $575.7        $   --
Cost of sales........    1,248.7           143.1        1,391.8        392.2              --            392.2            -- (4)
                        --------          ------       --------       ------           -----           ------        ------
Gross profit.........      889.5           117.2        1,006.7        183.5              --            183.5            --
Selling, general and
  administrative
  expenses...........      650.8           107.5          758.3        152.0            (2.5)           149.5            -- (4)
Amortization
  expense............       29.3            10.2           39.5          4.4             0.8              5.2           3.1 (5)
Special charges......       27.9              --           27.9          8.1              --              8.1            --
                        --------          ------       --------       ------           -----           ------        ------
Operating income.....      181.5            (0.5)         181.0         19.0             1.7             20.7          (3.1)
Interest expense,
  net................      (63.9)           (6.6)         (70.5)       (22.1)           (1.9)           (24.0)         (1.8)(6)
Other income
  (expense), net.....      (46.0)            1.2          (44.8)        (0.2)             --             (0.2)           --
                        --------          ------       --------       ------           -----           ------        ------
Pretax income
  (loss).............       71.6            (5.9)          65.7         (3.3)           (0.2)            (3.5)         (4.9)
Income taxes.........      (22.1)            2.8          (19.3)        (4.8)           (4.2)            (9.0)          0.7 (7)
Minority interest,
  net of taxes.......       (6.6)            6.6             --         (0.6)           (1.0)            (1.6)          1.3 (8)
                        --------          ------       --------       ------           -----           ------        ------
Income (loss) from
  continuing
  operations.........   $   42.9          $  3.5       $   46.4       $ (8.7)          $(5.4)          $(14.1)       $ (2.9)
                        ========          ======       ========       ======           =====           ======        ======
Income (loss) from
  continuing
  operations per
  share:
  Basic..............   $   0.35                       $   0.33
  Diluted............   $   0.35                       $   0.33
Weighted average
  common shares
  outstanding:
Basic................      123.3            15.8          139.1
Incremental effect of
  options............        0.9              --            0.9
                        --------          ------       --------
Diluted..............      124.2            15.8          140.0
                        ========          ======       ========


                       PRO FORMA
                       ---------
Net sales............  $2,974.2
Cost of sales........   1,784.0
                       --------
Gross profit.........   1,190.2
Selling, general and
  administrative
  expenses...........     907.8
Amortization
  expense............      47.8
Special charges......      36.0
                       --------
Operating income.....     198.6
Interest expense,
  net................     (96.3)
Other income
  (expense), net.....     (45.0)
                       --------
Pretax income
  (loss).............      57.3
Income taxes.........     (27.6)
Minority interest,
  net of taxes.......      (0.3)
                       --------
Income (loss) from
  continuing
  operations.........  $   29.4
                       ========
Income (loss) from
  continuing
  operations per
  share:
  Basic..............  $   0.19
  Diluted............  $   0.19
Weighted average
  common shares
  outstanding:
Basic................     152.1
Incremental effect of
  options............       0.9
                       --------
Diluted..............     153.0
                       ========


    See accompanying notes to the pro forma combined financial information.

Notes to Pro Forma Combined Financial Information

BALANCE SHEET ADJUSTMENTS

    (1) Record the acquisition of PepsiAmericas by Whitman (in millions):


Acquisition costs:
  Issuance of Whitman common stock to Dakota Holdings.......  $ 148.5
  Payment of cash to PepsiAmericas public shareholders
    (using available Whitman cash of $75.0 million and
    increased long-term debt of $11.5 million)..............     86.5
  Accrue transaction costs incurred by Whitman..............      6.3
                                                              -------
  Initial acquisition costs, excluding contingent payment...    241.3
                                                              -------
Allocation of acquisition costs:
  Net assets of PepsiAmericas...............................    105.7
  Less: intangible assets                                      (184.4)
                                                              -------
    Net tangible liabilities of PepsiAmericas...............    (78.7)
  Accrue transaction costs incurred by PepsiAmericas........     (6.4)
  Adjust fair value of the Delta Beverage Senior Unsecured
    Notes...................................................     (4.9)
  Write-off of deferred financing costs associated with
    refinanced debt.........................................     (3.3)
  Eliminate unrecognized actuarial loss.....................      0.8
                                                              -------
                                                                (92.5)
                                                              -------
Excess of acquisition costs over estimated fair values of
  assets and liabilities....................................  $ 333.8
                                                              =======


    ADDITIONAL INFORMATION ABOUT THE ACQUISITION COSTS IS AS FOLLOWS:


    - The number of shares to be issued by Whitman to Dakota Holdings will depend on the Whitman reference price. For purposes of this pro forma financial information, the number of shares to be issued is assumed to be
      13.0 million shares, based on the average closing price of $11.4250 per share for Whitman common stock for the 15 consecutive trading days ended October 19, 2000. The number of shares to be issued initially to Dakota Holdings will not be less than 10.6 million shares nor more than
      13.0 million shares.


    - Whitman intends to finance the cash requirements of the merger using available cash, available capacity under its existing credit facilities or by issuing additional debt securities under its $750 million shelf registration statement. Whitman also intends to increase its existing credit facilities for the short-term borrowing needs of the combined Whitman and PepsiAmericas companies. Existing cash and available credit facilities and debt capacity would also fund any anticipated refinancings assumed in presenting this pro forma financial information.

    - The accrual of estimated transaction costs is primarily attributable to financial advisory fees of approximately $9.7 million with the remainder associated with legal, accounting and other advisory fees and expenses directly associated with the transaction.

    - The value of the Delta Beverage Senior Unsecured Notes has been adjusted to reflect the increase in present value of amounts to be paid in the future using Whitman's estimated current borrowing cost. The adjustment assumes the Senior Unsecured Notes will be called at par on December 15, 2002. The Delta Beverage Senior Unsecured Notes currently carry a stated interest rate of 9.75 percent compared to Whitman's current borrowing costs of 7.5 percent. A 1/8 percent change in the assumed rate would have changed the adjustment to debt by

      $0.3 million and would have resulted in a $0.2 million change in annual interest expense. The deferred financing costs were classified in other assets.

    - The remainder of the excess acquisition costs have been allocated to intangibles, which are comprised of franchise rights and goodwill. Except for the Delta Beverage Senior Unsecured Notes, Whitman believes the fair values of assets and liabilities will approximate their carrying values.

    - Any remaining deferred financing costs related to existing PepsiAmericas debt to be refinanced have been eliminated.

 (2) Record the redemption of the Delta Beverage Series AA preferred stock by PepsiAmericas, as required in the merger agreement, plus accrued dividends. The Delta Beverage preferred stock will be redeemed at the closing by PepsiAmericas at $5,000 per share. The preferred stock redemption will be financed as previously discussed.


 (3) Whitman has agreed to sell, in the aggregate, up to 1,710,863 shares of its common stock, at a price of $14.6125 per share, to the PepsiAmericas shareholders who participate in the contingent payment alternative. For purposes of preparing the pro forma financial information, we have assumed that none of these shares will be sold. To the extent that these shares are sold, the proceeds will be used to retire long-term debt.


INCOME STATEMENT ADJUSTMENTS

 (4) Pro forma adjustments do not include any benefits that may result from synergies of combining the operations of Whitman and PepsiAmericas, including the termination of any management fees paid by PepsiAmericas.

 (5) Record incremental amortization resulting from the excess of the purchase price over the fair value of the assets and liabilities acquired or assumed in the transaction using a forty-year amortization period. The principal factors considered in determining the amortization period include: (a) the franchise agreements are granted in perpetuity and provide the exclusive right to distribute PepsiCo branded products in the acquired territories, and (b) the existing and projected cash flows are adequate to support the carrying values of the intangible assets.

 (6) Record the net increase in interest expense incurred on funds used to purchase the shares acquired from the PepsiAmericas' shareholders electing the cash alternative and to redeem the Delta Beverage Series AA preferred stock. Funds borrowed were assumed to carry Whitman's estimated borrowing cost of 7.5 percent.

     In addition, interest expense was reduced because the existing credit facilities of PepsiAmericas will be paid off in connection with the merger. Whitman intends to refinance the current borrowings with new credit facilities, which are expected to carry interest rates approximately 150 basis points lower due to the combination. Credit facilities in use by PepsiAmericas at June 30, 2000 were approximately $171.6 million.

     The summary of net additional borrowings/(repayments) and the effect on 1999 interest expense are as follows:


PepsiAmericas shares surrendered for cash...................   $ 11.5
Delta Beverage Series AA share redemption...................     32.7
                                                               ------
  Net increase in borrowings................................     44.2
Whitman's assumed borrowing cost............................    x 7.5%
                                                               ------
  Subtotal..................................................      3.3
Lower interest expense on credit facilities (150 basis
  points on $171.6 million).................................     (2.6)
Lower effective interest on the $120 million Delta Beverage
  Senior Unsecured Notes with a stated rate of 9.75% versus
  Whitman's borrowing cost of 7.5%..........................     (2.3)
Remove interest income on $75.0 million available cash paid
  to PepsiAmericas public shareholders......................      3.6
Remove impact of deferred financing costs...................     (0.2)
                                                               ------
Pro forma incremental annual interest expense...............   $  1.8
                                                               ======


     The pro forma interest expense is based upon Whitman's current borrowing rates. A 1/8 percent change in those rates would have changed the pro forma interest expense by $0.5 million or $0.3 million after taxes.

 (7) Record the income tax effect of the pro forma adjustments, using Whitman's incremental combined U.S. Federal and state effective tax rate of
     39.3 percent.

 (8) Remove the impact of dividends paid on the Delta Beverage Series AA preferred stock, which are included as part of minority interest by PepsiAmericas.


 (9) The pro forma combined column includes the shares issued to Dakota Holdings based on the provisions of the merger using the assumed Whitman reference price of $11.4250. The pro forma financial information assumes PepsiAmericas shareholders, other than Dakota Holdings, elect to receive the cash alternative and that the Whitman reference price is $11.4250. The following table reflects the expected shares to be issued initially as consideration under the three alternatives. The shares presented assume the PepsiAmericas public shareholders as a group select the cash, contingent payment or stock alternatives. The PepsiAmericas shares held by Dakota Holdings will be exchanged for Whitman common stock and will participate in the contingent payment alternative. The following share amounts are presented in millions and exclude any share amounts related to the share subscription described in note (3) above:



                                                                   PUBLIC
                                                       PUBLIC      ELECTS      PUBLIC
                                                       ELECTS    CONTINGENT    ELECTS
                                                        CASH      PAYMENT      STOCK
                                                      --------   ----------   --------
Whitman reference price
LESS THAN OR EQUAL TO $13.15........................    13.0        18.6        20.6
$14.61..............................................    11.7        16.7        18.5
GREATER THAN OR EQUAL TO $16.07.....................    10.7        15.2        16.8

    Additionally, shares potentially issuable in the future under the contingent payment alternative would be as follows:


                                                                   PUBLIC
                                                       PUBLIC      ELECTS      PUBLIC
                                                       ELECTS    CONTINGENT    ELECTS
                                                        CASH      PAYMENT      STOCK
                                                      --------   ----------   --------
Whitman reference price
LESS THAN OR EQUAL TO $13.15........................    7.0          9.9        7.0
$14.61..............................................    6.3          9.0        6.3
GREATER THAN OR EQUAL TO $16.07.....................    5.7          8.2        5.7


(10) In 1999, Whitman entered into a new business relationship with PepsiCo, Inc. pursuant to which Pepsi-Cola General Bottlers sold its franchises in Marion, Virginia; Princeton, West Virginia; and the St. Petersburg area of Russia, to PepsiCo and Pepsi-Cola General Bottlers acquired from PepsiCo its domestic franchises in Cleveland, Ohio; Dayton, Ohio; Indianapolis, Indiana; St. Louis, Missouri and southern Indiana, and international franchises in Hungary, the Czech Republic, the Republic of Slovakia and Poland. These acquisitions were accounted for under the purchase method. Accordingly, the results of operations of the acquired territories have been included with those of Whitman for periods subsequent to the dates of acquisition.

    The Whitman pro forma combined statements of income for 1999 assume the following:

    - The territories in Marion, Virginia; Princeton, West Virginia; and Russia, which were divested in connection with the transaction, are assumed to have been sold as of the beginning of fiscal 1999.

    - The domestic and Central European territories were acquired from PepsiCo as of the beginning of fiscal 1999.

    - The 16 million share repurchase commitment entered into in connection with the new business relationship was completed as of January 1, 1999.


(11) On July 17, 1998, Dakota Holdings (formerly P-PR Transfer, LLP a partnership principally owned by Pohlad Companies), acquired a controlling interest in PepsiAmericas. Effective with the change in control, PepsiAmericas and two related party entities, Delta Beverage and Dakota Beverage, shared common ownership and were under the common control of Pohlad Companies. On June 28, 1999, PepsiAmericas entered into share exchange agreements with the shareholders of Delta Beverage and Dakota Beverage.


    On October 15, 1999, PepsiAmericas issued common shares in connection with the acquisition of Delta Beverage and Dakota Beverage, pursuant to the share exchange agreements. The share exchange transactions were accounted for as a combination of entities under common control. Accordingly, the common equity interests of Delta Beverage and Dakota Beverage owned by Pohlad Companies (representing 23.2% of Delta Beverage and 100% of Dakota Beverage) were combined at historical cost, and the remaining common equity interests in Delta Beverage were acquired at fair value and accounted for using the purchase method of accounting.

    The PepsiAmericas pro forma combined statement of income for 1999 assumes the following:

    - A reduction in the management fees paid to Pohlad Companies to an amount effective as of October 15, 1999.

    - The adjustment of the Delta Beverage Senior Unsecured Notes to fair value, including a reduction in deferred financing costs.

    - Refinancing of certain other existing indebtedness of PepsiAmericas, Delta Beverage and Dakota Beverage.

    - Declaration of Delta Beverage preferred stock dividends reflected as minority interest expense.

    - Income tax effect of the combination of PepsiAmericas, Delta Beverage and Dakota Beverage, including the tax effect of the pro forma adjustments. Prior to the common control merger, Dakota Beverage operated as a subchapter S corporation for tax purposes; accordingly, it recorded no historical tax provision. The pro forma income tax adjustment includes the provision of income taxes for Dakota Beverage using PepsiAmericas' incremental combined United States federal and state effective tax rate of approximately 39%.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE INFORMATION

    The shares of Whitman common stock principally trade on the NYSE, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "WH." The shares of PepsiAmericas Class B common stock trade under the symbol "PAS." The shares of PepsiAmericas Class A common stock do not trade in an established trading market.

    The closing price for Whitman common stock was:

    - $13.75 on August 18, 2000, the last trading day before we announced the execution of the merger agreement; and


    - $12.1875 on October 25, 2000, the last trading day before the date of this joint proxy statement/ prospectus.


    The closing price for PepsiAmericas Class B common stock was:

    - $4.75 on August 18, 2000, the last trading day before we announced the execution of the merger agreement; and


    - $3.625 on October 25, 2000, the last trading day before the date of this joint proxy statement/ prospectus.


    Whitman declared a dividend of $0.04 per share payable on April 3, 2000. Since December 31, 1999, PepsiAmericas has not declared any dividends on its common stock.

    The equivalent per share price (which is the value of the shares of Whitman common stock a PepsiAmericas shareholder would have received for each share of PepsiAmericas common stock owned if the merger had been completed and such PepsiAmericas shareholder had exchanged shares of PepsiAmericas common stock for shares of Whitman common stock on the dates listed) was

    - $3.80 on August 18, 2000, the last day on which a trade occurred in shares of PepsiAmericas Class B common stock before the execution of the merger agreement; and


    - $3.52 on October 25, 2000, the last day on which a trade occurred in shares of PepsiAmericas Class B common stock before the date of this joint proxy statement/prospectus.



    In the table below, we provide selected historical and unaudited pro forma per share data for Whitman and historical and unaudited pro forma equivalent per share data for PepsiAmericas. The data set forth below gives effect to the merger using the purchase method of accounting. The PepsiAmericas pro forma equivalent information is derived by multiplying the relevant combined pro forma amount by an assumed exchange ratio of 0.2889. This ratio is based on an assumed Whitman reference price of $11.4250. You should read the information set forth below in conjunction with the historical consolidated financial information of Whitman and PepsiAmericas incorporated by reference herein and Selected Financial Information on pages
14 and 16.


                                                                                          PEPSIAMERICAS
                                                  WHITMAN     PEPSIAMERICAS   COMBINED      PRO FORMA
                                                 HISTORICAL    HISTORICAL     PRO FORMA    EQUIVALENT
                                                 ----------   -------------   ---------   -------------
Book value per common share
  June 30, 2000................................     $8.43         $ 1.21        $8.64         $2.50
  December 31, 1999............................     $8.21         $ 1.26        $8.49         $2.45
Income from continuing operations
  Income (loss) per common share--basic:
    June 30, 2000..............................     $0.30         $(0.04)       $0.24         $0.07
    December 31, 1999..........................     $0.35         $(0.10)       $0.19         $0.05
  Income (loss) per common share--diluted:
    June 30, 2000..............................     $0.30         $(0.04)       $0.24         $0.07
    December 31, 1999..........................     $0.35         $(0.10)       $0.19         $0.05
Cash dividend per share
    June 30, 2000..............................     $0.04             --        $0.04         $0.01
    December 31, 1999..........................     $0.08             --        $0.08         $0.02



                              RECENT DEVELOPMENTS



WHITMAN





    On October 26, 2000, Whitman issued a press release with respect to earnings for its third quarter and thirty-nine weeks ended September 30, 2000. Whitman's 1999 third quarter results include 16 weeks for the domestic franchises acquired from PepsiCo earlier that year, compared with 13 weeks in the third quarter of 2000.



THIRD QUARTER REPORTED RESULTS



    Reported sales for the quarter totaled $655.2 million, down from sales of $680.5 million in 1999 as a result of the three fewer weeks of results this year for the domestic franchises acquired from PepsiCo.



    Reported operating income for the quarter totaled $78.2 million, up from $73.2 million in 1999, excluding special charges of $4.5 million in last year's third quarter.



    Reported EBITDA for the quarter totaled $116.2 million, up from $112.7 million in 1999.



    Reported net income for the quarter totaled $28.9 million, or 21 cents a share, up from $24.4 million, or 17 cents a share in 1999.



THIRD QUARTER WORLDWIDE COMPARABLE RESULTS



    On a comparable basis, excluding 1999 special charges and adjusting 1999 results to remove the three additional operating weeks for the domestic franchises acquired from PepsiCo, third quarter sales for 2000 were up 2.5% from last year.



    Operating income of $78.2 million for the quarter was up 15.9% from last year.



    EBITDA of $116.2 million for the quarter was up 10.1% from last year.



    Net income of $28.9 million for the quarter was up 20.9% from last year.



    Earnings per share of 21 cents for the quarter were up 23.5%, an increase of 4 cents per share from 17 cents per share for the comparable period last year.

PEPSI-COLA GENERAL BOTTLERS DOMESTIC COMPARABLE RESULTS



    Pepsi-Cola General Bottlers domestic sales for the third quarter were $582.4 million, up 3.7% from last year after adjusting for the removal of the additional three operating weeks for the domestic franchises acquired from PepsiCo last year.



    In the third quarter, the average net selling price per raw case was up 2.6%. Bottle and can 8-ounce equivalent case volume was up 0.4%.



    Third quarter domestic EBITDA totaled $115 million, or 19.7% of sales, up 12.5% from the third quarter of 1999, after adjusting 1999 to remove the three additional weeks.



PEPSI-COLA GENERAL BOTTLERS INTERNATIONAL RESULTS



    Pepsi-Cola General Bottlers international sales for the quarter were $72.8 million, down $4.4 million or 5.7% from the 1999 third quarter. Currency weakness reduced third quarter sales by approximately $9.5 million, while cold and inclement weather in July depressed volumes. These adverse factors were only partially offset by sales of Toma, a Czech beverage company which was acquired in December of last year.



    As a result of the foreign currency weakness and poor weather conditions, international contributed $1.2 million of EBITDA in the quarter, compared with $3.3 million a year ago. On a year to date basis, international EBITDA was $7.1 million, substantially ahead of the $1.1 million pro forma EBITDA for last year.



PERSPECTIVE ON THE QUARTER



    Whitman continued to improve domestic operating and EBITDA margins and Whitman continued to increase market share across its territories. Whitman's international operations were impacted by unseasonal weather and unfavorable foreign currency movements. These developments were offset to some degree by Whitman's cost containment programs and the diversification of Whitman's beverage portfolio.



    Management expects poor weather conditions, adverse foreign exchange rate movements, higher fuel costs and higher U.S. interest rates to have an impact on Whitman's full year 2000 results. Whitman expects earnings per share for 2000 to be up about 20% from the 1999 pro forma earnings per share of 52 cents and EBITDA to be up about 10% from the 1999 pro forma EBITDA of $371.6 million.



NINE MONTH WORLDWIDE COMPARABLE RESULTS



    The first nine months of 2000 contained 39 weeks of operating results for the domestic franchises acquired from PepsiCo compared with 40 weeks contained in the 1999 pro forma results. The additional week of results in 1999 increased domestic sales by $8.4 million, operating income by $0.4 million, and EBITDA by $0.8 million. On a comparable basis, excluding all charges and credits and assuming the transaction with PepsiCo last year occurred on January 1, 1999, sales of $1.9 billion for the nine month period this year were up 4.4% from last year.



    Operating income for the nine month period totaled $194.9 million, up 19.1% from last year.



    EBITDA for the nine month period totaled $317.3 million ($314.7 million excluding the first quarter gain on the sale of the Baltic territories), up 10.9% from last year.



    Net income for the nine month period, excluding the gain on the Baltic territories, totaled $68.3 million, up nearly 19% from last year.



    Earnings per share for the nine month period were 51 cents (50 cents excluding the first quarter gain on the sale of the Baltic territories), compared with pro forma earnings per share of 41 cents last year, an increase of 24.4%.

    The 2000 third quarter and year-to-date results are set forth below:



                              WHITMAN CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
        FOR THE THIRD QUARTERS AND YEAR-TO-DATE PERIODS OF 2000 AND 1999
               (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE DATA)



                                                              THIRD QUARTER         YEAR-TO-DATE
                                                           -------------------   -------------------
                                                             2000       1999       2000       1999
                                                           --------   --------   --------   --------
Net sales................................................   $655.2     $680.5    $1,886.7   $1,556.0
Cost of sales............................................    386.2      392.0     1,109.4      909.8
                                                            ------     ------    --------   --------
  Gross profit...........................................    269.0      288.5       777.3      646.2
Selling, general and administrative expenses.............    180.9      205.7       552.1      462.6
Amortization expense.....................................      9.9        9.6        30.3       19.0
Special charges(6).......................................       --        4.5          --       27.9
                                                            ------     ------    --------   --------
Operating income.........................................     78.2       68.7       194.9      136.7
Interest expense, net....................................    (21.8)     (19.4)      (63.4)     (44.9)
Other income (expense), net (1)(4)(7)....................     (1.2)      (2.1)        1.8      (49.9)
                                                            ------     ------    --------   --------
Pretax income............................................     55.2       47.2       133.3       41.9
Income taxes.............................................     26.3       22.8        63.6        6.9
  Income from continuing operations before minority
    interest.............................................     28.9       24.4        69.7       35.0
Minority interest, net of taxes..........................       --         --          --        6.6
                                                            ------     ------    --------   --------
Income from continuing operations........................     28.9       24.4        69.7       28.4
Income (loss) from discontinued operations after
  taxes(3)...............................................       --         --         8.9      (27.2)
                                                            ------     ------    --------   --------
Net income...............................................   $ 28.9     $ 24.4    $   78.6   $    1.2
                                                            ======     ======    ========   ========
Weighted average common shares outstanding:
  Basic..................................................    136.3      141.7       136.9      117.6
  Incremental effect of stock options....................      0.6        0.9         0.4        1.1
  Diluted................................................    136.9      142.6       137.3      118.7
                                                            ======     ======    ========   ========
Income (loss) per share--basic:
  Continuing operations..................................   $ 0.21     $ 0.17    $   0.51   $   0.24
  Discontinued operations................................       --         --        0.06      (0.23)
                                                            ------     ------    --------   --------
  Net income.............................................   $ 0.21     $ 0.17    $   0.57   $   0.01
                                                            ======     ======    ========   ========
Income (loss) per share--diluted:
  Continuing operations..................................   $ 0.21     $ 0.17    $   0.51   $   0.24
  Discontinued operations................................       --         --        0.06      (0.23)
                                                            ------     ------    --------   --------
  Net income.............................................   $ 0.21     $ 0.17    $   0.57   $   0.01
                                                            ------     ------    --------   --------
Cash dividends per share(5)..............................   $   --     $ 0.01    $   0.04   $   0.07
                                                            ======     ======    ========   ========



   See accompanying notes to the 2000 third quarter and year-to-date results.

                              WHITMAN CORPORATION
               SUMMARY OF NET SALES, OPERATING INCOME AND EBITDA
                FOR THE THIRD QUARTERS AND YEAR-TO-DATE PERIODS
                                OF 2000 AND 1999
                          (UNAUDITED AND IN MILLIONS)



                                                              THREE MONTHS
                                                                  ENDED           NINE MONTHS ENDED
                                                           -------------------   -------------------
                                                             2000       1999       2000       1999
                                                           --------   --------   --------   --------
Net Sales:
  Domestic...............................................   $582.4     $603.3    $1,674.6   $1,422.0
  International..........................................     72.8       77.2       212.1      134.0
                                                            ------     ------    --------   --------
  Sales..................................................   $655.2     $680.5    $1,886.7   $1,556.0
                                                            ------     ------    --------   --------
Operating income:
  Domestic...............................................   $ 83.6     $ 77.4    $  210.1   $  180.3
  International..........................................     (5.4)      (4.2)      (15.2)     (15.7)
                                                            ------     ------    --------   --------
  Operating income before special charges................     78.2       73.2       194.9      164.6
  Special charges........................................       --       (4.5)         --      (27.9)
                                                            ------     ------    --------   --------
  Operating income.......................................   $ 78.2     $ 68.7    $  194.9   $  136.7
                                                            ------     ------    --------   --------
EBITDA:
  Domestic...............................................   $115.0     $109.4    $  310.2   $  261.4
  International..........................................      1.2        3.3         7.1       (1.7)
  EBITDA.................................................   $116.2     $112.7    $  317.3   $  259.7
                                                            ------     ------    --------   --------



   See accompanying notes to the 2000 third quarter and year-to-date results.



NOTES TO 2000 THIRD QUARTER AND YEAR-TO-DATE RESULTS



(1) In 1999, Whitman entered into a new business relationship with PepsiCo, Inc. pursuant to which Pepsi-Cola General Bottlers sold its franchises in Marion, Virginia; Princeton, West Virginia; and the St. Petersburg area of Russia, to PepsiCo and Pepsi-Cola General Bottlers acquired from PepsiCo its domestic franchises in Cleveland, Ohio; Dayton, Ohio; Indianapolis, Indiana; St. Louis, Missouri and southern Indiana, and international franchises in Hungary, the Czech Republic, the Republic of Slovakia and Poland. These acquisitions were accounted for under the purchase method. Accordingly, the results of operations of the acquired territories have been included with those of Whitman for periods subsequent to the dates of acquisition. Initial proceeds from these sales were $117.8 million and Whitman recorded a pretax gain of $11.4 million in the first quarter of 1999, which is in "Other income (expense), net" on the Consolidated Statements of Income. In the fourth quarter of 1999, the final determination of closing date working capital of the franchises sold resulted in a $1.9 million increase in the pretax gain. The final gain, after taxes and minority interest, was $7.8 million.



    The acquisitions of the domestic and Central European territories have been accounted for under the purchase method. Accordingly, the results of operations of the acquired franchises have been included for periods subsequent to the dates of acquisition.



(2) Whitman's fiscal year consists of 52 or 53 weeks ending on the Saturday closest to December 31. Whitman's third quarters of 2000 and 1999 ended September 30, 2000 and October 2, 1999, respectively.

(3) Discontinued operations in 2000 includes income arising in the second quarter from insurance settlements for environmental matters related to a former subsidiary, Pneumo Abex, net of certain increased environmental and related accruals. Loss from discontinued operations in 1999 includes a second quarter $12 million settlement of environmental litigation filed against Pneumo Abex and a second quarter increase of $30.8 million in accruals for estimated future environmental remediation and other matters. The pretax income in 2000 has been reduced by income taxes of $5.8 million, and the pretax loss in 1999 has been reduced by income tax benefits of $15.6 million.



(4) In the first quarter of 2000, Whitman sold its operations in the Baltics. This sale resulted in a gain of $2.6 million, which is reflected in "Other income (expense), net" on the Consolidated Statements of Income. The gain, net of taxes, was $1.4 million.



(5) In the first quarter of 2000, Whitman's board of directors authorized an annual cash dividend of $0.04 per share, payable on April 3, 2000. Prior to 2000, Whitman paid cash dividends on a quarterly basis.



(6) As a result of the acquisition of the domestic and international franchises from PepsiCo in the second quarter of 1999, Whitman recorded a special charge of $18.6 million ($11.4 million after tax) for staff reduction costs and non-cash asset write-downs. In addition, Whitman recorded a $4.8 million special charge to write-down its Baltics operations in the second quarter of 1999. In the third quarter of 1999, Whitman recorded a special charge of $4.5 million ($2.8 million after tax) for staff reductions in certain domestic markets.



(7) Based on negotiations for the sale of property held in the downtown area of Chicago, Whitman recorded a charge of $56.3 million ($35.9 million after tax) to reduce the book value of the property. The charge is reflected in "Other income (expense), net" on the Consolidated Statements of Income.



(8) Interest expense, net, is comprised of the following:



                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                              -------------------   -------------------
                                                                2000       1999       2000       1999
                                                              --------   --------   --------   --------
    Interest expense........................................   $(22.0)    $(20.0)    $(64.4)    $(47.6)
    Interest income.........................................      0.2        0.6        1.0        2.7
                                                               ------     ------     ------     ------
    Interest expense, net...................................   $(21.8)    $(19.4)    $(63.4)    $(44.9)
                                                               ======     ======     ======     ======



(9) Depreciation expense was as follows:



                                                                 THREE MONTHS           NINE MONTHS
                                                                     ENDED                 ENDED
                                                              -------------------   -------------------
                                                                2000       1999       2000       1999
                                                              --------   --------   --------   --------
    Domestic................................................   $ 22.0     $ 22.8     $ 68.0     $ 53.8
    International...........................................      7.3        9.2       22.3       15.9
                                                               ------     ------     ------     ------
    Total depreciation......................................   $ 29.3     $ 32.0     $ 90.3     $ 69.7
                                                               ======     ======     ======     ======

                              WHITMAN CORPORATION
                 PRO FORMA 1999 SELECTED FINANCIAL INFORMATION
               (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE DATA)



                         RECALENDARIZED 1999 PRO FORMA



                                                                                        ACQUIRED
                                                                                        DOMESTIC
                                                                                       FRANCHISES'
                               1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER    53RD WEEK    FULL YEAR
                               -----------   -----------   -----------   -----------   -----------   ---------
Net Sales:
  Domestic...................     $476.4        $581.0        $561.8        $529.4        $8.4       $2,157.0
  International..............       46.1          65.4          77.2          52.8          --          241.5
                                  ------        ------        ------        ------        ----       --------
  Total......................     $522.5        $646.4        $639.0        $582.2        $8.4       $2,398.5
                                  ======        ======        ======        ======        ====       ========

Operating income:
  Domestic...................     $ 55.1        $ 82.3        $ 81.3        $ 65.6        $0.4       $  284.7
  International..............      (14.1)         (7.5)         (4.2)        (10.5)         --          (36.3)
  Amortization expense.......        9.8           9.8           9.6          10.3          --           39.5
                                  ------        ------        ------        ------        ----       --------
  Total......................     $ 31.2        $ 65.0        $ 67.5        $ 44.8        $0.4       $  208.9
                                  ======        ======        ======        ======        ====       ========

Income from continuing
  operations.................     $  7.6        $ 26.0        $ 23.9        $ 14.6        $0.2       $   72.3
                                  ======        ======        ======        ======        ====       ========

Income per share--basic......     $ 0.05        $ 0.19        $ 0.17        $ 0.10        $ --       $   0.52
                                  ======        ======        ======        ======        ====       ========
Income per share--diluted....     $ 0.05        $ 0.19        $ 0.17        $ 0.10        $ --       $   0.52
                                  ======        ======        ======        ======        ====       ========

EBITDA:
  Domestic...................     $ 74.3        $108.5        $102.2        $ 83.6        $0.8       $  369.4
  International..............       (4.3)          2.1           3.3           1.1          --            2.2
                                  ------        ------        ------        ------        ----       --------
  Total......................     $ 70.0        $110.6        $105.5        $ 84.7        $0.8       $  371.6
                                  ======        ======        ======        ======        ====       ========



NOTE TO PRO FORMA 1999 SELECTED FINANCIAL INFORMATION



    The recalendarized pro forma financial information for 1999 included above adjusts the operating results for the domestic franchises acquired from PepsiCo to reflect thirteen weeks of results in each quarter. The results for 1999 included 53 weeks of results for the domestic franchises acquired from PepsiCo. These pro formas assume the transaction with PepsiCo last year occurred on January 1, 1999 and exclude all special charges and credits.

PEPSIAMERICAS



    On October 26, 2000, PepsiAmericas reported results for the third quarter and nine months ended September 30, 2000.



THIRD QUARTER REPORTED RESULTS



    Income from operations before special items was $13.1 million for the third quarter of 2000, up 29.7% from $10.1 million for the same period in 1999. Net sales increased 8.9% to $168.6 million for the third quarter of 2000, compared with $154.8 million for the third quarter of 1999. EBITDA increased 21.2% to $20.0 million for the three months ended September 30, 2000 from $16.5 million for the same period a year ago.



NINE MONTH REPORTED RESULTS



    Income from operations before special items was $28.8 million for the nine months ended September 30, 2000, up 34.6% from $21.4 million for the same period in 1999. Net sales increased 10.6% to $476.1 million for the nine months ended September 30, 2000, compared with $430.3 million for the first nine months of 1999. EBITDA for the first nine months of 2000 was $50.0 million, up 26.2% from $39.6 million for the same period in 1999. Management believes that EBITDA is consistent with PepsiAmericas' target for the year.



PERSPECTIVE ON THE QUARTER



    Costs in connection with the merger with Whitman of $1.6 million were expensed in the third quarter which reduced operating income from $13.1 million to the reported $11.5 million. In third quarter 1999, reported income from operations benefited from reversal of unneeded legal and environmental reserves of $490,000 thus increasing income from operations from $10.1 million to the reported $10.5 million.



    Total PepsiAmericas physical case volume was up 5.8% for the quarter. Without the new business in Jamaica which was acquired in December 1999, physical case volume would have been down 2.4% for the quarter, reflecting a 4.0% decrease in mainland U.S. territories. The volume decrease in the mainland U.S. territories occurred as PepsiAmericas increased its wholesale prices. Physical case volume in the Caribbean territories grew 40.4%, including the addition of the Jamaican operations, and grew 3.4% in Puerto Rico alone due primarily to the July 1999 acquisition of the Puerto Rico license for Seven-Up.



    Reported total PepsiAmericas net sales grew 8.9% for the quarter. Excluding net sales in Jamaica, revenue increased 2.3% over the third quarter of 1999, with net sales per case from all revenue sources excluding Jamaica up 4.8%. These revenue increases resulted from improved pricing in PepsiAmericas' mainland U.S. territories while pricing in Puerto Rico was essentially flat to the prior year.



    Operating expenses, excluding the expense impact of Jamaica and the $1.6 million of costs associated with the merger, increased 5.6% for the quarter due to absorption of the increased costs associated with continued investments in cold bottle equipment and personnel additions to better serve PepsiAmericas' markets. PepsiAmericas began its investment in cold bottle equipment in 1997.



    EBITDA grew 21.2% for the third quarter of 2000, including the contribution of the Jamaican business. Excluding Jamaica, EBITDA grew 9.2%. PepsiAmericas' interest expense for the third quarter of 2000 was $7.9 million compared with $5.3 million in the third quarter of 1999. The higher expense in 2000 was due primarily to loans funding the Jamaican acquisition of the soft drink business of Desnoes & Geddes Limited late in 1999, as well as the acquisition of the exclusive rights for the production and distribution of Seven-Up, Sunkist, Welch's and Schweppes brands in Puerto Rico in July 1999.

    PepsiAmericas reported net income of $441,000 for the third quarter of 2000, or 1 cent per common share, compared to net income of $4.1 million, or 5 cents on a per share basis, in the third quarter of 1999. Net income (loss) reflected the tax treatment surrounding the merger resulting in the formation of PepsiAmericas on October 15, 1999. In 1999, the provision for income taxes reflected the Subchapter S corporation status of Dakota Beverage before the merger. If income taxes had been provided on Dakota Beverage income, the third quarter 1999 consolidated income tax expense would have been $3.1 million and net income of $2.2 million would have been realized. The unaudited pro forma effect of this adjustment is depicted as supplemental information in the accompanying consolidated statements of income. PepsiAmericas' effective tax rate differs from the U.S. statutory rate primarily due to the effect of non-deductible franchise cost amortization and valuation allowances established for tax benefits from utilization of losses incurred by PepsiAmericas' Puerto Rico operations.



    The results of operations for 1999 discussed in this section have been restated to include the results of operations of PepsiAmericas, Delta Beverage and Dakota Beverage (recognizing a minority interest in the results of Delta Beverage) from the beginning of the 1999 fiscal year.

                              PEPSIAMERICAS, INC.
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                    THREE MONTHS ENDED       NINE MONTHS ENDED
                                                       SEPTEMBER 30            SEPTEMBER 30
                                                   ---------------------   ---------------------
                                                               RESTATED                RESTATED
                                                     2000        1999        2000        1999
                                                   ---------   ---------   ---------   ---------
OPERATIONS:
  Net sales......................................  $ 168,631   $ 154,788   $ 476,099   $ 430,320
  Cost of sales..................................    111,223     105,289     318,015     291,974
                                                   ---------   ---------   ---------   ---------
    Gross profit.................................     57,408      49,499     158,084     138,346
  Selling, general and administrative expenses...     43,007      38,422     125,449     113,866
  Amortization of franchise rights and other
    intangibles..................................      1,285       1,024       3,872       3,066
  Merger related costs...........................      1,633          --       1,633          --
  Reversal of legal and environmental reserves...         --        (490)         --        (490)
  Losses on asset impairments....................         --          --          --         267
                                                   ---------   ---------   ---------   ---------
    Income from operations.......................     11,483      10,543      27,130      21,637
                                                   ---------   ---------   ---------   ---------

OTHER INCOME (EXPENSE):
  Interest expense, net..........................     (7,850)     (5,291)    (22,572)    (15,776)
  Other, net.....................................         63        (126)        241        (154)
                                                   ---------   ---------   ---------   ---------
                                                      (7,787)     (5,417)    (22,331)_   (15,930)
                                                   ---------   ---------   ---------   ---------

Net income before income tax and minority
  interest.......................................      3,696       5,126       4,799       5,707

Minority interest................................       (483)        188      (1,448)        175
Net income tax expense...........................     (2,772)     (1,226)     (6,271)       (971)
                                                   ---------   ---------   ---------   ---------

Net income (loss)................................  $     441   $   4,088   $  (2,920)  $   4,911
                                                   =========   =========   =========   =========

NET INCOME (LOSS) PER COMMON SHARE...............  $    0.01   $    0.05   $   (0.03)  $    0.06
                                                   =========   =========   =========   =========

UNAUDITED PRO FORMA NET INCOME (LOSS) DATA:
  Income before income taxes and minority
    interest.....................................      3,696       5,126       4,799       5,707
  Minority interest..............................       (483)        188      (1,448)        175
  Pro forma income tax expense...................     (2,772)     (3,086)     (6,271)     (5,431)
                                                   ---------   ---------   ---------   ---------
  Pro forma net income (loss)....................        441       2,228      (2,920)        451
                                                   =========   =========   =========   =========

PRO FORMA NET INCOME (LOSS) PER COMMON SHARE.....  $    0.01   $    0.03   $   (0.03)  $    0.01
                                                   =========   =========   =========   =========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (IN
  THOUSANDS).....................................     87,314      86,760      87,314      86,760
                                                   =========   =========   =========   =========

EBITDA...........................................  $  20,013   $  16,507   $  49,979   $  39,611
                                                   =========   =========   =========   =========

                                  RISK FACTORS

    In addition to the other information included in this joint proxy statement/prospectus, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements," Whitman and PepsiAmericas shareholders should consider the following in determining how to vote their shares at the applicable special meeting.

IF PEPSIAMERICAS DOES NOT EXCEED ITS PROJECTED PERFORMANCE LEVELS THROUGH THE END OF 2002, THE MAXIMUM NUMBER OF SHARES OF WHITMAN COMMON STOCK TO BE PAID TO SHAREHOLDERS PARTICIPATING IN THE CONTINGENT PAYMENT ALTERNATIVE WILL NOT BE PAID

    The contingent payment alternative has been structured so that participating PepsiAmericas shareholders will receive, upon the closing of the merger, consideration valued at less than the consideration to be received by shareholders participating in the cash and stock alternatives. PepsiAmericas shareholders participating in the contingent payment alternative will have the opportunity to receive additional consideration in the future that, when added to the consideration received upon the closing of the merger, could exceed the value of the consideration to be received by shareholders participating in the cash and stock alternatives.

    Whether or not PepsiAmericas shareholders participating in the contingent payment alternative receive additional shares of Whitman common stock will depend on PepsiAmericas' performance for each of fiscal years 2001 and 2002 and for the three-year period beginning January 2, 2000. The relevant performance levels are based on estimates made by PepsiAmericas' management of EBITDA for these periods. These forecasts are discussed under the caption "The Merger--Certain Financial Projections (unaudited)."

    In order for PepsiAmericas shareholders participating in the contingent payment alternative to receive merger consideration in value equal to that received by shareholders participating in the cash and stock alternatives (valuing Whitman common stock at the Whitman reference price), PepsiAmericas will need to meet these forecasts. In order for PepsiAmericas shareholders participating in the contingent payment alternative to receive merger consideration with a value greater than that received by shareholders participating in the cash and stock alternatives (valuing Whitman common stock at the Whitman reference price), PepsiAmericas will need to exceed these estimates.

VALUE OF WHITMAN COMMON STOCK TO BE RECEIVED IN THE MERGER MAY FLUCTUATE

    Because the price of Whitman common stock fluctuates, the actual value of the merger consideration received by any holder of PepsiAmericas common stock who chooses the cash or stock alternatives could be less than or greater than $3.80 per share.


    The consideration to be received by PepsiAmericas shareholders in the merger will depend, in part, on the average closing price of Whitman common stock during the 15 consecutive trading days ending on the fifth trading day immediately prior to the earlier of the Whitman special meeting or the PepsiAmericas special meeting. We refer to this average as the Whitman reference price. Holders of PepsiAmericas common stock who choose the cash or stock alternatives will receive, for each share, $3.80 in value in cash or in shares of Whitman common stock (based on the Whitman reference price), as applicable, so long as the Whitman reference price is between $13.1513 and $16.0738. If the Whitman reference price is less than $13.1513, the holders of PepsiAmericas common stock who choose the cash or stock alternatives will receive a value less than $3.80. If the Whitman reference price is greater than $16.0738, the holders of PepsiAmericas common stock who choose the cash or stock alternatives will receive a value greater than $3.80.


    Similarly, holders of PepsiAmericas common stock who select the contingent payment alternative will receive at the effective time of the merger, for each share, $2.80 in value in shares of Whitman common stock (based on the Whitman reference price), so long as the Whitman reference price is between $13.1513 and $16.0738. If the Whitman reference price is less than $13.1513, the holders of PepsiAmericas common stock who choose the contingent payment alternative will receive consideration at the effective time of the merger valued at less than $2.80. If the Whitman reference price is greater than $16.0738, the holders of PepsiAmericas common stock who choose the contingent payment alternative will receive consideration at the effective time of the merger valued at more than $2.80.


    Furthermore, because the merger and the issuance of stock and contingent payments, if any, will occur after the Whitman reference price has been calculated, we cannot assure you that the Whitman reference price will reflect the market price of Whitman common stock at the effective time of the merger, at the time shares of Whitman common stock are issued in connection with the merger or at the time stock and contingent payments are made. Accordingly, the market price of each share of Whitman common stock that you receive may be more or less than its value when the Whitman reference price is calculated, at the time of the special meetings or at the effective time of the merger. The market price of Whitman common stock is affected by various factors including raw material costs, competitive pressures, employee matters, currency fluctuations, governmental regulations and environmental matters, to name just a few.


THE VALUE OF THE CONSIDERATION TO BE RECEIVED MAY CHANGE IF THE PRICE OF WHITMAN COMMON STOCK DIFFERS BETWEEN THE DATE THAT THE WHITMAN REFERENCE PRICE IS DETERMINED AND THE DATE A FORM OF CONSIDERATION IS ELECTED


    The dollar amount of the cash consideration will not change, but it may be greater or less than the value of the Whitman common stock PepsiAmericas shareholders could receive under the stock alternative or the contingent payment alternative. The Whitman reference price will be determined at the end of the fifth trading day immediately prior to the earlier of the Whitman special meeting or the PepsiAmericas special meeting. You will have until ten business days after the completion of the merger to elect the form of consideration that you desire. Because the value of Whitman common stock may fluctuate between the date that the Whitman reference price is determined and the date that PepsiAmericas shareholders make their election, the value of the cash alternative may be greater or less than the value of the Whitman common stock PepsiAmericas shareholders could receive under the stock alternative or the contingent payment alternative.


CONTINGENT PAYMENTS MAY NOT BE ASSIGNED OR TRANSFERRED

    The right of each contingent payment record holder to receive additional shares of Whitman common stock pursuant to the provisions of the merger agreement may not be assigned or transferred in any manner whatsoever, except by operation of law or by will. In no event will any right to contingent payments be evidenced by negotiable certificates of any kind. Accordingly, if a holder of PepsiAmericas common stock elects that alternative for some or all of his or her PepsiAmericas shares and later sells the Whitman shares received upon completion of the merger, such holder, and not the person who purchases such holder's Whitman shares, will receive additional shares of Whitman common stock if the specified performance levels are met.

SHAREHOLDERS WHO ELECT TO RECEIVE CASH MAY RECEIVE STOCK FOR A PORTION OF THEIR SHARES

    Because of possible proration in order to preserve the tax-free nature of the transaction for shareholders who receive Whitman common stock for their PepsiAmericas common stock, holders of PepsiAmericas common stock who elect the cash alternative may receive a portion of the merger consideration in Whitman common stock.

INTEGRATION OF WHITMAN AND PEPSIAMERICAS OPERATIONS MAY BE DIFFICULT

    After the merger, Whitman will need to integrate the operations of its current business and the operations of PepsiAmericas. Whitman's existing operations and PepsiAmericas' operations may have been operated differently in the past and this integration may be more expensive than anticipated or take longer than planned. If there are delays or unexpected costs involved with the integration, this could have a material adverse effect on Whitman's business and financial results.

PEPSICO HAS SIGNIFICANT INFLUENCE ON WHITMAN

    The combination of PepsiCo's rights as a significant shareholder and its position as a critical supplier gives PepsiCo significant influence on Whitman. PepsiCo owns approximately 40% of the outstanding common stock of Whitman and has two designees on the Whitman board of directors. PepsiCo's ownership percentage entitles it to call special meetings of Whitman shareholders under the Whitman bylaws. Under the amended and restated shareholder agreement between PepsiCo and Whitman, which will be entered into upon the consummation of the merger, PepsiCo and Pohlad Companies, together with their respective affiliates, can own up to 49.9% of the outstanding shares of Whitman common stock.

IT WILL BE EXTREMELY DIFFICULT FOR A THIRD PARTY TO ACQUIRE CONTROL OF WHITMAN WITHOUT THE COOPERATION OF PEPSICO

    Because PepsiCo is the owner of a substantial equity interest, and a critical supplier of Whitman, it would be extremely difficult to acquire Whitman without PepsiCo's consent. In addition, Whitman has several takeover defenses in its corporate documents. These defenses could discourage potential acquisition proposals and could delay or prevent a change in control of Whitman. These deterrents could affect the price of Whitman common stock and make it extremely difficult to remove or replace members of the board of directors or management of Whitman without the cooperation of PepsiCo.

WHITMAN DEPENDS ON SUPPLIES AND MARKETING SUPPORT THAT PEPSICO PROVIDES ON TERMS WITHIN PEPSICO'S SOLE DISCRETION

    Whitman relies heavily on supplies and marketing support that PepsiCo supplies on terms within its sole discretion. Whitman has several bottling agreements with PepsiCo for cola and non-cola and fountain beverage products. These agreements provide that Whitman must purchase all of its concentrate for these beverages at prices and on other terms which are set by PepsiCo in its sole discretion. Prices under these agreements may increase materially and Whitman may not be able to pass on the increased costs to its customers. PepsiCo has traditionally provided marketing support and funding to its bottling operations. However, while PepsiCo has indicated to Whitman that it intends to continue to provide this support, PepsiCo is not obligated under the bottling agreements to do so. Any support provided to Whitman will be at PepsiCo's sole discretion. Any concentrate price increases or decreases in marketing support and funding levels could have a material adverse effect on Whitman's business and financial results.

PEPSICO COULD TERMINATE ITS BOTTLING AGREEMENTS WITH WHITMAN

    The bottling agreements require Whitman to submit its annual sales, marketing, advertising, management and financial plans each year to PepsiCo for its review and approval. If Whitman fails to submit these plans or fails to carry them out in all material respects, PepsiCo may terminate the bottling agreements. If PepsiCo terminates the bottling agreements for this or any other reason, it would have a material adverse effect on Whitman's business and financial results.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN WHITMAN AND PEPSICO

    The nature of the relationship between Whitman and PepsiCo and their respective businesses may give rise to conflicts of interest between them. Whitman will enter into additional significant business transactions in the future with PepsiCo. While we expect the terms of these transactions will be negotiated at arm's-length, potential conflicts of interest could arise due to PepsiCo's significant ownership percentage in Whitman. These potential conflicts could relate to:

    - the nature, quality and pricing of services or products provided to Whitman by PepsiCo or by PepsiCo to Whitman;

    - potential acquisitions of bottling territories and/or assets from PepsiCo or other independent Pepsi Cola bottlers;

    - the divestiture of any of Whitman's bottling operations;

    - the payment of dividends by Whitman; or

    - balancing the objectives of increasing sales volume of Pepsi-Cola beverages and maintaining or increasing Whitman's profitability.

    In addition, two members of Whitman's board of directors are also directors or officers of PepsiCo. This could also give rise to conflicts of interest. Whitman's bylaws provide for an affiliated transactions committee comprised of independent directors to review specified transactions with PepsiCo and its affiliates.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS


    This joint proxy statement/prospectus contains or incorporates by reference forward-looking statements made pursuant to the safe harbor provisions of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's expectations, estimates and assumptions, based on information available at the time this joint proxy statement/ prospectus, or any document that is incorporated into this joint proxy statement/prospectus by reference, was prepared. These forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives and expectations. When used in this joint proxy statement/prospectus, the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions are intended to identify forward-looking statements.



    Forward-looking statements involve risks, uncertainties and other factors which may cause the actual performance or achievements to be materially different from any future results, performance or achievements expressed or implied by those statements. These risks, uncertainties and other factors include, but are not limited to, the following: competition, including product and pricing pressures; changing trends in consumer tastes; changes in each company's relationship and/or support programs with PepsiCo and other brand owners; market acceptance of new product offerings; weather conditions; cost and availability of raw materials; availability of capital; labor and employee benefit costs; interest rate and currency fluctuations; costs of legal proceedings; outcomes of environmental claims and litigation, and general economic, business and political conditions in the countries and territories where we operate. Others may be discussed in the documents we incorporate into this joint proxy statement/ prospectus by reference. These events and uncertainties are difficult or impossible to predict accurately and many are beyond management's control.


    The inclusion of forward-looking statements should not be regarded as a representation that the future expectations, estimates and assumptions either company contemplates will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance. Neither company assumes any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events. You are cautioned not to place undue reliance on forward-looking statements.

    The cautionary statements set forth above also apply to all subsequent forward-looking statements attributable to Whitman or PepsiAmericas or any person acting on their behalf relating to the matters we describe in this joint proxy statement/prospectus.

                              THE SPECIAL MEETINGS


    We are furnishing this joint proxy statement/prospectus in connection with the solicitation of proxies by each of the Whitman and PepsiAmericas board of directors relating to the merger agreement and the transactions contemplated by the merger agreement. We are first sending this joint proxy statement/prospectus to shareholders of Whitman and PepsiAmericas on or about October 31, 2000. You should read this joint proxy statement/prospectus carefully before voting your shares.


DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

    The special meetings are scheduled to be held as follows:


FOR WHITMAN SHAREHOLDERS:              FOR PEPSIAMERICAS SHAREHOLDERS:

November 30, 2000                      November 30, 2000
9:00 a.m., local time                  9:00 a.m., local time
Sidley & Austin                        Neptune and Saturn Rooms
Bank One Plaza                         Marquette Hotel
10 S. Dearborn Street                  710 Marquette Avenue
55th Floor                             Minneapolis, Minnesota, 55402
Chicago, Illinois 60603                (located on the 50th Floor
                                       of the IDS Center)


WHAT YOU WILL VOTE ON

    WHITMAN. At the Whitman special meeting, we will ask Whitman shareholders to consider and vote upon approval of the issuance of shares of Whitman common stock as provided by the merger agreement. Whitman shareholders will also vote upon any other business that may properly come before the Whitman special meeting or any adjournment or postponement of that meeting.

    PEPSIAMERICAS. At the PepsiAmericas special meeting, we will ask PepsiAmericas shareholders to consider and vote upon adoption of the merger agreement. PepsiAmericas shareholders will also vote upon any other business that may properly come before the PepsiAmericas special meeting or any adjournment or postponement of that meeting.

SHAREHOLDER RECORD DATES FOR THE SPECIAL MEETINGS


    WHITMAN. The Whitman board of directors has fixed the close of business on October 25, 2000 as the record date for determining the Whitman shareholders entitled to notice of and to vote at the Whitman special meeting. On
October 25, 2000, there were 136,351,384 shares of Whitman common stock outstanding held by approximately 13,465 holders of record.



    PEPSIAMERICAS. The PepsiAmericas board of directors has fixed the close of business on October 25, 2000 as the record date for determining the PepsiAmericas shareholders entitled to notice of and to vote at the PepsiAmericas special meeting. On October 25, 2000 there were 5,000,000 shares of PepsiAmericas Class A common stock and 82,314,377 shares of PepsiAmericas Class B common stock outstanding held by two and approximately 2,193 holders of record, respectively.

QUORUM

    WHITMAN. The attendance in person or by proxy of the holders of 51% of the shares of Whitman common stock entitled to vote at the Whitman special meeting will constitute a quorum.

    PEPSIAMERICAS. A majority of the shares entitled to vote must be present in person or by proxy to constitute a quorum at the PepsiAmericas special meeting.

VOTE REQUIRED FOR APPROVAL


    WHITMAN. Approval of the issuance of Whitman common stock as provided by the merger agreement requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Whitman special meeting (provided that a quorum is present). Each share of Whitman common stock is entitled to cast one vote. As of October 25, 2000, the directors and executive officers of Whitman and their affiliates, excluding PepsiCo, owned and were entitled to vote approximately 2,148,241 shares (or approximately 1.6%) of Whitman common stock. PepsiCo holds, directly or indirectly, approximately 55 million shares of Whitman common stock (or approximately 40% of the outstanding Whitman common stock as of October 25, 2000) and has agreed to vote in favor of the proposal to approve the issuance of Whitman common stock.



    PEPSIAMERICAS. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding PepsiAmericas common stock. Each share of PepsiAmericas Class A common stock is entitled to cast six votes. Each share of PepsiAmericas Class B common stock is entitled to cast one vote. As of October 25, 2000, the directors and executive officers of PepsiAmericas and their affiliates owned and were entitled to vote 5,000,000 shares of PepsiAmericas Class A common stock and 59,240,813 shares of PepsiAmericas Class B common stock (or approximately 79% of the voting power of the outstanding shares of PepsiAmericas common stock). Dakota Holdings holds 4,000,000 shares of PepsiAmericas Class A common stock and 57,078,274 shares of PepsiAmericas Class B common stock (or approximately 72% of the voting power of the outstanding shares of PepsiAmericas common stock) and has agreed to vote in favor of the proposal to adopt the merger agreement, thereby ensuring that PepsiAmericas shareholders will approve this proposal.


VOTING YOUR SHARES

    WHITMAN. All shares of Whitman common stock represented by properly executed proxies or voting instruction forms received before or at the Whitman special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instruction form, the shares will be voted FOR approval of the share issuance. You are urged to mark the box on the proxy card and/or voting instructions to indicate how to vote your shares.

    If a properly executed proxy card or voting instruction form is returned and the shareholder has abstained from voting on any matter, the Whitman common stock represented by the proxy or voting instructions will be considered present at the special meeting for purposes of determining a quorum. If your shares are held in an account at a brokerage firm or bank, you must instruct the firm or bank on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote at the special meeting, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be counted as votes "for" or "against" the share issuance. This means that abstentions and broker non-votes will have no effect on the proposal, except for purposes of determining a quorum.

    No other matters other than those mentioned above are expected to be brought before the Whitman special meeting. If, however, other matters are presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

    A shareholder may revoke his or her proxy at any time before it is voted by:

    - notifying in writing the Corporate Secretary of Whitman Corporation at 3501 Algonquin Road, Rolling Meadows, Illinois 60008;

    - submitting a subsequently dated proxy; or

    - appearing in person and voting at the special meeting if such shareholder is a holder of record.

    To vote in person at the Whitman special meeting, shareholders must attend the meeting and cast their votes in accordance with the procedures at the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

    PEPSIAMERICAS. All shares of PepsiAmericas common stock represented by properly executed proxies or voting instruction forms received before or at the PepsiAmericas special meeting will, unless the proxies or voting instruction forms are revoked, be voted in accordance with the instructions indicated on those proxies or voting instruction forms. If no instructions are indicated on a properly executed proxy card or voting instruction form, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy card and/or voting instruction form to indicate how to vote your shares.

    If a properly executed proxy card or voting instruction form is returned and the shareholder has abstained from voting on any matter, the PepsiAmericas common stock represented by the proxy card or voting instruction form will be considered present at the special meeting for purposes of determining a quorum. If your shares are held in an account at a brokerage firm or bank, you must instruct the firm or bank on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote at the special meeting, the shares will be considered present at the meeting for purposes of determining the presence of a quorum. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker. This means that abstentions and broker non-votes will have the same effect as a vote against the adoption of the merger agreement.

    We do not expect any matters other than those mentioned above to be brought before the special meeting. If, however, other matters are presented, the persons named as proxies will vote in their discretion with respect to those matters.

    A shareholder may revoke his or her proxy at any time before it is voted by:

    - notifying in writing the Secretary of PepsiAmericas Inc. at 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402;

    - submitting a subsequently dated proxy; or

    - appearing in person and voting at the special meeting if such shareholder is a holder of record.

    To vote in person at the PepsiAmericas special meeting, shareholders must attend the meeting and cast their votes in accordance with the procedures at the special meeting. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

COST OF SOLICITATION


    Whitman and PepsiAmericas will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. Whitman and PepsiAmericas have each retained Georgeson Shareholder Communications, at estimated costs of $9,500 and $8,500, respectively, plus reimbursement of expenses, to assist in the solicitation of proxies. Whitman, PepsiAmericas and their respective proxy solicitors will also request banks, brokers and other intermediaries holding shares of Whitman or PepsiAmericas common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Whitman and PepsiAmericas. No additional compensation will be paid to directors, officers or employees for such solicitation.


    PEPSIAMERICAS SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS AND/OR VOTING INSTRUCTIONS. FOR INFORMATION REGARDING WHAT TO DO WITH PEPSIAMERICAS SHARE CERTIFICATES, PEPSIAMERICAS SHAREHOLDERS SHOULD REVIEW "THE MERGER AGREEMENT--EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF CERTIFICATES."

                                   THE MERGER

    This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to for a more complete understanding of the merger. In addition, we incorporate by reference important business and financial information about each of us into this joint proxy statement/prospectus. You may obtain the information that we incorporate by reference without charge by following the instructions in the section entitled "Where You Can Find More Information."

THE COMPANIES

WHITMAN CORPORATION

    Whitman manufactures, packages, sells and distributes carbonated and non-carbonated Pepsi-Cola beverages and a variety of other non-alcoholic beverages in the United States and Central Europe through its principal operating company, Pepsi-Cola General Bottlers, Inc.


    In 1999, Whitman entered into a new business relationship with PepsiCo pursuant to which Pepsi-Cola General Bottlers sold its franchises in Marion, Virginia; Princeton, West Virginia; and the St. Petersburg area of Russia to PepsiCo and Pepsi-Cola General Bottlers acquired from PepsiCo its domestic franchises in Cleveland, Ohio; Dayton, Ohio; Indianapolis, Indiana; St. Louis, Missouri; and southern Indiana, and international franchises in Hungary, the Czech Republic, the Republic of Slovakia and Poland. The new business relationship has resulted in PepsiCo holding approximately 40% of Whitman common stock.


    Whitman accounts for about 17% of all Pepsi-Cola products sold in the United States. Whitman serves a significant portion of a ten state region, primarily in the Midwest, with a population of approximately 35 million people. In addition, Whitman serves a population of approximately 65 million people in its territories in Poland, Hungary, the Czech Republic and the Republic of Slovakia.

    Whitman sells a variety of brands that it bottles under licenses from PepsiCo or PepsiCo joint ventures. These brands include Pepsi-Cola, Diet Pepsi, Mountain Dew, Lipton Brisk, Lipton Iced Tea, Pepsi Max, Pepsi One, Slice, Mug, Aquafina, Starbucks Frappucino and 7Up and Mirinda in its Central European operations. In some territories, Whitman manufactures, packages, sells and distributes products under brands licensed from companies other than PepsiCo, including Dr. Pepper, 7Up and Hawaiian Punch in the United States and Schweppes Tonic, Orange, Lemon and Ginger Ale products in Central Europe.


    While Whitman manages all phases of its operations (including pricing of its products), information regarding production, marketing and distribution is exchanged with PepsiCo, which benefits both companies' respective efforts to lower costs, improve productivity and increase product sales.


    The owners of beverage brands either manufacture and sell products themselves or appoint bottlers to sell, distribute and, in some cases, manufacture these products under license. Brand owners, such as PepsiCo, generally own both the beverage trademarks and the secret formulas for the concentrates, which they also manufacture and sell to their licensed bottlers. Brand owners also develop new products and packaging for use by their bottlers. Brand owners develop national marketing, promotion and advertising programs to support their brands and brand image, and coordinate selling efforts with respect to national fountain, supermarket and mass merchandising accounts. They also provide local marketing support to their bottlers.

    Bottlers such as Whitman are generally responsible for manufacturing, packaging, selling and distributing products under the brand names they license from brand owners in their exclusive territories. For carbonated soft drink products, the bottler combines soft drink concentrate with sweeteners and carbonated water and packages this mixture in bottles or cans. Bottlers may also have licenses to manufacture syrup for sale to fountain accounts. Under these licenses, bottlers combine soft drink concentrate with sweeteners to manufacture syrup for delivery to fountain customers. For non-carbonated beverages, the bottler either manufactures and packages the beverages or purchases the beverages in finished form and sells them through its distribution system.

    The primary distribution channels for the retail sale of carbonated soft drink products are supermarkets, mass merchandisers, vending machines, convenience stores, gas stations, fountain channels, such as restaurants or cafeterias, and other channels, such as small groceries, drug stores and educational institutions. The largest channel in the United States is supermarkets, but Whitman's fastest growing channels have been mass merchandisers, the cold drink channel, which includes sales through vending machines, coolers and fountain equipment, convenience stores and gas stations.

    Depending upon the size of the bottler and the particular market, a bottler delivers products through these channels using either a direct-to-store delivery system or a warehouse distribution system. In its exclusive territories, each bottler is responsible for selling products and providing timely service to its existing customers and identifying and obtaining new customers. Bottlers are also responsible for local advertising and marketing, as well as the execution in their territories of national and regional selling programs instituted by brand owners. The bottling business is capital intensive. Manufacturing operations require specialized high-speed equipment, and distribution requires extensive placement of fountain equipment and cold drink vending machines and coolers, as well as investment in trucks and warehouse facilities.

    Whitman previously engaged in the refrigeration systems and equipment business conducted through Hussmann International, Inc. and in the automotive services business through Midas, Inc. On January 30, 1998, Whitman distributed all of the common stock of Hussmann and Midas to its shareholders in tax-free spin-offs.

    Whitman's principal executive offices are located at 3501 Algonquin Road, Rolling Meadows, Illinois 60008. Its telephone number is (847) 818-5000.

PEPSIAMERICAS, INC.

    PepsiAmericas and its subsidiaries manufacture, package, sell and distribute a variety of carbonated and non-carbonated soft drink products and bottled water in the United States and the Caribbean.

    On July 17, 1998, P-PR Transfer LLP, a partnership owned by Pohlad Companies and a wholly owned subsidiary of PepsiCo, acquired a controlling interest in PepsiAmericas, formerly known as Pepsi-Cola Puerto Rico Bottling Company. Effective with the change in control, PepsiAmericas and two other related party entities, Delta Beverage Group, Inc. and Dakota Beverage Company, Inc., shared common ownership and were under the common control of Pohlad Companies.


    Effective October 15, 1999 and pursuant to a reorganization, P-PR Transfer was liquidated into Dakota Holdings and PepsiAmericas was combined with Delta Beverage and Dakota Beverage in a transaction accounted for as a merger of entities under common control. Together, PepsiCo and Pohlad Companies hold 100% of the membership interests of Dakota Holdings. Dakota Holdings holds shares of PepsiAmericas common stock having approximately 72% of the voting power of the outstanding PepsiAmericas common stock. In conjunction with the closing of the acquisitions of Delta Beverage and Dakota Beverage, PepsiAmericas obtained a $185 million credit facility from a syndicate of banks led by Bank of America, N.A. PepsiAmericas used the credit facility to pay costs related to such acquisitions and to re-finance existing debt, with the remaining balance available for working capital and future acquisitions.

    During 1999, PepsiAmericas completed two acquisitions. In July 1999, PepsiAmericas acquired the franchise rights to 7Up and several other Cadbury Schweppes brands in Puerto Rico for an aggregate cost of $12 million. In December 1999, PepsiAmericas purchased the soft drink business of Desnoes and Geddes, a PepsiCo franchisee in Jamaica, for a net cost of approximately
$22 million.

    PepsiAmericas operates under exclusive franchise agreements with soft drink brand owners, including master bottling and fountain syrup agreements with PepsiCo, for the manufacture, packaging, sale and distribution of specified Pepsi-Cola products in Puerto Rico, Jamaica and specified territories in the United States. The franchise agreements contain operating and marketing commitments and conditions for their termination. PepsiAmericas also distributes beer and malt beverages pursuant to exclusive distributor agreements in a limited portion of its territories. PepsiAmericas also distributes Cadbury Schweppes brands in Puerto Rico.

    PepsiAmericas' principal executive offices are located at 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402. Its telephone number is (612) 661-3830.

BACKGROUND OF THE MERGER

    Whitman has had a business relationship with PepsiCo since 1970, when Whitman, then known as IC Industries, Inc., acquired Pepsi-Cola General Bottlers, for which PepsiCo was the franchisor and the principal supplier. Following that acquisition, Pepsi-Cola General Bottlers acquired additional Pepsi-Cola franchises from independent bottlers in the United States. In 1987, Pepsi-Cola General Bottlers acquired two Pepsi-Cola franchises directly from PepsiCo in a transaction in which PepsiCo acquired a 20% equity interest in Pepsi-Cola General Bottlers, with Whitman owning 80%. From the date of that transaction until May 1999, PepsiCo had a representative on the Pepsi-Cola General Bottlers board of directors.

    Between 1988 and 1998, Whitman divested most of its operating companies through sales and spin-offs, culminating with the spin-offs of Midas, Inc. and Hussmann International, Inc. in January 1998. Following those transactions, Pepsi-Cola General Bottlers remained as Whitman's sole significant operating company.


    In 1998, PepsiCo announced its intention to pursue a strategy of consolidating its franchisee relationships and identifying a small group of franchisees to serve as anchor bottlers. In 1999, Whitman and PepsiCo consummated a series of transactions establishing a new business relationship between them. See "--The Companies--Whitman Corporation." As part of that relationship, Whitman was designated as a Pepsi Cola anchor bottler and PepsiCo contributed its 20% equity interest in Pepsi-Cola General Bottlers and certain bottling operations and assets in the midwestern United States, Poland, Hungary, the Czech Republic and Slovakia to Whitman for approximately 39% of Whitman common stock, assumption of $300 million in debt and certain bottling operations in Virginia, West Virginia and Russia.


    On November 19, 1999, Bruce S. Chelberg, Whitman's Chairman and Chief Executive Officer, publicly announced his intention to retire at the end of 2000. Following that announcement, a committee of Whitman's board of directors, its Committee on Directors, began the task of identifying Mr. Chelberg's successor.


    In early February 2000, Mr. Chelberg was contacted by Robert C. Pohlad, President and Chief Executive Officer of PepsiAmericas, who suggested a meeting to discuss a possible transaction between the two companies. On February 8, 2000, Messrs. Chelberg and Pohlad met in Whitman's offices and discussed PepsiAmericas' interest in exploring a transaction in which PepsiAmericas would be combined with Whitman. At this meeting, the two executives discussed general issues about a possible transaction, including the strategic and geographic fit of the two companies, potential synergies and opportunities for margin improvement, long-term opportunities for growth due to PepsiAmericas' presence in Puerto

Rico and Jamaica, PepsiAmericas' desire for a tax-free transaction, Whitman's search for a successor for Mr. Chelberg, and the possibility of an additional investment in Whitman by Pohlad Companies. At the conclusion of the meeting, Messrs. Chelberg and Pohlad agreed to continue discussions. On February 28, 2000, Messrs. Chelberg and Pohlad met again at PepsiAmericas' offices to discuss the issues in greater detail, including the possibility of Mr. Pohlad succeeding Mr. Chelberg as Whitman's Chief Executive Officer in connection with the transaction. They also agreed on certain preliminary steps in assessing a transaction. On March 1, 2000, Whitman and PepsiAmericas entered into a confidentiality agreement which contained, among other things, reciprocal agreements to preserve the confidential nature of non-public information exchanged by the companies and the agreement of each company not to purchase stock or otherwise attempt to acquire an interest in the other company without the consent of the other company for a period of one year.


    On or about March 11, 2000, Mr. Chelberg contacted PepsiCo's representatives on the Whitman board to discuss PepsiCo's position with regard to a potential transaction between Whitman and PepsiAmericas. PepsiCo's representatives expressed to Mr. Chelberg that PepsiCo was in favor of such a transaction and that PepsiCo believed that such a transaction represented an important opportunity in line with Whitman's growth strategy and would strengthen Whitman's position as an anchor bottler.

    On March 8, 2000, Martin M. Ellen, Whitman's Senior Vice President and Chief Financial Officer, met with John F. Bierbaum, the Senior Vice President and Chief Financial Officer of PepsiAmericas, to discuss their respective reviews of publicly-available financial data and other information. Mr. Ellen expressed his views regarding valuation and the basis upon which PepsiAmericas shares would be exchanged for Whitman shares. Mr. Ellen observed that PepsiAmericas' then current share price reflected an EBITDA multiple of approximately 9.5 times, substantially greater than Whitman's then current multiple of approximately 6.5 times.


    On April 25, 2000, Messrs. Chelberg and Pohlad met again to discuss a possible transaction. In addition to the valuation issues, Mr. Chelberg addressed the limitations in Whitman's shareholder agreement with PepsiCo that restricted PepsiCo's ability to acquire more than 49% of Whitman's outstanding common stock, and advised Mr. Pohlad of Whitman's concern that the same limitation should apply to the combined ownership of Whitman common stock by PepsiCo and the Pohlad Companies if a transaction between Whitman and PepsiAmericas were to be completed. They also discussed certain management and tax issues, and their views about the next steps in the negotiations, including presentations of preliminary information to their respective boards of directors within the next two weeks.


    On April 26, 2000, Mr. Bierbaum made a presentation to the board of directors of PepsiAmericas at its regularly scheduled meeting regarding the possibility of a merger with Whitman. Mr. Bierbaum indicated that PepsiCo was supportive of the transaction and that PepsiAmericas' senior management had met with Whitman's senior management to discuss general terms of a transaction, including strategic and geographic fit, potential synergies and valuation. Following Mr. Bierbaum's presentation, PepsiAmericas' board of directors authorized management of PepsiAmericas to explore a potential strategic business relationship with Whitman.

    Prior to the regularly scheduled meeting of Whitman's board of directors on May 4, 2000, Whitman's Committee on Directors met to discuss the search for Mr. Chelberg's successor as chief executive officer. The committee decided to temporarily suspend the search for a successor in view of the possible transaction with PepsiAmericas and the possibility that Mr. Pohlad might become Whitman's Chief Executive Officer if that transaction were to be consummated. At the Whitman board meeting later that day, Mr. Chelberg reported to the board on the discussions concerning the possible transaction with PepsiAmericas, together with management's preliminary analysis of the strategic significance of that transaction and publicly available financial data and other information. He also reviewed with the board the possible implications of the transaction on Whitman's search for his successor.

    On May 15, 2000, PepsiAmericas, after interviewing three candidates, engaged Salomon Smith Barney to act as its financial advisor in connection with a possible transaction with Whitman.

    Following their respective board meetings, management of the parties continued discussions, and met in person at Whitman's headquarters on May 15, 2000. Present on behalf of Whitman were Mr. Chelberg, Mr. Ellen and
Mr. Steven R. Andrews, Senior Vice President, Secretary and General Counsel. Also present were representatives of Credit Suisse First Boston, Whitman's financial advisor. Present on behalf of PepsiAmericas were Messrs. Pohlad and Bierbaum, together with PepsiAmericas' outside counsel and representatives of Salomon Smith Barney, PepsiAmericas' financial advisor. Also at the meeting was Richard W. Lawrence, a representative of PepsiCo with extensive experience in structuring bottler transactions. At this meeting, the parties discussed the mechanics of exchanging information and continuing their respective due diligence reviews, as well as a proposed timetable for proceeding. Following the meeting, the parties submitted written preliminary due diligence requests to one another.

    On April 7, at Mr. Chelberg's request Mr. Pohlad met with Dr. Archie R. Dykes, chairman of Whitman's Committee on Directors, to initiate the committee's consideration of Mr. Pohlad as a possible successor to Mr. Chelberg. At that meeting, Mr. Pohlad and Dr. Dykes agreed that it would be advisable for Mr. Pohlad to meet with the other members of the committee and with the other members of Whitman's board of directors. Over the next several weeks, Mr. Pohlad met individually with each member of Whitman's board of directors.

    On May 31 and June 1, 2000, representatives of Whitman and PepsiAmericas, together with their financial advisors and representatives of PepsiCo met in Chicago during which time the representatives of Whitman and PepsiAmericas made formal management presentations, exchanged written briefing materials, and discussed their respective organizations, territories, operations, historical financial results and internal financial forecasts for the succeeding three-year period. Mr. Lawrence was also present. Whitman and PepsiAmericas discussed their preliminary views as to the appropriate valuation of PepsiAmericas' shares in a transaction. PepsiAmericas maintained that its shareholders should receive market price for their shares (which at the time was approximately $3.25 per share) in connection with the transaction, and Whitman maintained that it could only justify paying the market price for PepsiAmericas shares if PepsiAmericas achieved its growth projections. The Whitman representatives expressed a belief that the market price of PepsiAmericas stock was not an accurate measure of its value because of the relatively thin trading volume of the stock. Whitman and PepsiAmericas continued their discussions and their exchange of written materials following the meeting, but agreed that no on-site due diligence would be conducted until later in the process. The parties further agreed that Whitman would prepare a proposal outlining the basis for further discussions with PepsiAmericas.

    Mr. Chelberg advised the Whitman board of directors of the status of the discussions at a regularly scheduled meeting held on June 16, 2000.
Mr. Chelberg presented management's preliminary analysis of the information obtained in connection with its initial due diligence review, including the historical operations of PepsiAmericas, its geographic territories, and financial summaries for each of the territories. He also discussed a preliminary valuation of PepsiAmericas, including comparisons of peer group financial data, and outlined additional work to be performed. Mr. Andrews discussed various relevant provisions of Delaware law and the possible role of the Affiliated Transaction Committee of Whitman's board of directors in reviewing the transaction since PepsiCo was a major shareholder of both Whitman and PepsiAmericas. Dr. Dykes reported that Mr. Pohlad had met with each member of the board of directors. Based on the reports of the directors and the work conducted by the Committee on Directors, Dr. Dykes reported that the committee was prepared to unanimously recommend to the board that Mr. Pohlad serve as Whitman's Chief Executive Officer if a transaction with PepsiAmericas could be completed on suitable economic terms. In view of the strategic and long-term growth opportunities presented by the potential transaction, the Whitman board directed management to proceed with its review of a potential transaction with PepsiAmericas. The Whitman board also determined that, in light of PepsiCo's economic interest in PepsiAmericas, the Affiliated Transaction Committee should review any proposed transaction and make a recommendation to the board as to its merits.

    Whitman's Affiliated Transaction Committee, composed of Dr. Dykes,
Mr. Richard Cline and Governor Pierre DuPont, met on June 26, 2000. The committee elected Dr. Dykes as chairman and retained Wachtell, Lipton, Rosen & Katz as outside counsel to the committee. Dr. Dykes reported that PepsiCo's representatives on the Whitman board had indicated that they believed the potential transaction represented an important and unique opportunity for Whitman to advance its stated strategic objectives and play a more significant role in the Pepsi-Cola system. He also reported that these directors were concerned with the lack of progress in the negotiations and with the risk that, absent renewed effort by Whitman's management to find creative solutions to the differences between the parties, this unique opportunity for both Whitman and PepsiAmericas would be lost. Dr. Dykes reported that the PepsiCo representatives had also indicated that PepsiCo was concerned with the pace of progress made in aligning Whitman's business operations with its recent designation as a Pepsi Cola anchor bottler. After discussion with management and Credit Suisse First Boston, the committee concluded that the strategic rationale of the transaction justified continued discussions in spite of the significant differences between the parties in their views as to the valuation of PepsiAmericas shares in connection with a transaction. Accordingly, the committee directed management and Credit Suisse First Boston to pursue alternative structures for a transaction, such as an earnout or some other suitable mechanism for resolving the valuation issue.


    Whitman and Credit Suisse First Boston continued their review of the financial data provided by PepsiAmericas and the parties and their financial advisors continued their discussions. By early July 2000, Whitman's management and its financial advisor had formulated a proposal which would permit PepsiAmericas shareholders, other than Dakota Holdings, to elect to receive in exchange for each PepsiAmericas share either $3.25 in cash or shares of Whitman common stock worth $3.25, based on the greater of $12.02 per Whitman share (the 30-day average of the closing prices of Whitman stock for the immediately preceding 30 days) or the market price of Whitman common stock at the time of the closing of the proposed transaction. Under this proposal, using the same valuation methods, Dakota Holdings would receive, in exchange for each PepsiAmericas share held by it, shares of Whitman common stock worth $1.25, plus the contingent right to receive shares of Whitman common stock worth an additional $2.00 upon achievement by PepsiAmericas of financial targets in 2001 and 2002 tied to performance in PepsiAmericas' Caribbean territories. This proposal was approved by the Affiliated Transaction Committee at a meeting on July 6, 2000, and sent to PepsiAmericas shortly thereafter.


    On July 12, 2000, PepsiAmericas responded with a counterproposal. Under the PepsiAmericas counterproposal, the public shareholders of PepsiAmericas would receive their choice of: (1) cash equal to the average closing price of PepsiAmericas common stock during the 30 days prior to the announcement of the transaction (which, based on a July 12, 2000 announcement date, would have been $3.35), (2) Whitman common stock based on an exchange ratio equal to the quotient of the average closing price of PepsiAmericas' common stock during the 30 days prior to announcement of the transaction divided by Whitman's average closing price during the same period (which, based on a July 12, 2000 announcement date, would have been an exchange ratio of 0.2764) or (3) at the closing, Whitman common stock with an exchange ratio of 70.15% of the exchange ratio in alternative (2) and a contingent right to receive another $1.50 in Whitman common stock if certain EBITDA targets in 2000 and 2001 were achieved by PepsiAmericas. Under the PepsiAmericas counterproposal, all shares held by Dakota Holdings would be required to elect the third alternative.

    On July 20, 2000, Whitman, PepsiAmericas and their respective financial and legal advisors met to continue their negotiations. Mr. Richard W. Lawrence was also present. Negotiations centered around the proper scope and term of the earnout, corporate governance issues and the appropriate valuation methodology. Whitman proposed a fixed purchase price for all of PepsiAmericas' common stock and PepsiAmericas suggested a fixed number of shares of Whitman common stock, using then current market valuations as a means of determining the proportionate value that each of Whitman and PepsiAmericas would contribute to the post-combination entity.


    On July 24, 2000, Mr. Pohlad contacted Mr. Basil K. Vasiliou, one of PepsiAmericas' independent directors, to discuss the proposed transaction and the establishment of a special committee of the PepsiAmericas board of directors.

    Mr. Pohlad, Mr. Bierbaum and PepsiAmericas' outside counsel met with Mr. Vasiliou and Salomon Smith Barney on July 25, 2000 to discuss the transaction and the status of Salomon Smith Barney's negotiations with Whitman's financial advisor.

    At PepsiAmericas regularly scheduled board of directors meeting held on July 26, 2000, Mr. Pohlad reported on the proposed transaction indicating that the primary motivation of the transaction was to grow the value of PepsiAmericas' business. Mr. Pohlad stated that there were several open issues to be addressed, including the cash election price, the exchange ratio, the earnout mechanism, the due diligence to be conducted, the parameters of any additional investment in Whitman by Pohlad Companies, and the composition of the board of directors and management after the closing of the proposed transaction. The PepsiAmericas board of directors reviewed the status of the negotiations with Whitman, including the general terms, conditions and valuations that were being considered by the parties. The PepsiAmericas board of directors determined that it was appropriate to establish a special committee of disinterested and independent directors to assist the board of directors in evaluating the proposed transaction. The special committee was formed on July 26, 2000, with Mr. Vasiliou and Mr. Diego Suarez, Jr. serving as its members.

    The PepsiAmericas board of directors authorized the special committee to consult with management with respect to the proposed transaction and retain, at the expense of PepsiAmericas, such advisors as the special committee deemed necessary to assist it in carrying out its duties and responsibilities. The special committee engaged the law firm of Willkie Farr & Gallagher as its counsel on July 27, 2000.

    Between July 26 and July 31, 2000, Mr. Vasiliou, chairman of the PepsiAmericas special committee, actively participated in several discussions and negotiations involving PepsiAmericas, Whitman and their respective financial advisors regarding the terms, conditions and valuations relating to a transaction with Whitman.

    On July 28, 2000, Salomon Smith Barney submitted a proposal to Whitman on behalf of PepsiAmericas. The parties and their financial and legal advisors continued negotiating over the weekend of July 29 and 30, 2000, exchanging revised proposals. The open items being discussed centered around the amount of the cash consideration, the exchange rate to be used, whether the exchange rate should be fixed or floating and, if floating, what collar, if any, would apply.

    The PepsiAmericas special committee and its counsel met on July 31, 2000 to discuss the status of the transaction. The members of the special committee determined, based on Whitman's comments to the July 28, 2000 PepsiAmericas proposal, that the parties still had a number of substantive points to address before any agreement could be reached. Later in the day on July 31, 2000, Salomon Smith Barney submitted a new proposal to Whitman.


    On August 1, 2000, Whitman's Affiliated Transaction Committee, together with its outside counsel, met in Chicago to discuss the proposals and the status of the negotiations. Also present at the request of the committee were representatives of Credit Suisse First Boston and members of Whitman's management, along with Mr. Lawrence, who was present to answer questions the committee might have as to PepsiCo's positions. The committee held discussions with Credit Suisse First Boston and management about the different views of valuation and other points of disagreement, including board representation, pro forma ownership of Whitman by PepsiCo and the Pohlad Companies and other issues. The committee expressed its view that it was important that over 50% of Whitman common stock be held by the public and Mr. Lawrence indicated that PepsiCo would agree to such a limitation. At the conclusion of the meeting, the committee authorized management to submit a revised proposal to PepsiAmericas based on the earnout concept that proposed an exchange rate based on the relative prices of PepsiAmericas common stock and Whitman common stock during the 15-days prior to announcement of the transaction subject to a collar so that if the price of the Whitman common stock fluctuated between the announcement of the transaction and the closing, Whitman would not pay more than a stated value for the PepsiAmericas common stock.



    The PepsiAmericas special committee and its counsel met on August 2, 2000 with Salomon Smith Barney and PepsiAmericas' counsel to discuss the July 31, 2000 proposal made by Salomon Smith Barney and the comments received from Whitman regarding that proposal, including various alternative methods for determining the proposed exchange rate in the transaction. The special committee expressed concern over limiting PepsiAmericas shareholders from benefiting by an increase in the Whitman common stock price after the announcement of the transaction; however, Salomon Smith Barney communicated its belief to the special committee that, based on its conversations with Whitman and its financial advisor, Whitman would only agree to set the exchange rate based on its stock price prior to the shareholders' meetings to approve the transaction.


    On August 2, 2000, Mr. Lawrence met with representatives of PepsiAmericas to discuss Whitman's latest proposal. Later that day, PepsiAmericas submitted a counterproposal to Whitman. The parties continued their discussions on August 3, 2000, and Whitman reviewed various open issues and made counterproposals to PepsiAmericas through Credit Suisse First Boston.


    On August 3, 2000, the PepsiAmericas special committee and its counsel met in the morning and decided to retain its own financial advisor. Throughout that day, the special committee continued to discuss with senior management of PepsiAmericas and Salomon Smith Barney possible ways to address its issue regarding when to value the Whitman common stock. The special committee considered both fixed and floating exchange rates for the stock and cash consideration. In the afternoon, the special committee, along with the senior management of PepsiAmericas, agreed to use the value of the Whitman common stock at the time of the closing, with a collar so that PepsiAmericas shareholders could share in any appreciation in the Whitman common stock price after announcement of the transaction to the extent the price was outside of the collar. PepsiAmericas shareholders would be protected against a reduction in the price of Whitman common stock as long as the price was within the collar. The special committee recognized that the value to be received by the PepsiAmericas shareholders could decrease if the Whitman common stock price decreased to a level below the collar. Salomon Smith Barney made the proposal to Whitman and then reported back to the committee on Whitman's comments regarding the measurement period used to value the Whitman common stock. The special committee preliminarily determined (subject to input from its financial advisor) that the proposal, as revised to account for Whitman's comments, was in the best interest of PepsiAmericas' shareholders.



    Following a series of calls between representatives of Credit Suisse First Boston and Salomon Smith Barney, the parties reached a tentative understanding on pricing methodologies and valuation of PepsiAmericas on August 3, 2000, and on August 4, 2000, the parties agreed on a term sheet substantially similar to the August 3, 2000 term sheet with the exception that the cash consideration offered to PepsiAmericas shareholders would float outside of the collar so that the value of the cash alternative would be the same as the value of the stock alternative. This term sheet constituted the basis upon which the definitive agreement and plan of merger was negotiated.

    The August 4, 2000 term sheet was reviewed separately by the special committee of the PepsiAmericas board of directors and by Whitman's Affiliated Transaction Committee on August 7, 2000. On August 7, 2000, Whitman's Affiliated Transaction Committee met and approved the terms of the August 4, 2000, term sheet and directed management to complete its due diligence and to negotiate a definitive merger agreement and appropriate ancillary agreements incorporating the terms of the August 4, 2000 term sheet to be presented to the full Whitman board of directors for approval at a regularly scheduled meeting to be held on August 17 and 18, 2000.



    On August 7, 2000, the PepsiAmericas special committee engaged Chase Securities Inc. as its financial advisor.



    Between August 4 and August 18, 2000, the parties engaged in negotiation of the merger agreement and the voting agreements and conducted extensive due diligence regarding operating, financial and legal matters.


    On August 15, 2000, the PepsiAmericas special committee and its counsel met with its financial advisor, Chase Securities, to discuss Chase Securities' analysis of the proposed transaction. The special committee inquired of Chase Securities extensively about its analysis. Chase Securities noted that the current PepsiAmericas stock price was not meaningful for the analysis because there was very light trading volume compared to comparable companies and the recent price was higher than the average price for the previous 60 days.

    On August 15, 2000, Lionel L. Nowell III, PepsiCo's representative on the board of directors of PepsiAmericas, resigned as a director of PepsiAmericas, in light of Mr. Nowell's decision to resign from PepsiCo.


    On August 17, 2000, the PepsiAmericas special committee met again with Chase Securities. The special committee inquired of Chase Securities about its analysis of the proposed transaction and discussed each of the cash, stock and contingent payment consideration alternatives that would be available to shareholders. Chase Securities expressed its opinion that, assuming the cash consideration would not fall below $3.80 and that, as to the contingent payment consideration, the surviving corporation will meet the adjusted EBITDA targets as provided in the agreement, the merger consideration was fair, from a financial point of view, to the public shareholders of PepsiAmericas. Chase Securities agreed to deliver its written opinion to that effect to the special committee. See "--Opinion of PepsiAmericas Special Committee's Financial Advisor." The special committee also discussed the due diligence performed by its counsel and determined that it was satisfied with the review. After a review of the terms of the final draft of the merger agreement with its counsel, the special committee concluded that the proposed transaction and the merger agreement were in the best interest of the public shareholders of PepsiAmericas and voted to recommend the transaction and the merger agreement to the board of directors of PepsiAmericas.


    At its meeting held on August 18, 2000, the PepsiAmericas board of directors reviewed the terms and conditions of the definitive agreements for the proposed transaction and discussed at length with its financial advisor, Salomon Smith Barney, the final valuation analysis of the transaction presented by Salomon Smith Barney to the PepsiAmericas board. PepsiAmericas' outside counsel addressed the due diligence process in which PepsiAmericas engaged regarding Whitman and made the directors aware of their fiduciary duties to the shareholders of PepsiAmericas under Delaware law. Following a presentation by Mr. Bierbaum regarding the transaction, Mr. Vasiliou discussed in detail the process followed by the special committee in selecting its advisors and in recommending the transaction to the board of directors for approval. Salomon Smith Barney then expressed its opinion that the merger consideration was fair to the public shareholders of PepsiAmericas from a financial point of view. See "--Opinion of PepsiAmericas' Financial Advisor." At the conclusion of the meeting, the PepsiAmericas board of directors, with Mr. Pohlad abstaining, approved the definitive agreements for the transaction.

    At its meetings held on August 17 and August 18, 2000, the Whitman board of directors reviewed the terms and conditions of the definitive agreements for the proposed transaction with PepsiAmericas and discussed at length with its financial advisor, Credit Suisse First Boston, the final analysis of the transaction presented by Credit Suisse First Boston to the Whitman board. Credit Suisse First Boston expressed its opinion that as of August 18, 2000 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations of the scope of review discussed with the Whitman board the consideration to be paid by Whitman, in the aggregate, pursuant to the cash alternative, the stock alternative and the contingent payment alternative was fair to Whitman from a financial point of view. Counsel to Whitman and counsel to the Whitman Affiliated Transaction Committee reviewed with the Whitman board of directors the terms of the definitive agreements and the fiduciary duties of the members of the Whitman board to Whitman's shareholders under Delaware law. Mr. Ellen discussed with the board certain financial aspects of the proposed transaction. Dr. Dykes reported on the proceedings of the Affiliated Transaction Committee and delivered its recommendation to the full board that the transaction be approved. Messrs. Karl
M. von der Heyden, the Vice Chairman of PepsiCo, and Robert F. Sharpe, Jr., the Senior Vice President, Public Affairs and General Counsel of PepsiCo, each a member of the board of directors of Whitman, excused themselves from the meeting during Dr. Dykes' report. The Whitman board of directors, with Messrs. Von der Heyden and Sharpe abstaining, approved the definitive agreements for the transaction.


    Later that day, the parties signed the merger agreement and the voting agreements and the transaction was publicly announced before the market opened on August 21, 2000.

RECOMMENDATION OF THE WHITMAN BOARD AND WHITMAN'S REASONS FOR THE MERGER

    The Whitman board of directors believes that the merger will benefit Whitman by enhancing its territorial presence as well as its position as a consolidating anchor bottler in the PepsiCo system. Specifically, the board believes that there exist potential synergies and opportunities for margin improvements in the domestic territories, as well as long-term opportunities for growth provided by PepsiAmericas' operations in the Caribbean territories of Puerto Rico and Jamaica and potential acquisitions of other territories, both domestically and internationally.

    In approving and recommending the transactions, the Whitman board of directors considered and evaluated the following material factors:

    - that Whitman's role as an anchor bottler in the PepsiCo system provides strategic growth opportunities through consolidation of PepsiCo's franchisee relationships;

    - that the acquisition of PepsiAmericas fits within the anchor bottler growth strategy in terms of PepsiAmericas' geographic proximity to Whitman's current operations, the potential for margin improvements in domestic territories, the potential for operating and margin improvements in the Caribbean territories of Puerto Rico and Jamaica, and the potential for additional acquisition opportunities both domestically and internationally;

    - that certain operating synergies could be achieved in connection with the integration of the two companies;

    - that Mr. Chelberg had previously announced his intention to retire as Chairman and Chief Executive Officer of Whitman, that Robert C. Pohlad would succeed Mr. Chelberg as Chief Executive Officer and that Dr. Dykes would succeed Mr. Chelberg as non-executive chairman of Whitman;

    - the protections afforded to Whitman's public shareholders by the shareholder agreements with each of PepsiCo and Pohlad Companies;

    - the intended federal income tax consequences of the transactions;

    - the terms and conditions of the merger agreement, including the contingent payment alternative which will subject a portion of the merger consideration to the achievement of certain financial objectives, the parties' representations, warranties and covenants, and the conditions to their respective obligations;

    - the written opinion of Credit Suisse First Boston dated August 18, 2000, that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations of the scope of review set forth in the opinion, the consideration to be paid by Whitman, in the aggregate, pursuant to the cash alternative, the stock alternative and the contingent payment alternative is fair to Whitman from a financial point of view; and


    - the results of the due diligence review of PepsiAmericas' operations conducted by Whitman management and Whitman's financial advisors.


    The Whitman board also considered the views of PepsiCo's management as to the strategic advantages of the transaction and the fact that PepsiCo's representatives on Whitman's board of directors, while abstaining from voting on the transaction, had also individually supported the strategic purposes of the transaction, provided that issues of financial fairness could be resolved.


    In analyzing the transaction, the Whitman board of directors evaluated the factors and considerations described above and consulted with its financial and legal advisors and with Whitman's management. The Whitman board of directors did not adopt the Credit Suisse First Boston opinion as the exclusive basis for its determination as to the advisability of the transaction; rather, the Whitman board of directors, as indicated above, included the Credit Suisse First Boston opinion as well as all of the other information regarding the transaction that was made available to, and evaluated by, it. The Whitman board of directors concluded that the combination of the factors discussed above, together with the independent evaluation of each of its members, supported the determination of the Whitman board that the transaction was advisable and in the best interests of Whitman and its shareholders. In reaching this conclusion, the Whitman board of directors did not assign relative or specific weights to the above information and factors or determine that any information or factor was of particular importance, other than its significant reliance on the Credit Suisse First Boston opinion as to the financial fairness of the transaction. A determination of various weightings would, in the view of the Whitman board of directors, be impractical. Rather, the Whitman board of directors viewed its position and recommendations as being based upon the totality of the information and factors presented to, and considered by, it. In addition, individual members of the Whitman board of directors may have given different weight to different information and factors.


RECOMMENDATION OF THE PEPSIAMERICAS BOARD AND PEPSIAMERICAS' REASONS FOR THE
  MERGER

    The PepsiAmericas board of directors believes that the proposed transaction is consistent with the business plan of PepsiAmericas to capitalize on its status as an anchor bottler by expanding in non-domestic markets and exploring ways to achieve efficiencies, economies of scale and increased buying power. The board of directors of PepsiAmericas believes that the public shareholders of PepsiAmericas will benefit from the greater size and strength of the combined entity resulting from the transaction, as well as increased liquidity in its stock, reduced leverage ratios and improved operating margins. The PepsiAmericas board of directors also believes there are potential synergistic cost savings that can be realized as a result of the proposed transaction, including administrative cost savings and purchasing savings as a result of increased buying power. The PepsiAmericas board of directors also believes the combined entity will benefit from the leadership of Robert C. Pohlad as Chief Executive Officer.

    In approving and recommending the merger with Whitman, the PepsiAmericas board of directors considered and evaluated several material factors including, without limitation:

    - Whitman's asset base, production and distribution territories are complementary to PepsiAmericas.


    - Following the transaction, the combined entity would have exclusive production and distribution rights for Pepsi-Cola brand products in portions of 20 states and territories and five foreign countries worldwide. This would significantly expand PepsiAmericas' geographic presence in both the United States and overseas and would diversify PepsiAmericas' international operations to include areas beyond the Caribbean.


    - On a pro forma basis, the combined entity would have more than five times the revenues of PepsiAmericas currently.

    - On a pro forma basis, the combined entity's leverage ratios would be approximately 3.0 times EBITDA and approximately 1.0 times book equity, as compared to PepsiAmericas current leverage ratios of approximately 5.6 times EBITDA and approximately 2.7 times book equity, respectively.

    - The combined entity would have more leverage in negotiating with large retail customers that cover large geographic territories.

    - The combined entity would likely have improved equity research coverage and institutional interest.

    - The average daily trading volume in Whitman stock during the last 12 months was nearly 7.6 times the average daily trading volume of PepsiAmericas stock during the same period.

    - The proposed transaction would strengthen the status of the combined entity as an anchor bottler.

    - The combined entity would have greater financial and strategic ability to acquire PepsiCo bottling franchises that become available in areas adjacent to its territories.

    - The evaluation of other strategic alternatives, such as the status quo, growth through acquisitions of additional franchises or diversification, growth through other strategic acquisitions or joint ventures and a sale of the entire company. The board of directors evaluated the costs, benefits and risks associated with each of these alternatives.

    - The intended federal income tax consequences of the transactions, including the ability of PepsiAmericas' shareholders to have a tax-free exchange of PepsiAmericas common stock for Whitman common stock. See "--United States Federal Income Tax Consequences of the Merger."

    - The terms and conditions of the merger agreement, including the consideration for the transaction, the parties' representations, warranties and covenants, the conditions to their respective obligations, and the belief of the PepsiAmericas board of directors that the terms and conditions were appropriate for the proposed transaction.

    - The recommendation of the transaction by PepsiAmericas' management.

    - The recommendation of the transaction by the PepsiAmericas' special committee of the board of directors.

    - The opinion of Salomon Smith Barney, dated August 18, 2000, that, as of that date and based upon and subject to the matters described in the opinion, the merger consideration to be received by the public shareholders of PepsiAmericas was fair, from a financial point of view, to such shareholders.


    - The opinion of Chase Securities Inc., dated August 18, 2000, that, as of that date and based upon and subject to the matters described in the opinion, that the merger consideration each as elected and to be received by PepsiAmericas shareholders, other than Whitman, Dakota Holdings and their respective affiliates was fair, from a financial point of view, to such shareholders.


    - The results of the due diligence review of Whitman conducted by PepsiAmericas' management and PepsiAmericas' financial and legal advisors.


    In analyzing the transaction, the PepsiAmericas board of directors consulted with its financial and legal advisors and the senior management of PepsiAmericas and considered the recommendation of its special committee. The PepsiAmericas board of directors did not adopt the opinions of Salomon Smith Barney and Chase Securities as the exclusive basis for its determination as to the advisability of the transaction; rather, the PepsiAmericas board of directors considered such opinions in the total mix of information regarding the transaction that was available to, and evaluated by, it. The PepsiAmericas board of directors concluded that the combination of the factors discussed above, together with an independent evaluation by the PepsiAmericas board of directors, supported a determination by the PepsiAmericas board of directors that the transaction was advisable and in the best interests of PepsiAmericas and its public shareholders. In reaching this conclusion, the PepsiAmericas board of directors did not assign relative or specific weights to the above information and factors or determine that any information or factor was of particular importance. A determination of various weightings would, in the view of the PepsiAmericas board of directors, be impractical. Rather, the PepsiAmericas board of directors viewed its position and recommendation as being based on the totality of the information and factors presented to, and considered by, it. In addition, individual members of the PepsiAmericas board of directors may have given different weight to different information and factors.



    At a meeting held on August 18, 2000, the PepsiAmericas board of directors, with Robert C. Pohlad abstaining, unanimously (a) approved the proposed transaction with Whitman, (b) determined that the Whitman transaction was advisable and in the best interests of PepsiAmericas and its public shareholders and (c) recommended that PepsiAmericas shareholders vote for adoption of the merger agreement.


    The merger agreement does not contain a requirement that either Salomon Smith Barney or Chase Securities update its opinion as of a date subsequent to the date of the opinion.

OPINION OF WHITMAN'S FINANCIAL ADVISOR

    On June 9, 2000, Whitman engaged Credit Suisse First Boston to act as Whitman's exclusive financial advisor in connection with the merger. Whitman selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation and its familiarity with Whitman's business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.


    On August 18, 2000, at a meeting of the Whitman board of directors, Credit Suisse First Boston rendered to the Whitman board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated as of August 18, 2000, to the effect that, as of the date of the opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations of the scope of review, the consideration to be paid by Whitman, in the aggregate, pursuant to the cash alternative, the stock alternative and the contingent payment alternative, was fair to Whitman from a financial point of view.


    THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S OPINION, DATED AS OF
AUGUST 18, 2000, TO THE WHITMAN BOARD OF DIRECTORS, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS OF THE SCOPE OF REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. HOLDERS OF WHITMAN SHARES ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE WHITMAN BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID BY WHITMAN, IN THE AGGREGATE, PURSUANT TO THE CASH ALTERNATIVE, THE STOCK ALTERNATIVE AND THE CONTINGENT PAYMENT ALTERNATIVE TO WHITMAN FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In connection with its opinion, Credit Suisse First Boston, among other things:

    - reviewed certain publicly available business and financial information relating to Whitman and PepsiAmericas, as well as a draft of the merger agreement, the Whitman stockholder voting agreement, the PepsiAmericas stockholder voting agreement, a form of the amended and restated shareholder agreement by and between Whitman and PepsiCo, each dated August 17, 2000, and a form of the Pohlad shareholder agreement;

    - reviewed other information relating to Whitman and PepsiAmericas, including financial forecasts, which Whitman and PepsiAmericas provided to or discussed with Credit Suisse First Boston;

    - met with the managements of Whitman and PepsiAmericas to discuss the businesses and prospects of Whitman and PepsiAmericas;

    - considered certain financial and stock market data of PepsiAmericas and compared that data with similar data for other publicly held companies in businesses similar to those of PepsiAmericas;

    - considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected; and


    - considered other information, financial studies, analyses and investigations, and financial, economic and market criteria that it deemed relevant.



    Credit Suisse First Boston relied upon the views of the managements of Whitman and PepsiAmericas concerning the business, operational and strategic benefits and implications of the merger, including the synergistic values and operating cost savings expected to be achieved through the combination of the operations of Whitman and PepsiAmericas. In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston assumed that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Whitman and PepsiAmericas as to the future financial performance of Whitman and PepsiAmericas and as to the benefits, cost savings and other potential synergies, including the amount, timing and achievability of those synergies anticipated to result from the merger. Credit Suisse First Boston was informed and assumed that the merger will be treated as a tax-free reorganization for United States federal income tax purposes. Credit Suisse First Boston also assumed that the merger agreement would conform in all material respects to the draft reviewed by it.

    Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Whitman or PepsiAmericas, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to the relative values of the consideration to be paid pursuant to the cash alternative, the stock alternative or the contingent payment alternative, the actual value of Whitman common shares when issued to PepsiAmericas shareholders pursuant to the merger (whether pursuant to the stock alternative or the contingent payment alternative) or the prices at which Whitman shares will trade subsequent to the merger or the exercise of the option to purchase shares of Whitman common stock, or Whitman's underlying business decision to effect the merger.

    In preparing its opinion to the Whitman board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, which representatives of Credit Suisse First Boston reviewed with the Whitman board at the meeting on August 18. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Whitman and PepsiAmericas. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Whitman, PepsiAmericas or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

    Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Whitman board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Whitman board of directors or management with respect to the merger.

    The following is a summary of the financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the Whitman board of directors at the meeting on August 18, 2000.

COMPARABLE COMPANY ANALYSIS

    Credit Suisse First Boston compared certain financial, operating and stock market data of PepsiAmericas to corresponding data of the following publicly traded carbonated beverage bottling companies:

    - Coca-Cola Enterprises,

    - Pepsi Bottling Group, and

    - Whitman.


    Credit Suisse First Boston reviewed enterprise value as a multiple of fiscal year 1999 and estimated fiscal year 2000 and 2001 earnings before interest, taxes, depreciation and amortization (commonly referred to as EBITDA), and equity value as a multiple of estimated fiscal year 2000 and 2001 net income. Further, Credit Suisse First Boston compared estimated EBITDA divided by sales margin for the comparable companies' fiscal year 1999 and estimated fiscal year 2000. Credit Suisse First Boston also considered fiscal year 1999 return on invested capital and current stock prices as a percentage of 52-week high stock prices of the comparable companies. All analyses were based on closing stock prices on August 16, 2000. Credit Suisse First Boston used publicly available information concerning the historical and estimated financial data for the comparable companies. Credit Suisse First Boston used estimated financial data for PepsiAmericas based on PepsiAmericas' management financial forecasts and estimated financial data for Whitman based on Whitman's management financial forecasts. Credit Suisse First Boston applied a range of EBITDA multiples for the comparable companies to corresponding financial data of PepsiAmericas. This analysis indicated an implied equity value reference range per share of PepsiAmericas common stock of approximately $1.86 to $4.86 per share.


COMPARABLE TRANSACTION ANALYSIS

    Using publicly available information, Credit Suisse First Boston analyzed the implied revenue and EBITDA transaction multiples paid in selected merger and acquisition transactions in the carbonated beverage bottling industry:

            ACQUIROR                                 TARGET
            --------                                 ------
- Coca-Cola Enterprises. Inc.     Coca-Cola, Dr. Pepper of Albuquerque

- Coca-Cola Enterprises Inc.      Six Independent Bottlers

- Management                      Triarc Companies, Inc.

- Coca-Cola Enterprises Inc.      Coca-Cola Southwest

- Coca-Cola Enterprises Inc.      North-Central Italian Bottling

- Coca-Cola Enterprises Inc.      Coca-Cola Bottling (Luxembourg)

- Coca-Cola Enterprises Inc.      Coca-Cola Bottling of New York

- Coca-Cola Enterprises Inc.      Coca-Cola Beverages (Canada)

- Coca-Cola Enterprises Inc.      The Coca-Cola Company (France and Belgium)

- Coca-Cola Enterprises Inc.      Coca-Cola Cadbury Schweppes

- Coca-Cola Enterprises Inc.      Coca-Cola Bottling Company of the West

- Coca-Cola Amatil                Coca-Cola Getranke

- Coca-Cola Enterprises Inc.      Ouachita Coca-Cola Bottling Company, Inc.

    Credit Suisse First Boston compared enterprise values in the comparable transactions as multiples of latest 12 months revenue and EBITDA. All multiples were based on financial information available at the time the relevant transactions were announced. Credit Suisse First Boston applied a range of selected multiples for the selected transactions to corresponding financial data of PepsiAmericas. This analysis indicated an implied equity value reference range per share of PepsiAmericas common stock of approximately $2.61 to $6.36 per share.

DISCOUNTED CASH FLOW ANALYSIS


    Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that PepsiAmericas could produce on a stand-alone basis over the fiscal years 2000 through 2009 based on its extrapolation of PepsiAmericas' management projections that detailed financial forecasts for the fiscal years 2000 through 2003. Credit Suisse First Boston estimated a range of terminal values for PepsiAmericas calculated based on terminal multiples of estimated fiscal year 2009 EBITDA of 8.0x to 9.0x. This terminal multiple range was chosen based on a review of the public trading multiples of selected companies in the carbonated beverage bottling industry and acquisition multiple precedents in the carbonated beverage bottling industry. The free cash flows, along with the terminal values, were then discounted to present value using a discount range of 10% to 11%, based on PepsiAmericas' estimated weighted average cost of capital. This estimate of PepsiAmericas' weighted average cost of capital was selected based on a review of the weighted average cost of capital of selected publicly traded companies in the carbonated beverage bottling industry and employed the Capital Asset Pricing Model. This analysis indicated an implied equity value reference range for per share of PepsiAmericas common stock of approximately $4.02 to $5.31 per share.


SENSITIVITY ANALYSIS

    As part of the discounted cash flow analysis, Credit Suisse First Boston also performed a sensitivity analysis by varying sales growth rates and EBITDA margin for the fiscal years 2000 through 2009. This analysis indicated an implied equity value reference range for per share of PepsiAmericas common stock of approximately $3.18 to $4.34 per share. Additionally, Credit Suisse First Boston also estimated (using a discount range of 10% to 11%) and considered the present value of the after-tax free cash flows resulting from synergistic and strategic benefits, operating cost savings, tax net operating loss utilization benefits and associated restructuring costs estimated by Whitman management upon consummation of the merger resulting in an implied equity value of such benefits, savings and costs of approximately $0.88 to $0.99 per share of PepsiAmericas.

MERGER CONSEQUENCES ANALYSIS

    Credit Suisse First Boston analyzed the potential pro forma effect of the merger on Whitman management's estimated earnings per share and cash earnings per share for Whitman in fiscal years 2001 and 2002. Credit Suisse First Boston's analysis was based on financial forecasts for Whitman provided to it by Whitman management and on financial forecasts for PepsiAmericas provided to it by PepsiAmericas management. Further, the merger consequences analysis assumes that public shareholders of PepsiAmericas (excluding Dakota Holdings) would elect the cash alternative and that the maximum amount of consideration payable pursuant to the contingent payment alternative is earned by Dakota Holdings. Credit Suisse First Boston's analysis also assumed that Whitman's 15-day average closing stock price for the 15-day period immediately prior to the first public announcement of the merger was $15.00 per share, amortization of goodwill over 40 years and interest on new borrowings at 8.0%. This analysis indicated that, after giving effect to an estimated $15 million pre-tax value related to synergistic and strategic benefits, operating cost savings and tax net operating loss utilization benefits in 2001 and 2002, the proposed merger would be
(a) dilutive to Whitman management's estimate of Whitman earnings per share and cash earnings per share in 2001 and (b) accretive to Whitman management's estimate of Whitman earnings per share and cash earnings per share in 2002. The actual results achieved by the combined company may vary from the projected results and such variations may be material.

PRO FORMA OWNERSHIP ANALYSIS

    Credit Suisse First Boston reviewed the pro forma ownership of Whitman following the merger assuming that Pohlad Companies purchases (a) no additional Whitman shares from Whitman or PepsiCo, (b) $25 million of additional Whitman shares at $15.00 per share from Whitman and no additional Whitman shares from PepsiCo., and (c) $25 million of additional Whitman shares at $15.00 per share from Whitman and $25 million of additional Whitman shares at $15.00 per share from PepsiCo. For purposes of this analysis, Credit Suisse First Boston assumed that public shareholders of PepsiAmericas (excluding Dakota Holdings) would elect the cash alternative and that the maximum amount of consideration payable pursuant to the contingent payment election is earned by Dakota Holdings. This analysis indicated that in all scenarios, the percentage ownership held by public shareholders (excluding Pohlad Companies and PepsiCo) would exceed 50% of Whitman's fully-diluted shares and that PepsiCo would own less than 40% of Whitman's fully-diluted shares. The actual pro forma ownership of the combined company may vary from these scenarios depending on the consideration election of PepsiAmericas shareholders and the purchase of additional Whitman shares by PepsiAmericas shareholders who elect to participate in the contingent payment alternative.

    Whitman has agreed to pay Credit Suisse First Boston for its financial advisory services a fee of approximately $4.5 million. Whitman has also agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement. Credit Suisse First Boston and its affiliates have in the past provided financial services to Whitman unrelated to the merger, for which services Credit Suisse First Boston and its affiliates have received customary compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Whitman and PepsiAmericas for their and their affiliates accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

OPINION OF PEPSIAMERICAS' FINANCIAL ADVISOR

    At the meeting of the PepsiAmericas board of directors held on August 18, 2000, Salomon Smith Barney delivered its oral opinion, subsequently confirmed in writing, that, as of that date, the merger consideration to be received by the holders of PepsiAmericas common stock (other than Dakota Holdings), is fair, from a financial point of view, to such shareholders.

    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY, DATED
AUGUST 18, 2000, WHICH IDENTIFIES ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF PEPSIAMERICAS ARE URGED TO, AND SHOULD, READ THIS OPINION IN ITS ENTIRETY. SALOMON SMITH BARNEY'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO SHAREHOLDERS OF PEPSIAMERICAS TO VOTE IN FAVOR OF THE MERGER OR A RECOMMENDATION AS TO THE CHOICE OF CONSIDERATION ANY SHAREHOLDER OF PEPSIAMERICAS SHOULD MAKE UNDER THE TERMS OF THE MERGER AGREEMENT. SALOMON SMITH BARNEY'S OPINION ALSO DOES NOT ADDRESS THE RELATIVE VALUES OF EACH OF THE CHOICES OF CONSIDERATION AVAILABLE UNDER THE TERMS OF THE MERGER AGREEMENT. SHAREHOLDERS OF PEPSIAMERICAS SHOULD NOT RELY UPON THE OPINION AS A RECOMMENDATION.

    In arriving at its opinion, Salomon Smith Barney reviewed a draft of the merger agreement and related documents dated August 14, 2000 and held discussions with certain senior officers, directors and other representatives and advisors of PepsiAmericas and Whitman concerning the businesses, operations and prospects of PepsiAmericas and Whitman. Salomon Smith Barney also examined:

    - certain publicly available business and financial information relating to PepsiAmericas and Whitman; and

    - certain financial forecasts and other information and data for PepsiAmericas and Whitman which were provided to or otherwise discussed with Salomon Smith Barney by the managements of PepsiAmericas and Whitman, as the case may be, including information relating to certain strategic implications and operational benefits anticipated to result from the merger.

    Salomon Smith Barney reviewed the financial terms of the merger as set forth in the draft merger agreement in relation to, among other things:

    - current and historical market prices and trading volumes of PepsiAmericas Class B common stock and Whitman common stock;

    - the historical and projected earnings and other operating data of PepsiAmericas and Whitman; and

    - the capitalization and financial condition of PepsiAmericas and Whitman.

    Salomon Smith Barney considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which it considered relevant in evaluating the merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of PepsiAmericas and Whitman. Salomon Smith Barney also evaluated the pro forma financial impact of the merger on Whitman. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, Salomon Smith Barney has been advised by the management of PepsiAmericas and Whitman, as the case may be, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of PepsiAmericas and Whitman, as the case may be, as to the future financial performance of PepsiAmericas and Whitman, as the case may be, and the strategic implications and operational benefits anticipated from the proposed merger. Salomon Smith Barney has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PepsiAmericas or Whitman nor has it made any physical inspection of the properties or assets of PepsiAmericas or Whitman. For purposes of determining the amount of the contingent payment alternative, Salomon Smith Barney also assumed that the maximum amount of the first two of the three contingent payments will be paid to shareholders electing to receive the contingent payment alternative. In rendering its opinion, Salomon Smith Barney also took into account the fact that shareholders electing to receive the contingent payment alternative also have the option to purchase shares of Whitman common stock. Salomon Smith Barney was advised by PepsiAmericas, and has assumed, that the final terms of the merger agreement and related documents do not vary materially from those set forth in the drafts it reviewed.

    Salomon Smith Barney further assumed that the proposed merger will be consummated in a timely manner and in accordance with the terms of the merger agreement, without waiver of any of the conditions precedent to the proposed merger contained in the merger agreement. Salomon Smith Barney was advised, and assumed, that the proposed merger will qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code.


    Salomon Smith Barney was not requested to consider, and its opinion does not address, the relative merits of the proposed merger as compared to any alternative business strategies that might exist for PepsiAmericas or the effect of any other transaction in which PepsiAmericas might engage. Salomon Smith Barney's opinion is necessarily based upon information available to it, and financial, stock market, and other conditions and circumstances existing and disclosed to it, as of the date of its opinion. Salomon Smith Barney assumes no responsibility to update or review its opinion based on circumstances or events occurring after the date of its opinion.

    Salomon Smith Barney's opinion is, in any event, limited to the fairness, from a financial point of view, to holders of PepsiAmericas common stock (other than Dakota Holdings) pursuant to the merger agreement and does not address PepsiAmericas' underlying business decision to effect the proposed merger. Furthermore, Salomon Smith Barney's opinion does not constitute an opinion or imply any conclusion as to the likely trading range for Whitman common stock following consummation of the proposed merger.

    In connection with its opinion, Salomon Smith Barney performed certain financial analyses, which it discussed with the PepsiAmericas board of directors on August 18, 2000. The material portions of the analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated August 18, 2000, are summarized below.

    Salomon Smith Barney arrived at a range of values for PepsiAmericas by utilizing the following principal valuation methodologies:

    PUBLIC COMPARABLE VALUATION. A public comparable valuation reviews a company's operating performance and outlook relative to a group of publicly-traded peer companies to determine an implied unaffected market trading valuation range. However, no company used in the public comparable valuation described below is identical to PepsiAmericas or Whitman. Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of Coca-Cola Enterprises, Inc. and The Pepsi Bottling
Group, Inc.


    Salomon Smith Barney compared, among other things, firm values, calculated as equity value, plus total debt, minority interests and preferred stock less equity interests and cash, as multiples of the last twelve months and calendar years 2000 and 2001 (a) revenues, (b) earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA and (c) earnings before interest and taxes, which is referred to as EBIT. All multiples (except PepsiAmericas, which was based on a price of $3.80 per share) were based on closing stock prices on August 17, 2000. Estimated financial data for the selected comparable companies were based on publicly available research analysts' estimates. Estimated financial data for PepsiAmericas and Whitman were based on internal estimates of their respective management teams.



    Applying a range of these multiples to corresponding financial data of PepsiAmericas and Whitman resulted in an implied equity reference value range of approximately $2.48 to $3.34 per share for PepsiAmericas common stock and approximately $15.33 to $18.97 per share for Whitman common stock.


    PRECEDENT TRANSACTION VALUATION. A precedent transaction valuation provides a valuation range based upon financial information of companies that have been acquired in transactions that have been publicly announced and that are in the same or similar industries as the business being valued. However, no transaction used in the precedent transaction valuation described below is identical to the merger. Using publicly available information, Salomon Smith Barney reviewed the purchase price and implied transaction value multiples paid or proposed to be paid in the following selected transactions:

    - Dr. Pepper Bottling Company of Texas/American Bottling Company

    - PepsiCo Assets/Whitman Corporation

    - Cameron Coca-Cola Bottling Company/Coca-Cola Enterprises, Inc.

    - Select/Beverage Americas/Cadbury Schweppes plc

    - Texas Bottling Group, Inc./Coca-Cola Enterprises, Inc.

    - Midwest Beverage America/Cadbury Schweppes plc

    - Coca-Cola Beverages Ltd./Coca-Cola Enterprises, Inc.

    - Snapple Beverage/Triarc Companies, Inc.

    - Seven Up/RC Bottling of Southern California, Inc./Dr. Pepper Bottling Company of Texas

    - Nora Beverages, Inc./Coca-Cola Enterprises, Inc.

    - Coca-Cola West&Grand Forks/Coca-Cola Enterprises, Inc.

    - Ouachita Coca-Cola Bottling Company, Inc./Coca-Cola Enterprises, Inc.

    - Grupo Embottelador de Mexico SA de CV/PepsiCo, Inc.

    - Wichita Coca-Cola Bottling Co./Coca-Cola Enterprises, Inc.

    - Vess Beverages, Inc./Cott Corporation


    Salomon Smith Barney compared purchase prices on the selected transactions as a multiple of (1) last 12 months EBITDA and (2) last 12 months EBIT. All multiples were based on publicly-available financial information for the relevant transactions. Applying a range of multiples derived from the selected transactions to PepsiAmericas' and Whitman's respective estimated calendar year 2000 (a) EBITDA and (b) EBIT resulted in an implied equity reference value range of approximately $2.48 to $3.91 per share for PepsiAmericas' common stock and approximately $16.79 to $20.43 per share for Whitman common stock.



    DISCOUNTED CASH FLOW VALUATION. A discounted cash flow analysis provides insight into the intrinsic value of a business based on the projected financial results (including capital requirements) and the net present value of the free cash flow anticipated to be generated by the assets of the business. Salomon Smith Barney performed discounted cash flow analyses of PepsiAmericas and Whitman to estimate a range of values for their common stock. The discounted cash flow analyses were based upon certain financial forecasts for the companies for the years 2000 through 2004 prepared by their respective managements. Salomon Smith Barney performed discounted cash flow analyses of PepsiAmericas and Whitman in order to determine the aggregate net present value of the unlevered free cash flows of PepsiAmericas' and Whitman's businesses, net of outstanding debt balances.



    Salomon Smith Barney applied a terminal value multiple range of 6.5x to 8.5x to projected EBITDA in year 2004. The unlevered free cash flows were then discounted to present value using discount rates ranging from 8.5% to 10.5% based upon an analysis of the respective weighted average costs of capital of PepsiAmericas and Whitman. These analyses of the forecasts for PepsiAmericas and Whitman, which assumed PepsiAmericas and Whitman could achieve their forecasted results, indicated an implied equity value range per share of PepsiAmericas common stock of approximately $3.96 to $5.22 on a fully diluted basis and an implied equity value range per share of Whitman common stock of approximately $16.06 to $19.70 on a fully diluted basis.



    DISCOUNTED CASH FLOW VALUATION (SENSITIVITY). Salomon Smith Barney performed the same analysis described above with the exception of modifications to PepsiAmericas' five year forecast to account for two different scenarios. In the first scenario, revenues were adjusted to account for slower volume and price growth at PepsiAmericas' operations in Puerto Rico and to exclude the anticipated reduction in operating costs in 2000 and 2001 in Puerto Rico from a renegotiation of the union contract applicable to those operations. In the second scenario, the same adjustments from the first scenario were made, and projections were further adjusted to account for increased costs at PepsiAmericas' domestic operations. These analyses of the adjusted forecasts for PepsiAmericas, which assumed PepsiAmericas could achieve adjusted forecasted results, indicated an implied equity value range per share of PepsiAmericas common stock of approximately $3.39 to $4.54 on a fully diluted basis in the first scenario and $3.05 to $4.19 in the second scenario.


    No company used in the public comparable valuation described above is identical to PepsiAmericas or Whitman. No transaction used in the precedent transaction valuation described above is identical to the merger. Accordingly, an examination of the results of the analyses described above necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the businesses and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

    The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. The summary set forth above is not a complete description of the analyses underlying Salomon Smith Barney's opinion or its presentation to the PepsiAmericas board of directors. Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

    In performing its analyses, Salomon Smith Barney made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of Whitman or PepsiAmericas. The analyses which Salomon Smith Barney performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of PepsiAmericas common stock (other than Dakota Holdings). The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    Salomon Smith Barney has acted as financial advisor to PepsiAmericas in connection with the proposed merger and will receive a fee of approximately $4.4 million for such services, a significant portion of which is contingent upon the consummation of the transaction. PepsiAmericas has also agreed to reimburse Salomon Smith Barney for all reasonable fees and disbursements of Salomon Smith Barney's counsel up to $25,000 and all of Salomon Smith Barney's reasonable travel and other expenses incurred in connection with the merger, or otherwise from Salomon Smith Barney's engagement. PepsiAmericas further agreed to indemnify Salomon Smith Barney and certain related persons against various liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

    Salomon Smith Barney has in the past provided investment banking services to Whitman unrelated to the proposed merger for which services Salomon Smith Barney has received compensation. In the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Whitman and PepsiAmericas for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Whitman, PepsiAmericas and their respective affiliates.

    Salomon Smith Barney is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Smith Barney regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions and for other purposes. The PepsiAmericas board retained Salomon Smith Barney based on Salomon Smith Barney's expertise in the valuation of companies as well as its substantial experience in transactions similar to the merger.

OPINION OF PEPSIAMERICAS SPECIAL COMMITTEE'S FINANCIAL ADVISOR

    On August 17, 2000, Chase Securities Inc. delivered its oral opinion, subsequently confirmed in writing in an opinion dated as of August 18, 2000, to the special committee of the board of directors of PepsiAmericas to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the cash alternative, the stock alternative and the contingent payment alternative, each as elected by a holder of PepsiAmericas common stock and received by each such holder pursuant to the merger was fair, from a financial point of view, to the holders of common stock of PepsiAmericas, other than Whitman, Dakota Holdings and their respective affiliates.

    THE FULL TEXT OF CHASE SECURITIES' WRITTEN OPINION DATED AS OF AUGUST 18, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY CHASE SECURITIES, IS ATTACHED AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF PEPSIAMERICAS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. CHASE SECURITIES' OPINION WAS PROVIDED FOR THE USE AND BENEFIT OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF PEPSIAMERICAS IN ITS EVALUATION OF THE MERGER, WAS DIRECTED ONLY TO THE FAIRNESS TO THE HOLDERS OF COMMON STOCK OF PEPSIAMERICAS, OTHER THAN WHITMAN, DAKOTA HOLDINGS AND THEIR RESPECTIVE AFFILIATES, OF THE CONSIDERATION TO BE RECEIVED BY SUCH HOLDERS PURSUANT TO THE MERGER FROM A FINANCIAL POINT OF VIEW AS OF AUGUST 18, 2000, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF PEPSIAMERICAS AS TO HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE MERGER OR ANY MATTER RELATED TO THE MERGER. THE SUMMARY OF CHASE SECURITIES' OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION ATTACHED TO THIS DOCUMENT AS ANNEX D.

    In arriving at the opinion set forth below, Chase Securities, among other things:

    - reviewed a draft of the merger agreement dated as of August 18, 2000;

    - reviewed certain publicly available business information that Chase Securities deemed relevant relating to PepsiAmericas and Whitman and the respective industries in which they operate;

    - reviewed certain internal non-public financial and operating data and forecasts furnished to Chase Securities by the managements of PepsiAmericas and Whitman relating to their respective businesses;

    - discussed, with members of the senior managements of PepsiAmericas and Whitman, PepsiAmericas' and Whitman's operations, historical financial statements and future prospects, before and after giving effect to the merger;

    - compared the financial and operating performance of PepsiAmericas and Whitman with publicly available information concerning certain other companies Chase Securities deemed comparable to PepsiAmericas and Whitman and reviewed the relevant historical stock prices of PepsiAmericas common stock and Whitman common stock and certain publicly traded securities of such other companies;

    - reviewed the financial terms of certain recent business combinations and acquisition transactions Chase Securities deemed reasonably comparable to the merger and otherwise relevant to its inquiry; and

    - made such other analyses and examinations as Chase Securities deemed necessary or appropriate.

    Chase Securities assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Chase Securities, or publicly available, for purposes of its opinion and further relied upon the assurance of the managements of PepsiAmericas and Whitman that they were not aware of any facts that would make such information inaccurate or misleading. Chase Securities neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of PepsiAmericas or Whitman, nor did Chase Securities conduct a physical inspection of the properties or facilities of PepsiAmericas or Whitman. Chase Securities assumed that the financial forecasts provided to or discussed with Chase Securities by PepsiAmericas and Whitman had been reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of PepsiAmericas and Whitman as to the future financial performance of their respective companies, including giving effect to the merger. Chase Securities further assumed that, in all material respects, such forecasts and projections will be realized in the amounts and times indicated in the forecasts and projections. Chase Securities expressed no view as to such forecasts or projection information or the assumptions on which they were based.

    For purposes of rendering its opinion, Chase Securities assumed that, in all respects material to its analysis, the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof. Chase Securities further assumed that all material governmental, regulatory or other consents and approvals would be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which PepsiAmericas, Anchor Merger Sub or Whitman are a party, as contemplated by the Agreement, no restrictions would be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the merger. Chase Securities further assumed that the merger will be accounted for using the purchase method, with the stock portion of the transaction qualifying for tax-free treatment for United States federal income tax purposes. With the consent of the special committee of the board of directors of PepsiAmericas, Chase Securities assumed that that the cash consideration paid pursuant to the merger will not fall below $3.80 and that the surviving corporation will meet the adjusted EBITDA targets as provided in the merger agreement.

    In connection with the preparation of its opinion, Chase Securities was not authorized by PepsiAmericas or the special committee of the board of directors of PepsiAmericas to solicit, nor did Chase Securities solicit, third-party indications of interest for the acquisition of all or any part of PepsiAmericas.

    Chase Securities' opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated on the date of the opinion. Chase Securities' opinion was limited to the fairness, from a financial point of view, to the holders of the common stock of PepsiAmericas, other than shares of the common stock of PepsiAmericas owned by Whitman, Dakota Holdings and their respective affiliates, of the consideration to be received by such holders in the merger, and Chase Securities expressed no opinion as to the merits of the underlying decision by PepsiAmericas to engage in the merger. Chase Securities' opinion did not constitute a recommendation to any holder of the common stock of PepsiAmericas as to how such shareholder should vote with respect to the proposed merger or any matter related to the merger. In addition, Chase Securities expressed no opinion as to the prices at which the common stock of PepsiAmericas or Whitman would trade following the announcement or the consummation of the merger, as the case may be.

    The following is a summary of the material financial and comparative analyses performed by Chase Securities in arriving at its opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Chase Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    COMPARABLE PUBLIC COMPANIES ANALYSIS. Using publicly available information, Chase Securities compared certain financial and operating information and ratios, which are described below, for PepsiAmericas and Whitman with corresponding financial and operating information and ratios for the following two companies in lines of business believed to be generally comparable to those of PepsiAmericas and Whitman, as follows:

    - Coca-Cola Enterprises Inc.

    - The Pepsi Bottling Group, Inc.

    In examining the comparable companies, Chase Securities calculated the enterprise value, defined as the total market value of equity on a diluted basis plus outstanding debt, preferred stock and minority interest less cash and cash equivalents, of each company as a multiple of its respective last 12 months, estimated calendar year 2000 and estimated calendar year 2001 earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA. Chase Securities also calculated the enterprise value of each company as a multiple of its respective estimated last 12 months and calendar year 2000 revenues. In each valuation, projections were based upon selected public research analyst estimates. Chase Securities also calculated the multiple of each company's trading price per share to its respective estimated calendar year 2000 and 2001 earnings per share, which is referred to as EPS.

    Based on an analysis of this data and PepsiAmericas management projections, Chase Securities calculated a per share equity valuation range for PepsiAmericas from $1.75 to $2.50 based on calendar year 2000 EBITDA projections provided by PepsiAmericas management, and a per share equity valuation range from $2.00 to $2.75 based on calendar year 2001 EBITDA projections provided by PepsiAmericas management.

    Based on an analysis of this data and Whitman management projections, Chase Securities calculated a per share equity valuation range for Whitman from $15.25 to $18.25 based on calendar year 2000 EBITDA projections provided by Whitman management, and a per share equity valuation range from $14.25 to $17.50 based on calendar year 2001 EBITDA projections provided by Whitman management.

    COMPARABLE TRANSACTIONS ANALYSIS. Chase Securities reviewed certain publicly available information regarding selected business combinations in the bottling industry. The comparable transaction and the month in which each transaction was announced were as follows:


    - Carlyle Group and Cadbury Schweppes plc/Dr. Pepper Bottling Company of Texas (August 1999)


    - Whitman Corporation/PepsiCo., Inc. assets (May 1999)

    - Coca-Cola Enterprises Inc./Independent bottling companies (October 1998)


    - Carlyle Group and Cadbury Schweppes plc/Beverage America and Beverage Select (February 1998)


    - Coca-Cola Enterprises Inc. and Coca-Cola Bottling Group
      (Southwest) Inc./Texas Bottling Group, Inc. (April 1998)

    - Coca-Cola Enterprises Inc./Coca-Cola Beverages Ltd. (May 1997)

    - Coca-Cola Enterprises Inc./NORA Beverages Inc. (July 1996)

    - Coca-Cola Enterprises Inc./operations of Coca-Cola Beverages S.A., Coca-Cola Production S.A. and S.A. Beverage Sales Holding N.V. (May 1996)

    - Dr. Pepper Bottling Company of Texas/Seven Up/RC Bottling of Southern California, Inc. (March 1996)

    - Coca-Cola Enterprises Inc./Coca-Cola West, Inc. and Grand Forks Coca-Cola Bottling Company (May 1996)

    - Coca-Cola Enterprises Inc./Ouachita Coca-Cola Bottling Company, Inc. (October 1995)

    - Coca-Cola Enterprises Inc./Wichita Coca-Cola Bottling (October 1994)

    - Cott Corporation /Vess Beverages Inc./Vess Specialty Packaging Co. (May 1994)

    In examining these precedent transactions, Chase Securities calculated the transaction value in each of these precedent transactions as a multiple of the target's respective last 12 months revenue and last 12 months EBITDA.

    Based on an analysis of the comparable transactions data and PepsiAmericas management projections, Chase Securities calculated a per share equity valuation range for PepsiAmericas from $2.00 to $3.00 based on last 12 months EBITDA results provided by PepsiAmericas management, and a per share equity valuation range from $3.00 to $4.00 based on 2000 EBITDA projections provided by PepsiAmericas management.

    Based on an analysis of the comparable transactions data and Whitman management projections, Chase Securities calculated a per share equity valuation range for Whitman from $17.25 to $21.50 based on last 12 months EBITDA results provided by Whitman management, and a per share equity valuation range from $20.00 to $24.50 based on 2000 EBITDA projections provided by Whitman management.

    DISCOUNTED CASH FLOW ANALYSIS. Chase Securities performed a discounted cash flow analysis for PepsiAmericas using financial forecasts for the years ending December 31, 2000 through December 31, 2004 provided by PepsiAmericas management, which is referred to as the Management Case, and based upon projections provided by PepsiAmericas management as of August 2000, which assume that PepsiAmericas does not achieve its projected margin improvements, which is referred to as the Conservative Management Case. Chase Securities calculated a discounted cash flow analysis for PepsiAmericas assuming discount rates ranging from 9% to 11%, and terminal multiples of EBITDA in the year 2004 ranging from 7.0x to 8.0x. This analysis yielded a per share equity valuation range for PepsiAmericas from $3.75 to $5.00 for the Management Case, and from $2.75 to $4.00 for the Conservative Management Case.

    Chase Securities also performed a discounted cash flow analysis for Whitman using financial forecasts for the years ending December 31, 2000 through December 31, 2004 provided by Whitman management to December 31, 2003, and Chase Securities estimated projections for 2004 based on extrapolated Whitman management projections from 2002 to 2003. Chase Securities calculated a discounted cash flow analysis for PepsiAmericas assuming discount rates ranging from 9% to 11%, and terminal multiples of EBITDA in the year 2004 ranging from 7.0x to 8.0x. This analysis yielded a per share equity valuation range for Whitman from $15.25 to $20.00.

    PRO FORMA CONTRIBUTION ANALYSIS. In addition to the above analyses, Chase Securities estimated the contributions of PepsiAmericas and Whitman to the pro forma combined company for the stock alternative. Chase Securities estimated the contribution of each of PepsiAmericas and Whitman to the pro forma combined company (excluding synergies) with respect to projected revenue, EBITDA and net income for fiscal years 2000 to 2002. The relative contributions of PepsiAmericas to the pro forma combined company resulted in implied exchange ratios ranging from 0.0000x to 0.3269x.

    The summary set forth above does not purport to be a complete description of the analyses performed by Chase Securities in arriving at its opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Chase Securities believes that its analyses must be considered as a whole and that selecting portions of analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinion. Chase Securities did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Chase Securities in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond PepsiAmericas' and Whitman's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Chase Securities are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. None of the comparable companies used in the comparable public companies analysis described above is identical to PepsiAmericas or Whitman, and none of the comparable transactions used in the comparable transactions analysis described above is identical to the proposed merger. Accordingly, an analysis of publicly traded comparable companies and transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    The special committee of the board of directors of PepsiAmericas selected Chase Securities to act as its financial advisor on the basis of Chase Securities' reputation as an internationally recognized investment banking firm with substantial expertise in transactions similar to the merger. As part of its financial advisory business, Chase Securities is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Chase Securities has acted as financial advisor to the special committee of the board of directors of PepsiAmericas in connection with the delivery of its opinion and received a fee upon delivery thereof. In addition, PepsiAmericas has agreed to indemnify Chase Securities for certain liabilities arising out of its engagement. The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have provided commercial and investment banking services to Whitman and its affiliates for which they received usual and customary compensation and may continue to provide such services in the future. In the ordinary course of business, Chase Securities or its affiliates may trade in the debt and equity securities of PepsiAmericas and Whitman for its own accounts and for the accounts of its customers and, accordingly, may at anytime hold a long or short position in such securities.

    The terms of the engagement of Chase Securities by the special committee of the board of directors of PepsiAmericas are set forth in a letter dated as of August 9, 2000. Pursuant to the terms of this letter agreement, PepsiAmericas paid to Chase Securities a fee of $750,000. In addition, the special committee of the board of directors of PepsiAmericas has also agreed to reimburse Chase Securities for its reasonable out-of-pocket expenses (including the fees of its legal counsel) and to indemnify Chase Securities and certain related persons from and against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws, arising out of its engagement.

CERTAIN FINANCIAL PROJECTIONS (UNAUDITED)

    PepsiAmericas does not as a matter of course make public forecasts or projections as to future revenues or results of operations. However, during the course of negotiations, PepsiAmericas presented certain financial information to Whitman. The information included estimates by PepsiAmericas' management of PepsiAmericas' future financial performance presented to management of Whitman on June 1, 2000 that are set forth below (the "PepsiAmericas Prospective Financial Information").

    The PepsiAmericas Prospective Financial Information was not prepared with a view towards public disclosure or compliance with either the published guidelines of the SEC regarding projections or forecasts or the American Institute of Certified Public Accountants' Guide for Prospective Financial Statements. The PepsiAmericas Prospective Financial Information was not prepared in accordance with generally accepted accounting principles and was not audited or reviewed by independent auditors nor did any independent auditors perform any services with respect thereto.

    The PepsiAmericas Financial Information, while presented with numerical specificity, was based upon numerous estimates and other assumptions which are inherently subject to significant business, economic and competitive uncertainties, contingencies and risks, all of which are difficult to quantify and many of which are beyond the control of PepsiAmericas. Accordingly, there can be no assurance that the PepsiAmericas Financial Information will be realized, and it is likely that future results will vary from those set forth below, possibly by material amounts. The PepsiAmericas Prospective Financial Information included the information set forth below:

                                                                  FISCAL YEAR
                                                                 (IN MILLIONS)
                                                                 -------------
                                                           2000       2001       2002
                                                           ----       ----       ----
EBITDA.................................................   $65.6      $76.6      $93.3

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.


    Whether or not holders of PepsiAmericas common stock participating in the contingent payment alternative receive additional shares of Whitman common stock in 2002 and 2003 will depend on PepsiAmericas EBITDA, as adjusted, for each of fiscal years 2001 and 2002 and for the three-year period beginning January 2, 2000. These contingent payments are described in detail under the heading "The Merger Agreement--Contingent Payments." Assuming that none of the adjustments to EBITDA described under that heading applies, if PepsiAmericas achieves, but does not exceed, projected EBITDA as set forth above, the maximum number of additional shares of Whitman common stock will be paid for 2001 and 2002 performance, respectively. Additional shares of Whitman common stock will be paid with respect to the three-year period beginning January 2, 2000 only if PepsiAmericas' EBITDA, as adjusted, exceeds $235.5 million, which is the sum of PepsiAmericas' projected EBITDA for that period. The maximum number of additional shares of Whitman common stock for the period will only be paid if EBITDA, as adjusted, is at least $247.3 million, which is $11.8 million above PepsiAmericas' projections.


CERTAIN LITIGATION


    On or about August 23, 2000, a lawsuit was filed in the District Court in Hennepin County, Minnesota, seeking to enjoin the merger of PepsiAmericas and Whitman, RANDY COX V. CHRISTOPHER E. CLOUSER, ET AL. The complaint, which was brought by a purported shareholder of PepsiAmericas, names PepsiAmericas, Dakota Holdings and certain directors of PepsiAmericas as defendants.


    The complaint alleges that the consideration to be paid to the public shareholders of PepsiAmericas in the merger is unfair and inadequate. The plaintiff seeks, among other things, class action certification, a declaration that the merger agreement with Whitman is unenforceable, a preliminary and permanent injunction against the defendants from proceeding with or closing the proposed merger unless and until PepsiAmericas implements a procedure to obtain the highest price for its shareholders, and an award of damages, attorneys fees and costs of suit.


    PepsiAmericas believes that the allegations contained in the Minnesota COX complaint are without merit and intends to vigorously defend the action. On September 29, 2000, Judge Allen Oleisky entered an order staying all proceedings in the Minnesota COX action pending final disposition of the consolidated Delaware actions described more fully below.



    On August 31, 2000, a lawsuit was filed in the Court of Chancery in and for New Castle County, Delaware, GENE KILHAM V. PEPSIAMERICAS, INC., ET AL.,
No. 18280 NC, seeking to enjoin the merger of PepsiAmericas and Whitman. The complaint, which was filed by a purported shareholder of PepsiAmericas, names PepsiAmericas, Dakota Holdings, Whitman and the directors of PepsiAmericas as defendants. The complaint alleges that the consideration to be paid to the public shareholders of PepsiAmericas in the merger is inadequate; that the individual defendants and Dakota Holdings have committed certain breaches of fiduciary duties; and that Whitman is knowingly participating in those breaches of fiduciary duties. The plaintiff seeks, among other things, class action certification, a preliminary and permanent injunction against the defendants from proceeding with the proposed merger and an award of damages, attorneys fees, and costs of suit. PepsiAmericas and Whitman believe that the allegations contained in the KILHAM complaint are without merit and they intend to vigorously defend the action.



    On September 8, 2000, a lawsuit was filed in the Court of Chancery, in and for New Castle County Delaware, RANDY COX V. PEPSIAMERICAS, INC., ET AL.,
No. 18296 NC, seeking to enjoin the merger of PepsiAmericas and Whitman. The complaint, which was filed by a purported shareholder of PepsiAmericas, names PepsiAmericas, Dakota Holdings, Whitman and certain directors of PepsiAmericas as defendants. The complaint alleges that the consideration to be paid to the public shareholders of PepsiAmericas in the merger is inadequate, that the individual defendants and Dakota Holdings have committed certain breaches of fiduciary duties, and that Whitman is knowingly participating in those breaches of fiduciary duties. The plaintiff seeks, among other things, class action certification, a preliminary and permanent injunction against the defendants from proceeding with the proposed merger and an award of damages, attorneys fees, and costs of suit.



    PepsiAmericas and Whitman believe that the allegations contained in the Delaware COX complaint are without merit and intend to vigorously defend the action. The parties to the two Delaware actions have agreed to consolidate those actions for all purposes under the caption IN RE PEPSIAMERICAS SHAREHOLDERS LITIGATION, No. 18280 NC. By agreement, the time for defendants to answer or otherwise plead to the complaint has been extended to November 9, 2000.


MANAGEMENT FOLLOWING THE TRANSACTION

    Bruce S. Chelberg will retire as Whitman's Chairman and Chief Executive Officer and as a member of the board of directors upon consummation of the merger. At that time, Robert C. Pohlad, PepsiAmericas' Chairman and Chief Executive Officer will be appointed as Whitman's Chief Executive Officer and a member of its board of directors. Also, at that time, Archie R. Dykes, a Whitman director and the Chairman of its Affiliated Transactions Committee, will become the nonexecutive Chairman of Whitman's board of directors.

    Kenneth E. Keiser, currently President and Chief Operating Officer of PepsiAmericas, will become President and Chief Operating Officer of Whitman's United States operations. Larry D. Young, currently President and Chief Operating Officer of Whitman and Pepsi-Cola General Bottlers, will become President and Chief Operating Officer of Whitman's international operations. John F. Bierbaum, currently Senior Vice President and Chief Financial Officer of PepsiAmericas, will become Executive Vice President, Corporate Growth and Strategic Planning for Whitman. He will have principal responsibility for acquisitions, as well as for Whitman's non-bottling related assets.

ACCOUNTING TREATMENT


    The merger will be accounted for under the purchase method of accounting for financial accounting purposes in accordance with United States generally accepted accounting principles. Purchase accounting requires that the purchase price and costs of the acquisition be allocated to all of the assets acquired and liabilities assumed, based on their relative fair values. See "Selected Financial Information--Pro Forma Combined Financial Information (Unaudited)."


UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following general discussion summarizes the anticipated material United States federal income tax consequences of the merger to holders of PepsiAmericas common stock who elect the cash alternative, the stock alternative, the contingent payment alternative, or any combination of these three alternatives. This discussion addresses only those shareholders who hold their PepsiAmericas common stock as a capital asset, and does not address all of the federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, such as financial institutions, mutual funds, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect to apply a mark-to-market method of accounting, foreign holders, persons who hold their shares as a hedge against currency risk or as part of a straddle, constructive sale or conversion transaction, or holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

    The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code of 1986, as amended, laws, regulations, rulings and decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws, and federal laws other than federal income tax laws, are not addressed.

    Holders of PepsiAmericas common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

    It is a condition to the completion of the merger that each of Whitman, Anchor Merger Sub and PepsiAmericas receive an opinion of its counsel, dated as of the effective time of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code and that each of Whitman and PepsiAmericas will be a party to the reorganization within the meaning of
Section 368 of the Internal Revenue Code.

    In rendering their opinions, counsel will be entitled to rely upon, among other things, representations of officers of Whitman and PepsiAmericas. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the federal income tax consequences of the merger. The following discussion of federal income tax consequences of the merger to PepsiAmericas shareholders assumes that the merger will qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code.

GAIN OR LOSS RECOGNITION


    WHITMAN, ANCHOR MERGER SUB AND PEPSIAMERICAS. None of Whitman, Merger Sub and PepsiAmericas will recognize income, gain or loss as a result of the merger.


    SHAREHOLDERS ELECTING TO RECEIVE ONLY CASH. If you exchange all of your shares of PepsiAmericas common stock solely for cash in the merger, you will recognize capital gain or loss equal to the difference between the amount of cash received and the tax basis in your shares of PepsiAmericas common stock exchanged. If you are an individual and have held your PepsiAmericas common stock for more than 12 months on the date of the merger, your capital gain generally will be subject to a maximum federal income tax rate of 20%. The deductibility of capital losses is subject to limitations for both individuals and corporations.

    SHAREHOLDERS ELECTING TO RECEIVE ONLY STOCK. If you exchange all of your shares of PepsiAmericas common stock solely for shares of Whitman common stock in the merger (including shares to be received from choosing the contingent payment alternative), you will not recognize any gain or loss, except with respect to cash received in lieu of fractional shares of Whitman common stock and amounts treated as imputed interest income with respect to any contingent shares received (as described below). Any cash you receive in lieu of fractional shares of Whitman common stock will be treated as received in exchange for that fractional share interest, and you will recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the basis of the PepsiAmericas common stock allocable to the fractional share interest (determined as described below).


    If you choose the contingent payment alternative, a portion of the value of any shares of Whitman common stock you receive as part of the contingent payments will be treated as imputed interest under Section 483 of the Internal Revenue Code and will generally be taxable to you in the year the contingent payment is received. The amount treated as interest cannot be determined until the year in which the contingent shares are received. Pursuant to Treasury Regulations, the amount of imputed interest is equal to the excess of the fair market value of the contingent shares received over the present value of such fair market value as of the effective time of the merger, discounted at the applicable federal rate in effect for imputed interest at the effective time of the merger. Assuming the merger occurs in November 2000, the applicable federal rate will be 6.15% for contingent shares delivered within three years from the date of the merger. In general, imputed interest payments aggregating $600 or more to a non-corporate recipient are required to be reported to the Internal Revenue Service and the recipient thereof. However, imputed interest payments must be included in your taxable income, regardless of whether the payor provides you with notice of the imputed interest amount. Any amount treated as interest will be added to the tax basis of the contingent shares to be allocated in the manner described below.


    SHAREHOLDERS ELECTING TO RECEIVE BOTH CASH AND STOCK. If you exchange some of your shares of PepsiAmericas common stock for cash and others for stock (including shares to be received from choosing the contingent payment alternative) in the merger, you will recognize gain, but not loss, in the exchange. The gain, if any, recognized will equal the lesser of:

    - the amount of cash you receive in the exchange; and

    - the amount of overall gain realized in the exchange.

    The amount of overall gain that is realized in the exchange will equal the excess of:

    - the sum of (a) the cash, plus (b) the fair market value of the Whitman common stock received at the effective time of the merger, plus (c) if you have chosen the contingent payment alternative, the fair market value of the Whitman common stock to be received and the fair market value of the right to purchase additional shares of Whitman common stock; over

    - the tax basis of your shares of PepsiAmericas common stock surrendered in the exchange.

    If you choose the contingent payment alternative, the extent of your overall gain realized, and the extent to which the cash you receive will be taxable, will not be certain as of the effective time of the merger. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF CHOOSING THE CASH ALTERNATIVE FOR SOME OF YOUR SHARES AND THE CONTINGENT PAYMENT ALTERNATIVE FOR OTHER SHARES. In addition, if you choose the contingent payment alternative, a portion of the value of any shares of Whitman common stock you receive as part of the contingent payments will be treated as imputed interest under Section 483 of the Internal Revenue Code as described above.

    Determinations of the amount of recognized gain, tax basis and holding period must be made separately for each block of PepsiAmericas common stock surrendered. For this purpose, all of the cash and Whitman common stock received generally will be allocated proportionately among blocks of PepsiAmericas common stock surrendered.

    Any gain recognized will be treated as capital gain except in any case in which the receipt of cash has the effect of the distribution of a dividend for federal income tax purposes (under Sections 302 and 356 of the Internal Revenue
Code) in which case such recognized gain generally will be treated as ordinary dividend income. In general, if immediately prior to the merger you (a) do not actually or constructively (under Section 318 of the Internal Revenue Code) own any Whitman common stock and (b) are not a significant shareholder of PepsiAmericas, your receipt of cash will not have the effect of the distribution of a dividend. You should consult your own tax advisor to determine the applicability of the foregoing rules in light of your specific facts and circumstances.

BASIS

    Your aggregate tax basis in any non-cash consideration received in the merger will be equal to the aggregate tax basis in your shares of PepsiAmericas common stock surrendered in the merger, decreased by the amount of cash received and increased by the amount of gain, if any, recognized (or any amount treated as a dividend as described above).

    SPECIAL RULES FOR SHAREHOLDERS CHOOSING THE CONTINGENT PAYMENT
ALTERNATIVE. If you choose the contingent payment alternative for any of your shares of PepsiAmericas common stock, your aggregate tax basis in the non-cash merger consideration (as determined above) must be allocated not only to the Whitman common stock received at the effective time of the merger, but also to any shares to be received as a result of the contingent payment alternative and to the right to purchase additional shares of Whitman common stock, as described below. Until the final number of shares, if any, to be received as a result of the contingent payment alternative is determined, you will have a temporary estimated tax basis in the shares received at the effective time of the merger and on any contingent share delivery date. This temporary basis generally will be equal to your aggregate tax basis in the Whitman common stock multiplied by a fraction, the numerator of which is the number of shares you have already received and the denominator of which is the sum of the number of shares you have already received and the maximum number of remaining shares which you could receive as a result of choosing the contingent payment alternative. This temporary basis will increase each time you receive additional shares as contingent payments, and should be allocated pro rata among the shares of Whitman common stock you have already received from time to time. In addition, the basis of any shares received on a contingent share delivery date should be increased by the amount treated as imputed interest (as described above).

    Under the formula set forth in the merger agreement, for every share of Whitman common stock received at the effective time of the merger as a result of choosing the contingent payment alternative, a shareholder will receive, at most, 0.536 shares of Whitman common stock in future periods. Thus, assuming you did not elect to receive any shares of Whitman common stock other than pursuant to the contingent payment alternative, you would allocate approximately 65.1% of your aggregate tax basis in the Whitman common stock to the shares of Whitman common stock received at the effective time of the merger until the first contingent share delivery date. On each contingent share delivery date, you would allocate your aggregate tax basis in Whitman common stock among all the shares of Whitman common stock you have received and the maximum number of remaining shares which you could receive, as described above. On the final contingent share delivery date, you would allocate your entire aggregate tax basis in Whitman common stock among the shares actually received.

    If you sell shares of Whitman common stock prior to the time the final number of shares to be received as a result of choosing the contingent payment alternative has been determined, you should use the temporary basis described above to calculate gain or loss on the sale. You would then allocate your remaining basis among the shares retained and to be received in a manner similar to the method described above. AS A RESULT OF THESE RULES, IF YOU SELL SHARES OF WHITMAN COMMON STOCK PRIOR TO THE TIME THE FINAL NUMBER OF SHARES TO BE RECEIVED AS A RESULT OF CHOOSING THE CONTINGENT PAYMENT ALTERNATIVE HAS BEEN DETERMINED, YOU MAY RECOGNIZE MORE GAIN (OR LESS LOSS) FOR TAX PURPOSES THAN

WOULD BE THE CASE IF YOU HAD SOLD SHARES AT THE SAME PRICE AFTER SUCH TIME. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR IF YOU PLAN SUCH A SALE.

HOLDING PERIOD

    The holding period of the Whitman common stock you receive at the effective time of the merger will include the holding period of the PepsiAmericas common stock that you surrender in the merger.

    If you choose the contingent payment alternative, your holding period for each share received after the effective time of the merger will be split. Your holding period for that portion of each contingent share which is taxed as interest under the imputed interest rules discussed above will commence on the date on which the contingent share is received and your holding period for the remaining portion of each contingent share will include the holding period for the PepsiAmericas common stock surrendered in the merger.

RIGHT TO PURCHASE ADDITIONAL SHARES OF WHITMAN COMMON STOCK

    As described above, if you choose the contingent payment alternative you will have the right to purchase additional shares of Whitman common stock. Although you will not recognize gain or loss as a result of the receipt of this right, if you also elect the cash alternative for some of your shares of PepsiAmericas common stock, the fair market value of this right should be included in the determination of your overall gain realized in the merger. A portion of your aggregate tax basis in the Whitman common stock received and to be received in the merger (determined as set forth above) should be allocated between such Whitman common stock and such right to purchase Whitman common stock in proportion to their respective fair market values. Any basis allocable to the right will be added to the basis of any Whitman common stock purchased under the right and, although unclear, may give rise to a capital loss if the right is not exercised. This paragraph does not describe special rules that may apply to Dakota Holdings.

ANTITRUST


    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder by the Federal Trade Commission, the merger cannot be completed until the expiration of a 30-calendar-day waiting period following the filing of certain required information and documentary material concerning the merger with the Federal Trade Commission and the Antitrust Division of the Department of Justice unless early termination of that waiting period is granted. Whitman and PepsiAmericas each filed a Hart-Scott-Rodino Premerger Notification and Report Form with the Federal Trade Commission and the Antitrust Division of the Department of Justice on September 26, 2000. Early termination of the required waiting period was granted on October 11, 2000.


    The Federal Trade Commission and the Antitrust Division of the Department of Justice may review the legality of the merger under the antitrust laws. At any time before or after completion of the merger, the Federal Trade Commission or the Antitrust Division of the Department of Justice could take any action under the antitrust laws that either considers necessary or desirable in the public interest, including seeking to enjoin or rescind the merger or seek the divestiture of particular assets of Whitman, PepsiAmericas, or any of their respective subsidiaries or affiliates. Private parties as well as state attorneys general may also bring legal actions under the antitrust laws under certain circumstances.

    Based upon an examination of publicly available information relating to the businesses in which Whitman and PepsiAmericas are engaged, Whitman and PepsiAmericas believe that the merger should not violate the applicable antitrust laws. Nevertheless, Whitman and PepsiAmericas cannot be certain that a challenge to the merger on antitrust grounds will not be made or, if such challenge were made, what the result would be.

APPRAISAL RIGHTS

    The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of
Section 262 of the Delaware General Corporation Law, a copy of which is incorporated by reference and attached to this joint proxy statement/prospectus as Annex E.

    Under the Delaware General Corporation Law, only holders of PepsiAmericas Class A common stock are entitled to appraisal rights. Holders of PepsiAmericas Class A common stock who want to exercise appraisal rights must strictly comply with the rules governing the exercise of appraisal rights or they will lose those rights.

    If the merger is completed, each holder of shares of PepsiAmericas Class A common stock who:

    - files written notice with PepsiAmericas of an intention to exercise rights to appraisal of his or her shares prior to the PepsiAmericas special meeting; and

    - follows the procedures set forth in Section 262 of the Delaware General Corporation Law will be entitled to be paid for his or her shares of PepsiAmericas Class A common stock the fair value in cash of such shares of PepsiAmericas Class A common stock.

    All written demands for appraisal rights should be mailed or delivered prior to the special meeting to PepsiAmericas, Inc., 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, Attention: Corporate Secretary. The fair value of shares of PepsiAmericas Class A common stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of PepsiAmericas Class A common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 of the Delaware General Corporation Law and have not effectively withdrawn or lost their appraisal rights are referred to in this joint proxy statement/prospectus as the "DISSENTING SHARES."

    Within ten days after the effective date of the merger, PepsiAmericas (originally known as Anchor Merger Sub), as the surviving corporation in the merger, must mail a notice to all shareholders who have complied with the first bullet point above notifying those shareholders of the effective date of the merger. Within 120 days after the effective date of the merger, holders of shares of PepsiAmericas Class A common stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although they may, within 60 days of the effective date of the merger, withdraw their demand for appraisal. Within 120 days of the effective date of the merger, the holders of dissenting shares may also receive from PepsiAmericas, upon written request, a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.

    Appraisal rights are available only to record holders of shares of PepsiAmericas Class A common stock. If you wish to exercise appraisal rights but have a beneficial interest in shares which are held of record by or in the name of another person, such as a broker or nominee, you should act promptly to cause the record holder to follow the procedures set forth in Section 262 of the Delaware General Corporation Law to perfect your appraisal rights.

    A demand for appraisal should be signed by or on behalf of the shareholder exactly as the shareholder's name appears on the shareholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a record holder, provided that, in the demand, the agent identifies the record owner or owners and expressly discloses that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. In this case, the written demand should state the number of shares for which appraisal rights are being demanded. When no number of shares is stated, the demand will be presumed to cover all shares held of record by the broker or nominee.

    If any holder of shares of PepsiAmericas Class A common stock who demands appraisal of his or her shares under Section 262 of the Delaware General Corporation Law fails to perfect, or effectively withdraws or loses the right to appraisal, his or her shares will be converted into a right to receive the stock consideration with respect to the holder's dissenting shares in accordance with the merger agreement. Dissenting shares lose their status as dissenting shares if:

    - the merger is abandoned;

    - the dissenting shareholder fails to make a timely written demand for appraisal;

    - the dissenting shares are voted in favor of the merger;

    - neither PepsiAmericas nor the shareholder files a complaint or intervenes in a pending action regarding appraisal rights within 120 days after the effective date of the merger; or

    - the shareholder delivers to PepsiAmericas (formerly Anchor Merger Sub), as the surviving corporation, within 60 days of the effective date of the merger, or thereafter with Whitman's approval, a written withdrawal of the shareholder's demand for appraisal of the dissenting shares, although no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any shareholder without the approval of the court.

    Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event a PepsiAmericas shareholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, holders of PepsiAmericas Class A common stock who are considering objecting to the merger should consult their own legal advisors.

FEDERAL SECURITIES LAWS CONSEQUENCES; STOCK TRANSFER RESTRICTION AGREEMENTS

    All shares of Whitman common stock received by PepsiAmericas shareholders in the merger will be freely transferable, except that shares of Whitman common stock received by persons who are deemed to be "affiliates" of PepsiAmericas under the Securities Act of 1933, as amended, at the time of the PepsiAmericas special meeting, may be resold by them only in transactions permitted by Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of PepsiAmericas for such purposes generally include individuals or entities that control, are controlled by or are under common control with PepsiAmericas and include directors and executive officers of PepsiAmericas. The merger agreement requires PepsiAmericas to use its reasonable best efforts to cause each of its affiliates to execute a written agreement to the effect that he or she will not offer, sell or otherwise dispose of any of the shares of Whitman common stock issued to them in the merger in violation of the Securities Act or the related SEC rules.

EXCHANGE PROCEDURES

    If you are a record holder of shares of PepsiAmericas common stock, we will send to you a form of election and letter of transmittal. In addition, we will make the form of election and letter of transmittal available to all persons who become record holders of shares of PepsiAmericas common stock after the date of such mailing and no later than the last business day prior to the election deadline (defined below). The form of election and letter of transmittal contain instructions for exchanging your shares for cash and/or Whitman common stock. Please carefully review, complete and return the form in the envelope according to the instructions contained in the form. In order to be effective, a form of election and letter of transmittal must be received by the exchange agent by 5:00 p.m., New York City time, on the tenth business day after the effective time of the merger (such day, the "ELECTION DEADLINE"). All elections may be revoked in writing until the election deadline by the record holders submitting forms of election.

    Upon surrender of a certificate representing shares of PepsiAmericas common stock to the exchange agent for cancellation, together with a duly executed letter of transmittal and such other documents as the exchange agent may require, the holder of such certificate will be entitled to receive in exchange therefor, as soon as practicable after the effective time of the merger:

    - a certificate representing that number of shares of Whitman common stock into which the shares of PepsiAmericas common stock previously represented by such PepsiAmericas certificate have been converted, if any;

    - the cash to which such holder is entitled, if any; and

    - the cash in lieu of fractional shares of Whitman common stock which such holder has the right to receive, if any.

    In the event cash and/or shares of Whitman common stock are to be delivered to any person other than the person in whose name the PepsiAmericas certificate surrendered in exchange therefor is registered in the transfer records of PepsiAmericas, the cash and/or shares of Whitman common stock may be delivered to such person if the PepsiAmericas certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the exchange agent that any applicable stock transfer taxes have been paid. Until so surrendered, each PepsiAmericas certificate will be deemed at any time after the effective time of the merger to represent only the right to receive (upon such surrender) cash and/or shares of Whitman common stock pursuant to the merger. No interest will be paid or will accrue on any cash payable to holders of PepsiAmericas certificates.

    Holders of certificates previously representing PepsiAmericas common stock will not be paid dividends or distributions on the Whitman common stock into which their shares have been converted with a record date after the merger, and will not be paid cash for any fractional shares of Whitman common stock, until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

    In lieu of any fractional shares of Whitman common stock, each holder of shares of PepsiAmericas common stock who would otherwise have been entitled to a fraction of a share of Whitman common stock will be paid an amount in cash, without interest, equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the exchange agent, on behalf of all such holders, of the aggregate fractional shares of Whitman common stock issued. Whitman will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the exchange agent, incurred in connection with such sale.

    In the event that a holder of shares of PepsiAmericas common stock fails to make an election with respect to the consideration to be received in the merger, such holder will be treated as having elected the stock alternative with respect to those shares.

AMENDMENT TO WHITMAN RIGHTS AGREEMENT

    In connection with entering into the merger agreement, Whitman amended the Rights Agreement, dated as of May 20, 1999, by and between Whitman and First Chicago Trust Company of New York, as rights agent. The rights agreement is designed to protect Whitman shareholders from coercive or unfair takeover tactics. See "Comparison of Shareholder Rights--Rights Agreement." The amendment to the rights agreement provides that:

    - None of Pohlad Companies, any affiliate of Pohlad Companies, Robert Pohlad, affiliates of Robert C. Pohlad or PepsiAmericas will be deemed an "Acquiring Person" (as defined in the rights agreement) solely by virtue of (1) the consummation of the transactions contemplated by the merger agreement, (2) the acquisition by Dakota Holdings of shares of Whitman common stock in connection with the merger, or (3) the acquisition of shares of Whitman common stock permitted by the Pohlad shareholder agreement;

    - Dakota Holdings will not be deemed an "Acquiring Person" (as defined in the rights agreement) so long as it is owned solely by Robert C. Pohlad, affiliates of Robert C. Pohlad, PepsiCo and/or affiliates of PepsiCo; and

    - A "Distribution Date" (as defined in the rights agreement) will not occur solely by reason of the execution, delivery and performance of the merger agreement or the consummation of any of the transactions contemplated by the merger agreement.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    PEPSIAMERICAS' DIRECTORS AND EXECUTIVE OFFICERS. Some of the directors and executive officers of PepsiAmericas have interests in the merger that are different from, and/or are in addition to, the interests of PepsiAmericas shareholders. These interests include the agreement to appoint Robert C. Pohlad, the Chairman and Chief Executive Officer of PepsiAmericas, as the Chief Executive Officer and a director of Whitman at the effective time of the merger and the right of PepsiAmericas directors and officers to continued indemnification and insurance coverage by Whitman for acts or omissions occurring prior to the merger. For information concerning the interests of Mr. Pohlad in the merger, see "The Merger Agreement--Principal Covenants--Board of Directors and Chief Executive Officer of Whitman." In connection with the consummation of the merger, Kenneth E. Keiser, currently President and Chief Operating Officer of PepsiAmericas, will become President and Chief Operating Officer of Whitman's United States operations and John F. Bierbaum, currently Senior Vice President and Chief Financial Officer of PepsiAmericas, will become Executive Vice President, Corporate Growth and Strategic Planning for Whitman. See "The Merger--Management Following the Transaction."

    WHITMAN DIRECTOR. At the effective time of the merger, Archie R. Dykes, a Whitman director and the Chairman of its Affiliated Transaction Committee will become the non-executive Chairman of the board of directors of Whitman.

    OPTION TO PURCHASE ADDITIONAL WHITMAN COMMON STOCK PURSUANT TO THE MERGER AGREEMENT. Whitman has agreed to sell shortly after the closing date of the merger an aggregate of up to 1,710,863 shares of its common stock, at a price of $14.6125 per share, to the PepsiAmericas shareholders who participate in the contingent payment alternative. Each PepsiAmericas shareholder who participates in the contingent payment alternative will be allowed, but not obligated, to purchase a number of Whitman shares that will depend on the extent to which the other PepsiAmericas shareholders select the contingent payment alternative. Dakota Holdings will have the right to purchase, at a price of $14.6125 per share, any of these shares that are not purchased by the other PepsiAmericas shareholders initially entitled to purchase them. In addition, Pohlad Companies has separately negotiated the right to purchase up to $25 million of Whitman common stock currently held by PepsiCo at that same price. Robert C. Pohlad is the President of Pohlad Companies and the beneficial owner of one-third of the stock of Pohlad Companies. For information concerning the interests of the PepsiAmericas shareholders who participate in the contingent payment alternative in the merger, see "The Merger Agreement--Option to Purchase Additional Whitman Common Stock."

    PEPSIAMERICAS' RELATIONSHIP WITH PEPSICO. PepsiCo indirectly owns 33.5% of the voting membership interests in Dakota Holdings through its wholly owned subsidiaries, Beverages, Food & Service Industries, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc. Pohlad Companies directly owns 66.5% of the voting membership interests in Dakota Holdings. Dakota Holdings owns shares of PepsiAmericas' common stock having approximately 72% of the voting power of the outstanding PepsiAmericas common stock.

    PepsiAmericas is a licensed producer and distributor of Pepsi-Cola carbonated soft drinks and other beverages. PepsiAmericas purchases from PepsiCo the concentrate used to produce these carbonated soft drinks and other beverages. PepsiAmericas is not obligated to purchase from PepsiCo any specific or minimum quantity of concentrate, and does not pay PepsiCo any other fees or payments.


    PepsiAmericas and PepsiCo share the common business objective of increasing the market share of Pepsi-Cola products. In furtherance of this, PepsiCo provides PepsiAmericas with marketing support in a variety of forms, including marketplace support, marketing programs and equipment, and shared media expense. There are no conditions or requirements that could result in the repayment of any marketing support payments received by PepsiAmericas from PepsiCo.


    PepsiAmericas manufactures, distributes and services fountain beverage equipment to other PepsiCo customers in accordance with various agreements. PepsiAmericas also produces or distributes other products and purchases finished goods and concentrate through various arrangements with PepsiCo or partners of PepsiCo.

    WHITMAN'S RELATIONSHIP WITH PEPSICO. PepsiCo holds, directly or indirectly, shares of Whitman common stock having approximately 40% of the voting power of the outstanding shares of Whitman common stock.

    Pepsi-Cola General Bottlers, Whitman's principal operating company, is a licensed producer and distributor of PepsiCo carbonated soft drinks and other non-alcoholic beverages. Pepsi-Cola General Bottlers purchases concentrate from PepsiCo to be used in the production of these carbonated soft drinks and other non-alcoholic beverages.


    PepsiCo and Pepsi-Cola General Bottlers share a business objective of increasing availability and consumption of PepsiCo's brands. Accordingly, PepsiCo provides Pepsi-Cola General Bottlers with various forms of marketing support to promote PepsiCo's brands. This support covers a variety of initiatives, including marketplace support, marketing programs, marketing equipment and related program support and shared media expense. There are no conditions or requirements which could result in the repayment of any support payments received by Pepsi-Cola General Bottlers.


    Pepsi-Cola General Bottlers manufactures and distributes fountain products and provides fountain equipment service to PepsiCo customers in certain territories in accordance with various agreements. There are other products which Pepsi-Cola General Bottlers produces and/or distributes through various arrangements with PepsiCo or partners of PepsiCo.

    INTERESTS OF POHLAD COMPANIES. PepsiAmericas maintains management agreements with Pohlad Companies. For services performed pursuant to the management agreements, PepsiAmericas pays Pohlad Companies management fees. Management fees of approximately $3,005,000, $774,000 and $644,000 were recorded in the fiscal year ended December 31, 1999, the three months ended December 31, 1998, and in the fiscal year ended September 30, 1998 (which only included the results of Delta Beverage and Dakota Beverage for the period from July 17, 1998, the earliest date that Pohlad Companies had common control of PepsiAmericas, to September 30, 1998), respectively. The management agreements will be terminated as of the effective time of the merger.

INDEMNIFICATION AND INSURANCE

    The merger agreement provides that after the effective time of the merger, Whitman will indemnify, defend and hold harmless, each present and former director and officer of PepsiAmericas and each subsidiary of PepsiAmericas and each such individual who served at the request of PepsiAmericas or any subsidiary of PepsiAmericas as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise against all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, monetary deficiencies or other charges (including reasonable attorneys' fees) paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the effective time of the merger), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director of PepsiAmericas or any subsidiary of PepsiAmericas, as applicable, in each case occurring prior to the effective time of the merger (including the transactions contemplated by the merger agreement).

    The merger agreement further provides that for six years from the effective time of the merger, Whitman will provide to PepsiAmericas' current directors and officers liability insurance protection of the same kind and scope as that provided by PepsiAmericas' directors' and officers' liability insurance policies in effect on the date of the merger agreement. In no event will Whitman be required to expend more than 200% of the last annual premium paid by PepsiAmericas prior to the date of the merger agreement to maintain or procure such insurance coverage. If Whitman is unable to maintain or obtain such insurance, Whitman will use all reasonable efforts to obtain as much comparable insurance as available at such expense.

                              THE MERGER AGREEMENT

    We believe this summary describes the material terms of the merger agreement. However, we recommend that you carefully read the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement/prospectus, for the precise legal terms of the transaction and other information that may be important to you.

STRUCTURE OF THE MERGER

    Pursuant to the terms of the merger agreement, PepsiAmericas will merge with and into Anchor Merger Sub with Anchor Merger Sub continuing as the surviving corporation.

TIMING OF CLOSING

    The closing of the merger will occur on the earliest practicable date (but no later than the fifth business day) following the satisfaction or waiver of the conditions to the merger contained in the merger agreement. As a result of the merger, the separate corporate existence of PepsiAmericas will cease and Anchor Merger Sub will continue as the surviving corporation and will change its name to "PepsiAmericas, Inc."

MERGER CONSIDERATION

    At the effective time of the merger:

    - shares of PepsiAmericas common stock held by PepsiAmericas or owned by Whitman or any wholly owned subsidiary of Whitman will be canceled and will cease to exist; and

    - holders of shares of PepsiAmericas common stock (other than Dakota Holdings, Pohlad Companies and holders of shares of PepsiAmericas Class A common stock who perfect their appraisal rights under Delaware law) will have the right to elect one of the following alternatives and to receive the per share consideration indicated below:

                                CONSIDERATION TO BE RECEIVED PER SHARE IF WHITMAN REFERENCE PRICE IS:
                               ------------------------------------------------------------------------
                                    BETWEEN $13.1513
        ALTERNATIVES                  AND $16.0738          GREATER THAN $16.0738   LESS THAN $13.1513
----------------------------   --------------------------   ---------------------   -------------------
CASH ALTERNATIVE               $3.80 in cash                An amount in cash       An amount in cash
(SUBJECT TO PRORATION AS                                    equal to 0.2364         equal to 0.2889
DESCRIBED BELOW)                                            MULTIPLIED BY the       MULTIPLIED BY the
                                                            Whitman reference       Whitman reference
                                                            price                   price

                                         (We will refer to this as the "CASH CONSIDERATION.")

STOCK ALTERNATIVE              The number of shares of      0.2364 shares of        0.2889 shares of
                               Whitman common stock equal   Whitman common stock    Whitman common
                               to $3.80 DIVIDED BY the                              stock
                               Whitman reference price

                               (We will refer to this as the "STOCK CONSIDERATION" and the number of shares into which a share of PepsiAmericas common stock will be converted pursuant to a stock alternative as the "EXCHANGE RATIO.")

                                CONSIDERATION TO BE RECEIVED PER SHARE IF WHITMAN REFERENCE PRICE IS:
                               ------------------------------------------------------------------------
                                    BETWEEN $13.1513
        ALTERNATIVES                  AND $16.0738          GREATER THAN $16.0738   LESS THAN $13.1513
----------------------------   --------------------------   ---------------------   -------------------
CONTINGENT PAYMENT             The number of shares of      0.1741 shares of        0.2128 shares of
ALTERNATIVE                    Whitman common stock equal   Whitman common stock,   Whitman common
                               to $2.80 DIVIDED BY the      PLUS the right to       stock, PLUS the
                               Whitman reference price,     receive contingent      right to receive
                               PLUS the right to receive    payments if             contingent payments
                               contingent payments if       PepsiAmericas meets     if PepsiAmericas
                               PepsiAmericas meets          certain performance     meets certain
                               certain performance levels   levels for years 2000   performance levels
                               for years 2000 through       through 2002            for years 2000
                               2002                                                 through 2002

                               (We will refer to this as the "CONTINGENT PAYMENT CONSIDERATION.")

Each share of Whitman common stock issued as consideration in the merger will be accompanied by a preferred stock purchase right, as more fully described under "Comparison of Shareholders
Rights--Rights Agreement."

WHITMAN REFERENCE PRICE  =     The average closing price of Whitman common stock for the 15 consecutive trading days ending on the fifth trading day prior to the Whitman shareholders meeting or the PepsiAmericas shareholders meeting, whichever occurs first.


    The adjustments to the per share consideration illustrated in the table above are designed to ensure that holders of PepsiAmericas common stock who choose the cash or stock alternative will receive a value of $3.80 per share of PepsiAmericas common stock (based on the Whitman reference price) so long as the Whitman reference price is between $13.1513 and $16.0738 (commonly referred to as a "COLLAR"). If the Whitman reference price is lower than $13.1513, a shareholder choosing the cash or stock alternative will receive less than $3.80 in value (based on the Whitman reference price); if the Whitman reference price is greater than $16.0738, a shareholder choosing the cash or stock alternative will receive more than $3.80 in value (based on the Whitman reference price). Similarly, the adjustments are designed to ensure that holders of PepsiAmericas common stock who choose the contingent payment alternative will receive an initial value of $2.80 plus the right to receive up to an additional nominal value of $1.50 per share of PepsiAmericas common stock (based on the Whitman reference price) so long as the Whitman reference price is within the collar. See "--Contingent Payments" for more information regarding this additional payment.


    By way of illustration, the chart below describes the per share consideration that a holder of PepsiAmericas common stock who elects the cash alternative, the stock alternative or the contingent payment alternative will receive upon consummation of the merger at varying Whitman reference prices, assuming no proration. For purposes of this example, we assume that no contingent payments will be made under the contingent payment alternative.

           VALUE OF CONSIDERATION AT VARYING WHITMAN REFERENCE PRICES

                                                                                               CONTINGENT PAYMENT
                                                              STOCK ALTERNATIVE                    ALTERNATIVE
             WHITMAN                                      -------------------------         -------------------------
         REFERENCE PRICE         CASH ALTERNATIVE          SHARES           VALUE            SHARES           VALUE
         ---------------         ----------------         --------         --------         --------         --------
            $ 11.00                   $3.18                0.2889           $3.18            0.2128           $2.34
            $ 12.00                   $3.47                0.2889           $3.47            0.2128           $2.55
            $13.1513                  $3.80                0.2889           $3.80            0.2128           $2.80
            $ 14.00                   $3.80                0.2714           $3.80            0.1999           $2.80
            $ 15.00                   $3.80                0.2533           $3.80            0.1866           $2.80
            $16.0738                  $3.80                0.2364           $3.80            0.1741           $2.80
            $ 17.00                   $4.02                0.2364           $4.02            0.1741           $2.96
            $ 18.00                   $4.26                0.2364           $4.26            0.1741           $3.13

    The merger agreement requires Dakota Holdings to elect the contingent payment alternative in respect of each share of PepsiAmericas common stock that it owns.

PRORATION IF TOO MUCH CASH CONSIDERATION IS ELECTED

    The merger agreement specifies the aggregate number of shares of PepsiAmericas common stock that may be converted in the merger into the right to receive cash. For ease of reference, we refer to that number as the "CASH ALTERNATIVE NUMBER." The cash alternative number is equal to the lesser of:

    - 50% MULTIPLIED BY the total number of shares of PepsiAmericas common stock outstanding immediately prior to the effective time of the merger, MINUS the number of dissenting shares; and

    - assuming for these purposes that no contingent payments will be made, the number that would cause the following ratio to be less than 0.50:

       - the aggregate value of shares of Whitman common stock to be issued as consideration in the merger (based on the per share closing price of Whitman common stock on the closing date of the merger); DIVIDED BY

       - the aggregate value of all consideration to be issued in the merger, calculated as the sum of:

           1. the aggregate value of shares of Whitman common stock to be issued as consideration in the merger based on the per share closing price of Whitman common stock on the closing date of the merger, PLUS

           2.  the aggregate cash consideration to be paid in the merger, PLUS

           3. the number of dissenting shares MULTIPLIED BY $3.80 or the per share cash consideration, whichever is greater, PLUS

           4. any amounts paid by Whitman or PepsiAmericas (or their respective affiliates) to, or on behalf of, any PepsiAmericas shareholder in connection with the sale, redemption or disposition of any PepsiAmericas capital stock in connection with the merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) PLUS

           5. any extraordinary dividend distributed by PepsiAmericas prior to and in connection with the merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e).

    If the number of shares of PepsiAmericas common stock in respect of which the cash alternative has been elected exceeds the cash alternative number, then the consideration paid to PepsiAmericas shareholders electing the cash alternative will be adjusted so that each share of PepsiAmericas common stock in respect of which a cash alternative is elected will be converted into the right to receive:

    - an amount in cash (without interest), equal to the product of the per share cash consideration MULTIPLIED BY a fraction (the "CASH FRACTION"), the numerator of which is the cash alternative number, and the denominator of which is the total number of shares of PepsiAmericas common stock in respect of which the cash alternative has been elected; and

    - a number of shares of Whitman common stock equal to the product of
      (1) the exchange ratio MULTIPLIED BY (2) one MINUS the cash fraction.

ANTI-DILUTION ADJUSTMENTS TO THE MERGER CONSIDERATION

    Appropriate and proportionate adjustments, if any, will be made to the collar and to the exchange ratio used to determine the per share merger consideration to which each holder of PepsiAmericas common stock will be entitled upon conversion of such holder's shares in the event of any reclassification, reorganization, recapitalization, stock combination, stock split, stock dividend or other similar transaction with respect to the outstanding shares of Whitman common stock or the payment of any extraordinary dividend or distribution in respect of Whitman common stock (or if a record date with respect to any of the foregoing should occur) after the date of the merger agreement and prior to the effective time of the merger.

NO FRACTIONAL SHARES

    Whitman will not issue any certificates or scrip representing a fractional share of Whitman common stock in the merger. In lieu of any such fractional share, each holder of PepsiAmericas common stock who would otherwise be entitled to a fractional share will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the exchange agent, on behalf of all such holders, of the aggregate fractional shares of Whitman common stock which would otherwise be issuable in connection with the merger.

ELECTION PROCEDURE


    A holder of PepsiAmericas common stock who wishes to choose the cash alternative, stock alternative or contingent payment alternative, or any combination of the foregoing, with respect to such holder's shares must complete a form of election, which we are sending to shareholders of record on the PepsiAmericas record date. For any such election to be valid, a properly completed and signed form of election, accompanied by the stock certificates representing the shares of PepsiAmericas common stock as to which the form of election relates (or by an appropriate guarantee of delivery of such stock certificates), must be received by the exchange agent no later than 5:00 p.m., New York time, on the election deadline which will be December 14, 2000 based on an anticipated closing date of November 30, 2000. A holder of PepsiAmericas common stock may revoke such holder's election by written notice received by the exchange agent at or prior to the election deadline. Whitman will have the right, in its sole discretion, to determine whether forms of election have been properly completed, signed and submitted or revoked.


    In the event that a holder of PepsiAmericas common stock fails to make a valid election with respect to all or any portion of such holder's shares, such holder will be treated as having chosen the stock alternative with respect to those shares.

EXCHANGE AGENT; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    Equiserve has been selected to act as exchange agent under the merger agreement. Within five business days after the election deadline, the surviving corporation will deposit with the exchange agent, in trust for the holders of PepsiAmericas common stock:

    - the aggregate cash consideration issuable at the effective time of the merger in exchange for the outstanding shares of PepsiAmericas common stock in respect of which the cash alternative has been elected; and

    - certificates representing the total number of shares of Whitman common stock issuable at the effective time of the merger in exchange for the outstanding shares of PepsiAmericas common stock in respect of which the stock alternative or the contingent payment alternative has been elected.

    Upon surrender for cancellation to the exchange agent of all certificates representing PepsiAmericas common stock held by any record holder, together with a letter of transmittal duly executed, that holder shall be entitled to receive in exchange therefor:

    - a new certificate representing the number of whole shares of Whitman common stock into which the shares of PepsiAmericas common stock represented by the surrendered certificates shall have been converted at the effective time of the merger if the stock alternative or the contingent payment alternative are elected or the PepsiAmericas shareholder does not make a valid election;

    - the cash to which that holder is entitled under the provisions of the merger agreement described above under "--Merger Consideration," if the cash alternative is elected;

    - any cash payable in lieu of fractional shares as described above under "No Fractional Shares"; and

    - the dividends and other distributions described in the second succeeding paragraph.

    As soon as reasonably practicable (but no later than 15 days) after the election deadline, the exchange agent will mail to each record holder of PepsiAmericas common stock who failed to make a valid election in respect of that holder's shares:

    1. A letter of transmittal specifying that delivery shall be effected and risk of loss and title to the certificates representing PepsiAmericas common stock shall pass only upon actual delivery of those certificates to the exchange agent; and

    2. Instructions for use in effecting the surrender of certificates in exchange for shares of Whitman common stock.

    Until surrendered as contemplated above, each certificate representing PepsiAmericas common stock will be deemed, at and after the effective time of the merger, to represent only the right to receive, upon such surrender, the merger consideration described above. No interest will be paid or will accrue on any cash payable to a holder of PepsiAmericas common stock by reason of the merger.

    Any dividend or other distribution paid in respect of Whitman common stock to holders of record on or after the effective time of the merger and otherwise payable to any holder of certificates representing PepsiAmericas common stock entitled by reason of the merger to receive a new certificate representing Whitman common stock shall be retained by Whitman until the surrender of such certificates representing PepsiAmericas common stock, and no such dividend or other distribution payable in respect of Whitman common stock shall be paid to such holder until such certificates representing PepsiAmericas common stock shall have been so surrendered to the exchange agent. Upon surrender of each such certificate representing PepsiAmericas common stock, there shall be paid by

Whitman to or at the direction of the holder thereof the amount of all dividends and other distributions which became payable to holders of record on or after the effective time of the merger in respect of the number of whole shares of Whitman common stock represented by the new certificate so issued. In no event shall any PepsiAmericas shareholder be entitled to receive interest on any cash consideration or cash in lieu of fractional shares to be received in the merger or on any such dividend or other distribution.

    Whitman or the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement amounts that Whitman or the exchange agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law.

TREATMENT OF PEPSIAMERICAS STOCK OPTIONS AND WARRANTS

    By virtue of the merger, each option to purchase shares of PepsiAmericas common stock outstanding immediately prior to the effective time of the merger will be converted into an option to purchase that number of shares of Whitman common stock equal to the number of shares of PepsiAmericas common stock which could have been purchased upon exercise of the option immediately prior to the effective time of the merger MULTIPLIED BY the exchange ratio, at an exercise price per share equal to the exercise price per share of such option immediately prior to the effective time of the merger DIVIDED BY the exchange ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an option being exercisable for a fractional share of Whitman common stock, then the number of shares of Whitman common stock subject to such option will be rounded up to the nearest whole number of shares. The other terms and conditions of such options will continue to apply in accordance with the plans under which they were originally issued.

    Similarly, by virtue of the merger, each warrant to purchase shares of PepsiAmericas common stock outstanding immediately prior to the effective time of the merger will be converted into a warrant to purchase that number of shares of Whitman common stock equal to the number of shares of PepsiAmericas common stock which could have been purchased upon exercise of the warrant immediately prior to the effective time of the merger MULTIPLIED BY the exchange ratio, at an exercise price per share equal to the exercise price per share of such warrant immediately prior to the effective time of the merger DIVIDED BY the exchange ratio, rounded down to the nearest whole cent. If the foregoing calculation results in a warrant being exercisable for a fractional share of Whitman common stock, then the number of shares of Whitman common stock subject to such warrant will be rounded up to the nearest whole number of shares. The other terms and conditions of such warrants will continue to apply in accordance with the agreements under which they were originally issued.

CONTINGENT PAYMENTS

    Each record holder of PepsiAmericas common stock who validly elects the contingent payment alternative will be entitled to receive additional shares of Whitman common stock in 2002 and 2003 if PepsiAmericas meets certain performance levels for each of fiscal years 2001 and 2002 and for the three-year period beginning January 2, 2000 (each, a "MEASUREMENT PERIOD"). For ease of reference, we will refer to those additional shares of Whitman common stock as "CONTINGENT PAYMENTS" and to those record holders who will be entitled to receive such contingent payments as "CONTINGENT PAYMENT RECORD HOLDERS."

TARGET PERFORMANCE CRITERIA

    The performance levels are based upon the adjusted EBITDA achieved by PepsiAmericas during each measurement period. For purposes of the merger agreement, "ADJUSTED EBITDA" means, with respect to any period, the earnings before interest, taxes, depreciation and amortization of PepsiAmericas for that period, calculated in accordance with past practice of PepsiAmericas and excluding:

    - any earnings derived from acquisitions made by PepsiAmericas after the date of the merger agreement;

    - any costs savings or increased costs which result from the merger; and


    - any costs or expenses incurred by PepsiAmericas in connection with the merger, including, for example, attorneys' and investment bankers' fees and expenses, due diligence costs or fees, and expenses associated with the printing, filing and mailing of this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part.


    The merger agreement provides that there will also be deducted from the calculation of adjusted EBITDA for the applicable period (unless the Affiliated Transaction Committee of Whitman's board of directors determines otherwise) any capital expenditures by PepsiAmericas and any aggregate PepsiCo spend-back amounts, in each case, in excess of certain specified amounts for such period. PepsiCo spend-back amounts are amounts paid by PepsiCo, using their sole discretion as to amount and timing of payments, for the distribution of PepsiCo products.

    For each measurement period, the merger agreement establishes a target for adjusted EBITDA and the per share contingent payment payable to the contingent payment record holders upon the achievement of performance levels relating to such target as follows:

                               PERFORMANCE LEVEL
 MEASUREMENT PERIOD         (90% OF TARGET EBITDA)             PER SHARE CONTINGENT PAYMENT
---------------------   -------------------------------   ---------------------------------------
Fiscal Year 2001        Adjusted EBITDA for fiscal year   The number of shares of Whitman common
                        2001 PLUS the amount of any       stock equal to the contingent payment
                        excess (not to exceed $4.4        alternative exchange ratio MULTIPLIED
                        million) of adjusted EBITDA for   BY the lesser of (1) one or (2) a
                        fiscal year 2000 over $65.6       fraction, the numerator of which is the
                        million ("2001 ADJUSTED           amount by which 2001 adjusted EBITDA
                        EBITDA") must be greater than     exceeds $68.9 million, and the
                        $68.9 million                     denominator of which is $7.7 million

Fiscal Year 2002        Adjusted EBITDA for fiscal year   The number of shares of Whitman common
                        2002 ("2002 ADJUSTED EBITDA")     stock equal to the contingent payment
                        must be greater than $84          alternative exchange ratio MULTIPLIED
                        million                           BY the lesser of (1) one or (2) a
                                                          fraction, the numerator of which is the
                                                          amount by which 2002 adjusted EBITDA
                                                          exceeds $84 million, and the
                                                          denominator of which is $9.3 million

Three-Year Period       The sum of adjusted EBITDA for    The number of shares of Whitman common
beginning January 2,    fiscal years 2000 through 2002    stock equal to the contingent payment
2000                    ("AGGREGATE ADJUSTED EBITDA")     alternative exchange ratio MULTIPLIED
                        must be greater than $235.5       BY the lesser of (1) one or (2) a
                        million                           fraction, the numerator of which is the
                                                          amount by which aggregate adjusted
                                                          EBITDA exceeds $235.5 million, and the
                                                          denominator of which is $11.8 million

CONTINGENT PAYMENT ALTERNATIVE EXCHANGE RATIO = The exchange ratio MULTIPLIED BY 0.1316.

    For example, assuming that the Whitman reference price is $14.00, resulting in an exchange ratio of 0.2714 and a contingent payment exchange ratio of 0.0357:

    - With respect to fiscal year 2001:

       If 2001 adjusted EBITDA is less than or equal to $68.9 million (90% of target EBITDA), no contingent payments for that measurement period will be made; if 2001 adjusted EBITDA is greater than or equal to $76.6 million (100% of target EBITDA), contingent payment record holders will receive the maximum per share contingent payment (or 0.0357 shares of Whitman common stock); if 2001 adjusted EBITDA falls between $68.9 million and $76.6 million, contingent payment record holders will receive a ratable portion of 0.0357 shares of Whitman common stock based on the amount by which 2001 adjusted EBITDA exceeds $68.9 million.

    - With respect to fiscal year 2002:

       If 2002 adjusted EBITDA is less than or equal to $84 million (90% of target EBITDA), no contingent payments for that measurement period will be made; if 2002 adjusted EBITDA is greater than or equal to $93.3 million (100% of target EBITDA), contingent payment record holders will receive the maximum per share contingent payment (or 0.0357 shares of Whitman common stock); if 2002 adjusted EBITDA falls between $84 million and $93.3 million, contingent payment record holders will receive a ratable portion of 0.0357 shares of Whitman common stock based on the amount by which 2002 adjusted EBITDA exceeds $84 million.

    - With respect to the three-year period beginning January 2, 2000 through fiscal year 2002:

       If aggregate adjusted EBITDA is less than or equal to $235.5 million (100% of target EBITDA), no contingent payments for that measurement period will be made; if aggregate adjusted EBITDA is greater than or equal to $247.3 million (105% of target EBITDA), contingent payment record holders will receive the maximum per share contingent payment (or
       0.0357 shares of Whitman common stock); if aggregate adjusted EBITDA falls between $235.5 million and $247.3 million, contingent payment record holders will receive a ratable portion of 0.0357 shares of Whitman common stock based on the amount by which aggregate adjusted EBITDA exceeds $235.5 million.

    Under these assumptions, contingent payment record holders potentially could receive up to an aggregate of 0.1071 additional shares of Whitman common stock for each share of PepsiAmericas common stock in respect of which the contingent payment alternative is elected.

    The foregoing examples are for illustrative purposes only. No assurance can be given as to whether and to what extent any contingent payments will be made. The amount of the contingent payments, if any, will depend on PepsiAmericas' actual results of operations over the three-year period beginning January 2, 2000. However, the maximum contingent payments that a PepsiAmericas shareholder could receive under any circumstances will be 0.1140 additional shares of Whitman common stock for each share of PepsiAmericas common stock in respect of which the contingent payment alternative is selected.


DETERMINATION OF CONTINGENT PAYMENTS

    The merger agreement requires that, after the end of each measurement period, Whitman's independent auditors determine the adjusted EBITDA for the period and, within 30 days following the completion of Whitman's annual year-end audit, deliver a report to the Affiliated Transaction Committee of Whitman's board of directors (with a copy to Robert C. Pohlad on behalf of the contingent payment record holders) setting forth that determination. The Affiliated Transaction Committee will have the right to review that report, together with any written objections from Robert C. Pohlad, and will determine whether it finds the report to be reasonable. If the Affiliated Transaction Committee objects to the independent auditor's determination with respect to adjusted EBITDA for any measurement period and the two parties are unable to resolve the objections, the matters in dispute will be submitted to another nationally recognized independent accounting firm selected by the Affiliated Transaction Committee for resolution. The determinations set forth in the independent auditor's report, as adjusted by any agreements between the parties and by the accounting firm's resolution of the unresolved objections, if any, will be final and binding on Whitman and each of the contingent payment record holders.

DELIVERY OF CONTINGENT PAYMENTS

    With respect to each measurement period, on the date (the "CONTINGENT SHARE DELIVERY DATE") which is the later of (1) 90 days following the end of such measurement period and (2) 10 days following the date on which the independent auditor's report becomes final and binding, each contingent payment record holder will become entitled to receive such per share contingent payment, if any, indicated by the table above. On each contingent share delivery date, or as soon as practicable thereafter, Whitman will deposit with the exchange agent, in trust for the contingent payment record holders, certificates representing the total contingent payments, if any, to be paid on that contingent share delivery date. The exchange agent will promptly deliver any such certificates payable to the contingent payment record holders at their respective addresses as they appeared on the stock records of Whitman at the effective time of the merger or at such other addresses as the contingent payment record holders provide to the exchange agent by written notice.

    No fractional shares of Whitman common stock will be issued or delivered in respect of the issuance of contingent payments. In lieu of any such fractional shares, each contingent payment record holder who would otherwise be entitled to receive a fractional share will be paid an amount in cash (without interest) equal to such fractional share MULTIPLIED BY the per share closing price of Whitman common stock on the contingent share delivery date.

    Unless and until certificates representing the contingent payments have been delivered to the exchange agent for the benefit of the contingent payment record holders, no dividends payable to holders of record of shares of Whitman common stock will be paid to the contingent payment record holders with respect to any contingent payments. Whitman has agreed that it will not declare any dividends in respect of shares of Whitman common stock having a record date after a contingent share earned date but prior to the date on which certificates representing contingent payments are delivered to the exchange agent as described above.

    Each contingent payment record holder by electing the contingent payment alternative, authorizes the Affiliated Transaction Committee to act as its agent in determining the amount of the contingent payments.

    The right of each contingent payment record holder to receive additional shares of Whitman common stock pursuant to the provisions of the merger agreement described under the section "CONTINGENT PAYMENTS" may not be assigned or transferred in any manner whatsoever, except by operation of law or by will. In no event will any right to contingent payments be evidenced by negotiable certificates of any kind.

    Appropriate and proportionate adjustments, if any, will be made in calculating the contingent payments to be paid to the contingent payment record holders in the event of any reclassification, reorganization, recapitalization, stock combination, stock split, stock dividend or other similar transaction with respect to the outstanding shares of Whitman common stock or the payment of any extraordinary dividend or distribution in respect of Whitman common stock (or if a record date with respect to any of the foregoing should occur after the effective time of the merger but prior to a contingent share earned date).

OPTION TO PURCHASE ADDITIONAL WHITMAN COMMON STOCK

    In addition to the right to receive the contingent payments described above, the contingent payment record holders will have the right to purchase from Whitman, shortly after the closing date of the merger an aggregate of up to an additional 1,710,863 shares (the "SUBSCRIPTION SHARES") of Whitman common stock at a price per share equal to $14.6125. Each contingent payment record holder will be entitled to purchase up to that number of subscription shares, rounded down to the nearest whole share, equal to:

    - the number of shares of PepsiAmericas common stock in respect of which such contingent payment record holder has chosen the contingent payment alternative

    MULTIPLIED BY

    - 1,710,863 DIVIDED BY the aggregate number of shares of PepsiAmericas common stock in respect of which the contingent payment alternative applies.

Within five business days after the election deadline, the exchange agent will notify Dakota Holdings of the number of subscription shares, if any, not purchased by the contingent payment record holders, and within 10 days after delivery of that notice, Dakota Holdings will be entitled to purchase such shares at a price per share equal to $14.6125.

    The form of election, copies of which we will send to shareholders of record on the PepsiAmericas record date, allows each holder of PepsiAmericas common stock who validly chooses the contingent payment alternative to designate whether, and to what extent, such holder desires to purchase subscription shares. We encourage you to review carefully the form of election and the letter of transmittal for additional instructions on exercising this option and effecting payment for the subscription shares.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various representations and warranties made by PepsiAmericas, on the one hand, and Whitman and Anchor Merger Sub, on the other hand. The most significant of these relate to:

    - due organization, corporate existence and good standing;

    - ownership of subsidiaries;

    - capitalization;

    - authorization, execution, delivery, performance and enforceability of the merger agreement and the transactions contemplated thereby;

    - absence of any breach of organizational documents, law or certain material agreements as a result of, and governmental approvals required in connection with, the contemplated transaction;

    - filings with the SEC and financial statements;

    - absence of certain material changes or events;

    - absence of undisclosed liabilities;

    - employee benefits plans and labor matters;

    - material contracts and commitments and the absence of any breach or default under any such contracts;

    - absence of certain litigation;

    - compliance with applicable law and possession of all licenses, permits, approvals and other authorizations relating to the conduct of business;

    - taxes;

    - environmental matters;

    - ownership of intellectual property rights;

    - matters related to owned or leased real property (and any insurance relating to such property);

    - the shareholder vote required to approve the contemplated transaction;

    - broker's fees; and

    - opinions of financial advisors.

    The representations and warranties in the merger agreement will expire at the effective time of the merger.

PRINCIPAL COVENANTS

    Each of PepsiAmericas and Whitman has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

INTERIM BUSINESS OPERATIONS


    The merger agreement obligates PepsiAmericas and its subsidiaries, on the one hand, and Whitman and its subsidiaries, on the other hand, from the date of the merger agreement until the effective time of the merger, to conduct their businesses in the ordinary course consistent with past practice, to use all reasonable efforts to preserve intact their business organizations, to keep available the services of their officers and key employees, and to preserve their relationships with customers, suppliers and others with which they have business dealings. The merger agreement also contains specific restrictive covenants as to certain activities of PepsiAmericas and its subsidiaries, on the one hand, and Whitman and its subsidiaries, on the other hand, prior to the effective time of the merger without the prior written consent of the other party or except as expressly contemplated by the merger agreement relating to, among other things:


    - dividends or other distributions, changes in stock and repurchases or redemptions of securities;

    - issuances or sales of their securities;

    - amendments to their respective organizational documents;

    - liquidation, dissolution, merger, restructuring, reorganization or other change of control transactions;

    - material acquisitions or dispositions;

    - indebtedness, loans and investments in excess of certain levels;

    - filings with governmental entities;

    - material contracts;

    - agreements with affiliates;

    - employee matters;

    - changes in accounting policies, procedures and practices other than in the ordinary course of business consistent with past practices; and

    - certain other material events or transactions.

    In addition, PepsiAmericas and its subsidiaries are also restricted from engaging in certain activities relating to the following:

    - tax elections and filing of material tax returns;

    - capital expenditures in excess of certain levels;

    - discharge of liabilities other than in the ordinary course of business consistent with past practices; and

    - settlement of material litigation and claims.

NO SOLICITATION


    The merger agreement requires PepsiAmericas and Whitman to immediately cease and terminate all existing discussions or negotiations with any persons with respect to, or that could reasonably be expected to lead to, any takeover proposal (as defined below). In addition, each of PepsiAmericas and Whitman has agreed that, from the date of the merger agreement until the effective time of the merger, it, its subsidiaries and its affiliates, officers, directors, employees, authorized representatives and authorized agents will not:


    - solicit, initiate or encourage the submission of any takeover proposal;

    - enter into any contract with respect to a takeover proposal; or

    - participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of a proposal that constitutes or could reasonably be expected to lead to, a takeover proposal.

    Each of PepsiAmericas and Whitman is required to immediately advise the other party orally and in writing of any takeover proposal, any request for information concerning any takeover proposal, the material terms and conditions of such request or takeover proposal and the identity of the person making such request or takeover proposal. For purposes of the merger agreement, "TAKEOVER PROPOSAL" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving PepsiAmericas or Whitman, as the case may be, or any proposal or offer to acquire, directly or indirectly, 20% or more of the voting securities or equity interests of, or 20% or more in value of the assets (on a consolidated basis) of, PepsiAmericas or Whitman, as the case may be, other than the transactions contemplated by the merger agreement.

    Notwithstanding the restrictions above, each of PepsiAmericas and Whitman is permitted, under the merger agreement, to furnish information concerning its business, properties or assets to any person in response to a request for such information made after the date of the merger agreement, to participate in discussions and negotiations with such person concerning a takeover proposal, and, subject to its obligation to call and hold a shareholders meeting to vote on the merger, to recommend a superior proposal to its shareholders, in each case, if and only to the extent that:

    - such request or takeover proposal was not solicited, initiated or encouraged, directly or indirectly, by PepsiAmericas or Whitman, as the case may be, or its subsidiaries or its or their respective affiliates, officers, directors, employees, authorized representatives or authorized agents;

    - the board of directors of PepsiAmericas or Whitman, as the case may be, has determined in good faith, after consultation with its outside legal counsel, that its fiduciary obligations to its shareholders under applicable law requires such action; and

    - such person has entered into a customary confidentiality agreement with PepsiAmericas or Whitman, as the case may be.

    In addition, pursuant to the merger agreement, neither the board of directors of PepsiAmericas or Whitman, as the case may be, nor any committee of such board may, except as provided for below:

    - withdraw or modify, in a manner adverse to the other party, its approval or recommendation of the merger agreement, the merger or the issuance of shares of Whitman common stock in the merger, except under the circumstances described below;

    - approve or recommend any takeover proposal; or

    - cause PepsiAmericas or Whitman, as the case may be, to enter into a letter of intent, agreement in principle or other similar agreement related to a takeover proposal.

    The board of directors of PepsiAmericas or Whitman, as the case may be, may withdraw or modify its approval or recommendation of the merger agreement, the merger or the issuance of shares of Whitman common stock in the merger if and only to the extent that the board determines that a superior proposal exists and determines, in its good faith judgment based on the advice of outside legal counsel, that a modification or withdrawal of its recommendation or approval is required by its fiduciary obligations to its shareholders under applicable law. For purposes of the merger agreement, "SUPERIOR PROPOSAL" means any bona fide written proposal or offer to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of voting securities or equity interests of, or all or substantially all of the assets (on a consolidated basis) of, PepsiAmericas or Whitman, as the case may be:

    - on terms which the board of directors of PepsiAmericas or Whitman, as the case may be, determines in its good faith judgment, after consultation with a nationally recognized financial advisor, to be more favorable to PepsiAmericas or Whitman, as the case may be, and its shareholders than the merger; and

    - for which financing, to the extent required, is then fully committed or which the board of directors of PepsiAmericas or Whitman, as the case may be, determines in its good faith judgment, based on the advice of a nationally recognized financial advisor, is reasonably capable of being financed.

    PepsiAmericas has agreed to hold the PepsiAmericas shareholder meeting and to submit the merger agreement and the merger to its shareholders for approval, regardless of the recommendation or any change in the recommendation of its board of directors. Likewise, Whitman has agreed to hold the Whitman shareholder meeting and to submit the issuance of shares of Whitman common stock in the merger to its shareholders for approval, regardless of the recommendation or any change in the recommendation of its board of directors.

THIRD PARTY STANDSTILL AGREEMENTS

    Each of PepsiAmericas and Whitman has agreed that, until the effective time of the merger or earlier termination of the merger agreement, it will not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party. During such period, each of PepsiAmericas and Whitman will enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER OF WHITMAN

    Whitman has agreed that Robert C. Pohlad will become a director of Whitman at the effective time of the merger. In addition, as of the effective time of the merger, the board of directors will elect Robert C. Pohlad as Chief Executive Officer of Whitman.

AMENDMENT TO WHITMAN BYLAWS AND PEPSICO SHAREHOLDER AGREEMENT; POHLAD COMPANIES
  SHAREHOLDER AGREEMENT

    Pursuant to the merger agreement, at or prior to the effective time of the merger, Whitman will amend its bylaws in order to:

    - restrict from serving as a member of the Affiliated Transaction Committee of the board of directors of Whitman, until the expiration of Whitman's obligations to make contingent payments in accordance with the terms of the merger agreement, any of the following persons:

       1.  Robert C. Pohlad;

       2. any person who is or within the previous two years has been an affiliate of Mr. Pohlad (including any member of Mr. Pohlad's family);

       3. any person who is or within the previous two years has been an affiliate, director, officer, employee, consultant or advisor of Pohlad Companies; and

       4. any person who within the two years prior to the closing of the merger has been an affiliate, director, officer, employee, consultant or advisor of PepsiAmericas; and

    - separate the powers and duties assigned to the positions of Chairman of the board of directors and Chief Executive Officer of Whitman.

    In addition, Whitman has agreed to amend its existing shareholder agreement with PepsiCo to provide that:

    - PepsiCo, Pohlad Companies and their respective affiliates shall have no agreements or understandings, other than with regard to Dakota Holdings, with respect to the holding, voting, acquisition or disposition of any shares of Whitman common stock owned by PepsiCo, Pohlad Companies or their respective affiliates; and

    - the combined beneficial ownership of Whitman common stock by PepsiCo, Pohlad Companies and their respective affiliates shall not, at any time, exceed 49.9% of the then outstanding shares of Whitman common stock, subject to certain exceptions.

    Whitman has also agreed to enter into a shareholder agreement with Pohlad Companies, similar to its agreement with PepsiCo, to provide that the beneficial ownership of Whitman common stock (as a percentage of the then outstanding shares of Whitman common stock) by Pohlad Companies and its affiliates shall not, at any time, exceed the percentage of the outstanding shares of Whitman common stock owned by Pohlad Companies and its affiliates on a fully diluted basis as of the closing date of the merger, except as otherwise agreed by the Affiliated Transaction Committee of Whitman's board of directors and as provided for by the merger agreement (including contingent payments, purchase of subscription shares, coversion of options and purchases of shares from PepsiCo).

    For a more detailed description of these documents, please see the sections entitled "The Voting Agreements" and "Comparison of Shareholder Rights." We also encourage you to read carefully the form of Whitman's amended and restated bylaws, as amended in the manner described above, the form of amended and restated shareholder agreement with PepsiCo and the form of the shareholder agreement with Pohlad Companies, which we have attached as Annexes F, G and H, respectively, to this joint proxy statement/prospectus.

REDEMPTION OF DELTA BEVERAGE GROUP SERIES AA PREFERRED STOCK

    Pursuant to the merger agreement, at or prior to the effective time of the merger, PepsiAmericas shall cause all of the outstanding shares of Series AA Preferred Stock of Delta Beverage Group, Inc., a subsidiary of PepsiAmericas, to be redeemed and retired. In connection with the redemption, Whitman has agreed either to provide the funds required to pay the holders of such shares in exchange therefor or to reimburse PepsiAmericas for making such payments.

PAYMENT OF DIVIDENDS ON WHITMAN COMMON STOCK

    Whitman has agreed that it will not declare any dividends in respect of shares of Whitman common stock having a record date after a contingent share earned date but prior to the date on which certificates representing contingent payments are delivered to the exchange agent as described under "Contingent Payments."

REASONABLE BEST EFFORTS

    Each of PepsiAmericas, Whitman and Anchor Merger Sub have agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the merger, including furnishing all information required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and in connection with approvals of or filings with any other governmental entity, to promptly cooperate with and furnish information to each other in connection with any such requirements and to use its reasonable best efforts to take all actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private third party required to be obtained or made by PepsiAmericas, Whitman or any of their subsidiaries in connection with the merger. Notwithstanding the foregoing, neither PepsiAmericas not Whitman will be required to agree to waive any substantial rights or to accept any substantial limitation on its operations or to dispose of any material assets in connection with obtaining any such consent, authorization, order, approval or exemption.

LISTING OF WHITMAN COMMON STOCK

    Whitman has agreed to use its reasonable best efforts to cause the shares of Whitman common stock to be issued in the merger or otherwise pursuant to the merger agreement, including shares issuable upon the exercise of options and warrants which are converted in the merger, shares issuable as contingent payments and shares purchased by the contingent payment record holders, to be listed for trading on the NYSE and on the Chicago and Pacific Stock Exchanges, subject to official notice of issuance.

PUBLIC ANNOUNCEMENTS

    For so long as the merger agreement is in effect, PepsiAmericas and Whitman have agreed to consult with each other before issuing any press release or making any other statements intended for general public dissemination with respect to the merger agreement or the transactions contemplated thereby, and each has agreed not to issue any such press release or make any such other statement without the prior written consent of the other party, not to be unreasonably withheld, except as may be required by law or in accordance with any listing agreement with any national securities exchange.

CERTAIN LITIGATION

    Each of PepsiAmericas and Whitman has agreed that it will not settle any litigation commenced after the date of the merger agreement against PepsiAmericas or Whitman, as the case may be, or any of its directors by any shareholder of PepsiAmericas or Whitman relating to the merger, the merger agreement or the voting agreements, without the prior written consent of the other party. Neither PepsiAmericas nor Whitman will voluntarily cooperate with any third party that may seek to restrain or prohibit or otherwise oppose the merger, and each of them will cooperate with the other party to resist any such effort to restrain or prohibit or otherwise oppose the merger.

EMPLOYEE BENEFITS MATTERS

    Under the terms of the merger agreement, for a period of one year following the effective time of the merger, Whitman will provide coverage and benefits to employees and former employees of PepsiAmericas and its subsidiaries that are no less favorable, in the aggregate, than those provided to such employees immediately prior to the effective time of the merger, but neither Whitman, PepsiAmericas nor Anchor Merger Sub is obligated to continue any particular benefit plan or incentive plan. The merger agreement also specifies the treatment of pre-existing conditions, deductibles and service credit with respect to employees and former employees of PepsiAmericas and its subsidiaries who participate in any employee benefit plans of Whitman following the effective time of the merger. In addition, Whitman has agreed to assume, honor and perform, in accordance with their terms, all employment, severance and other such agreements of PepsiAmericas and its subsidiaries and affiliates.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    Whitman has agreed that, after the effective time of the merger, it will, or will cause the surviving corporation to, indemnify, defend and hold harmless each present and former director and officer of PepsiAmericas and each subsidiary of PepsiAmericas and each such individual who served at their request as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise against all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, monetary deficiencies and other charges (including reasonable attorneys' fees and expenses) in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, based on or arising out of:

    - the fact that such person is or was a director or officer of PepsiAmericas or any subsidiary of PepsiAmericas or is or was serving at their request as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise; or

    - the merger agreement or the transactions contemplated thereby;

in each case, to the extent that any such claim, action, suit or proceeding pertains to any matter or fact arising, existing or occurring at or prior to the effective time of the merger, regardless of whether such claim, action, suit or proceeding is asserted or claimed prior to, at or after the effective time of the merger, to the full extent permitted under applicable law or the charter or bylaws of PepsiAmericas or its subsidiaries, as the case may be, in effect at the date of the merger agreement, including provisions relating to the advancement of expenses incurred in the defense of any such claim, action, suit or proceeding. However, neither Whitman nor the surviving corporation is required to indemnify any person identified above in connection with any proceeding involving any claim initiated by such person unless the initiation of such proceeding was authorized by the Whitman board of directors or unless such proceeding is brought to enforce rights to indemnification under the merger agreement.

    Whitman and PepsiAmericas have also agreed that all rights to indemnification, and all limitations of liability with respect thereto, existing in favor of any person identified above, as provided in the charter or bylaws of PepsiAmericas or its subsidiaries, as the case may be, in effect at the date of the merger agreement, will survive the merger and will continue in effect, without any amendment thereto, for a period of six years following the effective time of the merger (or, if any claim is made within such six-year period, until the disposition thereof) to the extent such rights and limitations are consistent with applicable law. Any determination required to be made with respect to whether such person's conduct complies with the standards set forth under applicable law or the charter or bylaws of PepsiAmericas or its subsidiaries, as the case may be, shall be made by independent legal counsel selected by such person and reasonably acceptable to Whitman.

    The merger agreement also requires Whitman or the surviving corporation to maintain PepsiAmericas' existing directors' and officers' liability insurance policies (or to substitute therefor policies of similar coverage and amounts containing terms no less advantageous to such former directors and officers) for a period of not less than six years following the effective time of the merger, and if such insurance expires or is canceled during such six-year period, Whitman or the surviving corporation must use all reasonable efforts to obtain similar insurance. However, in no event will Whitman or the surviving corporation be required to pay an annual premium in excess of 200% of the last annual premium paid by PepsiAmericas prior to the date of the merger agreement to maintain or procure such insurance coverage. If such premium limitation becomes applicable, Whitman or the surviving corporation is required to purchase as much coverage as possible for such amount.

CERTAIN OTHER COVENANTS

    The merger agreement contains certain other mutual covenants of PepsiAmericas and Whitman, the most significant of which are that PepsiAmericas and Whitman agree:

    - to promptly notify the other party of:

       1. any notice or other communication from governmental entity regarding the transactions contemplated by the merger agreement;

       2. any notice from any person alleging that the consent of such person is required to complete the merger;

       3. the occurrence or non-occurrence of any event which would reasonably be expected to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect; and

       4. any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement;

    - to use its reasonable best efforts to cause the merger to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code and to not knowingly take any action that would cause the merger not to so qualify; and

    - to provide to the other party and its officers, directors, employees, counsel and other representatives reasonable access to its own books, properties and records and to furnish promptly such financial and other information as reasonably requested.

CONDITIONS TO COMPLETION OF THE MERGER

    The respective obligations of Whitman, Anchor Merger Sub and PepsiAmericas to effect the merger are subject to the satisfaction, prior to the date of the closing of the merger, of each of the following conditions:

    - the adoption of the merger agreement by the requisite vote of the holders of PepsiAmericas common stock;

    - the approval of the issuance of shares of Whitman common stock in the merger by the requisite vote of the holders of Whitman common stock;

    - the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

    - the absence of any legal restraint or prohibition preventing the consummation of the merger;

    - the effectiveness of the registration statement, which includes this proxy statement/prospectus, the absence of any stop order suspending such effectiveness or any action, suit, proceeding or investigation by the SEC to suspend such effectiveness and the receipt of all necessary state securities laws approvals;

    - the approval for listing on the NYSE and on the Chicago and Pacific Stock Exchanges of the shares of Whitman common stock to be issued in the merger or otherwise pursuant to the merger agreement; and

    - the receipt or making of all other required consents, approvals, authorizations, exemptions and filings, unless the failure to obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on PepsiAmericas or Whitman.

    Pursuant to the merger agreement, PepsiAmericas' obligation to effect the merger is subject to the satisfaction, on or prior to the date of the closing of the merger, of each of the following additional conditions:

    - the performance by Whitman and Anchor Merger Sub in all material respects of each of their agreements contained in the merger agreement required to be performed at or prior to the effective time of the merger;

    - the accuracy, as of the effective time of the merger, of the representations and warranties of Whitman and Anchor Merger Sub to the extent specified in the merger agreement;

    - the receipt of a certificate signed on behalf of Whitman by an executive officer of Whitman, certifying to the effect that the condition described in the previous bullet point has been satisfied in full;

    - the receipt of an opinion of Briggs and Morgan, P.A., in form and substance reasonably satisfactory to PepsiAmericas, dated the effective time of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of
      Section 368 of the Internal Revenue Code and that each of Whitman, Anchor Merger Sub and

      PepsiAmericas will be a party to the reorganization within the meaning of
      Section 368 of the Internal Revenue Code; and


    - the receipt of a certificate signed by the corporate secretary of Whitman, certifying to Whitman's charter and bylaws, the resolutions of Whitman's board of directors and shareholders relating to the approval of the merger agreement and the transactions contemplated thereby, and the incumbency and signature of each officer of Whitman executing the merger agreement or any other document or instrument contemplated thereby.


    Pursuant to the merger agreement, Whitman's and Anchor Merger Sub's obligations to effect the merger are subject to the satisfaction, on or prior to the date of the closing of the merger, of each of the following additional conditions:

    - the performance by PepsiAmericas in all material respects of each of its agreements contained in the merger agreement required to be performed at or prior to the effective time of the merger;

    - the accuracy, as of the effective time of the merger, of the representations and warranties of PepsiAmericas to the extent specified in the merger agreement;

    - the receipt of a certificate signed on behalf of PepsiAmericas by an executive officer of PepsiAmericas, certifying to the effect that the condition described in the previous bullet point has been satisfied in full;

    - the receipt of an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Whitman, dated the effective time of the merger, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code and that each of Whitman, Anchor Merger Sub and PepsiAmericas will be a party to the reorganization within the meaning of
      Section 368 of the Internal Revenue Code;

    - the execution by Whitman and PepsiCo of the Amended and Restated Shareholder Agreement, the adoption of the amendment to Whitman's bylaws and the execution by Whitman and Pohlad Companies of the Shareholder Agreement (each as described under "--Principal Covenants");

    - the redemption of all outstanding shares of Series AA Preferred Stock of Delta Beverage Group; and

    - the receipt of a certificate signed by the corporate secretary of PepsiAmericas, certifying to PepsiAmericas' charter and bylaws, the resolutions of PepsiAmericas' board of directors and shareholders relating to the approval of the merger agreement and the transactions contemplated thereby and the incumbency and signature of each officer of PepsiAmericas executing the merger agreement or any other document or instrument contemplated thereby.

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval by the shareholders of PepsiAmericas of the merger agreement and the merger or the approval by the shareholders of Whitman of the issuance of shares of Whitman common stock in the merger or otherwise pursuant to the merger agreement:

    - by mutual written consent of Whitman and PepsiAmericas;

    - by either Whitman or PepsiAmericas, if:


       - any governmental entity having jurisdiction over a party has issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the completion of the merger, and such order, decree or ruling or other action has become final and nonappealable;


       - either the approval of the PepsiAmericas shareholders or the approval of the Whitman shareholders is not obtained; or

       - the merger has not been completed by February 28, 2001, unless the failure to complete the merger is the result of a material breach of the merger agreement by the party seeking to terminate;

    - by Whitman, if PepsiAmericas has failed to perform or comply with in any material respect any material obligation, agreement or covenant to be performed or complied with by it under the merger agreement or has breached in any material respect any of its representations or warranties contained in the merger agreement, and the failure to perform or breach cannot be cured so as to satisfy a specified closing condition prior to February 28, 2001;

    - by PepsiAmericas, if either Whitman or Anchor Merger Sub has failed to perform or comply with in any material respect any material obligation, agreement or covenant to be performed or complied with by it under the merger agreement or has breached in any material respect any of its representations or warranties contained in the merger agreement, and the failure to perform or breach cannot be cured so as to satisfy a specified closing condition prior to February 28, 2001;

    - by Whitman, if PepsiAmericas, its board of directors or any committee thereof:

       - has withdrawn or modified in a manner adverse to Whitman or Anchor Merger Sub its approval or recommendation of the merger and the merger agreement or has approved or recommended any takeover proposal;

       - has taken any action that is prohibited by the covenant described above under "--Principal Covenants--No Solicitation;"

       - fails to hold its special meeting; or

       - has resolved to do any of the foregoing.

    - by PepsiAmericas, if Whitman, its board of directors or any committee thereof:

       - has withdrawn or modified in a manner adverse to PepsiAmericas its approval or recommendation of the issuance of shares of Whitman common stock in the merger or has approved or recommended any takeover proposal;

       - has taken any action that is prohibited by the covenant described above under "--Principal Covenants--No Solicitation;"

       - fails to hold its special meeting; or

       - has resolved to do any of the foregoing.

    If the merger agreement is validly terminated, the merger agreement will become void without any liability or obligation on the part of any party or its officers or directors, except that no party will be relieved of any liability or damages resulting from its material breach of the merger agreement. In addition, the provisions of the merger agreement relating to the effect of the termination of the merger agreement, the provisions relating to the payment of fees and expenses and the confidentiality agreement entered into between Whitman and PepsiAmericas will continue in effect notwithstanding termination of the merger agreement.

FEES AND EXPENSES

    All costs and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is completed, except that PepsiAmericas and Whitman will share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of the registration statement and this proxy statement/ prospectus.

AMENDMENT; WAIVER

    The merger agreement may be amended by the parties in writing at any time, by action taken or authorized by their respective boards of directors, except that after the merger agreement has been adopted by the PepsiAmericas shareholders or after the issuance of shares of Whitman common stock in the merger has been approved by the Whitman shareholders, no amendment may be entered into which by law requires further approval by the shareholders of PepsiAmericas or Whitman, as applicable, unless such further approval is obtained.

    At any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, to the extent legally allowed:

    - extend the time for the performance of any of the obligations or other acts of the other parties;

    - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

    - waive compliance with any of the agreements or conditions contained in the merger agreement.

                         PEPSICO SHAREHOLDER AGREEMENT

    The following summary description of the amended and restated shareholder agreement between Whitman and PepsiCo is qualified in its entirety by reference to, and we encourage you to read carefully, the complete text of the Amended and Restated PepsiCo Shareholder Agreement, which we have attached as Annex G to this proxy statement/prospectus.

OWNERSHIP OF WHITMAN COMMON STOCK

    The amended and restated shareholder agreement generally limits PepsiCo and its affiliates to a maximum ownership percentage of 49.0% of the voting power of Whitman and generally limits PepsiCo and its affiliates, together with Robert C. Pohlad, his affiliates and his family, to a combined maximum ownership percentage of 49.9% of the voting power of Whitman. However, so long as the maximum ownership percentage or combined maximum ownership percentage is exceeded due to an acquisition of Whitman securities which is permitted by the amended and restated shareholder agreement, the applicable maximum ownership percentage(s) is increased appropriately to allow such acquisition.

    Acquisitions by PepsiCo and its affiliates permitted under the amended and restated shareholder agreement include:

    - any transaction that would not result in the maximum ownership percentage or combined maximum ownership percentage being exceeded;

    - a tender offer or exchange offer by PepsiCo or its affiliates for all voting securities of Whitman not beneficially owned by PepsiCo and its affiliates at a price not less than the minimum price calculated as set forth in the amended and restated shareholder agreement;

    - any merger or business combination in which all voting securities of Whitman not beneficially owned by PepsiCo and its affiliates are exchanged or converted at a price not less than the minimum price calculated as set forth in the shareholder agreement;

    - any merger or business combination approved by Whitman shareholders excluding PepsiCo and its affiliates;

    - a transaction approved by a majority of directors who are independent of PepsiCo and Robert C. Pohlad and their respective affiliates; and

    - an acquisition of voting securities of Whitman by Robert C. Pohlad, his affiliates or his family approved by the Affiliated Transaction Committee of the Whitman board (or if such committee is not in existence, by a committee of the Whitman board composed entirely of independent directors).

    For purposes of the amended and restated shareholder agreement, independent directors are directors unaffiliated with PepsiCo and its affiliates, or with Robert C. Pohlad, his affiliates and his family, and who are not officers, employees, consultants or advisors to Whitman and have not been within the past two years.

    The minimum price referred to above is the highest average of Whitman closing prices on the NYSE over any 20 consecutive day period during the 18 months preceding the announcement of the offer or business combination in question.

CONDUCT BY PEPSICO

    The amended and restated shareholder agreement provides that PepsiCo and its affiliates will not take any of the following actions without the prior approval of a majority of the independent directors:

    - acquire, propose to acquire, disclose an intention to acquire, or offer or agree to acquire beneficial ownership of any voting security of Whitman which would cause the maximum ownership percentage or combined maximum ownership percentage to be exceeded, other than pursuant to an acquisition permitted by the amended and restated shareholder agreement;


    - form, join or in any way participate in a group that would be required to file a statement on Schedule 13D as a "person" under Section 13(d)(3) of the Exchange Act with respect to any voting securities of Whitman or its subsidiaries if such group's ownership of Whitman voting securities would exceed the maximum ownership percentage; or



    - initiate a merger, acquisition or other business combination transaction relating to Whitman, other than a combination of a party unaffiliated with PepsiCo with Whitman that would not be a permitted acquisition under the shareholder agreement.


    In addition, if at any time PepsiCo becomes aware that the ownership of PepsiCo and its affiliates exceeds the maximum ownership percentage, except as specifically permitted under the amended and restated shareholder agreement, PepsiCo and its affiliates will promptly take all action necessary to reduce the amount of voting securities of Whitman beneficially owned by them so that they are below the maximum ownership percentage. See "--Transfers by PepsiCo."


    If at any time PepsiCo becomes aware that the combined maximum ownership percentage has been exceeded as a result of a reduction in the number of voting securities outstanding, PepsiCo and its affiliates will take specified actions to reduce their ownership, though, in taking certain actions, the reduction need only be pro rata based on the relative ownership of PepsiCo and its affiliates, on the one hand, and Robert C. Pohlad, his affiliates and his family, on the other hand.



    If at any time PepsiCo becomes aware that the combined maximum ownership percentage has been exceeded (other than as a result of reduction in the number of voting securities outstanding),

PepsiCo and its affiliates will promptly take actions to reduce the amount of voting securities of Whitman beneficially owned by them so that the combined maximum ownership percentage is not exceeded, though, if the reason that the combined maximum ownership percentage has been exceeded is due to an acquisition of voting securities by Robert C. Pohlad, his affiliates or his family, PepsiCo and its affiliates will not be required to reduce their ownership percentage.


NO AGREEMENTS WITH THE POHLAD GROUP; DAKOTA HOLDINGS

    While the amended and restated shareholder agreement is in effect, none of PepsiCo or its affiliates will, directly or indirectly, enter into any agreement or commitment with Robert C. Pohlad, any of his affiliates or any member of his family with respect to the holding, voting acquisition or disposition of voting securities of Whitman. The foregoing prohibition specifically excludes the amended and restated limited liability company agreement of Dakota Holdings so long as (1) such limited liability company agreement provides that PepsiCo and its affiliates ultimately have sole power with respect to the voting of a certain number of voting securities of Whitman held by Dakota Holdings and have no power with respect to the voting of the remainder of the voting securities of Whitman held by Dakota Holdings and (2) Dakota Holdings takes no action to acquire beneficial ownership of any additional voting securities of Whitman except as permitted by the amended and restated shareholder agreement.

TRANSFERS BY PEPSICO

    PepsiCo and its affiliates may transfer any of their voting securities of Whitman to any transferee without restriction except for significant transferees who would own 20% or more of Whitman voting securities after the transfer. PepsiCo and its affiliates may effect a transfer to a significant transferee with the prior written consent of a majority of the independent directors. However, PepsiCo and its affiliates may transfer voting securities of Whitman to any significant transferee without restriction and without obtaining such consent if, at the time of the transfer, PepsiCo and its affiliates beneficially own at least 20% of the outstanding voting securities of such significant transferee and no other person beneficially owns a greater percentage of such significant transferee than PepsiCo and its affiliates. PepsiCo and its affiliates would need to obtain the prior written consent of a majority of the independent directors of Whitman to transfer any voting securities of the significant transferee if, at the time of that transfer, such significant transferee owns greater than 20% of Whitman voting securities and that transfer would result in PepsiCo and its affiliates beneficially owning less than 20% of the voting securities of such significant transferee or any other person beneficially owning a greater percentage of such significant transferee than PepsiCo and its affiliates. None of the foregoing restrictions will apply to
(1) a transfer of Whitman voting securities by PepsiCo or any of its affiliates in a public offering where reasonable efforts are made to achieve a wide distribution of such voting securities, (2) a liquidation of Dakota Holdings or other distribution of its assets to its members in proportion to their capital accounts or (3) a transfer of voting securities of Whitman among PepsiCo and its affiliates, provided that any such transferee agrees in writing prior to each such transfer to be bound by the terms of the amended and restated shareholder agreement.

SPECIAL MEETINGS REQUESTED BY PEPSICO

    PepsiCo and its affiliates may request a special meeting of the shareholders of Whitman in accordance with the Whitman bylaws or may nominate an alternative slate of directors to the slate proposed by the Whitman board at any annual meeting of shareholders. The amended and restated shareholder agreement provides that if PepsiCo takes any such action, Whitman will not, without PepsiCo's consent, from the date of receipt of the request or nomination, as the case may be, until the adjournment of the requested special meeting or the annual meeting, as the case may be, take any of the following actions:

    - effect a material change in its capital structure

    - declare or pay a dividend, other than any regular quarterly dividend

    - materially increase the compensation of any executive officer

    - take any material action not in the ordinary course of business.

However, this provision will not restrict the ability of Whitman to comply with commitments entered into prior to the date of the request.

CHARTER, BYLAWS AND RIGHTS AGREEMENT

    The amended and restated shareholder agreement provides that, neither Whitman nor PepsiCo or its affiliates will attempt to amend, alter or repeal any provision of the Whitman charter or the Whitman bylaws in any manner inconsistent with the terms of the amended and restated shareholder agreement. If the provisions of the amended and restated shareholder agreement conflict with the provisions of the Whitman charter or the Whitman bylaws, Whitman and PepsiCo will use all reasonable efforts, consistent with their fiduciary responsibilities, to cause the provisions of the Whitman charter and the Whitman bylaws to conform with the amended and restated shareholder agreement.

    The amended and restated shareholder agreement provides that, Whitman will not amend any provision of the Whitman rights agreement in any manner inconsistent with the shareholder agreement or the merger agreement and which adversely affects the rights of PepsiCo and its affiliates under the terms of the amended and restated shareholder agreement. Whitman also will not adopt any new rights agreement which is inconsistent with the terms of the amended and restated shareholder agreement or the merger agreement and which adversely affects the rights of PepsiCo and its affiliates under the terms of the amended and restated shareholder agreement.

WHITMAN BOARD COMPOSITION

    Pursuant to the amended and restated shareholder agreement, upon consummation of the merger, the Whitman board will consist of the current directors of Whitman and Robert C. Pohlad, except that Mr. Chelberg will retire from the Whitman board at the effective time of the merger.

TERM

    The amended and restated shareholder agreement will take effect immediately upon the closing of the merger and will remain in effect until the earliest to occur of:

    - the date on which PepsiCo and its affiliates' ownership of Whitman voting securities falls below 15%;

    - subject to the provisions described in the following paragraph, the date on which a permitted acquisition is consummated which results in PepsiCo and its affiliates, together with Robert C. Pohlad, his affiliates and his family, beneficially owning 75% or more of the voting power of Whitman;


    - two years from the first date on which the following two conditions are met: (a) PepsiCo and its affiliates, together with Robert C. Pohlad, his affiliates and his family, beneficially own more than 55% but less than 75% of the voting power of Whitman and (b) PepsiCo and its affiliates have consummated a tender offer or exchange offer for Whitman securities at a price not less than the minimum price, as defined in the amended and restated shareholder agreement, pursuant to which at least 10% of the voting power of Whitman not beneficially owned prior to such offer by PepsiCo and its affiliates, or Robert C. Pohlad, his affiliates or his family, was acquired; and


    - any termination date mutually agreed upon by Whitman and PepsiCo.

    For 90 days after the consummation of a permitted acquisition pursuant to which PepsiCo and affiliates, together with Robert C. Pohlad, his affiliates and his family, become the beneficial owner of 75% or more of Whitman common stock, Whitman will not, without PepsiCo's consent, take any action or enter into any agreement which:

    - restricts the acquisition by PepsiCo and its affiliates of any voting securities of Whitman;

    - restricts in any manner the transfer of any voting securities of Whitman by PepsiCo and its affiliates;

    - restricts any right of PepsiCo and its affiliates to initiate a merger, acquisition or business combination relating to Whitman;

    - otherwise restricts in any manner the ability of PepsiCo and its affiliates to take any action with respect to voting securities of Whitman, including amending the Whitman rights agreement to provide for any such restriction;

    - effects a material change in Whitman's capital structure;

    - declares or pays a dividend other than any regular quarterly dividend;

    - materially increases the compensation of any executive officer; or

    - is a material action not in the ordinary course of business.

    However, this provision will not restrict the ability of Whitman to comply with commitments entered into prior to the date of such permitted acquisition.

                          POHLAD SHAREHOLDER AGREEMENT

    The following summary description of the shareholder agreement among Whitman, Pohlad Companies, Dakota Holdings and Robert C. Pohlad is qualified in its entirety by reference to, and we encourage you to read carefully, the complete text of the Pohlad Shareholder Agreement, which we have attached as Annex H to this proxy statement/prospectus.

OWNERSHIP OF WHITMAN COMMON STOCK


    The Pohlad shareholder agreement generally limits Robert C. Pohlad, his affiliates and his family to a maximum ownership percentage equal to their aggregate percentage of the voting power of Whitman upon the consummation of the transactions contemplated by the merger agreement (including purchases of any subscription shares and any purchases pursuant to the right of Pohlad Companies to acquire Whitman common stock with a value of $25 million from PepsiCo and its affiliates) and generally limits Robert C. Pohlad, his affiliates and his family, together with PepsiCo and its affiliates, to a combined maximum ownership percentage of 49.9% of the voting power of Whitman. However, so long as the maximum ownership percentage or combined maximum ownership percentage is exceeded due to an acquisition of Whitman securities which is permitted by the Pohlad shareholder agreement, the applicable maximum ownership percentage(s) is increased to the extent necessary to allow such acquisition.

    Acquisitions by Robert C. Pohlad, his affiliates, his family and Dakota Holdings permitted under the Pohlad shareholder agreement include:


    - any transaction that would not result in the maximum ownership percentage or combined maximum ownership percentage being exceeded;

    - any acquisition of voting securities pursuant to the contingent payment alternative or any transaction contemplated by the merger agreement;

    - any acquisition pursuant to the right of Pohlad Companies to acquire Whitman common stock with a value of $25 million from PepsiCo and its affiliates;

    - a transaction (including the grant of any options to purchase Whitman common stock granted to Robert C. Pohlad, any of his affiliates or any member of his family) approved by the Affiliated Transaction Committee of the Whitman board (or if such committee is not in existence, by a committee of the Whitman board composed entirely of independent directors); and

    - an acquisition of voting securities of Whitman by PepsiCo or its affiliates permitted under the amended and restated PepsiCo shareholder agreement.

    For purposes of the Pohlad shareholder agreement, independent directors are directors unaffiliated with Robert C. Pohlad, his affiliates and his family, or with PepsiCo and its affiliates, and who are not officers, employees, consultants or advisors to Whitman and have not been within the past two years.

CONDUCT BY THE POHLAD GROUP

    The Pohlad shareholder agreement provides that, Robert C. Pohlad, his affiliates and his family will not take any of the following actions without the prior approval of the Affiliated Transaction Committee:

    - acquire, propose to acquire, disclose an intention to acquire, or offer or agree to acquire beneficial ownership of any voting security of Whitman which would cause the maximum ownership percentage or combined maximum ownership percentage to be exceeded, other than pursuant to an acquisition permitted by the Pohlad shareholder agreement;

    - form, join or in any way participate in a group which would be required to file a statement on Schedule 13D as a "person" under Section 13(d)(3) of the Exchange Act with respect to any voting securities of Whitman or its subsidiaries if such group's ownership of Whitman voting securities would exceed the maximum ownership percentage; or

    - initiate a merger, acquisition or other business combination transaction relating to Whitman, other than a combination of a party unaffiliated with Robert C. Pohlad, his affiliates and his family with Whitman which would not be a permitted acquisition under the Pohlad shareholder agreement.

    In addition, if at any time Pohlad Companies, Dakota Holdings or Robert Pohlad becomes aware that the ownership of Robert C. Pohlad, his affiliates and his family exceeds the maximum ownership percentage, except as specifically permitted under the Pohlad shareholder agreement, Robert C. Pohlad, his affiliates and his family will promptly take all action necessary to reduce the amount of voting securities of Whitman beneficially owned by them so that they are below the maximum ownership percentage.

    If at any time Pohlad Companies, Dakota Holdings or Robert C. Pohlad becomes aware that the combined maximum ownership percentage has been exceeded as a result of a reduction in the number of voting securities outstanding, Robert C. Pohlad, his affiliates and his family will take specified actions to reduce their ownership, though in taking such actions the reduction need only be pro rata based on the relative ownership of Robert C. Pohlad, his affiliates and his family, on the one hand, and PepsiCo and its affiliates, on the other hand.


    If at any time Pohlad Companies, Dakota Holdings or Robert C. Pohlad becomes aware that the combined maximum ownership percentage has been exceeded (other than as a result of reduction in the number of voting securities outstanding), Robert C. Pohlad, his affiliates and his family will promptly take actions to reduce the amount of voting securities of Whitman beneficially owned by them so that the combined maximum ownership percentage is not exceeded, though, if the reason that the combined maximum ownership percentage has been exceeded is due to an acquisition of voting securities by PepsiCo or its affiliates, Robert C. Pohlad, his affiliates and his family will not be required to reduce their ownership percentage.



NO AGREEMENTS WITH PEPSICO; DAKOTA HOLDINGS


    While the Pohlad shareholder agreement is in effect, none of Robert C. Pohlad, any of his affiliates or any member of his family will, directly or indirectly, enter into any agreement or commitment with PepsiCo or its affiliates with respect to the holding, voting, acquisition or disposition of voting securities of Whitman. The foregoing prohibition specifically excludes the amended and restated limited liability company agreement of Dakota Holdings so long as (1) such limited liability company agreement provides that Robert C. Pohlad, his affiliates and his family have sole power with respect to the voting of a certain number of voting securities of Whitman held by Dakota Holdings and have no power with respect to the voting of the remainder of the voting securities of Whitman held by Dakota Holdings which is not subject to the ultimate power of PepsiCo and (2) Dakota Holdings takes no action to acquire beneficial ownership of any additional voting securities of Whitman except as permitted by the Pohlad shareholder agreement.

OPTIONS

    Whitman will not grant to Robert C. Pohlad, any of his affiliates or any member of his family any options to purchase Whitman common stock unless such grant is approved by the Affiliated Transaction Committee (or if such committee is not in existence, by a committee of the Whitman board composed entirely of independent directors).

SPECIAL MEETINGS REQUESTED BY THE POHLAD GROUP

    If Robert C. Pohlad, his affiliates and his family request a special meeting of the shareholders of Whitman in accordance with the Whitman bylaws or nominate an alternative slate of directors to the slate proposed by the Whitman board at any annual meeting of shareholders, Whitman will not, without the consent of Pohlad Companies, Dakota Holdings and Robert C. Pohlad, from the date of receipt of the request or nomination, as the case may be, until the adjournment of the requested special meeting or the annual meeting, as the case may be, take any of the following actions:

    - effect a material change in its capital structure;

    - declare or pay a dividend, other than any regular quarterly dividend;

    - materially increase the compensation of any executive officer; or

    - take any material action not in the ordinary course of business.

    However, this provision will not restrict the ability of Whitman to comply with commitments entered into prior to the date of the request.

CHARTER, BYLAWS AND RIGHTS AGREEMENT

    The Pohlad shareholder agreement provides that, neither Whitman nor Robert
C. Pohlad, any of his affiliates or any member of his family will attempt to amend, alter or repeal any provision of the Whitman charter or the Whitman bylaws in any manner inconsistent with the terms of the Pohlad shareholder agreement. If the provisions of the Pohlad shareholder agreement conflict with the provisions of the Whitman charter or the Whitman bylaws, Whitman, Pohlad Companies, Dakota Holdings and Robert C. Pohlad will use all reasonable efforts, consistent with their fiduciary responsibilities, to cause the provisions of the Whitman charter and the Whitman bylaws to conform with the Pohlad shareholder agreement.

    The Pohlad shareholder agreement provides that Whitman will not amend any provision of the Whitman rights agreement in any manner inconsistent with the shareholder agreement or the merger agreement and which adversely affects the rights of Robert C. Pohlad, his affiliates or his family under the terms of the Pohlad shareholder agreement. Whitman also will not adopt any new rights agreement which is inconsistent with the terms of the Pohlad shareholder agreement or the merger agreement and which adversely affects the rights of Robert Pohlad, his affiliates and his family under the terms of the Pohlad shareholder agreement.

WHITMAN BOARD COMPOSITION

    Pursuant to the Pohlad shareholder agreement, upon consummation of the merger, the Whitman board will consist of the current directors of Whitman and Robert C. Pohlad (except that Mr. Chelberg will retire from the Whitman board at the effective time of the merger) and immediately following the consummation of the merger, Mr. Pohlad will be elected Chief Executive Officer of Whitman.

TERM

    The Pohlad shareholder agreement will take effect immediately upon the closing of the merger and will remain in effect until it is terminated by written agreement of Whitman (which will require the approval of the Affiliated Transaction Committee, or if such committee is not in existence, a committee of the Whitman board composed entirely of independent directors) and Pohlad Companies, Dakota Holdings and Robert C. Pohlad.

                             THE VOTING AGREEMENTS

    The following summary description of the voting agreements is qualified in its entirety by reference to, and we encourage you to read carefully, the complete text of the PepsiAmericas Stockholder Voting Agreement and the Whitman Stockholder Voting Agreement, which we incorporate by reference as exhibits to the registration statement of which this joint proxy statement/prospectus is a part. See "Where You Can Find More Information."

PEPSIAMERICAS STOCKHOLDER VOTING AGREEMENT

    Concurrently with the execution of the merger agreement, Whitman entered into a voting agreement with Dakota Holdings, which as of the date of such agreement held 4,000,000 shares of PepsiAmericas Class A common stock and 57,078,274 shares of PepsiAmericas Class B common stock (or approximately 72% of the voting power of the outstanding shares).

    Pursuant to such agreement, Dakota Holdings has agreed that, until its obligations thereunder are terminated as provided below, it will not:

    - directly or indirectly, sell, offer to sell, grant any option for the sale of, pledge, encumber, or otherwise transfer or dispose of, or enter into any agreement to sell, any shares of

      PepsiAmericas common stock owned or thereafter acquired by it, other than pursuant to the merger;

    - grant any proxies or powers of attorney, deposit any shares of PepsiAmericas common stock owned or thereafter acquired by it into a voting trust or enter into any voting agreement or arrangement with respect to such shares; or


    - take any action that would prevent or disable it from performing its obligations thereunder or that would cause any of its representations or warranties contained therein or any representations or warranties of PepsiAmericas contained in the merger agreement to be untrue or incorrect.


    Dakota Holdings has further agreed to vote, or cause to be voted, all of the shares of PepsiAmericas common stock owned by or thereafter acquired by it, at any meeting of PepsiAmericas shareholders (including any adjournment thereof):

    - in favor of the merger, the adoption of the merger agreement and the approval of the terms thereof and each of the other transactions contemplated by the merger agreement;

    - against any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving PepsiAmericas or any subsidiary, securities or assets of PepsiAmericas which is not endorsed in writing by Whitman; and

    - against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PepsiAmericas under the merger agreement or that could result in any of the conditions to PepsiAmericas' obligations to complete the merger not being fulfilled.

    In addition, Dakota Holdings has agreed that it will not, and will not permit or authorize any of its affiliates, directors, officers, employees or other representatives to, directly or indirectly:

    - vote any of its shares of PepsiAmericas common stock in favor of any takeover proposal;

    - solicit, initiate or knowingly encourage the submission of any takeover proposal; or

    - participate in any discussions or negotiations regarding, or furnish any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any takeover proposal.

    Dakota Holdings will cooperate with Whitman to support and to complete, in the most expeditious manner as practicable, the merger and the other transactions contemplated by the merger agreement.

    The voting agreement and, subject to the next sentence, Dakota Holdings' obligations thereunder will be terminated upon the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger. If the merger agreement is terminated either:

    - by Whitman or PepsiAmericas, because the PepsiAmericas shareholders failed to adopt the merger agreement; or

    - by Whitman, because the board of directors of PepsiAmericas or any committee thereof withdrew or modified, in a manner adverse to Whitman or Anchor Merger Sub, its approval or recommendation of the merger agreement and the merger or approved or recommended a takeover proposal.

    In either case, the obligations of Dakota Holdings under the voting agreement will survive for 90 days following termination of the merger agreement.

No termination of the voting agreement will relieve Dakota Holdings from liability for any breach of its obligations under the voting agreement committed prior to such termination.

WHITMAN STOCKHOLDER VOTING AGREEMENT

    Concurrently with the execution of the merger agreement, PepsiAmericas entered into a voting agreement with PepsiCo, which as of the date of such agreement directly or indirectly held 54,794,115 shares (or approximately 40% of the voting power of the outstanding shares) of Whitman common stock.

    Pursuant to such agreement, PepsiCo has agreed that, until its obligations thereunder are terminated as provided below, it will not:

    - directly or indirectly, sell, offer to sell, grant any option for the sale of, pledge, encumber, or otherwise transfer or dispose of, or enter into any agreement to sell, any shares of Whitman common stock owned or thereafter acquired by it, other than pursuant to the merger or the direct or indirect transfer of control with respect to approximately $25 million in value of shares of Whitman common stock to Pohlad Companies or its affiliates;

    - grant any proxies or powers of attorney, deposit any shares of Whitman common stock owned or thereafter acquired by it into a voting trust or enter into any voting agreement or arrangement with respect to such shares; or


    - take any action that would prevent or disable it from performing its obligations thereunder or that would cause any of its representations or warranties contained therein or any representations or warranties of Whitman contained in the merger agreement to be untrue or incorrect.


    PepsiCo has further agreed to vote, or cause to be voted, all of the shares of Whitman common stock owned by or thereafter acquired by it, at any meeting of Whitman shareholders (including any adjournment thereof):

    - in favor of the issuance of shares of Whitman common stock in the merger;

    - against any recapitalization, merger, consolidation, sale of assets or other business combination or similar transaction involving Whitman or any subsidiary, securities or assets of Whitman which is not endorsed in writing by PepsiAmericas; and

    - against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Whitman under the merger agreement or that could result in any of the conditions to Whitman's obligations to complete the merger not being fulfilled.

    In addition, PepsiCo has agreed that it will not, and will not permit or authorize any of its affiliates, directors, officers, employees or other representatives to, directly or indirectly:

    - vote any of its shares of PepsiAmericas stock in favor of any takeover proposal;

    - solicit, initiate or knowingly encourage the submission of any takeover proposal; or

    - participate in any discussions or negotiations regarding, or furnish any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any takeover proposal.

    PepsiCo will cooperate with PepsiAmericas to support and to complete, in the most expeditious manner as practicable, the merger and the other transactions contemplated by the merger agreement.

    The voting agreement and, subject to the next sentence, PepsiCo's obligations thereunder will be terminated upon the earlier of the termination of the merger agreement in accordance with its terms or the effective time of the merger. If the merger agreement is terminated either:

    - by Whitman or PepsiAmericas, because the Whitman shareholders failed to approve the issuance of shares of Whitman common stock in the merger; or

    - by PepsiAmericas, because the board of directors of Whitman or any committee thereof withdrew or modified, in a manner adverse to PepsiAmericas, its approval or recommendation of the issuance of shares of Whitman common stock in the merger or approved or recommended a takeover proposal.

    In either case, the obligations of PepsiCo under the voting agreement will survive for 90 days following termination of the merger agreement.

    No termination of the voting agreement will relieve PepsiCo from liability for any breach of its obligations under the voting agreement committed prior to such termination.

                        COMPARISON OF SHAREHOLDER RIGHTS

    Each of Whitman and PepsiAmericas is organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Whitman common stock and PepsiAmericas common stock arise primarily from differences in their respective certificates of incorporation and bylaws. Upon completion of the merger, holders of PepsiAmericas common stock will become holders of Whitman common stock and their rights will be governed by Delaware law, the Whitman restated certificate of incorporation, the Whitman bylaws and the Whitman rights agreement.

    This section of the joint proxy statement/prospectus describes the material differences between the rights of Whitman shareholders and PepsiAmericas shareholders. This section does not include a complete description of all differences among the rights of these shareholders, nor does it include a complete description of the specific rights of these shareholders. In addition, the identification of some of the differences in the rights of these shareholders as material is not intended to indicate that other differences that are equally important do not exist. All Whitman shareholders and PepsiAmericas shareholders are urged to read carefully the relevant provisions of Delaware law, as well as the restated certificates of incorporation and bylaws of each of Whitman and PepsiAmericas. Copies of the restated certificates of incorporation and bylaws of Whitman and PepsiAmericas will be sent to Whitman shareholders and PepsiAmericas shareholders, as applicable, upon request. See "Where You Can Find More Information."


AUTHORIZED CAPITAL STOCK



    WHITMAN. The Whitman restated certificate of incorporation authorizes the issuance of up to 362,500,000 shares of all classes of stock, of which 350,000,000 shares shall be common stock, par value $0.01 per share, and 12,500,000 shares shall be preferred stock, par value $0.01 per share. Of the shares of preferred stock, 2,000,000 have been designated as Whitman series A junior participating preferred stock. As of October 25, 2000, 136,351,384 shares of Whitman common stock and no shares of Whitman Series A junior participating preferred stock were issued and outstanding.



    PEPSIAMERICAS. The PepsiAmericas restated certificate of incorporation authorizes the issuance of up to 150,000,000 shares of all classes of stock, of which 5,000,000 shares are Class A common stock, par value $0.01 per share and 145,000,000 shares are Class B common stock, par value $0.01 per share. As of October 25, 2000, 5,000,000 shares of PepsiAmericas Class A common stock and 82,314,377 shares of PepsiAmericas Class B common stock were issued and outstanding.


SIZE OF THE BOARD OF DIRECTORS

    WHITMAN. The board of directors is currently fixed pursuant to resolution of the board of directors at 10 directors. The bylaws require that the number of directors be not less than three.

    PEPSIAMERICAS. The board of directors is currently fixed pursuant to resolution of the board of directors at eight directors. The amended and restated bylaws require that the number of directors be not less than one nor more than nine.

ELECTION OF DIRECTORS

    WHITMAN. The board of directors is elected each year at the annual meeting. In elections for directors, the nominees receiving the highest number of votes cast for the number of director positions to be filled shall be elected.

    PEPSIAMERICAS. The board of directors is elected each year at the annual meeting. In elections for directors, the nominees receiving the highest number of votes cast for the number of director positions to be filled shall be elected. Each share of Class A common stock entitles the holder to six votes and each share of Class B common stock entitles the holder to one vote.

VACANCIES

    GENERAL. Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

    WHITMAN. Vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and shall qualify. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any shareholder or holder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in the bylaws, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, to vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as in the filling of other vacancies.

    PEPSIAMERICAS. Unless filled by the shareholders, any vacancy occurring on the board of directors, including any vacancy created because of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of remaining directors does not constitute a quorum of the board. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

ANNUAL MEETING OF SHAREHOLDERS

    GENERAL. If an annual meeting for the election of directors is not held on the date designated therefore, Delaware law requires the directors to cause the meeting to be held as soon thereafter as convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, then, upon application of any shareholder or director, the Court of Chancery may order a meeting to be held.

    WHITMAN. The annual meeting of the shareholders is held on the first Thursday of May at 10:30 a.m. in Chicago, Illinois or on such other date or at such other time or place as shall be designed by the board of directors.

    PEPSIAMERICAS. The annual meeting of shareholders for the election of directors and the transaction of other business shall be held each year on the date and at the time and place that the board of directors determines.

SPECIAL MEETING OF SHAREHOLDERS

    GENERAL. Delaware law permits the board of directors or any other person authorized by a corporation's charter or bylaws to call a special meeting of shareholders.

    WHITMAN. Special meetings of the shareholders may be called by the Chairman and Chief Executive Officer, a majority of the board of directors or any shareholder which, individually or together with any other shareholders, owns 20% or more of the issued and outstanding common stock. Business transacted at any special meeting of shareholders is limited to the purpose stated in the notice of meeting.

    PEPSIAMERICAS. Special meetings of shareholders may be called by the president or the board of directors or when requested in writing by the holders of not less than 51% of the voting power of all the shares entitled to vote. Business transacted at any special meeting of shareholders is limited to the purpose stated in the notice of meeting.

ACTION BY WRITTEN CONSENT

    GENERAL. Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of shareholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of shareholders.

    WHITMAN. The Whitman restated certificate of incorporation does not permit the use of written consents by Whitman shareholders.

    PEPSIAMERICAS.  Any action by written consent must be unanimous.

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER NOMINATIONS AND OTHER BUSINESS

    WHITMAN. Whitman's bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders or propose business for consideration at such meeting, the shareholder must generally notify Whitman in writing at the principal executive office of Whitman not later than the close of business the 60th day nor earlier than the 90th day prior to the meeting or not later than the close of business on the tenth day following the first public disclosure of the date of such meeting if stockholders are given less than 70 days' notice.

    PEPSIAMERICAS. PepsiAmericas bylaws do not establish advance notice procedures.

AMENDMENTS TO CHARTER

    GENERAL. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation's board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation's certificate of incorporation.

    WHITMAN. The Whitman restated certificate of incorporation provides generally that amendments may be made as prescribed by statute. However, certain charter provisions relating to Pepsico require the affirmative vote of two-thirds of the entire Whitman board of directors to amend.

    PEPSIAMERICAS. The PepsiAmericas restated certificate of incorporation does not provide for a higher vote to amend its certificate of incorporation.

AMENDMENTS TO BYLAWS

    GENERAL. Under Delaware law, shareholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The shareholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power.

    WHITMAN. The bylaws of Whitman may be amended or repealed, or new bylaws may be adopted, by two-thirds of the whole board of directors at any meeting thereof; provided that bylaws adopted by the board may be amended or repealed by the shareholders.

    PEPSIAMERICAS. The bylaws of PepsiAmericas may be repealed or amended, any additional bylaws may be adopted, by either a vote of the full board of directors or by a vote of the holders of all the issued and outstanding shares entitled to vote, but the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

    GENERAL. Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested shareholder (a shareholder who, alone or with its affiliates, beneficially owns at least 15% of a corporation's stock) within three years of the time such shareholder became an interested shareholder, unless:

    - prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

    - upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

    - at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a shareholders' meeting of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

These restrictions do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq or held of record by more than 2,000 shareholders. Whitman has elected not to be governed by Section 203 of the Delaware General Corporation Law. PepsiAmericas has not made a similar election.

RIGHTS AGREEMENT

    WHITMAN. Each outstanding share of Whitman common stock includes, and each share of common stock offered by this joint proxy statement/prospectus will include, one preferred stock purchase right provided under the rights agreement.

    If there is a public announcement that a person or group has become an acquiring person (which is defined as the beneficial owner of 15% or more of all outstanding shares of Whitman common stock) or ten business days after the commencement or announcement of a tender or exchange offer which would result in a person or group becoming an acquiring person, whichever is earlier, Whitman will issue separate certificates which will represent the rights. After the distribution of the rights certificates, each right may be exercised to purchase from Whitman one one-hundredth of a share of Series A preferred stock for $61.25, subject to adjustment. The Series A preferred stock is nonredeemable and will have 100 votes per share (subject to adjustment). Whitman has reserved
2 million shares of Series A preferred stock for issuance upon exercise of the rights.

    The rights agreement specifically excludes the following persons from becoming an acquiring person and triggering the distribution of the rights:

    - PepsiCo to the extent it owns shares of Whitman common stock acquired by it in connection with the 1999 transaction, which is described under the heading "Summary--The Companies--Whitman Corporation" or as permitted by the shareholder agreement with PepsiCo, which is described under the heading "Summary--PepsiCo Shareholder Agreement;" and

    - any transferee who acquires beneficial ownership of Whitman common stock from PepsiCo pursuant to the PepsiCo shareholder agreement.

As of August 18, 2000, the rights agreement was amended in order to exclude Robert C. Pohlad, PepsiAmericas and the Pohlad Companies, as well as their affiliates, from becoming an acquiring person solely because of this merger or any permitted acquisitions as described in the shareholder agreement. For a more complete description of this amendment, see "The Merger--Amendment to Whitman Rights Agreement."

    In the event that a person or group becomes an acquiring person, then each right not owned by the acquiring person will entitle its holder to purchase a limited number of shares of Whitman common stock at a 50% discount to the then-current market price of Whitman common stock. If, after a person becomes an acquiring person, Whitman is involved in a merger or other business combination transaction or Whitman sells more than 50% of its assets or earning power, each right will entitle the holder to purchase a limited number of shares of common stock of the acquiring company at a 50% discount to the then-current market price of that stock. The rights will have no voting rights and will expire ten years from the date of the rights agreement. The Whitman board of directors may, at any time after any person becomes an acquiring person and before that person has become the beneficial owner of 50% or more of Whitman common stock then outstanding, exchange each right for one share of Whitman common stock.

    The Whitman board of directors may redeem all the rights for $0.01 per right at any time before a person or group becomes an acquiring person. The rights agreement may have the effect of deterring, delaying or preventing a takeover of Whitman without the consent of the Whitman board of directors.

    One right will be issued in respect of each share of common stock issued before the earlier of May 20, 2009 or the redemption of the rights. As of the date of this joint proxy statement/prospectus, the rights are not exercisable, certificates representing the rights have not been issued and the rights automatically trade with the Whitman common stock.

    PEPSIAMERICAS.  PepsiAmericas has not adopted a shareholder rights plan.

            STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF
                           PEPSIAMERICAS COMMON STOCK

    It is a condition to the merger that the shares of Whitman common stock to be issued in the merger be approved for listing on the NYSE and on the Chicago and Pacific Stock Exchanges, subject to official notice of issuance. If the merger is completed, the PepsiAmericas Class B common stock will no longer be listed on the NYSE or any other exchange.

                                    EXPERTS

    The consolidated financial statements of Whitman Corporation as of the end of fiscal years 1999 and 1998 and for each of the fiscal years 1999, 1998 and 1997, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements and financial statement schedule of PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) as of and for each of the periods ended December 31, 1999 and 1998, and September 30, 1998, incorporated by reference in this joint proxy statement/prospectus and the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements for the year ended September 30, 1997 and financial statement schedule as of and for the year ended September 30, 1997 of PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Whitman common stock to be issued in connection with the merger will be passed upon by Steven R. Andrews, Esq., Senior Vice President, Secretary and General Counsel of Whitman. Mr. Andrews is a participant in Whitman's stock option plan and various other employee benefit plans offered to employees of Whitman.

    Sidley & Austin, counsel for Whitman, and Briggs and Morgan, P.A., counsel for PepsiAmericas, will pass upon certain federal income tax consequences of the merger for Whitman and PepsiAmericas, respectively.

           SHAREHOLDER PROPOSALS FOR THE WHITMAN 2001 ANNUAL MEETING

    Whitman's bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders or propose business for consideration at such meeting, the shareholder must generally notify Whitman in writing at the principal executive office of Whitman not later than the close of business the 60th day nor earlier than the 90th day prior to the meeting. Whitman's 2001 annual meeting is currently expected to be held on May 3, 2001. Accordingly, a shareholder nomination or proposal intended to be considered at Whitman's 2001 annual meeting must be received by Whitman's Corporate Secretary on or after February 1, 2001, and on or prior to March 3, 2001. Proposals should be mailed to the Corporate Secretary, Whitman Corporation, 3501 Algonquin Road, Rolling Meadows, Illinois 60008.

    In addition, if you wish to have your proposal considered for inclusion in Whitman's 2001 proxy statement, Whitman must receive your proposal on or before November 23, 2000.

        SHAREHOLDER PROPOSALS FOR THE PEPSIAMERICAS 2001 ANNUAL MEETING

    Due to the contemplated closing of the merger, PepsiAmericas does not currently expect to hold a 2001 annual meeting of shareholders because, following the merger, PepsiAmericas will not be a publicly-traded company. If the merger is not consummated and the meeting is held and if a shareholder of PepsiAmericas wishes to present a proposal for consideration for inclusion in the proxy materials relating to the meeting, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of PepsiAmericas, 3800 Dain Rauscher Plaza, 60 South Sixth Street, Minneapolis, Minnesota 55402, Attn: Secretary, no later than December 1, 2000. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies PepsiAmericas after February 14, 2001 of his or her intent to present a proposal for consideration at the meeting, PepsiAmericas, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                      WHERE YOU CAN FIND MORE INFORMATION


    Whitman and PepsiAmericas file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information filed by either company at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The filings of Whitman and PepsiAmericas with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."



    Whitman has filed a Registration Statement on Form S-4 to register with the SEC the Whitman common stock to be issued to PepsiAmericas shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Whitman in addition to being a proxy statement of PepsiAmericas for the PepsiAmericas special meeting and a proxy statement of Whitman for the Whitman special meeting. As allowed by rules of the SEC, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.



    The SEC allows us to "incorporate by reference" information into this joint proxy statement/ prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates important business and financial information about Whitman and PepsiAmericas that is not included in or delivered with this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the description of the Whitman common stock and the description of the preferred stock purchase rights associated with the Whitman common stock contained in registration statements filed by Whitman to register its common stock and its rights under the Securities Exchange Act, including any amendments or reports filed updating those descriptions, as well as the documents set forth below that have previously been filed with the SEC.


             WHITMAN SEC FILING
            (FILE NO. 001-15019)                             PERIOD/FILE DATE
Annual Report on Form 10-K                     Year ended January 1, 2000

Quarterly Reports on Form 10-Q                 Quarters ended April 1, 2000 and July 1, 2000

Current Report on Form 8-K                     Filed on August 23, 2000

          PEPSIAMERICAS SEC FILING
            (FILE NO. 001-13914)                             PERIOD/FILE DATE

Annual Report on Form 10-K                     Year ended December 31, 1999

Amendment No. 1 to Annual Report on            Year ended December 31, 1999
Form 10-K/A

Quarterly Reports on Form 10-Q                 Quarters ended March 31, 2000 and June 30,
                                               2000

Amendment to Quarterly Report on Form 10-Q/A   Quarter ended March 31, 2000

Current Reports on Form 8-K                    Filed on August 24, 2000, August 29, 2000 and
                                               September 7, 2000


    We are also incorporating by reference additional documents that Whitman and PepsiAmericas file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the special meetings.

    Whitman has supplied all information contained or incorporated by reference in this document relating to Whitman, and PepsiAmericas has supplied all information contained or incorporated by reference in this document relating to PepsiAmericas. Whitman and PepsiAmericas will send you the documents incorporated by reference without charge, excluding exhibits to the information that is incorporated by reference, unless the exhibits have been specifically incorporated by reference in this document.

    Shareholders may obtain documents incorporated by reference in this document without charge by requesting them in writing or by telephone from the appropriate party at the following addresses:


Whitman Corporation                    PepsiAmericas, Inc.
3501 Algonquin Road                    3800 Dain Rauscher Plaza
Rolling Meadows, Illinois 60008        60 South Sixth Street
Attention: Charles H. Connolly         Minneapolis, Minnesota 55402
Telephone: (847) 818-5014              Attention: Jean M. Giese
                                       Telephone: (612) 661-3718



    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, INCLUDING ANY DOCUMENTS WE MAY SUBSEQUENTLY FILE WITH THE SEC BEFORE THE SPECIAL MEETINGS, PLEASE DO SO BY NOVEMBER 15, 2000 SO THAT YOU WILL RECEIVE THEM BEFORE THE SPECIAL MEETINGS.


    This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/ prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus.


    You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated October 26, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of the joint proxy statement/prospectus to shareholders nor the issuance of Whitman common stock in the merger shall create any implication to the contrary.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                              WHITMAN CORPORATION,

                            ANCHOR MERGER SUB, INC.

                                      and

                              PEPSIAMERICAS, INC.

                          Dated as of August 18, 2000

--------------------------------------------------------------------------------

                             ARTICLE I DEFINITIONS
                             ARTICLE II THE MERGER

                                                                              PAGE
                                                                              ----
SECTION 2.1.    The Merger..................................................  8
SECTION 2.2.    Effective Time..............................................  8
SECTION 2.3.    Closing.....................................................  8
SECTION 2.4.    Certificate of Incorporation and By-Laws....................  8
SECTION 2.5.    Directors...................................................  8
SECTION 2.6.    Officers....................................................  8

       ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF MERGER SUB
                    AND THE COMPANY; EXCHANGE OF CERTIFICATES

SECTION 3.1.    Effect of the Merger on Capital Stock.......................  9
SECTION 3.2.    Exchange of Certificates....................................  12
SECTION 3.3.    Options and Warrants........................................  14
SECTION 3.4.    Transfer of Shares after the Effective Time.................  14
SECTION 3.5.    Escheat.....................................................  14

                          ARTICLE IV CONTINGENT PAYMENTS

SECTION 4.1.    Target Performance Criteria.................................  15
SECTION 4.2.    Determination of Contingent Payments........................  15
SECTION 4.3.    Delivery of Contingent Payment Shares.......................  17
SECTION 4.4.    Affiliated Transactions Committee...........................  17
SECTION 4.5.    Assignability; Ordinary Course..............................  18
SECTION 4.6.    Time Limit..................................................  18
SECTION 4.7.    Option to Purchase Additional Parent Common Shares..........  18
SECTION 4.8.    Definitions.................................................  19

             ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.1.    Organization................................................  20
SECTION 5.2.    Subsidiaries................................................  20
SECTION 5.3.    Capitalization..............................................  20
SECTION 5.4.    Authority...................................................  22
SECTION 5.5.    Consents and Approvals; Violations..........................  22
SECTION 5.6.    SEC Reports and Financial Statements........................  23
SECTION 5.7.    Absence of Certain Changes or Events........................  23
SECTION 5.8.    No Undisclosed Liabilities..................................  23
SECTION 5.9.    Employee Benefit Plans, Labor Matters.......................  24
SECTION 5.10.   Contracts; Indebtedness.....................................  26
SECTION 5.11.   Litigation..................................................  26
SECTION 5.12.   Compliance with Applicable Law..............................  26
SECTION 5.13.   Taxes.......................................................  27
SECTION 5.14.   Environmental Matters.......................................  28
SECTION 5.15.   Intellectual Property.......................................  28
SECTION 5.16.   Real Property...............................................  28
SECTION 5.17.   Title Insurance.............................................  29
SECTION 5.18.   Required Vote...............................................  29
SECTION 5.19.   Brokers, Schedule of Fees and Expense.......................  29
SECTION 5.20.   Opinion of Financial Advisors...............................  29

                                                                              PAGE
                                                                              ----
               ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT
                                  AND MERGER SUB

SECTION 6.1.    Organization................................................  29
SECTION 6.2.    Subsidiaries................................................  30
SECTION 6.3.    Capitalization..............................................  30
SECTION 6.4.    Authority...................................................  31
SECTION 6.5.    Consents and Approvals, No Violations.......................  31
SECTION 6.6.    SEC Reports and Financial Statements........................  32
SECTION 6.7.    Absence of Certain Changes or Events........................  32
SECTION 6.8.    No Undisclosed Liabilities..................................  32
SECTION 6.9.    Employee Benefit Plans, Labor Matters.......................  33
SECTION 6.10.   Contracts; Indebtedness.....................................  34
SECTION 6.11.   Litigation..................................................  35
SECTION 6.12.   Compliance with Applicable Law..............................  35
SECTION 6.13.   Taxes.......................................................  36
SECTION 6.14.   Environmental Matters.......................................  36
SECTION 6.15.   Intellectual Property.......................................  37
SECTION 6.16.   Real Property...............................................  37
SECTION 6.17.   Title Insurance.............................................  37
SECTION 6.18.   Required Vote...............................................  37
SECTION 6.19.   Brokers, Schedule of Fees and Expense.......................  37
SECTION 6.20.   Opinion of Financial Advisor................................  38
SECTION 6.21.   Merger Sub..................................................  38

                              ARTICLE VII COVENANTS

SECTION 7.1.    Company Interim Operations..................................  38
SECTION 7.2     Parent Interim Operations...................................  41
SECTION 7.3.    No Solicitation.............................................  43
SECTION 7.4.    Third Party Standstill Agreements...........................  44
SECTION 7.5.    Certain Litigation..........................................  44
SECTION 7.6.    Indemnification; Directors' and Officers' Insurance.........  44
SECTION 7.7.    Listing of Parent Common Shares.............................  45
SECTION 7.8.    Employee Benefits...........................................  45
SECTION 7.9.    Payment of Dividends........................................  46

                       ARTICLE VIII ADDITIONAL ARRANGEMENTS

SECTION 8.1.    Registration Statement, Proxy Statement.....................  46
SECTION 8.2.    Stockholders' Meetings......................................  48
SECTION 8.3.    Access to Information.......................................  48
SECTION 8.4.    Reasonable Best Efforts.....................................  48
SECTION 8.5.    Notices of Certain Events...................................  49
SECTION 8.6.    Tax-Free Reorganization.....................................  49
SECTION 8.7.    Public Announcements........................................  49
SECTION 8.8.    Affiliates of the Company...................................  49
SECTION 8.9.    Board of Directors; Chief Executive Officer of Parent.......  49
SECTION 8.10.   Amendment of PepsiCo Shareholder Agreement and Parent
                By-Laws; Pohlad Companies Shareholder Agreement.............  50
SECTION 8.11.   Redemption of Series AA Preferred Stock.....................  50

                                                                              PAGE
                                                                              ----
                         ARTICLE IX CONDITIONS PRECEDENT

SECTION 9.1.    Conditions to Each Party's Obligation To Effect the
                Merger......................................................  50
SECTION 9.2.    Conditions to the Company's Obligation to Effect the
                Merger......................................................  51
SECTION 9.3.    Conditions to Parent's and Merger Sub's Obligation to Effect
                the Merger..................................................  52

                              ARTICLE X TERMINATION

SECTION 10.1.   Termination.................................................  53
SECTION 10.2.   Effect of Termination.......................................  53
SECTION 10.3.   Fees and Expenses...........................................  54

                             ARTICLE XI MISCELLANEOUS

SECTION 11.1.   Survival of Representations and Warranties..................  54
SECTION 11.2.   Notices.....................................................  54
SECTION 11.3.   Amendment...................................................  55
SECTION 11.4.   Extension, Waiver...........................................  55
SECTION 11.5.   Interpretation..............................................  55
SECTION 11.6.   Counterparts................................................  55
SECTION 11.7.   Entire Agreement, No Third Party Beneficiaries..............  55
SECTION 11.8.   Governing Law...............................................  55
SECTION 11.9.   Assignment..................................................  55
SECTION 11.10.  Enforcement.................................................  56
SECTION 11.11.  Severability................................................  56
SECTION 11.12.  WAIVER OF JURY TRIAL........................................  56

EXHIBITS

Exhibit A       Form of Company Stockholder Voting Agreement
Exhibit B       Form of Parent Stockholder Voting Agreement
Exhibit C       Form of Rule 145 Affiliate Agreement
Exhibit D       Form of Amended and Restated PepsiCo Shareholder Agreement
Exhibit E       Form of Amendment to Parent By-laws
Exhibit F       Form of Pohlad Companies Shareholder Agreement

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of August 18, 2000 (this "AGREEMENT"), among Whitman Corporation, a Delaware corporation ("PARENT"), Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and PepsiAmericas, Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for the Company to merge with and into Merger Sub, upon the terms and subject to the conditions of this Agreement (the "MERGER");

    WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective stockholders, and Parent has approved this Agreement and the Merger as the sole stockholder of Merger Sub;

    WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of
Section 368 of the Code;

    WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

    WHEREAS, Parent and Merger Sub have required, as a condition to their willingness to enter into this Agreement, that certain stockholders of the Company enter into a Voting Agreement (the "COMPANY STOCKHOLDER VOTING AGREEMENT") with Parent and Merger Sub, substantially in the form attached hereto as EXHIBIT A, concurrently with the execution and delivery of this Agreement; and

    WHEREAS, the Company has required, as a condition to its willingness to enter into this Agreement, that certain stockholders of Parent enter into a Voting Agreement (the "PARENT STOCKHOLDER VOTING AGREEMENT") with the Company, substantially in the form attached hereto as EXHIBIT B, concurrently with the execution and delivery of this Agreement.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    As used in this Agreement, the following terms shall have the respective meanings set forth below:

    "ACCOUNTING FIRM": As defined in SECTION 4.8.

    "ADJUSTED EBITDA": As defined in SECTION 4.8.

    "AFFILIATE": As defined in Rule 12b-2 under the Exchange Act.

    "AFFILIATED TRANSACTION COMMITTEE": The Affiliated Transaction Committee of the Board of Directors of Parent established in accordance with the by-laws of Parent.

    "AGGREGATE ADJUSTED EBITDA": As defined in SECTION 4.8.

    "AGGREGATE CONTINGENT PAYMENT": As defined in SECTION 4.1(C).

    "AGREED ADJUSTMENTS": As defined in SECTION 4.2(C).

    "AGREEMENT": As defined in the Preamble.

    "AMENDED AND RESTATED PEPSICO SHAREHOLDER AGREEMENT": As defined in
SECTION 8.10(A).

    "AUTHORIZATION": As defined in SECTION 5.5.

    "BENEFIT PLANS": As defined in SECTION 7.8(B).

    "BLUE SKY LAWS": As defined in SECTION 5.5.

    "CASH CONSIDERATION": As defined in SECTION 3.1(C)(I).

    "CASH ELECTION": As defined in SECTION 3.1(D).

    "CASH ELECTION NUMBER": As defined in SECTION 3.1(D).

    "CASH ELECTION SHARE": As defined in SECTION 3.1(D).

    "CASH FRACTION": As defined in SECTION 3.1(E).

    "CERTIFICATE OF MERGER": The certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with,
Section 251 of the DGCL.

    "CLAIM": As defined in SECTION 7.6(A).

    "CLOSING": The closing of the Merger.

    "CLOSING DATE": The date on which the Closing occurs.

    "CODE": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

    "COMPANY": As defined in the Preamble.

    "COMPANY BENEFIT PLANS": As defined in SECTION 5.9(A).

    "COMPANY CHARTER": The Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof.

    "COMPANY CLASS A COMMON SHARES": Shares of Class A Common Stock, par value $.01 per share, of the Company.

    "COMPANY CLASS B COMMON SHARES": Shares of Class B Common Stock, par value $.01 per share, of the Company.

    "COMPANY COMMON CERTIFICATES": As defined in SECTION 3.L(H).

    "COMPANY COMMON SHARES": Company Class A Common Shares and Company Class B Common Shares.

    "COMPANY DISCLOSURE STATEMENT": The disclosure statement, dated the date of this Agreement, delivered by the Company to Parent.

    "COMPANY EMPLOYEES": As defined in SECTION 7.8(A).

    "COMPANY FINANCIAL ADVISOR": As defined in SECTION 5.19.

    "COMPANY LEASES": As defined in SECTION 5.16.

    "COMPANY OPTION": As defined in SECTION 3.3(A).

    "COMPANY OWNED REAL PROPERTY": As defined in SECTION 5.16.

    "COMPANY PERMITS": As defined in SECTION 5.12(A).

    "COMPANY PERMITTED LIENS": All (i) matters listed or described in
SECTION 5.16 of the Company Disclosure Statement, (ii) easements, covenants, rights-of-way and other Liens or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of the Company or any of its Subsidiaries and (iii) real estate taxes not yet due or payable.

    "COMPANY REAL PROPERTY": As defined in SECTION 5.16.

    "COMPANY SEC REPORTS": As defined in SECTION 5.6.

    "COMPANY STOCKHOLDER APPROVAL": As defined in SECTION 5.4(A).

    "COMPANY STOCKHOLDERS' MEETING": As defined in SECTION 8.2(A).

    "COMPANY STOCKHOLDER VOTING AGREEMENT": As defined in the Preamble.

    "COMPANY TAX CERTIFICATE": As defined in SECTION 9.2(C).

    "COMPANY TITLE POLICIES": As defined in SECTION 5.17.

    "COMPANY WARRANT": As defined in SECTION 3.3(B).

    "CONFIDENTIALITY AGREEMENT": The Confidentiality Agreement, dated as of March 1, 2000, between Parent and the Company.

    "CONTINGENT EARNOUT EXCHANGE RATIO" means the number, rounded down to the nearest ten-thousandth, equal to the Exchange Ratio MULTIPLIED BY 0.1316; PROVIDED, that in the event Parent (i) changes (or establishes a record date for changing) the number of Parent Common Shares issued and outstanding prior to a Contingent Share Earned Date as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be after the Effective Time but prior to a Contingent Share Earned Date, the Contingent Earnout Exchange Ratio shall be proportionately adjusted. Regular periodic cash dividends and increases thereon consistent with past practices shall not be considered extraordinary for purposes of the preceding sentence.

    "CONTINGENT PAYMENT CONSIDERATION": As defined in SECTION 3.1(C)(III).

    "CONTINGENT PAYMENT ELECTION": As defined in SECTION 3.1(G).

    "CONTINGENT PAYMENT RECORD HOLDER": As defined in ARTICLE IV.

    "CONTINGENT PAYMENTS": As defined in SECTION 4.1(C).

    "CONTINGENT SHARE DELIVERY DATE": As defined in SECTION 4.8.

    "CONTINGENT SHARE EARNED DATE": As defined in SECTION 4.8.

    "CONTRACT": As defined in SECTION 5.5.

    "CONTROL": With respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

    "DGCL": The General Corporation Law of the State of Delaware.

    "DAKOTA HOLDINGS": Dakota Holdings, LLC, a Delaware limited liability company.

    "DISSENTING SHARES": As defined in SECTION 3.L(L).

    "EFFECTIVE TIME": As defined in SECTION 2.2.

    "ELECTION": As defined in SECTION 3.1(G).

    "ELECTION DEADLINE": As defined in SECTION 3.1(J).

    "ENVIRONMENTAL LAW": Any Law relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances on, under or emanating from any of the Company's or Parent's properties, as applicable, or any of their respective Subsidiaries' properties or any other properties.

    "ERISA": As defined in SECTION 5.9(A).

    "EXCESS PARENT COMMON SHARES": As defined in SECTION 3.2(D).

    "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "EXCHANGE AGENT": As defined in SECTION 3.2(A).

    "EXCHANGE RATIO": The number, rounded down to the nearest ten-thousandth, equal to $3.80 DIVIDED BY the Parent Closing Price; PROVIDED, HOWEVER, (i) if the Parent Closing Price exceeds $16.0738, then the Exchange Ratio shall be
0.2364 and (ii) if the Parent Closing Price is less than $13.1513, then the Exchange Ratio shall be 0.2889.

    "EXECUTIVE AGREEMENTS": As defined in SECTION 7.8(C).

    "FIXED EARNOUT EXCHANGE RATIO": The number, rounded down to the nearest ten-thousandth, equal to the Exchange Ratio MULTIPLIED BY 0.7368.

    "FORM OF ELECTION": As defined in SECTION 3.1(D).

    "GAAP": As defined in SECTION 5.6.

    "GOVERNMENTAL ENTITY": As defined in SECTION 5.5.

    "HAZARDOUS SUBSTANCE": Any toxic or hazardous materials or substances, including asbestos, contaminants, pollutants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law.

    "HSR ACT": As defined in SECTION 5.5.

    "INDEMNIFIED PARTIES": As defined in SECTION 7.6(A).

    "INDEPENDENT AUDITORS": KPMG LLP or such other nationally recognized accounting firm appointed by the Board of Directors of Parent from time to time as the auditors of Parent.

    "INTELLECTUAL PROPERTY": All industrial and intellectual property rights, including Proprietary Technology, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights and registrations, service marks, service mark applications, service mark rights and registrations, copyrights, know-how, licenses, trade secrets, proprietary processes, formulae and customer lists.

    "IRS": As defined in SECTION 5.9(A).

    "LAW": Any federal, state, local or foreign law, statute, code, ordinance, rule, regulation promulgated, or order, judgment, writ, stipulation, award, injunction or decree entered, by a Governmental Entity.

    "LIENS": As defined in SECTION 5.2.

    "LOSSES AND EXPENSES": Any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, monetary deficiencies or other charges (including reasonable attorneys' fees and expenses).

    "MATERIAL ADVERSE EFFECT": With respect to Parent, a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of Parent and its Subsidiaries, taken as a whole. With respect to the Company, a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole.

    "MATERIAL COMPANY CONTRACTS": As defined in SECTION 5.10(A).

    "MATERIAL PARENT CONTRACTS": As defined in SECTION 6.10(A).

    "MEASUREMENT PERIOD": As defined in SECTION 4.8.

    "MERGER": As defined in the Preamble.

    "MERGER CONSIDERATION": As defined in SECTION 3.1(C)(III).

    "MERGER SUB": As defined in the Preamble.

    "MULTIEMPLOYER PLAN": As defined in SECTION 5.9(B).

    "MULTIPLE EMPLOYER PLAN": As defined in SECTION 5.9(B).

    "NO ELECTION SHARES": As defined in SECTION 3.1(I).

    "NYSE": The New York Stock Exchange.

    "PARENT": As defined in the Preamble.

    "PARENT BENEFIT PLANS": As defined in SECTION 6.9(A).

    "PARENT COMMON SHARES": Shares of common stock, par value $.01 per share, of Parent.

    "PARENT CLOSING PRICE": The average of the per share closing prices of the Parent Common Shares, as reported in the NYSE Composite Transactions, during the fifteen (15) consecutive trading days ending five trading days immediately prior to the earlier of (i) the Company Stockholders' Meeting or (ii) the Parent Stockholders' Meeting.

    "PARENT DISCLOSURE STATEMENT": The disclosure statement, dated the date of this Agreement, delivered by Parent to the Company.

    "PARENT FINANCIAL ADVISOR": As defined in SECTION 6.19.

    "PARENT LEASES": As defined in SECTION 6.16.

    "PARENT OPTION": As defined in SECTION 3.3(A).

    "PARENT OWNED REAL PROPERTY": As defined in SECTION 6.16.

    "PARENT PERMITS": As defined in SECTION 6.12(A).

    "PARENT PERMITTED LIENS": All (i) matters listed or described in
SECTION 6.16 of the Parent Disclosure Statement, (ii) easements, covenants, rights-of-way and other Liens or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of Parent or any of its Subsidiaries and (iii) real estate taxes not yet due or payable.

    "PARENT PREFERRED SHARES": As defined in SECTION 6.3.

    "PARENT REAL PROPERTY": As defined in SECTION 6.16.

    "PARENT REFERENCE PRICE": $14.6125.

    "PARENT RIGHTS AGREEMENT": The Rights Agreement, dated as of May 20, 1999, by and between Parent and First Chicago Trust Company of New York, as Rights Agent.

    "PARENT SEC REPORTS": As defined in SECTION 6.6.

    "PARENT STOCKHOLDER APPROVAL": As defined in SECTION 6.4.

    "PARENT STOCKHOLDER VOTING AGREEMENT": As defined in the Preamble.

    "PARENT STOCKHOLDERS' MEETING": As defined in SECTION 8.2(B).

    "PARENT STOCK INCENTIVE PLANS": As defined in SECTION 6.3.

    "PARENT TAX CERTIFICATE": As defined in SECTION 9.2(C).

    "PARENT TITLE POLICIES": As defined in SECTION 6.17.

    "PARENT WARRANT": As defined in SECTION 3.3(B).

    "PBGC": As defined in SECTION 5.9(B).

    "PEPSICO": PepsiCo, Inc, a North Carolina corporation.

    "PERMIT": Any permit, grant, authorization, exception, consent, certificate, clearance, license, variance, exemption, order, concession, franchise and approval of a Governmental Entity.

    "PERSON": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

    "POHLAD COMPANIES": Pohlad Companies, a Minnesota corporation.

    "POHLAD COMPANIES SHAREHOLDER AGREEMENT": As defined in SECTION 8.10(C).

    "PRELIMINARY CONTINGENT PAYMENT REPORT": As defined in SECTION 4.2(A).

    "PROPRIETARY TECHNOLOGY": All proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, in the conduct of their business or used or employed in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, know-how, notebooks, software, records and disclosures.

    "PROXY STATEMENT": As defined in SECTION 8.1(A).

    "REGISTRATION STATEMENT": As defined in SECTION 8.1(A).

    "REPRESENTATIVES": As defined in SECTION 8.3.

    "RIGHTS": Parent's preferred share purchase rights issued pursuant to the Parent Rights Agreement for so long as the Parent Rights Agreement or any replacement or alternative rights plan is in existence.

    "RULE 145 AFFILIATE": As defined in SECTION 8.8.

    "SCHEDULE 13E-3": As defined in SECTION 8.1(A).

    "SEC": The Securities and Exchange Commission.

    "SECTION 16": As defined in SECTION 7.8(B).

    "SECURITIES ACT": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SHAREHOLDER TAX CERTIFICATE": As defined in SECTION 9.2(C).

    "SHARE ISSUANCE": As defined in SECTION 6.4.

    "SHARES REPRESENTATIVES": As defined in SECTION 3.1(D).

    "SPECIAL COMMITTEE FINANCIAL ADVISOR": As defined in SECTION 5.19.

    "STOCK CONSIDERATION": As defined in SECTION 3.1(C)(II).

    "STOCK ELECTION": As defined in SECTION 3.1(F).

    "SUBSCRIPTION SHARES": 1,710,863 shares of Parent Common Stock made available for purchase by Contingent Payment Record Holders pursuant to
SECTION 4.7.

    "SUBSCRIPTION SHARE PURCHASE RATE": That number, rounded down to the nearest ten-thousandth, equal to the number of Subscription Shares DIVIDED BY the aggregate number of Company Common Shares in respect of which Contingent Payment Elections have been made.

    "SUBSIDIARY": As to any Person, any other Person of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

    "SUPERIOR PROPOSAL": Any bona fide written proposal or offer made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of voting securities or equity interests of, or all or substantially all of the assets (on a consolidated basis) of, the Company or Parent, as the case may be, on terms which the Board of Directors of the Company or Parent, as the case may be, determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company or Parent, as the case may be, and its respective stockholders than the Merger and for which financing, to the extent required, is then fully committed or which, in the good faith judgment of the Board of Directors of the Company or Parent, as the case may be, (based on the advice of a financial advisor of nationally recognized reputation) is reasonably capable of being financed by such third party.

    "SURVIVING CORPORATION": As defined in SECTION 2.1.

    "TAKEOVER PROPOSAL": Any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or Parent, as the case may be, or any proposal or offer to acquire, directly or indirectly, 20% or more of the voting power of voting securities or equity interests of, or 20% or more in value of the assets (on a consolidated basis) of, the Company or Parent, as the case may be, other than the transactions contemplated by this Agreement.

    "TAX": Any United States federal, state, county or local, or foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, value added, alternative or added minimum, ad valorem or transfer tax, or any other tax, custom, duty or governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity.

    "TAX RETURN": A report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

    "TREASURY REGULATIONS": The regulations promulgated by the U.S. Treasury Department pursuant to the Code.

    "2001 ADJUSTED EBITDA": As defined in SECTION 4.8.

    "2002 ADJUSTED EBITDA": As defined in SECTION 4.8.

    "2001 CONTINGENT PAYMENT": As defined in SECTION 4.1(A).

    "2002 CONTINGENT PAYMENT": As defined in SECTION 4.1(B).

    "368 REORGANIZATION": As defined in SECTION 8.6.

    "WHOLLY OWNED SUBSIDIARY": As to any Person, a Subsidiary of such Person all of the equity and voting interest in which is owned, directly or indirectly, by such Person.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Merger Sub in accordance with the provisions of Section 251 of the DGCL and with the effect provided in the DGCL. The separate corporate existence of the Company shall thereupon cease, and Merger Sub shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue its corporate existence as a Subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware.

    SECTION 2.2. EFFECTIVE TIME. The Merger shall become effective on the date and at the time (the "EFFECTIVE TIME") that the Certificate of Merger shall have been accepted for filing by the Secretary of State of the State of Delaware (or such later date and time as may be specified in the Certificate of Merger), which shall be on the Closing Date.

    SECTION 2.3. CLOSING. Subject to the fulfillment or waiver of the conditions set forth in Article IX, the Closing shall take place (a) at the offices of Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois, at 10:00 a.m. on the earliest practicable date (but no later than the fifth business day) following the satisfaction or waiver of the conditions set forth in ARTICLE IX (other than those conditions to be satisfied or waived at the Closing) or (b) at such other place and/or time and/or on such other date as Parent, Merger Sub and the Company may agree.

    SECTION 2.4. Certificate of Incorporation and By-Laws.

    (a) Subject to SECTION 7.6(B), at the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL, except that Article FIRST thereof shall read as follows:
       "The name of the Corporation (which is hereinafter called the "Corporation') is PepsiAmericas, Inc."

    (b) Subject to SECTION 7.6(B), the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the certificate of incorporation of the Surviving Corporation and of the DGCL.

    SECTION 2.5. DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 2.6. OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III
        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF MERGER SUB AND THE
                       COMPANY; EXCHANGE OF CERTIFICATES

    SECTION 3.1. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

    (a) SHARES OF MERGER SUB COMMON STOCK. Each share of common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding, unchanged by reason of the Merger, as one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

    (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each Company Common Share that is held in the treasury of the Company or that is owned by Parent or any of its Wholly Owned Subsidiaries shall be canceled and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON SHARES OWNED BY PUBLIC. Subject to the provisions of this SECTION 3.1, each Company Common Share issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, shares canceled pursuant to SECTION 3.1(B) and shares held by Dakota Holdings or Pohlad Companies (which shares shall be converted solely as provided in Section 3.1(c)(iii)), shall be converted into the right to receive:

        (i) subject to SECTION 3.1(E), an amount in cash equal to the Exchange Ratio MULTIPLIED BY the Parent Closing Price (the "CASH CONSIDERATION"); or

        (ii) the number of Parent Common Shares (together with the associated Rights) equal to the Exchange Ratio (the "STOCK CONSIDERATION"); or

       (iii) (A) the number of Parent Common Shares (together with the associated Rights) equal to the Fixed Earnout Exchange Ratio PLUS
             (B) the right to receive the Contingent Payments described in
             ARTICLE IV (the "CONTINGENT PAYMENT CONSIDERATION" and together with the Cash Consideration and the Stock Consideration, the "MERGER CONSIDERATION").

    For purposes of clarity, each record holder of Company Common Shares entitled to make an Election pursuant to this SECTION 3.1 may make a Cash Election, Stock Election or Contingent Payment Election, or any combination thereof, with respect to the Company Common Shares owned by such record holder, PROVIDED, that the sum of all Elections made by such record holder equals 100% of such record holder's Company Common Shares and that each Election is for a whole number of Company Common Shares and not a fractional share.

    (d) CASH ELECTION. Subject to the provisions of this SECTION 3.1(D) and
       SECTION 3.1(E), each record holder of Company Common Shares immediately prior to the Effective Time (other than Dakota Holdings and Pohlad Companies) shall be entitled to elect to receive the Cash Consideration (a "CASH ELECTION") for all or any part of such holder's Company Common Shares (each, a "CASH ELECTION SHARE"). Cash Elections shall be made on a form designed for that purpose, which shall include a letter of transmittal (a "FORM OF ELECTION"). A holder of record of Company Common Shares who holds such Company Common Shares as nominee, trustee or in another representative capacity (a "SHARES REPRESENTATIVE") may submit multiple Forms of Election; provided that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representative for each particular beneficial owner whose Company Common Shares are covered by such Form of Election. Notwithstanding the foregoing, the aggregate number of Company Common Shares that may be converted in the Merger into the right to receive Cash Consideration (rounded down to the nearest whole share, the "CASH ELECTION NUMBER") shall not exceed the lesser of:

        (i) a number equal to (A) the product of 50% MULTIPLIED BY the total number of Company Common Shares issued and outstanding immediately prior to the Effective Time MINUS (B) the number of Dissenting Shares; and

        (ii) the number which would cause the ratio of the value of the aggregate Stock Consideration to be issued in the Merger to the value of the aggregate Merger Consideration to be less than 0.50 (assuming, for these purposes, that no Contingent Payments will be made), such ratio to be equal to a fraction, the numerator of which is equal to (A) the per share closing price of the Parent Common Shares, as reported in the NYSE Composite Transactions, on the Closing Date MULTIPLIED BY the aggregate number of Parent Common Shares to be paid as Merger Consideration pursuant to SECTION 3.1 (assuming, for these purposes, that no Contingent Payments will be made), and the denominator of which is equal to (B) the sum of
             (1) the amount set forth in the preceding clause (A) PLUS (2) the aggregate Cash Consideration to be issued pursuant to Section 3.1 PLUS (3) the number of Dissenting Shares MULTIPLIED BY the greater of the Cash Consideration or $3.80 PLUS (4) any other amounts paid by Parent or the Company (or any affiliate thereof) to, or on behalf of, any stockholder of the Company in connection with the sale, redemption or other disposition of any Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) PLUS (5) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e).

    (e) PRORATION OF COMPANY COMMON SHARES. If the aggregate number of Company Common Shares in respect of which Cash Elections have been made exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of Parent Common Shares equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one MINUS the Cash Fraction.

    (f) STOCK ELECTION. Each record holder of Company Common Shares immediately prior to the Effective Time (other than Dakota Holdings and Pohlad Companies) shall be entitled to elect to receive Parent Common Shares (together with the associated Rights) for all or any part of such holder's Company Common Shares (a "STOCK ELECTION"). Stock Elections shall be made on a Form of Election. A Shares Representative may submit multiple Forms of Election; PROVIDED that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representatives for each beneficial owner whose Company Common Shares are covered by such Form of Election.

    (g) CONTINGENT PAYMENT ELECTION. Each record holder of Company Common Shares immediately prior to the Effective Time shall be entitled to elect to receive the Contingent Payment Consideration for all or any part of such holder's Company Common Shares (a "CONTINGENT PAYMENT ELECTION" and, collectively with the Stock Election and the Cash Election, an "ELECTION"). Contingent Payment Elections shall be made on a Form of Election. A Shares Representative may submit multiple Forms of Election; PROVIDED, that such Shares Representative certifies that each such Form of Election covers all the Company Common Shares held by such Shares Representative for each beneficial owner whose Company Common Shares are covered by such Form of Election.

    (h) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the Company Common Shares ("COMPANY COMMON CERTIFICATES") as to which the Election is being made (or by an appropriate guarantee of delivery of such Company Common Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities
       Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the NYSE Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). All Company Common Certificates so surrendered shall be subject to the exchange procedures set forth in SECTION 3.2(B). Parent shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this
       SECTION 3.1, and all such computations shall be conclusive and binding on the holders of Company Common Shares.

    (i) DEEMED NON-ELECTION. For the purposes hereof, a holder of Company Common Shares who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline (the "NO ELECTION SHARES") shall be deemed to have made a Stock Election. If Parent or the Exchange Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares.

    (j) ELECTION DEADLINE. Parent and the Company shall each use its reasonable best efforts to cause copies of the Form of Election to be mailed to record holders of Company Common Shares not less than thirty (30) days prior to the Effective Time and to make the Form of Election available to all Persons who become record holders of Company Common Shares during the period between the date of such mailing and the Effective Time. A Form of Election must be received by the Exchange Agent by 5:00 p.m., New York City time, on the tenth business day after the Effective Time (the "ELECTION DEADLINE") in order to be effective. A record holder may revoke his Election by written notice received at or prior to the Election Deadline. Any Election relating to Company Common Shares which become Dissenting Shares shall be deemed automatically revoked as of the Election Deadline.

    (k) ANTI-DILUTION PROVISIONS. In the event Parent (i) changes (or establishes a record date for changing) the number of Parent Common Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration and Subscription Shares shall be proportionately adjusted. Regular periodic cash dividends and increases thereon consistent with past practices shall not be considered extraordinary for purposes of the preceding sentence.

    (l) DISSENTING SHARES. To the extent that holders thereof are entitled to appraisal rights under Section 262 of the DGCL, Company Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his demand for appraisal rights under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but the holders of

       Dissenting Shares shall be entitled to receive from the Company such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall effectively withdraw or lose his right to appraisal and payment under the DGCL, such holder's Company Common Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Cash Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares.

    (m) MAXIMUM NUMBER OF PARENT COMMON SHARES. The maximum number of Parent Common Shares that may be issued in connection with the Merger shall be specified in a certificate mutually agreed to by Parent and the Company and delivered at the Closing. Such certificate, as so delivered, shall be deemed to form a part of this Agreement.

    SECTION 3.2. Exchange of Certificates.

    (a) DEPOSIT WITH EXCHANGE AGENT. Within five business days after the Election Deadline, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "EXCHANGE AGENT"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, an amount of cash and certificates representing Parent Common Shares required to effect the conversion of Company Common Shares into Parent Common Shares and cash in accordance with SECTIONS 3.1(C)(I), 3.1(C)(II) AND 3.1(C)(III)(A).

    (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as reasonably practicable (but not more than 15 days) after the Election Deadline, Parent shall cause the Exchange Agent to mail to each holder of record of a Company Common Certificate representing Company Common Shares who did not make a valid Election pursuant to SECTION 3.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Common Certificates shall pass, only upon actual delivery of the Company Common Certificates to the Exchange Agent) and
       (ii) instructions for effecting the surrender of the Company Common Certificates and receiving the Merger Consideration to which such holder shall be entitled pursuant to SECTION 3.1. Upon surrender of a Company Common Certificate to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Exchange Agent may reasonably require, the holder of such Company Common Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole Parent Common Shares into which the Company Common Shares previously represented by such Company Common Certificate have been converted in accordance with
       SECTION 3.1(C)(II) or 3.1(C)(III)(A) or (B) the cash to which such holder is entitled in accordance with SECTION 3.1(C)(I) and (C) the cash in lieu of fractional Parent Common Shares to which such holder has the right to receive pursuant to SECTION 3.2(D), and the Company Common Certificate so surrendered shall be canceled. In the event the Merger Consideration is to be delivered to any Person other than the Person in whose name the Company Common Certificate surrendered in exchange therefor is registered in the transfer records of Company, the Merger Consideration may be delivered to a transferee if the Company Common Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 3.2(B), each Company Common Certificate (other than a Company Common Certificate representing Company Common Shares to be canceled in accordance with SECTION 3.1(B) or Dissenting Shares) shall, at and after the Effective Time, be deemed to represent only the right to receive, upon such surrender, the Merger Consideration contemplated by this SECTION 3.2(B). No interest will be paid or will accrue on any cash payable to holders of Company Common Certificates pursuant to the provisions of this ARTICLE III.

    (c) DISTRIBUTION WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions that are declared or made on or after the Effective Time with respect to Parent Common Shares or that are payable to holders of record thereof on or after the Effective Time shall be paid to any Person entitled by reason of the Merger to receive certificates representing Parent Common Shares, and no cash payment in lieu of fractional shares shall be paid to any such Person pursuant to SECTION 3.2(D), until such Person shall surrender his Company Common Certificates as provided in
       SECTION 3.2(B). Subject to the effect of unclaimed property, escheat and other applicable Laws, following surrender of any such Company Common Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Parent Common Share to which such holder is entitled pursuant to SECTION 3.2(D) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares and
       (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Shares.

    (d) NO FRACTIONAL SECURITIES. In lieu of any such fractional securities, each holder of Company Common Shares who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of Company Common Certificates for exchange pursuant to this ARTICLE III will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Shares issued pursuant to this
       ARTICLE III. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of whole Parent Common Shares delivered to the Exchange Agent by Parent over
       (ii) the aggregate number of whole Parent Common Shares to be distributed to holders of Company Common Shares pursuant to Section 3.2(b) (such excess being herein called the "EXCESS PARENT COMMON SHARES"). The Exchange Agent, as agent for the former holders of Company Common Shares, shall sell the Excess Parent Common Shares at the prevailing prices on the NYSE. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Shares, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Shares in lieu of any fractional interests, the Exchange Agent shall promptly distribute or cause to be distributed such amounts to such former holders.

    (e) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Common Shares deposited with the Exchange Agent pursuant to
       SECTION 3.2(A)and not exchanged within one year after the Effective Time pursuant this SECTION 3.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Company Common Certificates and unclaimed at the end of one year from the Effective Time shall be returned to Parent, after which time any holder of unsurrendered Company Common Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable Law.

    SECTION 3.3. OPTIONS AND WARRANTS.

    (a) Each option to purchase shares of Company Common Stock (each, a "COMPANY OPTION") issued by the Company pursuant to any stock option or similar plan of the Company or pursuant to an option agreement or otherwise as set forth in SECTION 5.3 of the Company Disclosure Statement, which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option (a "PARENT OPTION") to purchase that number of Parent Common Shares determined by multiplying the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per share of such Company Option immediately prior to the Effective Time DIVIDED BY the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such option shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Option shall otherwise remain as set forth in the Company Option converted into such Parent Option.

    (b) Each warrant to purchase shares of Company Common Stock (each, a "COMPANY WARRANT") set forth in SECTION 5.3 of the Company Disclosure Statement, which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and converted into a warrant (a "Parent Warrant") to purchase that number of Parent Common Shares determined by multiplying the number of Company Common Shares subject to such Company Warrant immediately prior to the Effective Time by the Exchange Ratio, at an exercise price per Parent Common Share equal to the exercise price per share of such Company Warrant immediately prior to the Effective Time DIVIDED BY the Exchange Ratio, rounded down to the nearest whole cent. If the foregoing calculation results in an assumed Company Warrant being exercisable for a fraction of a Parent Common Share, then the number of Parent Common Shares subject to such warrant shall be rounded up to the nearest whole number of shares, with no cash being payable for such fractional share. The terms and conditions of each Parent Warrant shall otherwise remain as set forth in the Company Warrant converted into such Parent Warrant.

    (c) The adjustment provided in SECTION 3.3(A) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code.

    SECTION 3.4. TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. No transfers of Company Common Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

    SECTION 3.5. ESCHEAT. The Company shall not be liable to any Person for shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

                                   ARTICLE IV
                              CONTINGENT PAYMENTS

    A record holder of Company Common Shares immediately prior to the Effective Time who properly makes a Contingent Payment Election in accordance with
SECTION 3.1 (a "CONTINGENT PAYMENT RECORD HOLDER") shall have the following contractual right to receive additional Parent Common Shares, subject to the terms and conditions contained herein:

    SECTION 4.1. TARGET PERFORMANCE CRITERIA.

    (a) 2001 ADJUSTED EBITDA. If 2001 Adjusted EBITDA exceeds $68.9 million, each Contingent Payment Record Holder shall be entitled to receive, on the Contingent Share Delivery Date with respect to the Measurement Period for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder in respect of which a Contingent Payment Election has been made, the number of Parent Common Shares (together with the associated Rights) equal to (i) the Contingent Earnout Exchange Ratio MULTIPLIED BY
       (ii) the lesser of (A) 1 or (B) a fraction, the numerator of which is the amount by which 2001 Adjusted EBITDA exceeds $68.9 million, and the denominator of which is $7.7 million (the "2001 CONTINGENT PAYMENT").

    (b) 2002 ADJUSTED EBITDA. If 2002 Adjusted EBITDA exceeds $84 million, each Contingent Payment Record Holder shall be entitled to receive, on the Contingent Share Delivery Date with respect to the Measurement Period for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder in respect of which a Contingent Payment Election has been made, the number of Parent Common Shares (together with the associated Rights) equal to (i) the Contingent Earnout Exchange Ratio MULTIPLIED BY
       (ii) the lesser of (A) 1 or (B) a fraction, the numerator of which is the amount by which 2002 Adjusted EBITDA exceeds $84 million, and the denominator of which is $9.3 million (the "2002 CONTINGENT PAYMENT").

    (c) AGGREGATE ADJUSTED EBITDA. If Aggregate Adjusted EBITDA exceeds
       $235.5 million, each Contingent Payment Record Holder shall be entitled to receive, on the Contingent Share Delivery Date with respect to the Measurement Period for the three-year period beginning January 2, 2000 and ending on the Saturday closest to December 31, 2002, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder and in respect of which a Contingent Payment Election has been made, the number of Parent Common Shares (together with the associated Rights) equal to (i) the Contingent Earnout Exchange Ratio MULTIPLIED BY (ii) the lesser of (A) 1 or (B) a fraction, the numerator of which is the amount by which Aggregate Adjusted EBITDA exceeds
       $235.5 million, and the denominator of which is $11.8 million (the "Aggregate Contingent Payment" and together with the 2001 Contingent Payment and the 2002 Contingent Payment, the "CONTINGENT PAYMENTS").

    SECTION 4.2. DETERMINATION OF CONTINGENT PAYMENTS.

    (a) The Independent Auditors shall be engaged by the Affiliated Transaction Committee to determine Adjusted EBITDA for any applicable period, as well as 2001 Adjusted EBITDA, 2002 Adjusted EBITDA and Aggregate Adjusted EBITDA, as the case may be, within 75 days after the applicable Measurement Period. After each Measurement Period, but not later than thirty (30) days following the completion of Parent's annual year-end audit, the Independent Auditors shall prepare and deliver to the Affiliated Transaction Committee (with a copy to Robert Pohlad on behalf of the Contingent Payment Record Holders) a report (a "PRELIMINARY CONTINGENT PAYMENT REPORT") setting forth the Independent Auditors' determination of the

       Adjusted EBITDA for any applicable period, as well as 2001 Adjusted EBITDA, 2002 Adjusted EBITDA and Aggregate Adjusted EBITDA, as the case may be. Within ten (10) days after the Independent Auditors shall have delivered the Preliminary Contingent Payment Report to the Affiliated Transaction Committee and Robert Pohlad, Robert Pohlad, on behalf of the Contingent Payment Record Holders, shall submit in writing to the Affiliated Transaction Committee any objections thereto that he may have. If Robert Pohlad does not submit in writing any such objections within such 10-day period, it shall be conclusively presumed that Robert Pohlad, on behalf of the Contingent Payment Record Holders, does not object to the Preliminary Contingent Payment Report.

    (b) As soon as practicable after receiving the written objections, if any, from Robert Pohlad, on behalf of the Contingent Payment Record Holders, but in no event more than 25 days after the Independent Auditors shall have delivered the Preliminary Contingent Payment Report to the Affiliated Transaction Committee and Robert Pohlad, the Affiliated Transaction Committee shall review the same and any written objections thereto received from Robert Pohlad as contemplated by SECTION 4.2(A) and shall determine whether it finds the Preliminary Contingent Payment Report to be reasonable. If the Affiliated Transaction Committee finds the Preliminary Contingent Payment Report to be reasonable, the determinations set forth therein shall be final and binding on all parties, including, without limitation, Parent and each of the Contingent Payment Record Holders.

    (c) If the Affiliated Transaction Committee does not find the Preliminary Contingent Payment Report to be reasonable, it shall submit in writing to the Independent Auditors within such 25-day period its objections thereto. The Independent Auditors and the Affiliated Transaction Committee shall use their reasonable efforts to resolve by written agreement (the "AGREED ADJUSTMENTS") any differences as to the determinations set forth in the Preliminary Contingent Payment Report, and, if the Independent Auditors and the Affiliated Transaction Committee so resolve any such differences, the determinations set forth in the Preliminary Contingent Payment Report as adjusted by the Agreed Adjustments shall be final and binding on all parties, including, without limitation, Parent and each of the Contingent Payment Record Holders.

    (d) If any objections raised by the Affiliated Transaction Committee are not resolved by Agreed Adjustments within the 10-day period next following such 25-day period, then the Independent Auditors and the Affiliated Transaction Committee shall submit the objections that are then unresolved to the Accounting Firm. The Accounting Firm shall be directed by the Independent Auditors and the Affiliated Transaction Committee to seek to resolve the unresolved objections as promptly as reasonably practicable and to deliver written notice to each of the Independent Auditors and the Affiliated Transaction Committee setting forth its resolution of the unresolved objections. The determinations set forth in the Preliminary Contingent Payment Report, as adjusted by the Agreed Adjustments and by Accounting Firm's resolution of the unresolved objections, shall be final and binding on all parties, including, without limitation, Parent and each of the Contingent Payment Record Holders. All objections shall be resolved no later than 45 days after the 10-day period.

    (e) Parent and the Surviving Corporation shall make available to the Independent Auditors and the Affiliated Transaction Committee (and its respective representatives) and, if applicable, the Accounting Firm, such books, records and other information as any of the foregoing may reasonably request to prepare or review any Preliminary Contingent Payment Report, the Agreed Adjustments or any matters submitted to the Accounting Firm.

    (f) The fees and expenses of the Accounting Firm shall be paid by Parent.

    SECTION 4.3. DELIVERY OF CONTINGENT PAYMENT SHARES.

    (a) On each Contingent Share Delivery Date or as soon as practicable thereafter, Parent shall deposit with the Exchange Agent in trust for the Contingent Payment Record Holders certificates representing the total Contingent Payments, if any, to be paid on such Contingent Share Delivery Date pursuant to this ARTICLE IV.

    (b) On each Contingent Share Delivery Date, each Contingent Payment Record Holder shall be entitled to receive, with respect to each Company Common Share deemed to be held by such Contingent Payment Record Holder in respect of which a Contingent Payment Election has been made, the Contingent Payments for the applicable Measurement Period.

    (c) In the event Parent (i) changes (or establishes a record date for changing) the number of Parent Common Shares issued and outstanding prior to a Contingent Share Delivery Date as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be after a Contingent Share Earned Date but prior to a Contingent Share Delivery Date, the Contingent Payments determined in accordance with SECTION 4.1 shall be proportionately adjusted. Regular periodic cash dividends and increases thereon consistent with past practices shall not be considered extraordinary for purposes of the preceding sentence.

    (d) Unless and until certificates representing the Contingent Payments shall be delivered to the Exchange Agent for the benefit of the Contingent Payment Record Holders pursuant to SECTION 4.3(A), no dividends payable to holders of record of Parent Common Shares shall be paid to the Contingent Payment Record Holders with respect to Parent Common Shares representing the Contingent Payments.

    (e) The Exchange Agent shall promptly deliver any certificates representing the Contingent Payments payable to the Contingent Payment Record Holders pursuant to this ARTICLE IV to the Contingent Payment Record Holders at the addresses of the Contingent Payment Record Holders as they appeared on the stock records of the Company at the Effective Time or such other addresses as the Contingent Payment Record Holders shall provide to the Exchange Agent by written notice. No fractional Parent Common Shares shall be issued or delivered pursuant to this ARTICLE IV. In lieu of any such fractional securities, each Contingent Payment Record Holder who would otherwise have been entitled hereunder to a fraction of a Parent Common Share but for this SECTION 4.3(E) will be paid an amount in cash (without interest) equal to (i) the fraction of a Parent Common Share to which such Contingent Payment Record Holder would otherwise have been entitled MULTIPLIED BY (ii) the closing price per Parent Common Share on the NYSE (as reported in the NYSE Composite Transactions) on the Contingent Share Delivery Date.

    SECTION 4.4. AFFILIATED TRANSACTIONS COMMITTEE. By accepting any consideration under this Agreement, each Contingent Payment Record Holder shall be deemed to have agreed as follows:

    (a) Such Contingent Payment Record Holder irrevocably appoints and authorizes the Affiliated Transaction Committee to act as its agent hereunder with such powers as are delegated hereunder to the Affiliated Transaction Committee, together with such other powers as are incidental thereto, and to take such other actions in connection with the foregoing, consistent with the terms of this Agreement, as the Affiliated Transaction Committee may deem necessary or appropriate, including without limitation, as contemplated by the definition of Adjusted EBITDA in SECTION 4.8. The Affiliated Transaction Committee (i) shall have no duties or responsibilities except as expressly set forth herein or in the by-laws of Parent, (ii) shall not be responsible in its capacity as the Affiliated Transaction Committee for any recitals, statements, representations or warranties contained herein, or in any certificate or other document referred to herein, the validity, effectiveness or enforceability of this Agreement, the failure of the Surviving Corporation to achieve any targets or the failure of any party to perform any of its obligations hereunder, (iii) shall not be required to initiate or conduct any litigation or collection proceedings and (iv) shall not be responsible for any action taken or omitted to be taken hereunder, except for, in the case of any member of the Affiliated Transaction Committee, his own gross negligence or willful misconduct. The Affiliated Transaction Committee may consult with legal counsel, independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, independent public accountants or experts. No act or omission of the Affiliated Transaction Committee, whether as a result of gross negligence, willful misconduct or otherwise, shall relieve Parent or Merger Sub of its obligations under this Agreement.

    (b) The Affiliated Transaction Committee shall be entitled to rely upon any certification, notice or other communication believed by it to be genuine and correct and to have been signed by or sent on behalf of the proper Person or Persons and delivered in accordance with this Agreement. The Affiliated Transaction Committee shall not be required to take any action which shall expose the members thereof to personal liability or which is contrary to this Agreement or applicable Law.

    (c) The Affiliated Transaction Committee shall not be deemed to have knowledge or notice of the occurrence of any event unless it shall have received written notice thereof in accordance with this Agreement.

    (d) Parent and the Surviving Corporation shall be entitled to rely on any and all action taken by the Affiliated Transaction Committee under this Agreement without any liability to, or obligation to inquire of, any of the Contingent Payment Record Holders, and shall be entitled to rely on any written action purporting on its face to be an action of the Affiliated Transaction Committee and signed by any two members of the Affiliated Transaction Committee as an action of the Affiliated Transaction Committee.

    SECTION 4.5. ASSIGNABILITY; ORDINARY COURSE. The right of each Contingent Payment Record Holder to receive Parent Common Shares pursuant to Article IV of this Agreement may not be assigned or transferred in any manner whatsoever prior to the delivery of certificates representing the Contingent Payments, except by operation of law. In no event shall any right to Contingent Payments pursuant to this Article IV be evidenced by negotiable certificates of any kind.

    SECTION 4.6. TIME LIMIT. Notwithstanding any other provision of this Agreement, no later than four years after the Effective Time, Parent shall transfer to the Exchange Agent in trust for the Contingent Payment Record Holders, and the Exchange Agent shall transfer to the Contingent Payment Record Holders, certificates representing the total Contingent Payments to be paid, if any, pursuant to this ARTICLE IV; and in no event shall any Contingent Payments be paid to a Contingent Payment Record Holder more than four years after the Effective Time.

    SECTION 4.7. OPTION TO PURCHASE ADDITIONAL PARENT COMMON SHARES.

    (a) Each Contingent Payment Record Holder shall have the right, on or prior to the Election Deadline, to elect to purchase from Parent, as more fully set forth below, up to that number of Subscription Shares, rounded down to the nearest whole share, equal to the number of Company Common Shares in respect of which such Contingent Payment Record Holder has made a Contingent Payment Election MULTIPLIED BY the Subscription Share Purchase Rate, at a price per share equal to the Parent Reference Price. The Exchange Agent shall notify Dakota Holdings within five business days after the Election Deadline of the number of Subscription Shares not purchased by the other Contingent Payment Record Holders. Dakota Holdings shall be entitled to purchase, within ten (10) days after delivery of such notice, any Subscription Shares not purchased by the other Contingent Payment Record Holders, at a price per share equal to the Parent Reference Price.

    (b) The Form of Election shall be designed to allow holders of Company Common Shares who make Contingent Payment Elections to also designate whether, and to what extent, they desire to purchase Subscription Shares. The letter of transmittal contemplated by Section 3.2(b) shall contain instructions for effecting the payment for Subscription Shares.

    SECTION 4.8. DEFINITIONS. For the purpose of this Article IV, the following terms shall have the meanings specified below:

    "ACCOUNTING FIRM" means a nationally recognized accounting firm (other than the Independent Auditors) selected by the Affiliated Transaction Committee, in its sole discretion; PROVIDED, that such accounting firm is independent of Parent, Merger Sub and the Company and their respective Affiliates.

    "ADJUSTED EBITDA" means, with respect to any period, the earnings before interest, taxes, depreciation and amortization of the Company or the Surviving Corporation, as the case may be, for such period, calculated in accordance with past practice of the Company and excluding (a) any earnings derived from acquisitions made by the Company or the Surviving Corporation subsequent to the date of this Agreement and (b) any cost savings or increased costs which result from the Merger. There shall also be deducted from Adjusted EBITDA for the applicable period (unless the Affiliated Transaction Committee determines an alternative adjustment is more appropriate (as provided below)) (i) any capital expenditures by the Company or the Surviving Corporation in excess of $30.3 million for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001 and $32.6 million for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002 and (ii) any aggregate Pepsi spend-back amounts in excess of the amount projected for such period as set forth in the Company Management Presentation dated June 1, 2000, in each case unless otherwise agreed by the Affiliated Transaction Committee (it being understood that the Affiliated Transaction Committee shall determine, in its reasonable discretion and in consultation with Robert Pohlad, what adjustments, if any, shall be made as a result of such excess capital expenditures or Pepsi spend-back amounts). There shall be no deduction from Adjusted EBITDA, and the parties expressly agree that Adjusted EBITDA shall not include, any costs or expenses incurred by the Company or the Surviving Corporation in connection with the Merger, including, by way of example only, attorneys' fees and expenses, brokers and investment bankers' fees and expenses, special committee fees and expenses, due diligence costs or fees and expenses associated with the printing, filing and mailing of the Registration Statement and the Proxy Statement.

    "AGGREGATE ADJUSTED EBITDA" means the sum of Adjusted EBITDA for each of the fiscal years in the three-year period beginning January 2, 2000 and ending on the Saturday closest to December 31, 2002.

    "CONTINGENT SHARE DELIVERY DATE" means, with respect to a Measurement Period, the later of (a) 90 days following the end of such Measurement Period and (b) 10 days following the date on which the Preliminary Contingent Payment Report for such Measurement Period becomes final and binding on Parent and the Contingent Payment Record Holders in accordance with SECTION 4.2.

    "CONTINGENT SHARE EARNED DATE" means, with respect to a Measurement Period, the first day after the end of such Measurement Period.

    "MEASUREMENT PERIOD" means, as the case may be, each of (i) the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001, (ii) the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002 and
(iii) the three-year period beginning January 2, 2000 and ending on the Saturday closest to December 31, 2002.

    "2001 ADJUSTED EBITDA" means Adjusted EBITDA for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2001 PLUS an amount equal to the excess, if any, of Adjusted EBITDA for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2000 over $65.6 million, but only to the extent that such excess does not exceed $4.4 million.

    "2002 ADJUSTED EBITDA" means Adjusted EBITDA for the fiscal year period consisting of 52 or 53 weeks ending on the Saturday closest to December 31, 2002.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth in the Company Disclosure Statement, which identifies exceptions by specific Section references, the Company represents and warrants to Parent and Merger Sub as follows:

    SECTION 5.1. ORGANIZATION. Each of the Company and each of its Subsidiaries is a corporation or other legal entity duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger. The Company has delivered to Parent complete and correct copies of the Company Charter and by-laws of the Company, and has made available to Parent the certificates of incorporation and by-laws (or similar organizational documents) of its material Subsidiaries, each as in effect on the date hereof.

    SECTION 5.2. SUBSIDIARIES. SECTION 5.2 of the Company Disclosure Statement lists each Subsidiary of the Company and its jurisdiction of incorporation or formation and identifies the Company's (direct or indirect) percentage ownership interest therein. All of the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, by another Wholly Owned Subsidiary of the Company or by the Company and one or more Wholly Owned Subsidiaries of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS"), other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except for the capital stock of, or other ownership interests in, its Subsidiaries noted above, the Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other Person.

    SECTION 5.3. CAPITALIZATION. The authorized capital stock of the Company consists of 5,000,000 Company Class A Common Shares and 145,000,000 Company Class B Common Shares. At the close of business on August 8, 2000,
(a) 5,000,000 Company Class A Common Shares and 82,314,377 Company Class B Common Shares were issued and outstanding (of which 4,000,000 Company Class A Common Shares and 57,078,274 Company Class B Common Shares were held, beneficially or of record, by Dakota Holdings), (b) no Company Class A Common Shares and no Company Class B Common Shares were held by the Company in its treasury, (c) no Company Class A Common Shares and

500,000 Company Class B Common Shares were reserved for issuance under the Pepsi-Cola Puerto Rico Qualified Stock Option Plan, (d) no Company Class A Common Shares and 500,000 Company Class B Common Shares were reserved for issuance under the Pepsi-Cola Puerto Rico Non-Qualified Stock Option Plan,
(e) no Company Class A Common Shares and 4,000,000 Company Class B Common Shares were reserved for issuance under the PepsiAmericas, Inc. 1999 Stock Option Plan,
(f) no Company Class A Common Shares and 2,000,000 Company Class B Common Shares were reserved for issuance under the PepsiAmericas, Inc. 2000 Employee Stock Purchase Plan (g) no Company Class A Common Shares and 1,516,667 Company
Class B Common Shares were reserved for issuance upon exercise of outstanding Company Options granted to a former employee of the Company and (h) no Company Class A Common Shares and 1,700,000 Company Class B Common Shares were reserved for issuance upon exercise of outstanding Company Warrants, with an average exercise price of $6.875 per share. SECTION 5.3 of the Company Disclosure Statement sets forth a list of all Company Options and Company Warrants outstanding as of June 1, 2000, together, in each case, with the number of Company Common Shares issuable upon exercise thereof, the grant date, the exercise price and the name of the record owner thereof. Since June 1, 2000, no shares of capital stock of the Company have been issued except pursuant to the exercise of options or conversion of convertible securities of the Company outstanding as of June 1, 2000 in accordance with the terms thereof. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and there are no phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company, or any of its Subsidiaries, (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, (ii) to vote or to dispose of any shares of the capital stock of the Company or any of its Subsidiaries, (iii) to register any shares of capital stock under the Securities Act or any state securities law or (iv) to grant preemptive or antidilutive rights with respect to any capital stock of the Company or any of its Subsidiaries.

    SECTION 5.4. AUTHORITY.

    (a) The Board of Directors of the Company has duly adopted resolutions approving this Agreement, the Parent Stockholder Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, determining that the terms of the Merger are advisable, fair to, and in the best interests of the Company and the Company's stockholders, and recommending that the Company's stockholders approve and adopt this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Parent Stockholder Voting Agreement and, subject to the approval and adoption of this Agreement by the holders of a majority of the voting power of the outstanding Company Common Shares (the "COMPANY STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Parent Stockholder Voting Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Parent Stockholder Voting Agreement or to consummate the transactions so contemplated (other than the Company Stockholder Approval). This Agreement and the Parent Stockholder Voting Agreement have been duly executed and delivered by the Company and, assuming this Agreement and the Parent Stockholder Voting Agreement constitute valid and binding obligations of the other parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    (b) The Company has taken all appropriate actions so as to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Company Stockholder Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the stockholders or the Board of Directors of the Company. No other state takeover statute or regulation is applicable to the Merger.

    SECTION 5.5. CONSENTS AND APPROVALS; VIOLATIONS. Except for filings and Permits as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act (including the filing with the SEC of the Registration Statement), state securities or "blue sky" laws ("BLUE SKY LAWS"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the DGCL, none of the execution, delivery or performance of this Agreement and the Parent Stockholder Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the Company Charter or by-laws of the Company or of the similar organizational documents of any of its material Subsidiaries; (b) require any filing, registration, qualification, declaration or designation with or Permit of, or termination of any waiting period requirement (each an "Authorization") by, any federal, state, local or foreign government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY"); (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, Permit, concession, franchise, license, contract, agreement or other instrument, arrangement, understanding or obligation (each a "CONTRACT") to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (b), (c) or (d), for failures to obtain Authorizations, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

    SECTION 5.6. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it with the SEC under the Securities Act or the Exchange Act since January 1, 1998 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) as of their respective dates, were prepared in accordance with, and complied as to form in all material respects with, the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the other related statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the results of operations, cash flows and changes in shareholders' equity of the Company and its Subsidiaries as of its date and for the periods set forth therein, all in conformity with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments.

    SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company SEC Reports, since January 1, 2000, the Company and its Subsidiaries have conducted their businesses in, and have not entered into or engaged in any material transaction other than in, the ordinary course consistent with past practice, and, since such date, there has not been (a) any Material Adverse Effect on the Company or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (b) any action taken by the Company or any of its Subsidiaries from January 1, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of SECTION 7.1(J), SECTION 7.1(K) (assuming a threshold of $3 million for any individual contract, arrangement or understanding and a threshold of $27.9 million for all contracts, arrangements or understandings in the aggregate), SECTION 7.1(M) (assuming a threshold of $3 million for agreements with a term longer than one year), SECTION 7.1(P) or SECTION 7.1(R) or (c) any action taken by the Company or any of its Subsidiaries from June 30, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of SECTION 7.1(A), (B), (C), (D), (E), (F), (G), (H), (I), (L), (N), (O) OR (Q).

    SECTION 5.8. NO UNDISCLOSED LIABILITIES. Except as and to the extent disclosed or reserved against on the consolidated balance sheet of the Company, or in the notes thereto, included in the Company SEC Reports filed prior to the date hereof or as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes thereto).

    SECTION 5.9.  EMPLOYEE BENEFIT PLANS, LABOR MATTERS.

    (a) SECTION 5.9(A) of the Company Disclosure Statement sets forth a true and complete list as of the date hereof of each material employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and contract for employment or benefits, including, but not limited to, severance or change of control agreements, maintained, or contributed to, by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries or any entity described in Section 4.14(b),
(c) or (m) of the Code is required to contribute (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has heretofore delivered or made available to Parent a true, correct and complete copy of (i) each material writing constituting a part of such Company Benefit Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. Except as provided in the foregoing documents delivered to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new plan.

    (b) With respect to each Company Benefit Plan which is subject to Title IV of ERISA, or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived, (iii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (iv) all premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full,
(v) no liability (other than for premiums to PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to a Company Benefit Plan to which contributions have been made, or an obligation to make contributions has been present, during the last six years,
(vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and, to the Company's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Benefit Plan and (vii) there does not exist any liability of the Company as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and
Section 4980B of the Code, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors, at least two of whom are not under common control within the meaning of
Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). Neither the Company nor any of its Subsidiaries has at any time during the last six years, (A) contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or (B) incurred any withdrawal liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, that has not been satisfied in full.

    (c) Each of the Company Benefit Plans has been operated and administered in accordance with applicable Laws and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, except where a violation of any such Law, rule or regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS or, with respect to plans qualified in Puerto Rico, from the Treasury Department of the Commonwealth of Puerto Rico, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such action or failure to act can be cured without having, individually or in the aggregate, a Material Adverse Effect on the Company. No Company Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Subsidiary thereof beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary thereof or
(iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts accrued or due from the Company or any Subsidiary thereof as of the Effective Time with respect to each Company Benefit Plan in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP.

    (d) Neither the Company nor any Subsidiary thereof is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Subsidiary thereof, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any Subsidiary thereof. There is no labor dispute, strike, slowdown or work stoppage against the Company or any Subsidiary thereof pending or, to the knowledge of the Company, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, none of the Company, any Subsidiary thereof or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Subsidiary thereof, and there is no charge or complaint against the Company or any Subsidiary thereof by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

    (e) The Company has identified in SECTION 5.9(E) of the Company Disclosure Statement and has made available to Parent true and complete copies of all plans, programs or arrangements (i) to provide compensation by grant of, or to allow the purchase of, Company stock or stock of a predecessor employer,
(ii) to provide incentive bonuses, (iii) to allow for, or provide for, the deferral of compensation other than through a plan described in Section 401(a) of the Code; and with respect to all such plans, programs or arrangements, all contributions, if any, accrued or due from the Company or any Subsidiary thereof as of the Effective Time in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any Subsidiary or Affiliate thereof from the Company or any Subsidiary or Affiliate thereof under any Company Benefit Plan or otherwise,
(B) materially increase any benefits otherwise payable under any Company Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits.

    (f) Neither the Company nor any Subsidiary thereof is a party to any contract, plan, or arrangement under which it is obligated to make or to provide, or could become obligated to make or to provide, a payment or benefit that would be nondeductible under
Section 162(m) or 280G of the Code.

    SECTION 5.10. CONTRACTS; INDEBTEDNESS.

    (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no contract to which the Company or any of its Subsidiaries is a party, or by which it or any of its properties or assets is bound, that is material to the business, properties, assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole (collectively, "MATERIAL COMPANY CONTRACTS"). Neither the Company nor any of its Subsidiaries is in violation of or default under (nor has the Company or any Subsidiary thereof received written notice (nor has any director, executive officer or general manager of the Company or any Subsidiary received oral notice) from any third party alleging that the Company or any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under)) any Material Company Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

    (b) Neither the Company nor any of its Affiliates is a party to or is bound by any Material Company Contract which (i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby and thereby, or
(ii) will be subject to termination or cancellation as a result of the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby or thereby.

    (c) SECTION 5.10(C) of the Company Disclosure Statement sets forth (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $5,000,000 is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date of this Agreement.

    SECTION 5.11. LITIGATION. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Merger.

    SECTION 5.12. COMPLIANCE WITH APPLICABLE LAW.

    (a) The Company and its Subsidiaries are in compliance in all respects with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations applicable to the Company, any of its Subsidiaries and their respective properties or assets, except for instances of noncompliance that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written notice regarding any matter that is not fully resolved from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such judgments, orders, decrees, statutes, laws, ordinances, rules or regulations, and the Company has and is in compliance with all Permits required for the operation of the business of the Company and its Subsidiaries as currently conducted (the "COMPANY PERMITS"), except for those notices, instances of noncompliance or lack of Company Permits that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

    (b) No products shipped, sold or delivered on or prior to the date hereof by or for the Company or any of its Subsidiaries were, and no food or food ingredients included in the inventory of the Company or any of its Subsidiaries on or prior to the date hereof and which are used by the Company or any of its Subsidiaries were or are, adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act and the regulations promulgated thereunder or comparable food laws and regulations of any jurisdiction of any Governmental Entity to which such products have been or are intended to be shipped, sold or delivered, except for any such adulteration or misbranding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 5.13. TAXES.

    (a) The Company and its Subsidiaries have timely filed all income Tax Returns and all other material United States federal, state, county, local and foreign Tax Returns required to be filed by them. All such Tax Returns are true, correct and complete in all material respects. The Company and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in the Company's financial statements included in the Company SEC Reports filed prior to the date of this Agreement. There are no material assessments or adjustments that have been asserted in writing against the Company or its Subsidiaries for any period for which the Company has not made appropriate reserves in the Company's financial statements included in the Company SEC Reports filed prior to the date of this Agreement.

    (b) There are no material claims, audits, examinations, investigations, assessments or other proceedings pending against the Company or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed material Tax claims, audits, examinations, investigations, assessments or other proceedings against the Company or any of its Subsidiaries (other than, in each case, claims, audits, examinations, investigations, assessments or other proceedings for which adequate reserves in the Company's financial statements included in the Company SEC Reports filed prior to the date of this Agreement have been established or which are being contested in good faith or are immaterial in amount).

    (c) There are no Liens for Taxes on the assets of the Company or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable and except for Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

    (d) The Company and its Subsidiaries have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (e) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, nor do the executive officers of the Company have any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

    (f) The Company is not, nor has it ever been, a party to any Tax sharing agreement (except with respect to the group of which it is the common parent) and has not assumed any material Tax liability of any other Person.

    (g) To the knowledge of the executive officers of the Company, the representations set forth in the Company Tax Certificates attached to the Company Disclosure Statement are true and correct in all material respects.

    SECTION 5.14. ENVIRONMENTAL MATTERS.

    (a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no suit, action, proceeding or inquiry pending or, to the knowledge of the Company, threatened before any court, Governmental Entity or other forum in which the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance with any Environmental Law with respect to any of the Company's or any of its Subsidiaries' properties or any other properties or (ii) relating to the release into the environment of, or human exposure to, any Hazardous Substances, whether or not occurring at, on, under or involving a site currently or formerly owned, leased or operated by the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

    (b) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, (i) during the period of ownership or operation by the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses or any of their respective currently or formerly owned, leased or operated properties, there have been no releases of Hazardous Substances in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company, and
(ii) prior to the period of ownership or operation by the Company, any of its Subsidiaries or any of its former Subsidiaries or businesses of any of such properties, to the knowledge of the Company, there were no releases of Hazardous Substances in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company.

    (c) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law with respect to any of the Company's or any of its Subsidiaries' properties or any other properties or relating to any Hazardous Substances, except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company.

    SECTION 5.15. INTELLECTUAL PROPERTY. The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property that is material to the conduct of the business of the Company and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any such Intellectual Property. To the knowledge of the Company, no Person is infringing the rights of the Company or any of its Subsidiaries with respect to any such Intellectual Property.

    SECTION 5.16. REAL PROPERTY. SECTION 5.16 of the Company Disclosure Statement sets forth a list of all real properties owned or leased by the Company and its Subsidiaries (the "COMPANY REAL PROPERTY"), the nature of the interest of the Company and its Subsidiaries and the entity which holds the interest in those properties. There is no real property (other than the Company Real Property), the use or possession of which by the Company or its Subsidiaries is necessary to carry on its business. The Company and its Subsidiaries have (i) good and marketable title in fee simple to all Company Real Property owned by it (the "COMPANY OWNED REAL PROPERTY") and (ii) valid leaseholds under valid and enforceable leases in all Company Real Property leased by it, in each case free and clear of all Liens, other than Company Permitted Liens, except in each case where the failure to have the same would not have a Material Adverse Effect on the Company. None of the Company Real Property is subject to any lease, other than leases identified in SECTION 5.16 of the Company Disclosure Statement (the

"COMPANY LEASES"), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Company Permitted Liens materially interferes with or has interfered with the maintenance, use or operation of the Company Real Property by the Company or its Subsidiaries.

    SECTION 5.17. TITLE INSURANCE. The Company has provided or made available to Parent a true, correct and complete copy of all of the policies of title insurance insuring the interest of the Company and its Subsidiaries in the Company Owned Real Property (collectively, the "COMPANY TITLE POLICIES"). All of the Company Title Policies are in full force and effect. Neither the Company nor any of its Subsidiaries is in material default under any provisions of the Company Title Policies. There is no claim by the Company, its Subsidiaries or any other person pending under any of the Company Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Company Title Policies.

    SECTION 5.18. REQUIRED VOTE. The Company Stockholder Approval is the only vote of the holders of any capital stock of the Company necessary under applicable Law or otherwise to consummate the transactions contemplated hereby.

    SECTION 5.19. BROKERS, SCHEDULE OF FEES AND EXPENSE. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney Inc. (the "COMPANY FINANCIAL ADVISOR") and Chase Securities Inc. (the "SPECIAL COMMITTEE FINANCIAL ADVISOR"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. In connection with this Agreement and the transactions contemplated hereby, the Company is not subject to any obligation or commitment to pay the legal fees or related expenses of any stockholder of the Company.

    SECTION 5.20. OPINION OF FINANCIAL ADVISORS.

    (a) The Company has received the opinion of the Company Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration to be received in the Merger by the holders of Company Common Shares is fair to such holders from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified. The Company has been authorized by the Company Financial Advisor to include such opinion in the Proxy Statement.

    (b) The Special Committee of the Board of Directors of the Company has received the opinion of the Special Committee Financial Advisor, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Cash Consideration, the Stock Consideration and the Contingent Payment Consideration, each as elected by a holder of Company Common Shares and to be received in the Merger is fair to the holders of the Company Common Shares (other than Parent, Dakota Holdings and their respective Affiliates) from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified. The Company has been authorized by the Special Committee Financial Advisor to include such opinion in the Proxy Statement.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Except as set forth in the Parent Disclosure Statement, which identifies exceptions by specific Section references, Parent and Merger Sub represent and warrant to the Company as follows:

    SECTION 6.1. ORGANIZATION. Each of Parent and each of its Subsidiaries is a corporation or other legal entity duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized or formed, existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger. Each of Parent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its property makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger. Parent has delivered to the Company complete and correct copies of Parent's certificate of incorporation and by-laws, and has made available to the Company the certificates of incorporation and by-laws (or similar organizational documents) of its material Subsidiaries, each as in effect on the date hereof.

    SECTION 6.2. SUBSIDIARIES. SECTION 6.2 of the Parent Disclosure Statement lists each Subsidiary of Parent and its jurisdiction of incorporation or formation and identifies Parent's (direct or indirect) percentage ownership interest therein. All of the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by Parent, by another Wholly Owned Subsidiary of Parent or by Parent and one or more Wholly Owned Subsidiaries of Parent, free and clear of all Liens, other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Except for the capital stock of, or other ownership interests in, its Subsidiaries noted above, Parent does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other Person.

    SECTION 6.3. CAPITALIZATION. The authorized capital stock of Parent consists of 350,000,000 Parent Common Shares and 12,500,000 shares of preferred stock, par value $.01 per share ("PARENT PREFERRED SHARES"), of which 3,000,000 shares have been designated as Series A Junior Participating Preferred Stock. At the close of business on August 16, 2000, (a) 136,351,384 Parent Common Shares and no Parent Preferred Shares were issued and outstanding, (b) 30,923,446 Parent Common Shares and no Parent Preferred Shares were held by Parent in its treasury, (c) 11,949,150 Parent Common Shares were reserved for issuance upon exercise of outstanding Parent Options granted under Parent's 2000 Stock Incentive Plan and Revised Stock Incentive Plan (the "PARENT STOCK INCENTIVE PLANS"), with an average exercise price of $15.34 per share, and (d) 7,200,088 Parent Common Shares were reserved for the grant of additional awards under the Parent Stock Incentive Plans. Since January 1, 2000, no shares of capital stock of Parent have been issued except pursuant to the exercise of options or conversion of convertible securities of Parent outstanding as of January 1, 2000 in accordance with the terms thereof. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding, and there are no phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Parent. All outstanding shares of capital stock of Parent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except for this Agreement and the Rights, and except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its Subsidiaries, (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries, (ii) to vote or to dispose of any shares of the capital stock of Parent or any of its Subsidiaries,
(iii) to register any shares of capital stock under the Securities Act or any state securities law or (iv) to grant preemptive or antidilutive rights with respect to any capital stock of Parent or any of its Subsidiaries. The Parent Common Shares to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, issued in compliance with all applicable federal and state securities Laws and will be free of any and all Liens (including preemptive rights), other than restrictions on transfer under state and/or federal securities Laws applicable to Affiliates of Parent under Rule 144 of the Exchange Act and Affiliates of the Company under Rule 145 of the Exchange Act.

    SECTION 6.4. AUTHORITY.

    (a) The Board of Directors of each of Parent and Merger Sub has duly adopted resolutions approving this Agreement, the Company Stockholder Voting Agreement and the transactions contemplated hereby and thereby, including the Merger and the issuance of Parent Common Shares in accordance with the Merger (the "SHARE ISSUANCE"). Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Company Stockholder Voting Agreement and, subject to the approval of the Share Issuance by the affirmative vote of a majority of the votes cast (PROVIDED, that the total votes cast represent over 50% in interest of all securities entitled to vote) (the "PARENT STOCKHOLDER APPROVAL"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Company Stockholder Voting Agreement and the consummation by each of Parent and Merger Sub of the Merger, the Share Issuance and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Company Stockholder Agreement or to consummate the transactions so contemplated (other than the Parent Stockholder Approval). This Agreement and the Company Stockholder Voting Agreement have been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement and the Company Stockholder Voting Agreement constitute valid and binding obligations of the other parties hereto and thereto, constitute valid and binding obligations of Parent and Merger Sub enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    (b) Parent has taken all appropriate actions so that, as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, a "Distribution Date" (as defined in the Parent Rights Agreement) shall not be deemed to occur, the Rights shall not separate from the Parent Common Shares (to the extent the Parent Rights Agreement otherwise provides for such separation) or become exercisable and the Company shall not become an Acquiring Person (as defined in the Parent Rights Agreement). The current holders of Rights will have no additional rights under the Parent Rights Agreement as a result of the Merger, the Share Issuance or any other transaction contemplated by this Agreement. No state takeover statute or regulation is applicable to the Merger.

    SECTION 6.5. CONSENTS AND APPROVALS, NO VIOLATIONS. Except for filings and Permits as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act (including the filing with the SEC of the Registration Statement), Blue Sky Laws, the HSR Act and the DGCL, none of the execution, delivery or performance of this Agreement and the Company Stockholder Voting Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby will
(a) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent or Merger Sub; (b) require any Authorization of any Governmental Entity;
(c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or
(d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (b), (c) or (d), for failures to obtain Authorizations, violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger.

    SECTION 6.6. SEC REPORTS AND FINANCIAL STATEMENTS. Parent has timely filed all registration statements, prospectuses forms, reports and documents required to be filed by it with the SEC under the Securities Act or the Exchange Act since May 20, 1999 (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) as of their respective dates, were prepared in accordance with, and complied as to form in all material respects with, the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act. Each of the consolidated balance sheets (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the other related statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the results of operations, cash flows and changes in shareholders' equity of Parent and its Subsidiaries as of its date and for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments.

    SECTION 6.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent SEC Reports, since January 1, 2000, Parent and its Subsidiaries have conducted their businesses in, and have not entered into or engaged in any material transaction other than in, the ordinary course consistent with past practice, and, since such date, there has not been (a) any Material Adverse Effect on Parent or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent,
(b) any action taken by Parent or any of its Subsidiaries from January 1, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
SECTION 7.2(J), (L) or (M) or (C) any action taken by Parent or any of its Subsidiaries from June 30, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of SECTION 7.2(A), (B), (C), (D), (E), (F), (G),
(H), (I) or (K).

    SECTION 6.8. NO UNDISCLOSED LIABILITIES. Except as and to the extent disclosed or reserved against on the consolidated balance sheet of Parent, or in the notes thereto, included in the Parent SEC Reports filed prior to the date of this Agreement or as incurred after the date thereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its Subsidiaries (or disclosed in the notes thereto).

    SECTION 6.9. EMPLOYEE BENEFIT PLANS, LABOR MATTERS.

    (a) SECTION 6.9(A) of the Parent Disclosure Statement sets forth a true and complete list as of the date hereof of each material employee benefit plan (as defined in ERISA) and contract for employment or benefits, including, but not limited to, severance or change of control agreements, maintained, or contributed to, by Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries or any entity described in Section 4.14(b), (c) or (m) of the Code is required to contribute (the "PARENT BENEFIT PLANS"). With respect to each Parent Benefit Plan, Parent has heretofore delivered or made available to the Company a true, correct and complete copy of (i) each material writing constituting a part of such Parent Benefit Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any;
(v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the IRS, if any. Except as provided in the foregoing documents delivered to the Company, there are no amendments to any Parent Benefit Plan that have been adopted or approved nor has Parent or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new plan.

    (b) With respect to each Parent Benefit Plan which is subject to Title IV of ERISA, or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) the present value of accrued benefits under such Parent Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Parent Benefit Plan's actuary with respect to such Parent Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Parent Benefit Plan allocable to such accrued benefits, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Benefit Plan for which the 30-day notice requirement has not been waived, (iii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (iv) all premiums to the PBGC have been timely paid in full, (v) no liability (other than for premiums to PBGC) under Title IV of ERISA has been or is expected to be incurred by Parent or any of its Subsidiaries with respect to a Parent Benefit Plan to which contributions have been made, or an obligation to make contributions has been present, during the last six years, (vi) the PBGC has not instituted proceedings to terminate any such Parent Benefit Plan and, to Parent's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Parent Benefit Plan and (vii) there does not exist any liability of Parent as a result of a failure to comply with the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code, except where the failure of any of the foregoing to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. No Parent Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan. Neither Parent nor any of its Subsidiaries has at any time during the last six years, (A) contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or (B) incurred any withdrawal liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, that has not been satisfied in full.

    (c) Each of the Parent Benefit Plans has been operated and administered in accordance with applicable Laws and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, except where a violation of any such Law, rule or regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Each of the Parent Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS or, with respect to plans qualified in a foreign jurisdiction, from the applicable Governmental

Entity, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such action or failure to act can be cured without having, individually or in the aggregate, a Material Adverse Effect on Parent. No Parent Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any Subsidiary thereof beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Parent or any Subsidiary thereof or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts accrued or due from Parent or any Subsidiary thereof as of the Effective Time with respect to each Parent Benefit Plan in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP.

    (d) Neither Parent nor any Subsidiary thereof is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Subsidiary thereof, and no collective bargaining agreement or other labor union contract is being negotiated by Parent or any Subsidiary thereof. There is no labor dispute, strike, slowdown or work stoppage against Parent or any Subsidiary thereof pending or, to the knowledge of Parent, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, none of Parent, any Subsidiary thereof or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Parent or any Subsidiary thereof, and there is no charge or complaint against Parent or any Subsidiary thereof by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of Parent, threatened, except where such unfair labor practice, charge or complaint would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    (e) Parent has identified in SECTION 6.9(E) of the Parent Disclosure Statement and has made available to the Company true and complete copies of all plans, programs or arrangements (i) to provide compensation by grant of, or to allow the purchase of, Parent stock or stock of a predecessor employer, (ii) to provide incentive bonuses, (iii) to allow for, or provide for, the deferral of compensation other than through a plan described in Section 401(a) of the Code; and with respect to all such plans, programs or arrangements, all contributions, if any, accrued or due from Parent or any Subsidiary thereof as of the Effective Time in respect of current or prior plan years will have been paid or accrued by such time in accordance with GAAP. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Parent or any Subsidiary or Affiliate thereof from Parent or any Subsidiary or Affiliate thereof under any Parent Benefit Plan or otherwise, (B) materially increase any benefits otherwise payable under any Parent Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any material benefits.

    (f) Neither Parent nor any Subsidiary thereof is a party to any contract, plan, or arrangement under which it is obligated to make or to provide, or could become obligated to make or to provide, a payment or benefit that would be nondeductible under Section 162(m) or 280G of the Code.

    SECTION 6.10. CONTRACTS; INDEBTEDNESS.

    (a) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no contract to which Parent or any of its Subsidiaries is a party, or by which it or any of its properties or assets is bound, that is material to the business, properties, assets, condition (financial or otherwise) or operations of Parent and its Subsidiaries, taken as a whole (collectively, "MATERIAL PARENT

CONTRACTS"). Neither Parent nor any of its Subsidiaries is in violation of or default under (nor has Parent or any Subsidiary thereof received written notice (nor has any director, executive officer or general manager of Parent or any Subsidiary received oral notice) from any third party alleging that Parent or any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under)) any Material Parent Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

    (b) Neither Parent nor any of its Affiliates is a party to or is bound by any Material Parent Contract which (i) provides that the terms thereof or any or all of the benefits or burdens thereunder will be affected or altered (including, without limitation, by means of acceleration) by, or are contingent upon the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby and thereby, or
(ii) will be subject to termination or cancellation as a result of the execution of this Agreement or the Parent Stockholder Voting Agreement or the consummation of the transactions contemplated hereby or thereby.

    (c) SECTION 6.10(C) of the Parent Disclosure Statement sets forth (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of Parent or any of its Subsidiaries in an aggregate principal amount in excess of $10,000,000 is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of the date of this Agreement.

    SECTION 6.11. LITIGATION. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Merger.

    SECTION 6.12. COMPLIANCE WITH APPLICABLE LAW.

    (a) Parent and its Subsidiaries are in compliance in all respects with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations applicable to Parent, any of its Subsidiaries and their respective properties or assets, except for instances of noncompliance that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has received any written notice regarding any matter that is not fully resolved from a Governmental Entity that alleges that Parent or any of its Subsidiaries is not in compliance with any such judgments, orders, decrees, statutes, laws, ordinances, rules or regulations, and Parent has and is in compliance with all Permits required for the operation of the business of Parent and its Subsidiaries as currently conducted (the "PARENT PERMITS"), except for those notices, instances of noncompliance or lack of Parent Permits that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent.

    (b) No products shipped, sold or delivered on or prior to the date hereof by or for Parent or any of its Subsidiaries were, and no food or food ingredients included in the inventory of Parent or any of its Subsidiaries on or prior to the date hereof and which are used by Parent or any of its Subsidiaries were or are, adulterated or misbranded within the meaning of the Federal Food, Drug & Cosmetic Act and the regulations promulgated thereunder or comparable food laws and regulations of any jurisdiction of any Governmental Entity to which such products have been or are intended to be shipped, sold or delivered, except for any such adulteration or misbranding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    SECTION 6.13. TAXES.

    (a) Parent and its Subsidiaries have timely filed all income Tax Returns and all other material United States federal, state, county, local and foreign Tax Returns required to be filed by them. All such Tax Returns are true, correct and complete in all material respects. Parent and its Subsidiaries have paid all material Taxes due, other than Taxes appropriate reserves for which have been made in Parent's financial statements included in the Parent SEC Reports filed prior to the date of this Agreement. There are no material assessments or adjustments that have been asserted in writing against Parent or its Subsidiaries for any period for which Parent has not made appropriate reserves in Parent's financial statements included in the Parent SEC Reports filed prior to the date of this Agreement.

    (b) There are no material claims, audits, examinations, investigations, assessments or other proceedings pending against Parent or any of its Subsidiaries for any alleged deficiency in any Tax, and Parent has not been notified in writing of any proposed material Tax claims, audits, examinations, investigations, assessments or other proceedings against Parent or any of its Subsidiaries (other than, in each case, claims, audits, examinations, investigations, assessments or other proceedings for which adequate reserves in the Parent's financial statements included in the Parent SEC Reports filed prior to the date of this Agreement have been established or which are being contested in good faith or are immaterial in amount).

    (c) There are no Liens for Taxes on the assets of Parent or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable and except for Liens which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    (d) Parent and its Subsidiaries have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (e) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, nor do the executive officers of Parent have any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

    (f) Parent is not, nor has it ever been, a party to any Tax sharing agreement (except with respect to the group of which it is the common parent) and has not assumed any material Tax liability of any other Person.

    (g) To the knowledge of the executive officers of Parent, the representations set forth in the Parent Tax Certificates attached to the Parent Disclosure Statement are true and correct in all material respects.

    SECTION 6.14. ENVIRONMENTAL MATTERS.

    (a) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no suit, action, proceeding or inquiry pending or, to the knowledge of Parent, threatened before any court, Governmental Entity or other forum in which Parent, any of its Subsidiaries or any of its former Subsidiaries or businesses has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance with any Environmental Law with respect to any of Parent's or any of its Subsidiaries' properties or any other properties or (ii) relating to the release into the environment of, or human exposure to, any Hazardous Substances, whether or not occurring at, on, under or involving a site currently or formerly owned, leased or operated by Parent, any of its Subsidiaries or any of its former Subsidiaries or businesses, except for any such suits, actions, proceedings and inquiries which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent.

    (b) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, (i) during the period of ownership or operation by Parent, any of its Subsidiaries or any of its former

Subsidiaries or businesses or any of their respective currently or formerly owned, leased or operated properties, there have been no releases of Hazardous Substances in, on, under or affecting such properties or, to the knowledge of Parent, any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent, and (ii) prior to the period of ownership or operation by Parent, any of its Subsidiaries or any of its former Subsidiaries or businesses of any of such properties, to the knowledge of Parent, there were no releases of Hazardous Substances in, on, under or affecting any such property or any surrounding site, except in each case for those which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Parent.

    (c) Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law with respect to any of Parent's or any of its Subsidiaries' properties or any other properties or relating to any Hazardous Substances, except for any such order, decree, injunction, arrangement, indemnity or other agreement which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent.

    SECTION 6.15. INTELLECTUAL PROPERTY. Parent and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all Intellectual Property that is material to the conduct of the business of Parent and its Subsidiaries taken as a whole. No claims are pending or, to the knowledge of Parent, threatened that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any such Intellectual Property. To the knowledge of Parent, no Person is infringing the rights of Parent or any of its Subsidiaries with respect to any such Intellectual Property.

    SECTION 6.16. REAL PROPERTY. SECTION 6.16 of the Parent Disclosure Statement sets forth a list of all real properties owned or leased by Parent and its Subsidiaries (the "PARENT REAL PROPERTY"), the nature of the interest of Parent and its Subsidiaries and the entity which holds the interest in those properties. There is no real property (other than the Parent Real Property), the use or possession of which by Parent or its Subsidiaries is necessary to carry on its business. Parent and its Subsidiaries have (i) good and marketable title in fee simple to all Parent Real Property owned by it (the "PARENT OWNED REAL PROPERTY") and (ii) valid leaseholds under valid and enforceable leases in all Parent Real Property leased by it, in each case free and clear of all Liens, other than Parent Permitted Liens, except in each case where the failure to have the same would not have a Material Adverse Effect on Parent. None of the Parent Real Property is subject to any lease, other than leases identified in
SECTION 6.16 of the Parent Disclosure Statement (the "PARENT LEASES"), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Parent Permitted Liens materially interferes with or has interfered with the maintenance, use or operation of the Parent Real Property by Parent or its Subsidiaries.

    SECTION 6.17. TITLE INSURANCE. Parent has provided or made available to the Company a true, correct and complete copy of all of the policies of title insurance insuring the interest of Parent and its Subsidiaries in the Parent Owned Real Property (collectively, the "PARENT TITLE POLICIES"). All of the Parent Title Policies are in full force and effect. Neither Parent nor any of its Subsidiaries is in material default under any provisions of the Parent Title Policies. There is no claim by Parent, its Subsidiaries or any other person pending under any of the Parent Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Parent Title Policies.

    SECTION 6.18. REQUIRED VOTE. The Parent Stockholder Approval is the only vote of holders of capital stock of Parent that is necessary under applicable Law or otherwise to consummate the transactions contemplated hereby.

    SECTION 6.19. BROKERS, SCHEDULE OF FEES AND EXPENSE. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation (the "PARENT FINANCIAL

ADVISOR"), the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Affiliates.

    SECTION 6.20. OPINION OF FINANCIAL ADVISOR. Parent has received the opinion of the Parent Financial Advisor to the effect that, as of the date of such opinion, the Merger Consideration is fair to Parent from a financial point of view. A complete and correct signed copy of such opinion has been delivered to Parent, and such opinion has not been withdrawn or modified. Parent has been authorized by the Parent Financial Advisor to include such opinion in the Proxy Statement.

    SECTION 6.21. MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub has no liabilities or obligations of any nature, contingent or otherwise, other than those related to the transactions contemplated hereby.

                                  ARTICLE VII
                                   COVENANTS

    SECTION 7.1. COMPANY INTERIM OPERATIONS. During the period from the date of this Agreement through the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as set forth in Section 7.1 of the Company Disclosure Statement, or as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld):

    (a) ORDINARY COURSE. The Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with the Company and its Subsidiaries with the objective that the goodwill and ongoing business of the Company and its Subsidiaries shall be unimpaired at the Effective Time. Neither the Company nor any of its Subsidiaries shall (i) engage in the conduct of any business other than its existing businesses or (ii) adopt or implement any change in its current policies, procedures or practices with respect to accounts payable and accounts receivable.

    (b) DIVIDENDS; CHANGES IN STOCK. The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by a direct or indirect Wholly Owned Subsidiary of the Company to its parent entity,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

    (c) ISSUANCE OF SECURITIES. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock), other than the issuance of Company Common Shares upon the exercise of Company Options outstanding on the date of this Agreement and in accordance with the existing terms of such Company Options.

    (d) GOVERNING DOCUMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation or its by-laws (or similar organizational documents).

    (e) LIQUIDATION OR MERGER, CHANGE OF CONTROL. The Company shall not, and shall not permit any of its Subsidiaries to, (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) enter into any agreement or exercise any discretion providing for acceleration of payment, performance, vesting or exercisability as a result of a change of control of the Company or its Subsidiaries.

    (f) NO ACQUISITIONS. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any Person or
(ii) any assets other than acquisitions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and acquisitions which are for consideration that is not individually in excess of $2.5 million and not in the aggregate in excess of $5 million.

    (g) NO DISPOSITIONS. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, other than (i) dispositions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and
(ii) dispositions which are for consideration that is not individually in excess of $1 million and not in the aggregate in excess of $3 million.

    (h) INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice and other indebtedness not in excess of $5 million in the aggregate, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to the Company or any Wholly Owned Subsidiary of the Company or (B) any advances to employees in accordance with past practice.

    (i) ADVICE OF CHANGES, FILINGS. The Company shall confer with and report to Parent, on a schedule to be mutually agreed upon, on operational matters (including, without limitation, acquisitions and dispositions permitted by SECTIONS 7.1(F) and (G)) and shall promptly advise Parent orally and in writing of any Material Adverse Effect on the Company. The Company shall promptly provide to Parent (and its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    (j) TAX MATTERS. The Company shall not make any Tax election that would have a material effect on the Tax liability of the Company or any of its Subsidiaries or settle or compromise any material income tax liability of the Company or any of its Subsidiaries. The Company shall, before filing or causing to be filed any material Tax Return of the Company or any of its Subsidiaries, consult with Parent and its advisors as to the positions and elections that may be taken or made with respect to such return, and shall take such positions or make such elections as the Company and Parent shall jointly agree or, failing such agreement, shall take positions or make elections consistent with its past practices.

    (k) CAPITAL EXPENDITURES. Neither the Company nor any of its Subsidiaries shall enter into any contracts, arrangements or understandings requiring the purchase of equipment, materials, supplies or services in excess of $3 million for any individual contract, arrangement or understanding, or $8 million for all contracts, arrangements or understandings in the aggregate.

    (l) DISCHARGE OF LIABILITIES. The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the date of such financial statements in the ordinary course of business consistent with past practice.

    (m) MATERIAL CONTRACTS. Neither the Company nor any of its Subsidiaries shall (i) enter into, modify in any material respect, amend in any material respect or terminate (A) any agreement set forth in SECTION 5.10(A), (B) or
(C) of the Company Disclosure Statement or (B) any agreement having a term longer than one year and having an aggregate value over its term greater than $1 million or (ii) waive, release or assign any material rights or claims.

    (n) AFFILIATES. Neither the Company nor any of its Subsidiaries shall enter into or amend or waive any right under any agreement with any Affiliate of the Company (other than its Subsidiaries).

    (o) LITIGATION. Neither the Company nor any of its Subsidiaries shall settle or compromise any material litigation, or waive, release or assign any material rights or claims, except in the ordinary course of business consistent with past practice.

    (p) EMPLOYEE MATTERS. Neither the Company nor any of its Subsidiaries shall
(i) grant any increases in the compensation of any of its directors, officers or employees, except for increases required under employment agreements existing on the date hereof and increases for officers and employees in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that with respect to executive officers of the Company, no increases may be granted without the approval of the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans as in effect on the date hereof to any such director, officer or employee, whether past or present, or to any other Person, (iii) pay or award or agree to pay or award any stock option or equity incentive awards, (iv) enter into any new, or amend any existing, employment, severance or termination agreement with any such director, officer or employee or (v) except as required to comply with applicable Law, become obligated under any new Company Benefit Plan which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder. The Company shall, as promptly as practicable, provide Parent with copies of any amendments to any Company Benefit Plan (which shall be in accordance with the foregoing) made after the date hereof and prior to the Effective Time.

    (q) ACCOUNTING. The Company shall not adopt any change, other than in the ordinary course of business consistent with past practice or as required by the SEC or by Law, in its accounting policies, procedures or practices.

    (r) OTHER ACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in SECTION 9.1 or SECTION 9.3 not being satisfied. Neither the Company nor any of its Subsidiaries shall authorize, recommend or propose (other than to Parent), or announce an intention to, or enter into any contract, agreement, commitment or arrangement to, do any of the foregoing in this
SECTION 7.1.

    SECTION 7.2. PARENT INTERIM OPERATIONS. During the period from the date of this Agreement through the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as set forth in SECTION 7.2 of the Parent Disclosure Statement, or as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing, which consent shall not be reasonably withheld):

    (a) ORDINARY COURSE. Parent shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their present business organizations, keep available the services of their officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with Parent and its Subsidiaries with the objective that the goodwill and ongoing business of Parent and its Subsidiaries shall be unimpaired at the Effective Time. Neither Parent nor any of its Subsidiaries shall (i) engage in the conduct of any business other than its existing businesses or (ii) adopt or implement any change in its current policies, procedures or practices with respect to accounts payable and accounts receivable.

    (b) DIVIDENDS, CHANGES IN STOCK. Parent shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) regular periodic cash dividends on outstanding Parent Common Shares, consistent with past practice, and (B) dividends by a direct or indirect Wholly Owned Subsidiary of Parent to its parent entity, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of Parent or its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities.

    (c) ISSUANCE OF SECURITIES. Parent shall not, and shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, any shares of its capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest (including stock appreciation rights or phantom stock), other than
(i) the issuance of Parent Common Shares upon the exercise of Parent Options outstanding on the date of this Agreement and in accordance with the existing terms of such Parent Options, (ii) the issuance of Parent Options to employees of Parent or any of its Subsidiaries in the ordinary course consistent with past practice and (iii) the issuance of Parent Common Shares in connection with acquisitions permitted by this Agreement.

    (d) GOVERNING DOCUMENTS. Parent shall not, and shall not permit any of its Subsidiaries to, amend or propose to amend its certificate of incorporation or its by-laws (or similar organizational documents), except for the Parent by-law amendments contemplated hereby.

    (e) LIQUIDATION OR MERGER, CHANGE OF CONTROL. Parent shall not, and shall not permit Pepsi-Cola General Bottlers, Inc. to, (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) enter into any agreement or exercise any discretion providing for acceleration of payment, performance, vesting or exercisability as a result of a change of control of Parent.

    (f) NO ACQUISITIONS. Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any Person or
(ii) any assets other than acquisitions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to Parent and its Subsidiaries taken as a whole, and acquisitions which are for consideration that is not individually in excess of $40 million and not in the aggregate in excess of $75 million.

    (g) NO DISPOSITIONS. Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, other than (i) dispositions in the ordinary course of business consistent with past practice, which are not material, individually or in the aggregate, to Parent and its Subsidiaries taken as a whole, and
(ii) dispositions which are for consideration that is not individually in excess of $10 million and not in the aggregate in excess of $50 million.

    (h) INDEBTEDNESS. Parent shall not, and shall not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) to Parent or any Wholly Owned Subsidiary of Parent or (ii) any advances to employees in accordance with past practice.

    (i) ADVICE OF CHANGES, FILINGS. Parent shall confer with and report to the Company, on a schedule to be mutually agreed upon, on operational matters (including, without limitation, acquisitions and dispositions permitted by SECTIONS 7.2(F) and (G)) and shall promptly advise the Company orally and in writing of any Material Adverse Effect on Parent. Parent shall promptly provide to the Company (and its counsel) copies of all filings made by Parent with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    (j) MATERIAL CONTRACTS. Neither the Parent nor any of its Subsidiaries shall
(i) enter into, modify in any material respect, amend in any material respect or terminate (A) any agreement set forth in SECTION 6.10(A), (B) or (C) of the Parent Disclosure Statement or (B) any agreement having a term longer than one year and having a value greater than $2.5 million per year, in each case other than agreements with suppliers consistent with past practice, or (ii) waive, release or assign any material rights or claims.

    (k) AFFILIATES. Neither the Parent nor any of its Subsidiaries shall enter into or amend or waive any right under any agreement with any Affiliate of Parent (other than its Subsidiaries).

    (l) EMPLOYEE MATTERS. Neither Parent nor any of its Subsidiaries shall
(i) grant any increases in the compensation of any of its directors, officers or employees, except for increases required under employment agreements existing on the date hereof and increases for officers and employees in the ordinary course of business consistent with past practice, (ii) pay or agree to pay any pension retirement allowance or other employee benefit not required or contemplated by any of the existing Parent Benefit Plans as in effect on the date hereof to any such director, officer or employee, whether past or present, or to any other Person, (iii) pay or award or agree to pay or award any stock option or equity incentive awards, other than in the ordinary course consistent with past practice, (iv) enter into any new, or amend any existing, employment, severance or termination agreement with any such director, officer or employee, other than in the ordinary course consistent with past practice, or (v) except as required to comply with applicable Law, become obligated under any new Parent Benefit Plan which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder; PROVIDED, HOWEVER, that with respect to executive officers of Parent, no action otherwise permitted by clauses (i) through (iv) of this SECTION 7.2(L) may be taken without the approval of the Board of Directors of Parent or the Management and Compensation Committee of the Board of Directors of Parent. Parent shall, as promptly as practicable, provide the Company with copies of any amendments to any Parent Benefit Plan (which shall be in accordance with the foregoing) made after the date hereof and prior to the Effective Time.

    (m) OTHER ACTIONS. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of Parent set forth in this Agreement becoming untrue or (ii) any of the conditions set forth in SECTION 9.1 or SECTION 9.2 not being satisfied. Neither Parent nor any of its Subsidiaries shall authorize, recommend or propose (other than to the Company), or announce an intention to, or enter into any contract, agreement, commitment or arrangement to, do any of the foregoing in this SECTION 7.2.

    SECTION 7.3. NO SOLICITATION.

    (a) Each of the Company and Parent immediately shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. From the date hereof until the Effective Time or earlier termination of this Agreement, neither Parent nor the Company shall, nor shall either permit any of its Subsidiaries to, nor shall either authorize or permit any of its or any of its Subsidiaries' officers, directors, employees, authorized representatives and authorized agents to, (i) solicit, initiate or encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or that could reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to the Effective Time, the Board of Directors of the Company or Parent, as the case may be, determines in good faith, after consultation with outside counsel, that its fiduciary obligations to its respective stockholders under applicable Laws so require, the Company or Parent, as the case may be, in response to a Takeover Proposal which was not solicited subsequent to the date hereof, (A) may furnish to any Person information with respect to the Company or Parent, as the case may be, pursuant to a customary confidentiality agreement, (B) may participate in negotiations regarding such Takeover Proposal and (C) subject to full compliance with this SECTION 7.3 and SECTION 8.2, may recommend a Superior Proposal to its stockholders.

    (b) Each of the Company and Parent shall immediately advise the other party orally and in writing of any Takeover Proposal and any request for information with respect to any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. Each of the Company and Parent will keep the other party fully and promptly informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

    (c) Except as set forth in this SECTION 7.3, neither the Board of Directors of the Company or Parent, as the case may be, nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the Share Issuance,
(ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause the Company or Parent, as the case may be, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Notwithstanding the foregoing, but subject to compliance with SECTION 8.2, in the event that the Board of Directors of the Company or Parent, as the case may be, has fully complied with this SECTION 7.3 and determines that a Superior Proposal exists, the Board of Directors of the Company or Parent, as the case may be, to the extent required by the fiduciary obligations thereof, as determined in the good faith judgment of such Board of Directors based on the advice of outside counsel, may withdraw or modify its approval or recommendation of the Merger, this Agreement or the Share Issuance; PROVIDED, HOWEVER, that nothing contained herein (including any such withdrawal or modification of such approval or recommendation) shall release or otherwise affect (A) the Company's obligation under SECTION 8.2(A) to call and hold the Company Stockholders' Meeting and submit the Merger and this Agreement to the stockholders of the Company for their approval or (B) Parent's obligation under SECTION 8.2(B) to call and hold the Parent Stockholders' Meeting and submit the Share Issuance to the stockholders of Parent for their approval.

    (d) Nothing contained in this SECTION 7.3 shall prohibit the Company or Parent from taking and disclosing to its respective stockholders a position contemplated by Rules 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to its respective stockholders if, in the good faith judgment of its Board of Directors, after consultation with outside counsel, such disclosure is required by its fiduciary duties to its respective stockholders under applicable Law or is otherwise required under applicable Law.

    SECTION 7.4. THIRD PARTY STANDSTILL AGREEMENTS. During the period from the date hereof until the Effective Time or earlier termination of this Agreement, neither the Company nor Parent shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company, Parent or any of their respective Subsidiaries is a party. During such period, each of the Company and Parent agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

    SECTION 7.5. CERTAIN LITIGATION. Each of the Company and Parent agrees that it shall not settle any litigation commenced after the date hereof against the Company or Parent, as the case may be, or any of its directors by any stockholder of the Company or Parent relating to the Merger, this Agreement, the Company Stockholder Voting Agreement or the Parent Stockholder Agreement, without the prior written consent of the other party hereto. Neither the Company nor Parent shall voluntarily cooperate with any third party that may hereafter seek to restrain or prohibit or otherwise oppose the Merger, and each of the Company and Parent shall cooperate with the other parties hereto to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

    SECTION 7.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless each present and former director and officer of the Company and each Subsidiary of the Company, and each such Person who served at the request of the Company or any Subsidiary of the Company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES"), against all Losses and Expenses in connection with any claim, action, suit, proceeding or investigation (each a "CLAIM"), whether civil, administrative or investigative, to the extent that any such Claim is based on or arises out of: (i) the fact that such Indemnified Party is or was a director or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise; or (ii) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under applicable Law, the Company Charter or the certificate of incorporation of the Subsidiary, as the case may be, or the by-laws of the Company or the Subsidiary, as the case may be, as in effect of the date hereof (and Parent shall, or shall cause the Surviving Corporation to, advance expenses as incurred to the fullest extent permitted under applicable Law); PROVIDED, HOWEVER, that neither Parent nor the Surviving Corporation shall be required to indemnify any Indemnified Party in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Party unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Parent or unless such proceeding is brought by any Indemnified Party to enforce rights under this SECTION 7.6.

    (b) Parent and the Company agree that all rights to indemnification, and all limitations of liability with respect thereto, existing in favor of any Indemnified Party, as provided in the Company Charter or the certificate of incorporation of the Subsidiary, as the case may be, or by-laws of the Company or the Subsidiary, as the case may be, in effect at the date hereof, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years after the Effective Time to the extent such rights and limitations of liability are consistent with applicable Law; PROVIDED, HOWEVER, that in the event any Claim is asserted or made within such six-year period, all such rights and limitations of liability in respect of any such Claim shall continue until disposition thereof; PROVIDED, FURTHER, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable Law, the Company Charter or the certificate of incorporation of the Subsidiary, as the case may be, or the by-laws of the Company or the Subsidiary, as the case may be, shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to Parent; and provided, further, that nothing in this SECTION 7.6 shall impair any rights or obligations of any present or former director or officer of the Company.

    (c) Parent or the Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance policies (true and complete copies of which have been made available to Parent) for a period of not less than six years after the Effective Time; PROVIDED, HOWEVER, that Parent or the Surviving Corporation may substitute therefor policies of similar coverage and amounts containing terms no less advantageous to such former directors and officers; PROVIDED, FURTHER, that if the existing insurance policies expire or are canceled during such period, Parent or the Surviving Corporation shall use all reasonable efforts to obtain similar insurance; and PROVIDED, FURTHER, that neither Parent nor the Surviving Corporation shall be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount (it being understood that Parent or the Surviving Corporation may satisfy its obligations under this SECTION 7.6 by purchasing a "tail" policy that provides the required coverage).

    (d) The provisions of this SECTION 7.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and personal representatives.

    SECTION 7.7. LISTING OF PARENT COMMON SHARES. Parent shall use its reasonable best efforts to cause the Parent Common Shares to be issued in the Merger or otherwise pursuant to this Agreement, including Parent Common Shares issuable upon (a) the exercise of Company Options and Company Warrants which will be converted into Parent Options and Parent Warrants, respectively, pursuant to SECTION 3.3, (b) the payment of the Contingent Payments and (c) the purchase of the Subscription Shares, to be listed for trading on the NYSE and on the Chicago and Pacific Stock Exchanges, subject to official notice of issuance.

    SECTION 7.8. EMPLOYEE BENEFITS.

    (a) OBLIGATIONS OF PARENT; COMPARABILITY OF BENEFITS. For a period of one year immediately following the Effective Time, the coverage and benefits provided to employees and former employees of the Company and its Subsidiaries ("COMPANY EMPLOYEES") pursuant to employee benefit plans or arrangements maintained by Parent, the Company, or any Subsidiary of Parent shall be no less favorable, in the aggregate, than those provided to such employees immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (i) the continuation of any particular Parent, Subsidiary or Company benefit plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits as provided in the preceding sentence) or (ii) Parent or the Surviving Corporation to continue or maintain any stock option, stock purchase or other incentive plan related to the equity of the Company or the Surviving Corporation.

    (b) PRE-EXISTING LIMITATIONS; DEDUCTIBLE; SERVICE CREDIT. With respect to any incentive, benefits and perquisite plans and programs ("BENEFIT PLANS") in which the Company Employees participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under which any welfare Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time (PROVIDED, HOWEVER, that no such waiver shall apply to a pre-existing condition, exclusion or waiting period applicable to any Company Employee to the extent that he or she was, as of the Effective Time, excluded from participation or coverage in a Company Benefit Plan by nature of such pre-existing condition, exclusion or waiting period), (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare Parent Benefit Plan in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of the Company Employees with the Company, for all purposes other than benefit accrual, in any Parent Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("SECTION 16") of Parent Common Shares or options to acquire Parent Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

    (c) As of the Effective Time, Parent shall assume and honor and shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance and other such agreements listed in SECTION 5.9(E) of the Company Disclosure Statement (the "EXECUTIVE AGREEMENTS"), except as otherwise expressly agreed between Parent and such Person.

    SECTION 7.9. PAYMENT OF DIVIDENDS. Parent shall not declare dividends on Parent Common Shares having a record date after any Contingent Share Earned Date but prior to the corresponding date on which certificates representing the Contingent Payments shall have been delivered to the Exchange Agent pursuant to
SECTION 4.3(A).

                                  ARTICLE VIII
                            ADDITIONAL ARRANGEMENTS

    SECTION 8.1. REGISTRATION STATEMENT, PROXY STATEMENT.

    (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC a joint proxy statement relating to the Company Stockholders' Meeting and the Parent Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"), and, if required under the Exchange Act, a Transaction Statement on
Schedule 13E-3 (together with any amendments thereof, the "SCHEDULE 13E-3"), and Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Shares to be issued to the stockholders of the Company pursuant to the Merger, including Parent Common Shares issuable upon (i) the exercise of Company Options which will be converted into Parent Options pursuant to SECTION 3.3(A), (ii) the payment of the Contingent Payments and (iii) the purchase of the Subscription Shares. Each of Parent and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Parent Common Shares in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement, the Proxy Statement and, if required, the Schedule 13E-3. As promptly as practicable after the Registration Statement shall have become effective, each of the Company and

Parent shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger and the recommendation of the Board of Directors of Parent in favor of the Share Issuance.

    No amendment or supplement to the Proxy Statement, the Registration Statement or, if required, the Schedule 13E-3 will be made by Parent or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement, the Registration Statement or, if required, the Schedule 13E-3, or comments thereon and responses thereto, or requests by the SEC for additional information. Each of Parent and the Company will use all reasonable efforts to prepare and file any such amendments and/or respond to any such requests as promptly as possible. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or of the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction.

    (b) The information supplied by Parent for inclusion in the Registration Statement, the Proxy Statement and, if required, the Schedule 13E-3 shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and (vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its Subsidiaries, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement, Proxy Statement or, if required, the
Schedule 13E-3, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

    (c) The information supplied by the Company for inclusion in the Registration Statement, the Proxy Statement and, if required, the
Schedule 13E-3 shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company,
(iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Parent, (iv) the time of the Company Stockholders' Meeting, (v) the time of the Parent Stockholders' Meeting and
(vi) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement, Proxy Statement or, if required, the Schedule 13E-3, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

    SECTION 8.2. STOCKHOLDERS' MEETINGS.

    (a) COMPANY STOCKHOLDERS' MEETING. The Company shall call and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS' MEETING") as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger and at such meeting shall submit to the stockholders of the Company for their approval the Merger and this Agreement, and the Company shall use its best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Company shall, through its Board of Directors, recommend to the holders of Company Common Shares approval of the Merger and this Agreement and shall not withdraw or modify such recommendation, unless otherwise permitted by
SECTION 7.3.

    (b) PARENT STOCKHOLDERS' MEETING. Parent shall call and hold a meeting of its stockholders (the "PARENT STOCKHOLDERS' MEETING") as promptly as practicable for the purpose of voting upon the approval of the Share Issuance and at such meeting shall submit to the stockholders of Parent for their approval the Share Issuance, and Parent shall use its best efforts to hold the Parent Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Parent shall, through its Board of Directors, recommend to the holders of Parent Common Shares approval of the Share Issuance and shall not withdraw or modify such recommendation, unless otherwise permitted by SECTION 7.3.

    SECTION 8.3. ACCESS TO INFORMATION. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or Parent or any of their respective Subsidiaries is a party (which such Person shall use reasonable best efforts to cause the counterparty thereto to waive) or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, each party shall (and shall cause its Subsidiaries to): (i) provide to the other party (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, legal counsel, accountants, consultants, agents and other representatives, properties, offices and other facilities of such party and its Subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its Subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this SECTION 8.3 shall affect or be deemed to modify any representation or warranty made in this Agreement. Each party will hold any information so obtained which is non-public in accordance with the provisions of the Confidentiality Agreement.

    SECTION 8.4. REASONABLE BEST EFFORTS. Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of the Company, Parent and Merger Sub shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take all actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Merger Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; PROVIDED, that neither party shall be required to agree to waive any substantial rights or to accept any substantial limitation on its operations or to dispose of any material assets in connection with obtaining any such consent, authorization, order, approval or exemption.

    SECTION 8.5. NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall promptly notify the other party of:

    (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

    (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

    (c) the occurrence or non-occurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; and

    (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 8.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 8.6. TAX-FREE REORGANIZATION.

    (a) Prior to the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of the provisions of Section 368 of the Code ("368 REORGANIZATION") and shall not knowingly take any action that would cause the Merger not to so qualify. Parent shall not knowingly take, or knowingly cause the Surviving Corporation to take, any action after the Effective Time that would cause the Merger not to qualify as a 368 Reorganization.

    (b) Each party shall use its reasonable best efforts to obtain the opinions referred to in SECTIONS 9.2(C) and 9.3(C).

    SECTION 8.7. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the Company and Parent shall consult with each other before issuing any press release or making any other statement intended for general public dissemination with respect to this Agreement or the transactions contemplated hereby and, subject to the immediately following sentence, shall not issue any such press release or make any such other statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or other statement as may be required by applicable Law or any listing agreement with any national securities exchange may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

    SECTION 8.8. AFFILIATES OF THE COMPANY. Within thirty (30) days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act (a "RULE 145 AFFILIATE"). The Company shall use its best efforts to obtain a written agreement from each Rule 145 Affiliate as soon as practicable and, in any event, at least thirty (30) days prior to the Effective Time, substantially in the form of EXHIBIT C hereto.

    SECTION 8.9. BOARD OF DIRECTORS; CHIEF EXECUTIVE OFFICER OF PARENT. Immediately prior to the Effective Time, the Board of Directors of Parent will take all necessary action (a) to expand the size of its Board of Directors by one member and to appoint, as of the Effective Time, Robert Pohlad to such Board and (b) to elect, as of the Effective Time, Robert Pohlad as Chief Executive Officer of Parent.

    SECTION 8.10. AMENDMENT OF PEPSICO SHAREHOLDER AGREEMENT AND PARENT BY-LAWS; POHLAD COMPANIES SHAREHOLDER AGREEMENT. Prior to the Effective Time:

    (a) Parent and PepsiCo shall enter into the Amended and Restated Shareholder Agreement substantially in the form of EXHIBIT D hereto (the "AMENDED AND RESTATED PEPSICO SHAREHOLDER AGREEMENT").

    (b) Parent shall adopt the amendment to Parent's by-laws substantially in the form of EXHIBIT E hereto.

    (c) Parent and Pohlad Companies (and its Affiliates) shall enter into a shareholder agreement substantially in the form of EXHIBIT F hereto (the "POHLAD COMPANIES SHAREHOLDER AGREEMENT").

    SECTION 8.11. REDEMPTION OF SERIES AA PREFERRED STOCK. The Company shall cause all of the outstanding shares of Series AA Preferred Stock of Delta Beverage Group, Inc. to be redeemed and retired not later than the Effective Time, it being understood that in connection therewith, Parent agrees to provide, at the Closing, funds in an amount not to exceed $32,179,655 plus any accrued but unpaid dividends to pay the holders of such shares in exchange therefor or to reimburse the Company for making such payments to such holders.

                                   ARTICLE IX
                              CONDITIONS PRECEDENT

    SECTION 9.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

    (a) COMPANY STOCKHOLDER APPROVAL. Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

    (b) HSR PERIOD. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

    (c) NO INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered, subject to the provisos set forth in the last sentence of SECTION 8.4.

    (d) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws and the Securities Act or the Exchange Act relating to the issuance or trading of the Parent Common Shares shall have been received.

    (e) LISTING OF PARENT SHARES. The Parent Common Shares required to be issued hereunder shall have been approved for listing on the NYSE and on the Chicago and Pacific Stock Exchanges, subject only to official notice of issuance.

    (f) OTHER AUTHORIZATIONS. The consents set forth on Schedule I to this Agreement and all other consents, approvals, authorizations, exemptions and filings required by any Governmental Entity and any other Persons in connection with the Merger and the transactions contemplated hereby shall have been obtained or made, except to the extent the failure to obtain or make such consents, approvals, authorizations, exemptions or filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on Parent.

    SECTION 9.2. CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. (i) Each of Parent and Merger Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and (iii) each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date), in each case, except as contemplated or permitted by this Agreement.

    (b) OFFICER'S CERTIFICATE. Parent shall have furnished to the Company a certificate, dated the Closing Date, signed on behalf of Parent by an executive officer of Parent, certifying to the effect that the conditions set forth in
SECTION 9.2(A) have been satisfied in full.

    (c) TAX OPINION. The Company shall have received an opinion of Briggs and Morgan, P.A., in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel shall receive and be entitled to rely upon certain documentation including representations contained in a certificate of Parent (the "PARENT TAX CERTIFICATE") substantially in the form attached to the Parent Disclosure Statement, a certificate of the Company (the "COMPANY TAX CERTIFICATE") substantially in the form attached to the Company Disclosure Statement, a certificate of Dakota Holdings (the "SHAREHOLDER TAX CERTIFICATE") substantially in the form attached to the Company Disclosure Statement and other appropriate certificates of Parent, the Company and other Persons.

    (d) SECRETARIES' CERTIFICATES. Parent shall have furnished to the Company
(i) copies of the text of the resolutions by which the corporate action on the part of Parent necessary to approve this Agreement, the Company Stockholder Voting Agreement and the transactions contemplated hereby and thereby were taken; (ii) certificates dated as of the Closing Date executed on behalf of Parent by its corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; (iii) copies of the certificate of incorporate and by-laws of Parent certified on behalf of Parent by its corporate secretary; (iv) a certificate of good standing for Parent dated no earlier than ten days prior to the Closing Date and (v) incumbency certificates dated as of the Closing Date executed on behalf of Parent by its corporate secretary certifying the signature and office of each officer executing this Agreement, the Company Stockholder Voting Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

    SECTION 9.3. CONDITIONS TO PARENT'S AND MERGER SUB'S OBLIGATION TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

    (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. (i) The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date) and (iii) each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty is, by its terms, expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date), in each case, except as contemplated or permitted by this Agreement.

    (b) OFFICER'S CERTIFICATE. The Company shall have furnished to Parent a certificate, dated the Closing Date, signed by an executive officer of the Company, certifying to the effect that the conditions set forth in
SECTION 9.3(A) have been satisfied in full.

    (c) TAX OPINION. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368 of the Code. In rendering such opinion, such counsel shall receive and be entitled to rely upon certain documentation including representations contained in the Parent Tax Certificate, the Company Tax Certificate, the Shareholder Tax Certificate and other appropriate certificates of Parent, the Company and other Persons.

    (d) AMENDED AND RESTATED PEPSICO SHAREHOLDER AGREEMENT; AMENDED BY-LAWS; POHLAD COMPANIES SHAREHOLDER AGREEMENT. Parent and PepsiCo shall have entered into the Amended and Restated PepsiCo Shareholder Agreement; the amendment to Parent's by-laws shall have been adopted substantially in the form of EXHIBIT E; and Parent and Pohlad Companies (and its Affiliates) shall have entered into the Pohlad Companies Shareholder Agreement.

    (e) REDEMPTION OF SERIES AA PREFERRED STOCK. No shares of Series AA Preferred Stock of Delta Beverage Group, Inc. shall be issued or outstanding.

    (f) SECRETARIES' CERTIFICATES. The Company shall have furnished to Parent
(i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Parent Stockholder Voting Agreement and the transactions contemplated hereby and thereby were taken; (ii) certificates dated as of the Closing Date executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; (iii) copies of the Company Charter and by-laws of the Company certified on behalf of the Company by its corporate secretary; (iv) a certificate of good standing for the Company dated no earlier than ten days prior to the Closing Date and (v) incumbency certificates dated as of the Closing Date executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement, the Parent Stockholder Voting Agreement or any other agreement, certificate or other instrument executed pursuant hereto.

                                   ARTICLE X
                                  TERMINATION

    SECTION 10.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

        (i) if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

        (ii) (A) if, at the Company Stockholders' Meeting (including any adjournment thereof), the Company Stockholder Approval shall not have been obtained or (B) if, at the Parent Stockholders' Meeting (including any adjournment thereof), the Parent Stockholder Approval shall not have been obtained; or

       (iii) if the Merger shall not have been consummated by February 28, 2001, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

(c) by Parent, if the Company shall have (i) failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement or (ii) breached in any material respect any of its representations or warranties contained in this Agreement, which failure or breach described in such clause (i) or
    (ii) cannot be cured, such that the condition set forth in SECTION 9.3(A) cannot be satisfied on or prior to February 28, 2001;

(d) by the Company, if Merger Sub or Parent shall have (i) failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Merger Sub or Parent to be performed or complied with by it under this Agreement or (ii) breached in any material respect any of their respective representations or warranties contained in this Agreement, which failure or breach described in such clause (i) or (ii) cannot be cured, such that the condition set forth in
    SECTION 9.2(A) cannot be satisfied on or prior to February 28, 2001;

(e) by Parent, if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any Takeover Proposal, (ii) the Company or its Board of Directors shall have failed to comply with the provisions of
    SECTION 7.3 or 8.2(A), or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

(f) by the Company, if (i) the Board of Directors of Parent or any committee thereof shall have withdrawn or modified in a manner adverse to Company its approval or recommendation of the Share Issuance, or approved or recommended any Takeover Proposal, (ii) Parent or its Board of Directors shall have failed to comply with the provisions of SECTION 7.3 or 8.2(B), or (iii) the Board of Directors of Parent or any committee thereof shall have resolved to do any of the foregoing.

    SECTION 10.2. EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or Parent or Merger Sub as provided in
SECTION 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers or directors, except with respect to the last sentence of SECTION 8.3,

SECTION 10.3 and this SECTION 10.2; PROVIDED, HOWEVER, that nothing herein shall relieve any party of liability for any material breach hereof.

    SECTION 10.3. FEES AND EXPENSES. Except as otherwise provided in this
SECTION 10.3, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; PROVIDED, that the Company and Parent shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing, filing and mailing of the Registration Statement and the Proxy Statement.

                                   ARTICLE XI
                                 MISCELLANEOUS

    SECTION 11.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except as provided in SECTION 10.2.

    SECTION 11.2. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

    (i)   if to Parent or Merger Sub, to

       Whitman Corporation
       3501 Algonquin Road
       Rolling Meadows, Illinois 60008-3149
       Attention: Chairman and Chief Executive Officer
                General Counsel
       Fax: (847) 818-5047

         with a copy to:

       Sidley & Austin
       Bank One Plaza
       10 S. Dearborn Street
       Chicago, Illinois 60603
       Attention: Richard E. Robbins
       Fax: (312) 853-7036

    (ii)  if to the Company, to

       PepsiAmericas, Inc.
       3880 Dain Rauscher Plaza
       Minneapolis, Minnesota 55402
       Attention: Robert C. Pohlad
       Fax: (612) 661-3825

         with a copy to:

       Briggs and Morgan, P.A.
       2400 IDS Center
       Minneapolis, Minnesota 55402
       Attention: Brian D. Wenger
       Fax: (612) 334-8650
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

    SECTION 11.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors at any time before or after obtaining the Company Stockholder Approval or Parent Stockholder Approval, but after any such approval, no amendment shall be made which by Law requires further approval by the stockholders of the Company or Parent, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 11.4. EXTENSION, WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. The rights and remedies herein provided shall be cumulative and not exclusive of any rights of remedies provided by law.

    SECTION 11.5. INTERPRETATION. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 11.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    SECTION 11.7. ENTIRE AGREEMENT, NO THIRD PARTY BENEFICIARIES. This Agreement (together with the Confidentiality Agreement and the other documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in SECTION 7.6, is not intended to confer upon any Person other than the parties hereto, the Affiliated Transaction Committee and the Contingent Payment Record Holders any rights or remedies hereunder.

    SECTION 11.8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules of such State that might result in the application of the laws of another jurisdiction.

    SECTION 11.9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect Wholly Owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    SECTION 11.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

    SECTION 11.11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

    SECTION 11.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                       WHITMAN CORPORATION

                                                       By:  /s/ STEVEN R. ANDREWS
                                                            -----------------------------------------
                                                            Name: Steven R. Andrews
                                                            Title: Sr. VP

                                                       ANCHOR MERGER SUB, INC.

                                                       By:  /s/ STEVEN R. ANDREWS
                                                            -----------------------------------------
                                                            Name: Steven R. Andrews
                                                            Title: VP

                                                       PEPSIAMERICAS, INC.

                                                       By:  /s/ ROBERT C. POHLAD
                                                            -----------------------------------------
                                                            Name: Robert C. Pohlad
                                                            Title: President

                                                                         ANNEX B


                                     [LOGO]

August 18, 2000

Board of Directors
Whitman Corporation
3501 Algonquin Road
Rolling Meadows, IL 600008

Members of the Board:

You have asked us to adivse you with respect to the fairness to Whitman Corporation ("Parent") from a financial point of view of the Merger Consideration (as defined below) to be paid by Parent pursuant to the Agreement and Plan of Merger, dated as of August 18, 2000 (the "Merger Agreement"), among Parent, Anchor Merger Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), and PepsiAmericas, Inc. (the "Company"). The Merger Agreement provides for the merger (the "Merger") of the Company with and into Merger Sub. The Merger Agreement further provides that each outstanding share of Class A common stock, par value $0.01 per share ("Company Class A Common Shares"), of the Company and each outstanding share of Class B common stock, par value $0.01 per share ("Company Class B Common Shares" and, together with the Company Class A Common Shares, "Company Common Shares"), of the Company (other than Company Common Shares held by Dakota Holdings, LLC ("Dakota Holdings") or Pohlad Companies ("Pohlad")) will be converted into the right to receive, at the election of the holder thereof, (a) the Cash Consideration (as defined in the Merger Agreement), or (b) the Stock Consideration (as defined in the Merger Agreement) or (c) (i) the number of shares of common stock, par value $0.01 per share, of Parent (together with preferred share purchase rights of Parent)("Parent Common Shares") equal to the Fixed Earnout Exchange Ratio (as defined in the Merger Agreement) PLUS (ii) the right to receive certain contingent payments of additional Parent Common Shares (the consideration payable per Company Common Share pursuant to this clause (c), together, the "Contingent Payment Consideration"). Pursuant to the Merger Agreement, each of Dakota Holdings and Pohlad will receive the Contingent Payment Consideration with respect to all Company Common Shares owned by each of them and their respective affiliates. The Merger Agreement furhter provides that the stockholders of the Company that elect to receive the Contingent Payment Consideration (the "Contingent Payment Record Holders") will have the option (the "Option") to purchase, on a pro rata basis, up to an aggregate of $25 million in value of Parent Common Shares (the "Additional Shares") at a price per share equal to the average closing price of Parent Common Shares over the fifteen consecutive trading days immediately prior to the first public announcement of the Merger. The Merger Agreement also provides that Dakota Holdings will have the right to purchase any Additional Shares not purchased by the other Contingent Payment Record Holders upon exercise of their Option. The aggregate Cash Consideration, Stock Consideration and Contingent Payment Consideration payable to holders of Company Common Shares pursuant to the Merger Agreement is referred to herein as the "Merger Consideration".

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and Parent, as well as a draft dated August 17, 2000 of the Merger Agreement, a draft dated August 17, 2000 of the Parent Stockholder Voting Agreement, a draft dated August 17, 2000 of the Company Stockholder Voting Agreement, a draft dated August 17, 2000 of the form of the Amended and Restated Shareholder Agreement by and between Parent and Pepsico, Inc. and a draft dated August 17, 2000 of the form of the Pohlad Shareholder Agreement. We have also reviewed certain other information, including financial forecasts, provided to or discussed with us by the Company and Parent, and have met with the managements of the Company and Parent to discuss the business and prospects of the Company and Parent. We have also relied upon the views of the managements of the Company and Parent concerning the business, operational and strategic benefits and implications of the Merger, including the synergistic values and operating cost savings expected to be achieved through the combination of the operations of the Company and Parent.

We have also considered certain financial and stock market data of the Company, and we have compared those data with similar data for other publicly held companies in businesses similar to those of the Company and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Parent as to the future financial performance of the Company and Parent and as to the cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. You also have informed us, and we have assumed, that the Merger will be treated as a tax-free reorganization of U.S. federal income tax purposes. We have also assumed that the Merger Agreement will conform in all material respects to the draft reviewed by us. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative values of the Cash Consideration, the Stock Consideration or the Contingent Payment Consideration, the actual value of Parent Common Shares when issued to the Company's stockholders pursuant to the Merger (whether in the form of Stock Consideration or Contingent Payment Consideration) or the prices at which Parent Common Shares will trade subsequent to the Merger or the exercise of the Option, or Parent's underlying business decision to effect the Merger.

We have acted as financial advisor to Parent in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In the past, we have performed certain investment banking services for Parent and have received customary fees for such services. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of Parent and the Company for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Parent in connection with its consideration of the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to Parent from a financial point of view.

                                        Very truly yours,
                                        CREDIT SUISSE FIRST BOSTON CORPORATION

                                        By
                                            /s/ James B. Hoesley
                                            --------------------------------------
                                            James B. Hoesley
                                            Managing Director

                                                                         ANNEX C


                                     [LOGO]

August 18, 2000

The Board of Directors
PepsiAmericas, Inc.
3880 Dain Rauscher Plaza
60 South 6th Street
Minneapolis, Minnesota 55402

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of PepsiAmericas, Inc. (the "Company") of the consideration provided for in the Agreement and Plan of Merger, dated as of August 18, 2000 (the "Merger Agreement"), by and among the Company, Whitman Corporation (the "Acquiror") and a wholly owned subsidiary of the Acquiror (the "Merger Sub"). As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the "Merger") and (ii) each outstanding share of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") will be converted into, at the election of each Company stockholder (other than Dakota Holdings, L.L.C. ("Dakota")), which holds 69.9% of the outstanding shares of Company Common Stock and which will receive the Contingent Payments described below plus the right to purchase shares of Acquiror Common Stock at the Acquiror Reference Price), the right to receive either (1) the dollar amount determined by multiplying (a) the exchange ratio equal to $3.80 divided by the average of the per share closing prices of Acquiror common stock, par value $.01 per share (the "Acquiror Common Stock"), for the 15 trading days ending five trading days prior to the earlier of the Company stockholder meeting or the Acquiror stockholder meeting to consider the Merger (the "Acquiror Reference Price"), subject to adjustment as set forth in the Merger Agreement (the "Exchange Ratio") by (b) the Acquiror Reference Price (the "Cash Consideration"), (2) the number of shares of Acquiror Common Stock equal to the Exchange Ratio (the "Stock Consideration") or (3) (a) the number of shares of Acquiror Common Stock equal to the Exchange Ratio divided by 0.7368 plus (b) the right to three contingent payments of shares of Acquiror Common Stock in the future, the amount of such payments to be determined based upon the adjusted EBITDA of the Company through 2002 as provided in the Merger Agreement (each such payment not to exceed the number of shares of Acquiror Common Stock equal to the Exchange Ratio multiplied by 0.1316)(collectively, the "Contingent Payments"). In addition, stockholders electing to receive the Contingent Payments may at the same time elect to purchase from the Acquiror at the Acquiror Reference Price a number of shares of Acquiror Common Stock representing such stockholder's proportionate share of an aggregate number of shares of Acquiror Common Stock equal to $25,000,000 divided by the Acquiror Reference Price (together with the Contingent Payments, the "Contingent Consideration"). The Exchange Ratio, the Stock Consideration and the Contingent Consideration are collectively referred to as the "Merger Consideration."

    Certain stockholders of the Company representing a majority of the voting power of the Company are entering into a Voting Agreement with the Acquiror, dated the date of the Merger Agreement, wherein they will agree to vote their shares of Company Common Stock in favor of the Merger (the "Company Stockholder Agreement"). Certain stockholders of the Acquiror are entering into a Voting Agreement with the Company, dated the date of the Merger Agreement, wherein they will agree to vote their shares of Acquiror Common Stock in favor of approving the issuance of the shares of Acquiror Common Stock to be issued in the Merger (the "Acquiror Stockholder Agreement").

    In arriving at our opinion, we reviewed a draft of each of the Merger Agreement, the Company Stockholder Agreement and the Acquiror Stockholder Agreement, each dated August 14, 2000, and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of the Acquiror concerning the businesses, operations and prospects of the Company and the Acquiror. We examined certain publicly available business and financial information relating to the Company and the Acquiror as well as certain financial forecasts and other information and data for the Company and the Acquiror which were provided to or otherwise discussed with us by the managements of the Company and the Acquiror, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Company Common Stock and the Acquiror Common Stock; the historical and projected earnings and other operating data of the Company and the Acquiror; and the capitalization and financial condition of the Company and the Acquiror. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and the Acquiror. We also evaluated the pro forma financial impact of the Merger on the Acquiror. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of the Company and the Acquiror that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial performance of the Company and the Acquiror and the strategic implications and operational benefits anticipated to result from the Merger. For purposes of determining the amount of Contingent Consideration, we have also assumed, with your consent, that the maximum amount of the first two Contingent Payments will be paid to stockholders electing to receive the Contingent Payments. We have also assumed, with your consent, that the Merger will be treated by the Company as a tax-free reorganization for federal income tax purposes. We are not expressing any opinion as to what the value of the Acquiror Common Stock actually will be when issued pursuant to the Merger or the price at which the Acquiror Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror nor have we made any physical inspection of the properties or assets of the Company or the Acquiror. Representatives of the Company have advised us, and we have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of the Company, nor were we requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    Salomon Smith Barney Inc. has acted as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We have in the past provided investment banking services to the Acquiror unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and the Acquiror for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, the Acquiror and their respective affiliates.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger or as to the choice of consideration such stockholder should elect pursuant to the Merger Agreement. Our opinion does not address the relative values of each of the choices of consideration available in the Merger.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, the assumptions made as to the future results of operations for the Company and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company Common Stock (other than Dakota) in the Merger is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          /s/ Salomon Smith Barney

                                          SALOMON SMITH BARNEY INC.

                                                                         ANNEX D


                                     [LOGO]

                                          August 18, 2000

Special Committee of the Board of Directors
PepsiAmericas, Inc.
3800 Dain Rauscher Plaza
66 South Sixth Street
Minneapolis, Minnesota 55402

Members of the Special Committee:

    You have informed us that PepsiAmericas, Inc., a Delaware corporation ("PepsiAmericas"), Whitman Corporation, a Delaware corporation ("Whitman"), and Anchor Merger Sub., Inc., a Delaware corporation and a wholly-owned subsidiary of Whitman ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Agreement") which provides, among other things, that PepsiAmericas will be merged with and into Merger Sub, with Merger Sub surviving the merger (the "Merger"). Pursuant to the Merger, each share of class A common stock of PepsiAmericas, par value $.01 per share (the "Class A Common Stock"), and each share of class B common stock of PepsiAmericas, par value $.01 per share (the "Class B Common Stock," together with Class A Common Stock, the "PepsiAmericas Stock"), issued and outstanding immediately prior to the effective time of the Merger (other than Dissenting Shares (as defined in the Agreement) and any shares of PepsiAmericas Stock owned by Whitman, Dakota Holdings, LLC ("Dakota Holdings") and their respective affiliates) will be converted into the right to receive (x) subject to the proration provisions as set forth in the Agreement, an amount of cash, equal to the Exchange Ratio (as described below) MULTIPLIED BY the Whitman Closing Price (as described below) (the "Cash Consideration"),
(y) that number of shares of common stock, par value $.01 per share, (together with the associated Rights (as defined in the Agreement)) of Whitman ("Whitman Stock") equal to the Exchange Ratio (the "Stock Consideration"), or (z) a number of shares of Whitman Stock (together with the associated Rights) equal to the Exchange Ratio MULTIPLIED BY 0.7368, PLUS the right to receive a contingent payment in Whitman Stock and the right to purchase Subscription Shares (as defined in the Agreement) as provided in the Agreement (the "Contingent Payment Consideration"). For the purposes herein, the "Consideration" shall mean each of the Cash Consideration, the Stock Consideration or the Contingent Payment Consideration, as elected by the holders of PepsiAmericas Stock. Under the Agreement, Dakota Holdings beneficially owning approximately 78% of the voting power of PepsiAmericas Stock has agreed, among other things, to have all of its shares of PepsiAmericas Stock converted into the right to receive shares of Whitman Stock pursuant to the Contingent Payment Consideration provisions outlined above.

    Pursuant to the Agreement, the Exchange Ratio is equal to $3.80 DIVIDED BY the average per share closing price of the Whitman Stock during the fifteen (15) consecutive trading days ending five days immediately prior to the earlier of
(i) the stockholders' meeting of PepsiAmericas held to vote upon the approval of the Agreement, or (ii) the stockholders' meeting of Whitman held to vote upon the approval of the Agreement (the "Whitman Closing Price"). The Agreement further provides that if the Whitman Closing Price exceeds 1.10 MULTIPLIED BY $14.6125 (the "Whitman Reference Price"), then the Exchange Ratio shall be a number equal to (A) $3.80 DIVIDED BY (B) 1.10 times the Whitman Reference

Price; and if the Whitman Closing Price is less than .90 times the Whitman Reference Price, then the Exchange Ratio shall be equal to (A) $3.80 DIVIDED BY
(B) .90 times the Whitman Reference Price.

    You have requested that we render our opinion as to the fairness, from a financial point of view, to the holders of shares of PepsiAmericas Stock (other than shares of PepsiAmericas Stock owned by Whitman, Dakota Holdings and their respective affiliates) of the Consideration to be received by such holders in the Merger.

    In arriving at the opinion set forth below, we have, among other things:

    (a) reviewed the Agreement dated as of August 18, 2000;

    (b) reviewed certain publicly available business information that we deemed relevant relating to PepsiAmericas and Whitman and the respective industries in which they operate;

    (c) reviewed certain internal non-public financial and operating data and forecasts furnished to us by the managements of PepsiAmericas and Whitman relating to the respective businesses of PepsiAmericas and Whitman;

    (d) discussed, with members of the senior managements of PepsiAmericas and Whitman, operations of PepsiAmericas and Whitman, historical financial statements and future prospects, before and after giving effect to the Merger;

    (e) compared the financial and operating performance of PepsiAmericas and Whitman with publicly available information concerning certain other companies we deemed comparable to PepsiAmericas and Whitman and reviewed the relevant historical stock prices of PepsiAmericas Stock and Whitman Stock and certain publicly traded securities of such other companies;

    (f) reviewed the financial terms of certain recent business combinations and acquisition transactions we deemed reasonably comparable to the Merger and otherwise relevant to our inquiry; and

    (g) made such other analyses and examinations as we have deemed necessary or appropriate.

    We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion and have further relied upon the assurance of the managements of PepsiAmericas and Whitman that they are not aware of any facts that would make such information inaccurate or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of PepsiAmericas or Whitman, nor have we conducted a physical inspection of the properties or facilities of PepsiAmericas or Whitman. We have assumed that the financial forecasts provided to or discussed with us by PepsiAmericas and Whitman have been reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of PepsiAmericas and Whitman as to the future financial performance of PepsiAmericas and Whitman, as the case may be, including giving effect to the Merger. We have further assumed that, in all material respects, such forecasts and projections will be realized in the amounts and times indicated thereby. We express no view as to such forecasts or projection information or the assumptions on which they were based.

    For purposes of rendering our opinion, we have assumed that, in all respects material to our analysis, the representations and warranties of each party contained in the Agreement are true and correct, that each party will favor all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have further assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which PepsiAmericas, Merger Sub or Whitman are a party, as contemplated by the Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the Merger. We have further assumed that the Merger will be accounted for using the purchase method, with the stock portion of the transaction qualifying for tax-free treatment under the Internal Revenue Code. With your consent, we have assumed that the Cash Consideration will not fall below $3.80 and that the surviving corporation will meet the Adjusted EBITDA targets as provided in the Agreement.

    In connection with the preparation of this opinion, we have not been authorized by PepsiAmericas or the Special Committee of the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of PepsiAmericas.

    Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, to the holders of PepsiAmericas Stock (other than shares of PepsiAmericas Stock owned by Whitman, Dakota Holdings and their respective affiliates) of the Consideration to be received by such holders in the Merger, and we express no opinion as to the merits of the underlying decision by PepsiAmericas to engage in the Merger. This opinion does not constitute a recommendation to any holder of PepsiAmericas Stock as to how such stockholder should vote with respect to the proposed Merger or any matter related thereto. In addition, we express no opinion as to the prices at which PepsiAmericas Stock or Whitman Stock will trade following the announcement or the consummation of the Merger, as the case may be.

    Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors of PepsiAmericas in connection with the Merger and will receive a fee for our services. In addition, PepsiAmericas has agreed to indemnify us for certain liabilities arising out of our engagement. The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have from time to time, provided commercial and investment banking services to Whitman and its affiliates, for which we received usual and customary compensation and in the future may continue to provide such commercial and investment banking services. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of PepsiAmericas and Whitman for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of PepsiAmericas Stock (other than shares of PepsiAmericas Stock owned by Whitman, Dakota Holdings and their respective affiliates) in the Merger is fair, from a financial point of view, to such holders.

    This opinion is solely for the use and benefit of the Special Committee of the Board of Directors of PepsiAmericas in its evaluation of the Merger and shall not be used for any other purpose without the prior written consent of Chase Securities Inc. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Chase Securities Inc. be made by PepsiAmericas, without the prior written consent of Chase Securities Inc.

                                          Very truly yours,

                                          /s/ Chase Securities Inc.

                                          CHASE SECURITIES INC.

                                    ANNEX E
              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251 (other than a merger effected pursuant to Section251(g) of this title), Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facia evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subjection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the court deems just.

    (l) The Shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX F
                              WHITMAN CORPORATION
                              AMENDED AND RESTATED
                                    BY-LAWS

                                   ARTICLE I
                            MEETINGS OF STOCKHOLDERS

    Section 1. Beginning with the 2000 annual meeting, annual meetings of stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the first Thursday of May at 10:30 A.M., at Chicago, Illinois, or on such other date or at such other time or place, whether within or without the State of Delaware, as shall be designated by the Board of Directors.

    Section 2. At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this
Section 2. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, in the case of an annual meeting, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In the case of a special meeting requested by a stockholder, such stockholder must provide notice in accordance with the following sentence at the time of such request. A stockholder's notice to the Secretary shall be set forth as to each matter the stockholder proposes to bring before the annual or special meeting, as the case may be, (a) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2. The chairman of any annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman and shall be called by him or by the Secretary at the request of (i) a majority of the Board of Directors or
(ii) any stockholder which, individually or together with any other entity in which such stockholder has a 20% or greater equity or other ownership interest, owns 20% or more of the issued and outstanding securities of the Corporation entitled to vote generally in the election of directors of the Corporation, provided that such request shall state the purpose or purposes of the proposed meeting and in the case of a request by a stockholder, shall also comply with the provisions of Section 2 of this Article I. Special meetings may be held at such time and place and for such purposes as shall be stated in the notice issued by the Chairman or the Secretary calling the meeting, provided that in the case of a special meeting requested by a stockholder, such special meeting shall take place not later than 70 days from the date of receipt of proper notice from such stockholder requesting the meeting. In the case of a special meeting requested by a stockholder, the Board of Directors shall fix a record date for stockholders entitled to vote at the special meeting, which record date shall be not later than 10 days from receipt of proper notice from such stockholder requesting the meeting, subject to compliance with the applicable regulations of any exchange on which the Corporation's securities are listed.

    Section 4. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 4, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

    Section 5. Unless waived, written notice of the date, place, and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation.

    Section 6. The officer who has charge of the stock ledger of the Corporation shall prepare and make before every meeting of stockholders a complete list of the stockholders as of the record date entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    Section 7. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting, or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

    Section 8. At each meeting of the stockholders the Chairman or, in his absence or inability to act, the Chief Executive Officer, or in his absence or inability to act, the President shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

    Section 9. Except as otherwise provided by law or the Certificate of Incorporation, at all meetings of the stockholders fifty-one per cent of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, provided that (except as aforesaid) when stockholders are required to vote by class or series, fifty-one per cent of the votes represented by the issued and outstanding shares of the appropriate class or series shall be present in person or by proxy. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given, except as hereinafter provided, if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

    Section 10. Except as otherwise provided by law, the Certificate of Incorporation, or any certificate filed by the Corporation in the State of Delaware pursuant to Section 151 (or any successor provisions) of the General Corporation Law of the State of Delaware, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. A proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by law, the Certificate of

Incorporation, or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the matter, or when stockholders are required to vote by class or series by the affirmative vote of a majority of the shares of stock of the appropriate class or series present in person or represented by proxy at the meeting and entitled to vote on the matter. Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted.

                                   ARTICLE II
                               BOARD OF DIRECTORS

    Section 1. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

    Section 2. The number of directors of the Corporation shall be such number of persons, not less than three (3), as shall from time to time be fixed by resolution of two-thirds of the whole Board. Directors need not be stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the directors shall be elected at the annual meeting of the stockholders, and the persons receiving a plurality of the votes cast at such election shall be elected. Directors shall hold office until their respective successors shall have been duly elected and qualified, or until death, resignation, or removal, as hereinafter provided in these By-Laws, or as otherwise provided by law or the Certificate of Incorporation. The Board shall elect one of its members as Chairman.

    Section 3. The Chairman, if present, shall preside at all meetings of the Board. He shall serve as Chairman of the Executive Committee of the Board and be a member of such other committees of the Board as shall be determined by the Board at the time of the creation or the election of the members of any such committees.

    Section 4. The Chairman shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman. The Chairman shall have such other powers and duties as may be assigned to him by the Board. In his capacity as Chairman, he shall not necessarily be an officer of the Corporation but he shall be eligible to serve, in addition, as an officer pursuant to Article IV of these By-Laws.

    Section 5. Meetings of the Board may be held at such place, either within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

    Section 6. Regular meetings of the Board may be held without notice at such time and place as the Board may from time to time determine.

    Section 7. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman or the Secretary.

    Section 8. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided in this Section, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable, or similar means, at least twenty-four hours before the time at which such meeting is to be held or mailed by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

    Section 9. Subject to Section 14 of this Article, one-third of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place, or such meeting need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as otherwise provided in this Article II, the directors shall act only as a Board and the individual directors shall have no power as such.

    Section 10. Any director of the Corporation may resign at any time by giving a written notice of resignation to the Board, the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 11. Vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and shall qualify. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 11 in the filling of other vacancies.

    Section 12. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for such purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

    Section 13. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    Section 14. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board or of any committee designated by the

Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this procedure shall constitute presence in person at such meeting.

    Section 15. The issuance of preferred stock by the Corporation shall require the approval of two-thirds of the whole Board.

                                  ARTICLE III
                            COMMITTEES OF THE BOARD

    Section 1. The Board of Directors may, by resolution adopted by two-thirds of the whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation's capital stock, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee whose powers are expressly provided for herein, may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

    Section 2. (a) The Board of Directors shall designate an Affiliated Transaction Committee. The Affiliated Transaction Committee shall review, consider and pass upon any Affiliated Transaction, and no such transaction shall be effected without the concurrence of the Affiliated Transaction Committee. The Affiliated Transaction Committee shall have the powers to (i) negotiate with the representatives of any party to an Affiliated Transaction; (ii) require approval of an Affiliated Transaction by a vote of the stockholders of the Corporation which may be greater than or in addition to any vote required by law; and
(iii) engage Independent Advisers at the reasonable expense of the Corporation, and without prior approval of the Corporation, to assist in its review and decision regarding any Affiliated Transaction.

    (b) The Affiliated Transaction Committee shall consist of at least three Independent Directors, with each other Independent Director being an alternate member if any committee member is unable or unwilling to serve. Notwithstanding the foregoing, until the Corporation's obligation to make Contingent Payments for all Measurement Periods (each as defined in the Agreement and Plan of Merger among the Corporation, Anchor Merger Sub, Inc. and PepsiAmericas, Inc. dated as of August 18, 2000 (the "Merger Agreement")) shall have been finally determined in accordance with the terms of the Merger Agreement, none of the following people shall be eligible to serve as a member of the Affiliated Transaction
Committee: (i) Robert Pohlad, (ii) any person who is then or has within the previous two years been, an affiliate of Robert Pohlad (including any member of Robert Pohlad's family), it being understood that no person shall be deemed an affiliate of Robert Pohlad solely by virtue of the fact that such person is then serving as a director of the Corporation, (iii) any person who is then, or has within the previous two years been, an affiliate of the Pohlad Companies, a Minnesota corporation ("Pohlad Companies") or who is then, or has within the previous two years been, a director, officer, employee, consultant or advisor (financial, legal or other) of Pohlad Companies or (iv) any person who has, within the two years immediately prior to the consummation of the transactions contemplated by the Merger Agreement, been an affiliate of PepsiAmericas, Inc. or who has, within the two years immediately prior to the consummation of the transactions contemplated by the Merger Agreement been, a director, officer, employee, consultant or advisor (financial, legal or other) of PepsiAmericas, Inc.

    (c) The Affiliated Transaction Committee shall cease to exist on the later of (i) May 20, 2009 or (ii) the date on which any Affiliated Transaction being reviewed, considered and passed upon by the Affiliated Transaction Committee prior to May 20, 2009 shall have been either consummated or abandoned.

    (d) For the purposes of the foregoing Article III, Section 2, the following definitions shall apply:

        (i) "Corporation" means the Corporation or any company in which the Corporation has more than 50% of the voting power in the election of directors or in which it has the power to elect a majority of the Board of Directors.

        (ii) "PepsiCo, Inc." means PepsiCo, Inc. or any company in which PepsiCo, Inc. has more than 50% of the voting power in the election of directors or in which it has the power to elect a majority of the Board of Directors.

       (iii) "Affiliate" means any entity (other than the Corporation) in which PepsiCo, Inc. has a 20% or greater equity or other ownership interest, or any entity controlled directly or indirectly by such Affiliate. Notwithstanding the above, no entity shall be an Affiliate solely by virtue of the rights granted to PepsiCo, Inc. pursuant to a bottling contract.

        (iv) "Affiliated Transaction" means any proposed merger or consolidation with, purchase of an equity interest in, or purchase of assets other than in the ordinary course of business from an Affiliate, and which transaction has an aggregate value exceeding $10 million; provided, however, that any such merger, consolidation, or purchase which constitutes a "Permitted Acquisition" under the Amended and Restated Shareholder Agreement between
    the Corporation and PepsiCo, Inc., dated as of       , 2000 (as it may be
    amended from time to time, the "Shareholders Agreement"), shall not constitute an Affiliated Transaction for purposes of this Article III,
    Section 2.

        (v) "Independent Directors" means any member of the Corporation's Board of Directors who (i) is not, and for the past two years has not been, an officer, director or employee of PepsiCo, Inc. or (other than serving as a director of the Corporation) an Affiliate; (ii) does not own in excess of 1% of the shares of PepsiCo, Inc.; and (iii) own any equity or other ownership interest in an entity (except as permitted by the preceding (ii) and other than in the Corporation) which is a party to the Affiliated Transaction.

        (vi) "Independent Adviser" means any legal or financial adviser or other expert (i) that has not represented or provided services to PepsiCo, Inc. during the past calendar year, or (ii) notwithstanding (i) above, that the Affiliated Transaction Committee (as defined below) determines, after due inquiry, is able to represent it in an independent manner not adverse to the interests of the Corporation and its stockholders.

    Section 3. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE IV
                                    OFFICERS

    Section 1. The officers of the Corporation shall consist of the Chief Executive Officer, the President, one or more Vice Presidents, the Treasurer, the Controller and the Secretary. Any two or more offices may be held by the same person. Each such officer shall be elected from time to time by the Board of Directors to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or by the Chief Executive Officer.

    Section 2. Any officer or agent of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 3. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of a majority of the whole Board at any meeting of the Board, or, except in the case of an officer or agent elected by the Board, by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

    Section 4. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant in the manner prescribed in these By-Laws for the regular election or appointment of such office.

    Section 5. The Chief Executive Officer shall have the primary responsibility for and the general control and management of all of the business and affairs of the Corporation, under the direction of the Board. He shall have power to select and appoint all necessary officers and employees of the Corporation except such officers as under these By-Laws are to be elected by the Board, to remove all appointed officers or employees whenever he shall deem it necessary, and to make new appointments to fill the vacancies. He shall have the power of suspension from office for cause of any elected officer, which shall be forthwith declared in writing to the Board. Whenever in his opinion it may be necessary, he shall define the duties of any officer or employee of the Corporation which are not prescribed in the By-Laws or by resolution of the Board. He shall have such other authority and shall perform such other duties as may be assigned to him by the Board. In the absence of the Chairman, the Chief Executive Officer shall preside at meetings of the stockholders and of the directors.

    Section 6. The President shall be the chief operating officer of the Corporation and shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be delegated to him by the Board or the Chief Executive Officer. In the absence of both the Chairman and the Chief Executive Officer, the President shall preside at meetings of the stockholders and of the directors.

    Section 7. Each Vice President and each Assistant Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer, the President or the senior officer to whom he reports.

    Section 8. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board or the Chief Executive Officer.

    Section 9. The Controller shall be the chief accounting officer of the Corporation and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he shall establish and maintain internal accounting controls and, in cooperation with the independent public accountants selected by the Board, shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the Board or the Chief Executive Officer.

    Section 10. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

    Section 11. Any Assistant Secretary, Assistant Treasurer, or Assistant Controller elected or appointed as heretofore provided, shall perform the duties and exercise the powers of the Secretary, Treasurer and Controller, respectively, in their absence or inability to act, and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, the Secretary, Treasurer, or Controller (as the case may be), may from time to time prescribe.

    Section 12. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties in such amount and with such surety or sureties as the Board may specify.

    Section 13. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may by resolution delegate to the Chief Executive Officer the power to fix compensation of non-elected officers and agents appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE V
                         INDEMNIFICATION AND INSURANCE

    Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 2 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    Section 2. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    Section 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

    Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE VI
                            CONTRACTS, PROXIES, ETC.

    Section 1. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board or the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual power to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

    Section 2. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII
                              SHARES, BOOKS, ETC.

    Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

    Section 2. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board of Directors may from time to time determine.

    Section 3. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and or surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the right to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

    Section 4. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

    Section 5. Upon notice to the Corporation by the holder of any certificate representing shares of stock of the Corporation of any loss, theft, destruction or mutilation of such certificate, the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the holder thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such holder or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, and to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or of the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

                                  ARTICLE VIII
                                  FISCAL YEAR

    The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX
                                      SEAL

    The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE X
                                   AMENDMENTS

    These By-Laws may be amended or repealed, or new By-Laws may be adopted, by two-thirds of the whole Board of Directors at any meeting thereof; provided that By-Laws adopted by the Board may be amended or repealed by the stockholders.

                                                                         ANNEX G

--------------------------------------------------------------------------------

                   AMENDED AND RESTATED SHAREHOLDER AGREEMENT

                                 By and Between

                              WHITMAN CORPORATION,
                            A DELAWARE CORPORATION,

                                      and

                                 PEPSICO, INC.,
                          A NORTH CAROLINA CORPORATION

                        Dated as of [            ], 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
                                          ARTICLE I
                                     CERTAIN DEFINITIONS

   Section 1 .1.        Certain Definitions.........................................      1

                                          ARTICLE II
                                REPRESENTATIONS AND WARRANTIES

   Section 2 .1.        Representations and Warranties of the Company...............      5
   Section 2 .2.        Representations and Warranties of the Shareholder...........      5

                                         ARTICLE III
                               SHAREHOLDER AND COMPANY CONDUCT

   Section 3 .1.        Acquisition of Voting Securities............................      6
   Section 3 .2.        Required Reduction of Ownership Percentage..................      6
   Section 3 .3.        Top-Up Rights...............................................      8
   Section 3 .4.        Transfer....................................................      8
   Section 3 .5.        Charter and By-Laws.........................................      8
   Section 3 .6.        Rights Agreement............................................      8
   Section 3 .7.        Special Meetings Requested by the Shareholder;
                          Nominations...............................................      9
   Section 3 .8.        No Agreements...............................................      9
   Section 3 .9.        Dakota Holdings.............................................      9

                                          ARTICLE IV
                                      BOARD COMPOSITION

   Section 4 .1.        Board Composition...........................................     10

                                          ARTICLE V
                                EFFECTIVENESS AND TERMINATION

   Section 5 .1.        Effectiveness...............................................     10
   Section 5 .2.        Termination.................................................     10
   Section 5 .3.        Agreements Following Certain Acquisitions...................     10

                                          ARTICLE VI
                                        MISCELLANEOUS

   Section 6 .1.        Injunctive Relief...........................................     11
   Section 6 .2.        Successors and Assigns......................................     11
   Section 6 .3.        Amendments; Waiver..........................................     11
   Section 6 .4.        Notices.....................................................     11
   Section 6 .5.        Applicable Law..............................................     12
   Section 6 .6.        Headings....................................................     12
   Section 6 .7.        Integration.................................................     12
   Section 6 .8.        Severability................................................     12
   Section 6 .9.        Consent to Jurisdiction.....................................     12
   Section 6 .10.       Counterparts................................................     13

    AMENDED AND RESTATED SHAREHOLDER AGREEMENT, dated as of [      ], 2000 (this
"AGREEMENT"), by and between Whitman Corporation, a Delaware corporation (the "COMPANY"), and PepsiCo, Inc., a North Carolina corporation (the "SHAREHOLDER").

                              W I T N E S S E T H:

    WHEREAS, the Company and the Shareholder are parties to a Shareholder Agreement, dated as of May 20, 1999 (the "ORIGINAL SHAREHOLDER AGREEMENT");

    WHEREAS, the Company, Anchor Merger Sub, Inc., a Delaware corporation ("MERGER SUB"), and PepsiAmericas, Inc., a Delaware corporation ("PAS"), have entered into an Agreement and Plan of Merger, dated as of August 18, 2000 (the "MERGER AGREEMENT"), pursuant to which, among other things, PAS will be merged with and into Merger Sub, with Merger Sub as the surviving corporation, and in connection therewith, certain outstanding shares of common stock of PAS will be converted into shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company (the "MERGER");

    WHEREAS, the execution of this Agreement upon the consummation of the Merger (the "CLOSING") is a covenant of the Company in the Merger Agreement and a condition to the Company's obligations to close the transactions contemplated by the Merger Agreement;

    WHEREAS, the Shareholder has entered into a voting agreement, dated as of August 18, 2000, pursuant to which the Shareholder has agreed to vote in favor of the Merger and the other transactions contemplated by the Merger Agreement; and

    WHEREAS, in light of the transactions contemplated by the Merger Agreement, the Company and the Shareholder desire to amend and restate in this Agreement certain terms and conditions concerning the acquisition and disposition of Voting Securities (as defined herein) of the Company by the Shareholder, and related provisions concerning the Shareholder's relationship with and investment in the Company immediately following the Closing.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

    Section 1.1. CERTAIN DEFINITIONS. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

    "AFFILIATE" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person. For the purposes of this definition, "control," when used with respect to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "AFFILIATED TRANSACTION COMMITTEE" shall mean the Affiliated Transaction Committee of the Board.

    "AGREEMENT" shall have the meaning assigned to such term in the preamble.

    "BENEFICIAL OWNER" (and, with correlative meanings, "BENEFICIALLY OWN" and "BENEFICIAL OWNERSHIP") of any interest means a Person who, together with his or its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act, or who, together with his or its Affiliates, has the right to become such a beneficial owner of such interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any warrant, right or other instrument, or otherwise; PROVIDED that a Person shall not be deemed the Beneficial Owner of Voting Securities solely as a result of having been granted a revocable proxy relating to such Voting Securities in connection with any one special or annual meeting of shareholders of the Company (including any postponements or adjournments thereof), nor shall the procurement of such a proxy be deemed to give the proxy holder "control" over any Person as to which such proxy holder does not otherwise have control; and PROVIDED, FURTHER, that this definition shall be subject to the last sentence of
Section 3.9.

    "BOARD" shall mean the Board of Directors of the Company in office at the applicable time, as elected in accordance with the By-Laws.

    "BUY-BACK EXCESS" shall have the meaning set forth in Section 3.2 of this Agreement.

    "BUY-BACK OFFER" shall have the meaning set forth in Section 3.2 of this Agreement.

    "BY-LAWS" shall mean the by-laws of the Company, as in effect immediately following consummation of the Merger (including amendments pursuant to the Merger Agreement), as they may be amended from time to time.

    "CHARTER" shall mean the Certificate of Incorporation of the Company, as in effect immediately following consummation of the Merger, as it may be amended from time to time.

    "CLOSING" shall have the meaning assigned in the third recital of this Agreement.

    "COMBINED MAXIMUM OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, a Total Ownership Percentage of 49.9%; PROVIDED that in the event of a Permitted Acquisition (other than a Contingent Payment Acquisition) which results in the Significant Shareholders' Total Ownership Percentage exceeding 49.9%, so long as the Significant Shareholders' Total Ownership Percentage exceeds 49.9% due to such Permitted Acquisition, the Combined Maximum Ownership Percentage shall become the Significant Shareholders' Total Ownership Percentage giving effect to such Permitted Acquisition.

    "COMMISSION" shall mean the United States Securities and Exchange
Commission.

    "COMMON STOCK" shall have the meaning assigned in the first recital of this Agreement.

    "COMPANY" shall have the meaning assigned in the preamble.

    "CONTINGENT PAYMENT ACQUISITION" shall mean any acquisition of Voting Securities pursuant to any Contingent Payment (as defined in the Merger Agreement).

    "DAKOTA HOLDINGS" shall mean Dakota Holdings, LLC, a Delaware limited liability company.

    "DAKOTA HOLDINGS AGREEMENT" shall have the meaning set forth in Section 3.9 of this Agreement.

    "DIRECTOR" shall mean any member of the Board of Directors of the Company in office at the applicable time, as elected in accordance with the provisions of the By-Laws.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAMILY" shall mean, with respect to any natural person, (i) any child, stepchild, parent, stepparent, spouse or sibling, and (ii) any grandchild, grandparent, uncle, aunt, first cousin, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law who Beneficially Owns greater than 1% of the Voting Power or who has entered into an agreement or commitment with said natural person with respect to the Voting Securities, and shall in each case include adoptive relationships.

    "INDEPENDENT DIRECTOR" shall mean any person who is both (i) independent of and otherwise unaffiliated with any member of the Shareholder Group or the Pohlad Group, and who is not a director, officer, employee, consultant or advisor (financial, legal or other) of any member of the Shareholder Group or the Pohlad Group and has not served in any such capacity in the previous two (2) years and (ii) not an officer or employee, consultant or advisor (financial, legal or other) of the Company and has not served in any such capacity in the previous two (2) years.

    "MAXIMUM OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, a Total Ownership Percentage of 49.0%; PROVIDED that in the event of a Permitted Acquisition (other than a Contingent Payment Acquisition) which results in the Shareholder Group's Total Ownership Percentage exceeding 49.0%, so long as the Shareholder Group's Total Ownership Percentage exceeds 49.0% due to such Permitted Acquisition, the Maximum Ownership Percentage shall become the Shareholder Group's Total Ownership Percentage giving effect to such Permitted Acquisition.

    "MERGER" shall have the meaning set forth in the second recital of this Agreement.

    "MERGER AGREEMENT" shall have the meaning set forth in the second recital of this Agreement.

    "MINIMUM PRICE" shall mean the highest average of per share closing prices on the NYSE Composite Tape of the Voting Securities (or, if the Voting Securities are not quoted on the NYSE Composite Tape, on the principal United States securities exchange registered under the Exchange Act on which such Voting Securities are listed, or, if such Voting Securities are not listed on any such exchange, the closing sale price or bid quotation with respect to such Voting Securities on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use; PROVIDED, HOWEVER, if no such quotations are available with respect to such Voting Securities, the price of such Voting Securities shall be the public market trading value as determined by an investment banker of nationally recognized reputation selected by the Independent Directors) over any 20 consecutive trading day period during the 18 month period preceding the date of the first public announcement of a Shareholder Offer.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "PERMITTED ACQUISITION" shall mean the acquisition of Voting Securities pursuant to (1) a transaction or series of transactions that would not result, individually or in the aggregate, in any member of the Shareholder Group, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquiring, proposing to acquire, or publicly announcing or otherwise disclosing an intention to propose to acquire, or offering or agreeing to acquire, by purchase or otherwise, Beneficial Ownership of any Security so as to cause either (x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or (y) the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage, (2) a Shareholder Offer at a price which is not less than the Minimum Price, (3) a merger or other business combination approved by a majority of the Voting Power attributable to Voting Securities not Beneficially Owned by the Shareholder Group, (4) a transaction approved by a majority of the Independent Directors, or (5) any acquisition of Voting Securities by the Pohlad Group approved by the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors). For purposes of this definition, the value of any securities offered in exchange for Voting Securities pursuant to a Shareholder Offer shall be the average of closing prices on the NYSE Composite Tape of such securities (or, if such securities are not quoted on the NYSE Composite Tape, on the principal United States securities exchange registered under the Exchange Act on which such securities are listed, or, if such securities are not listed on any such exchange, the closing sale price or bid quotation with respect to such security on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use; PROVIDED, HOWEVER, if no such quotations are available with respect to such securities, the price of such securities shall be the public market trading value as determined by an investment banker of nationally recognized reputation selected by the Independent Directors) over the five consecutive trading day period preceding the date of the first public announcement of such Shareholder Offer.

    "PERMITTED SIGNIFICANT TRANSFEREE" shall have the meaning set forth in
Section 3.4 of this Agreement.

    "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

    "POHLAD COMPANIES" shall mean Pohlad Companies, a Minnesota corporation.

    "POHLAD GROUP" shall mean Robert Pohlad, any Affiliate of Robert Pohlad (other than the Company or its subsidiaries), any member of Robert Pohlad's Family, and any Person with whom Robert Pohlad, any Affilate of Robert Pohlad or any member of Robert Pohlad's Family is part of a 13D Group.

    "POHLAD SHAREHOLDER AGREEMENT" shall mean the Shareholder Agreement, dated
as of [      ], 2000, by and between the Company, Dakota Holdings, the Pohlad
Companies and Robert Pohlad.

    "REPURCHASE" shall have the meaning set forth in Section 3.2 of this Agreement.

    "RIGHTS AGREEMENT" shall mean the Shareholder Rights Agreement, dated as of May 20, 1999, as amended.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    "SHAREHOLDER" shall have the meaning assigned in the preamble.

    "SHAREHOLDER AFFILIATE" shall mean any Affiliate of the Shareholder (other than the Company or its subsidiaries).

    "SHAREHOLDER GROUP" shall mean the Shareholder, any Shareholder Affiliate, any Permitted Significant Transferee and any Person with whom the Shareholder, any Shareholder Affiliate or any Permitted Significant Transferee is part of a 13D Group in respect of Voting Securities, but shall exclude any member of the Pohlad Group.

    "SHAREHOLDER OFFER" shall mean (i) a tender offer or exchange offer by any member of the Shareholder Group for all Voting Securities not Beneficially Owned by the Shareholder Group or (ii) a merger or other business combination pursuant to which all Voting Securities not Beneficially Owned by the Shareholder Group are proposed to be exchanged or converted.

    "SIGNIFICANT SHAREHOLDERS" shall mean, collectively, the Shareholder Group and the Pohlad Group.

    "SIGNIFICANT TRANSFEREE" shall mean a transferee which would have a Total Ownership Percentage of greater than 20% after giving effect to any proposed Transfer.

    "13D GROUP" shall mean any group of Persons acquiring, holding, voting or disposing of any Voting Security which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on
Schedule 13D with the Commission as a "person" within the meaning of
Section 13(d)(3) of the Exchange Act; PROVIDED that a Person shall not be deemed to be part of a 13D Group with another Person solely as a result of having been granted a revocable proxy relating to such Person's Voting Securities in connection with any one special or annual meeting of shareholders of the Company (including any postponements or adjournments thereof); PROVIDED, FURTHER, that the members of the Shareholder Group shall not be deemed to be part of a 13D Group with any member of the Pohlad Group solely due to ownership of interests in Dakota Holdings so long as all members of the Shareholder Group are in compliance with the proviso in the first sentence of Section 3.9.

    "TOTAL OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, the Voting Power represented by the Voting Securities Beneficially Owned by the Person (or Persons) whose Total Ownership Percentage is being determined.

    "TOTAL VOTING POWER" shall mean, calculated at a particular point in time, the aggregate Votes represented by all then outstanding Voting Securities.

    "TRADING DAY", with respect to a Voting Security, shall mean a day on which the principal national securities exchange on which such Voting Security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated to close.

    "TRANSFER" shall mean any sale, transfer, pledge, encumbrance or other disposition to any Person, and to "TRANSFER" shall mean to sell, transfer, pledge, encumber or otherwise dispose of to any Person.

    "VOTES" shall mean votes entitled to be cast generally in the election of Directors, assuming the conversion of any securities then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

    "VOTING POWER" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to
(b) Total Voting Power.

    "VOTING SECURITIES" shall mean the Common Stock and shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors and any securities then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    Section 2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Shareholder as of the date hereof as follows:

        (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

        (b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) This Agreement has been duly executed and delivered by the Company and assuming due authorization and valid execution and delivery by the Shareholder, this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

    Section 2.2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to the Company as of the date hereof as follows:

        (a) The Shareholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

        (b) This Agreement has been duly and validly authorized by the Shareholder and all necessary and appropriate action has been taken by the Shareholder to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) This Agreement has been duly executed and delivered by the Shareholder and assuming due authorization and valid execution and delivery by the Company, this Agreement is a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms.

                                  ARTICLE III
                        SHAREHOLDER AND COMPANY CONDUCT

    Section 3.1. ACQUISITION OF VOTING SECURITIES. Subject to the provisions of this Agreement, during the term of this Agreement, the Shareholder agrees with the Company that, without the prior approval of a majority of the Independent Directors, the Shareholder will not, and will cause each member of the Shareholder Group not to, take any of the following actions:

        (a) singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquire, propose to acquire, or publicly announce or otherwise disclose an intention to propose to acquire, or offer or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Voting Security so as to cause either (x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or
    (y) to the best of the Shareholder's knowledge, the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage, other than pursuant to a Permitted Acquisition;

        (b) form, join or in any way participate in a 13D Group with respect to any Voting Securities of the Company or any securities of its subsidiaries if such 13D Group's Total Ownership Percentage would exceed the Maximum Ownership Percentage;

        (c) initiate (including by means of proposing or publicly announcing or otherwise disclosing an intention to propose, solicit, offer, seek to effect or negotiate) a merger, acquisition or other business combination transaction relating to the Company (other than a merger, acquisition or business combination of a third party (not a member of the Shareholder Group) with the Company) which would not be, if consummated, a Permitted Acquisition.

    The Shareholder Group shall not be prohibited by the terms of this Agreement from taking any action or exercising any right which is not inconsistent with the terms of this Agreement, including soliciting or obtaining the revocable proxy of any other shareholder of the Company with respect to the election of directors or any other matter, seeking the election of new directors, calling special meetings of shareholders of the Company, making shareholder proposals, engaging in discussions with the Board or the management of the Company or otherwise voting its Voting Securities in any manner in which any member of the Shareholder Group shall determine in its sole discretion. In addition, this section shall not be deemed to restrict Directors affiliated with the Shareholder from participating as Board members in the direction of the Company.

    Section 3.2. REQUIRED REDUCTION OF OWNERSHIP PERCENTAGE. (a) If at any time the Shareholder becomes aware that the Shareholder Group's Total Ownership Percentage exceeds the Maximum Ownership Percentage, other than as permitted pursuant to the terms of this Agreement, then the Shareholder shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (i) the record date for the next annual or special meeting of shareholders of the Company, (ii) the record date for the taking of any action of shareholders of the Company by written consent or (iii) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group such that the Shareholder Group's Total Ownership Percentage is not greater than the Maximum Ownership Percentage.

    (b) If at any time the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage as a result of a reduction in the number of Voting Securities outstanding (including, without limitation, as a result of a purchase of Common Stock by the Company) (such excess, the "BUY-BACK EXCESS"), then the Shareholder shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (x) the record date for the next annual or special meeting of shareholders of the Company, (y) the record date for the taking of any action of shareholders of the Company by written consent or (z) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group by the amount of such Buy-Back Excess in the following manner and order:

        (i) First, by Transferring to a Person other than the Significant Shareholders the amount, if any, of Voting Securities received by the Shareholder Group as an Aggregate Contingent Payment (as defined in the Merger Agreement), to the extent not previously Transferred pursuant to this Section;

        (ii) Second, by Transferring to a Person other than the Significant Shareholders the pro rata amount (based on the relative amounts of Voting Securities purchased by each of the Shareholder Group and the Pohlad Group since August [18], 2000) of Voting Securities, if any, purchased by the Shareholder Group since August [18], 2000;

       (iii) Third, by Transferring to a Person other than the Significant Shareholders the pro rata amount of any remaining Buy-Back Excess (based on the relative Total Ownership Percentages, after giving effect to (i) and
    (ii) above, of the Shareholder Group and the Pohlad Group immediately prior to the time when the Combined Maximum Ownership Percentage was exceeded);

        (iv) Fourth, notwithstanding the foregoing, the maximum number of Voting Securities that the Shareholder Group shall be required to Transfer pursuant to (ii) and (iii) above shall not exceed the amount that would be required to be Transferred if the Pohlad Group made its corresponding pro rata Transfers consistent with (ii) and (iii) above.

    (c) If at any time the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage, other than as a result of a reduction in the total number of Voting Securities (which situation shall be governed by paragraph (b) above) or as permitted pursuant to the terms of this Agreement, then the Shareholder shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (i) the record date for the next annual or special meeting of shareholders of the Company, (ii) the record date for the taking of any action of shareholders of the Company by written consent or (iii) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group such that the Significant Shareholders' Total Ownership Percentage is not greater than the Combined Maximum Ownership Percentage; PROVIDED that if the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage due to an acquisition by a member of the Pohlad Group of Voting Securities or the addition to the Pohlad Group of a new Affiliate that Beneficially Owns Voting Securities, the Shareholder shall promptly inform the Company of such fact but shall not be required to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group due to such event so long as the Shareholder Group is in compliance with the other provisions of this Agreement.

    (d) During the term of this Agreement, if the Company purchases shares of Common Stock from the public, whether by tender offer, open market purchase or otherwise (a "REPURCHASE"), the Company shall contemporaneously with the Repurchase offer to purchase from each of the Significant Shareholders, on the same terms and conditions, including price, as in the Repurchase, a percentage of those shares of Common Stock Beneficially Owned by each of the Significant Shareholders equal to the percentage of shares of Common Stock to be Repurchased from the Beneficial Owners of shares of Common Stock other than the Significant Shareholders (the "BUY-BACK OFFER"). The Company shall provide notice to the Shareholder of its intention to engage in a Repurchase and of the mechanism by which the Repurchase shall occur not less than thirty (30) days in advance of the date on which the

Repurchase is to be consummated, and the Shareholder shall provide notice to the Company within ten (10) days of receipt of such notice of whether the Shareholder Group intends to accept the Buy-Back Offer.

    Section 3.3. TOP-UP RIGHTS. During the term of this Agreement, if the Shareholder Group's Total Ownership Percentage is below the Maximum Ownership Percentage and the Significant Shareholders' Total Ownership Percentage is below the Combined Maximum Ownership Percentage, the Shareholder Group may at its option purchase Voting Securities from time to time in the open market or otherwise in an amount not in excess of the amount that would cause either
(x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or (y) the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage.

    Section 3.4. TRANSFER. Except for any requirements of the Securities Act applicable to such Transfer, each of the members of the Shareholder Group may Transfer any of the Voting Securities Beneficially Owned by such member of the Shareholder Group to any transferee which is not a Significant Transferee without restriction, and may effect such a Transfer to a Significant Transferee with the prior written consent of a majority of the Independent Directors; PROVIDED, HOWEVER, that each of such members of the Shareholder Group may Transfer any of such Voting Securities to any Significant Transferee without restriction (other than as contemplated in the last sentence of this Section 3.4) or obtaining such consent if, at the time of such Transfer, the Shareholder Group Beneficially Owns at least 20% of the outstanding voting securities of such Significant Transferee and no other Person Beneficially Owns a greater percentage of the outstanding voting securities of such Significant Transferee than the percentage owned by the Shareholder Group (a "PERMITTED SIGNIFICANT TRANSFEREE"). The Shareholder Group shall obtain the prior written consent of a majority of the Independent Directors to any Transfer by the Shareholder Group of any voting securities of a Permitted Significant Transferee if, at the time of such Transfer, such Permitted Significant Transferee has a Total Ownership Percentage of greater than 20% and such Transfer would result in
(x) the Shareholder Group Beneficially Owning less than 20% of the outstanding voting securities of such Permitted Significant Transferee or (y) any other Person Beneficially Owning a greater percentage of the outstanding voting securities of such Permitted Significant Transferee than the percentage Beneficially Owned by the Shareholder Group after giving effect to such Transfer. Notwithstanding the foregoing provisions of this Section 3.4, none of the restrictions of this Section 3.4 shall apply to (i) a Transfer by any member of the Shareholder Group of any of the Voting Securities in a public offering pursuant to which reasonable efforts are made to achieve a wide distribution of such Voting Securities, (ii) a liquidation of Dakota Holdings or other distribution of its assets to its members in proportion to their capital accounts or (iii) a Transfer of Voting Securities among members of the Shareholder Group, PROVIDED that any such transferee shall agree with the Company in writing prior to each such Transfer to be bound by the terms of this Agreement with respect to its Beneficial Ownership of Voting Securities.

    Section 3.5. CHARTER AND BY-LAWS. During the term of this Agreement the Company shall not, and the Shareholder Group shall not, and shall not facilitate any effort to, amend, alter or repeal, or propose the amendment, alteration or repeal of, any provision of the Charter or the By-Laws in any manner which is inconsistent with the terms of this Agreement. If at any time during the term of this Agreement the provisions of this Agreement shall conflict with the provisions of the Charter or the By-Laws, the parties shall use all reasonable efforts, consistent with their fiduciary responsibilities, to cause the provisions of the Charter and the By-Laws to be brought into conformity with the provisions of this Agreement.

    Section 3.6. RIGHTS AGREEMENT. During the term of this Agreement, the Company hereby agrees not to (i) amend any provision of the Rights Agreement in any manner which is inconsistent with the terms of this Agreement or the Merger Agreement and which adversely affects the rights of the Shareholder Group under the terms of this Agreement or (ii) adopt any new rights agreement which is inconsistent with the terms of this Agreement or the Merger Agreement and which adversely affects the rights of the Shareholder Group under the terms of this Agreement.

    Section 3.7.  SPECIAL MEETINGS REQUESTED BY THE SHAREHOLDER;
NOMINATIONS. In the event that during the term of this Agreement the Shareholder Group requests a special meeting of the stockholders of the Company in accordance with the By-Laws, or the Shareholder Group nominates an alternative slate of directors to the slate proposed by the Board at any annual meeting of stockholders of the Company in accordance with the By-Laws, the Company hereby agrees that the Company shall not, without the Shareholder's consent, from the date of receipt of such request for a special meeting or the date of receipt of such nomination, as the case may be, until the adjournment of the requested special meeting or the annual meeting, as the case may be,
(i) take any action effecting a material change in its capital structure,
(ii) declare or pay a dividend (other than any regular quarterly dividend),
(iii) materially increase the compensation of any executive officer or
(iv) take any material action not in the ordinary course of business; PROVIDED that this provision shall not restrict the ability of the Company to comply with commitments entered into prior to the date of such request.

    Section 3.8. NO AGREEMENTS. During the term of this Agreement, except as specifically contemplated in Section 3.9, no member of the Shareholder Group shall, directly or indirectly, enter into any agreement or commitment with any member of the Pohlad Group with respect to the holding, voting, acquisition or disposition of Voting Securities.

    Section 3.9.  DAKOTA HOLDINGS.  Notwithstanding the provisions of
Section 3.8, members of the Shareholder Group and members of the Pohlad Group may be parties to the Amended and Restated Limited Liability Company Agreement of Dakota Holdings, LLC, attached as Annex A to this Agreement (the "DAKOTA HOLDINGS AGREEMENT"), and hold interests in Dakota Holdings pursuant to the Dakota Holdings Agreement, PROVIDED that (i) the Dakota Holdings Agreement expressly provides that (x) the members of the Shareholder Group who are parties to the Dakota Holdings Agreement ultimately have sole power with respect to the
voting of [      ] of the Voting Securities owned by Dakota Holdings, and with respect to the voting of such Voting Securities members of the Pohlad Group shall have no power, influence or discretion, and (y) the members of the Pohlad Group who are parties to the Dakota Holdings Agreement have sole power with
respect to the voting of [      ] of the Voting Securities owned by Dakota
Holdings, and with respect to the voting of such Voting Securities members of the Shareholder Group shall have no power, influence or discretion which is not subject to the ultimate power of the Pohlad Group to direct the voting; and
(ii) Dakota Holdings shall not take any action to acquire, directly or indirectly, Beneficial Ownership of any additional Voting Securities (excluding any Voting Securities acquired pursuant to the transactions contemplated by the Merger Agreement (including any Contingent Payment Acquisitions) and excluding Voting Securities acquired through stock dividends on then-owned Voting Securities and excluding the acquisition of Voting Securities pursuant to the right of Dakota Holdings to acquire Common Stock with a value of $25 million from the PepsiCo Group, in connection with the Merger). So long as the proviso in the preceding sentence is complied with, for purposes of calculating the Shareholder Group's Total Ownership Percentage, those Voting Securities over which a member of the Pohlad Group has the sole powers described in clause (y) of clause (i) in the proviso in the preceding sentence shall not be considered Beneficially Owned by the Shareholder Group and a transfer of interests in Dakota Holdings from a member of the Pohlad Group to a member of the Shareholder Group shall be permitted with the consent of the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors), which consent shall not be unreasonably withheld.

                                   ARTICLE IV
                               BOARD COMPOSITION

    Section 4.1. BOARD COMPOSITION. As of the Effective Time (as defined in the Merger Agreement) of the Merger, the Board shall consist of the current directors of the Company and Robert Pohlad.

                                   ARTICLE V
                         EFFECTIVENESS AND TERMINATION

    Section 5.1. EFFECTIVENESS. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated pursuant to
Section 5.2 hereof.

    Section 5.2. TERMINATION. This Agreement shall terminate upon the earliest to occur of the following:

        (a) The Shareholder Group's Total Ownership Percentage falling below 15% at any time;

        (b) Subject to the provisions of Section 5.3, the consummation of a Permitted Acquisition pursuant to which the Shareholder Group becomes the Beneficial Owner of not less than that percentage of the Voting Power attributable to all Voting Securities of the Company equal to 75% less the Pohlad Group's Voting Power;

        (c) Two (2) years from the first date on which the following two conditions are met: (i) the Shareholder Group has become the Beneficial Owner of a percentage of the Voting Power attributable to all Voting Securities of the Company which is greater than (x) 55% less the Pohlad Group's Voting Power, but less than (y) 75% less the Pohlad Group's Voting Power, and (ii) the Shareholder Group has consummated a Shareholder Offer at a price which is not less than the Minimum Price pursuant to which at least 10% of the Voting Power attributable to Voting Securities not Beneficially Owned by the Significant Shareholders prior to such Shareholder Offer were acquired by the Shareholder Group; or

        (d) Mutual written agreement of the Company and the Shareholder at any time to terminate this Agreement, which termination shall occur at a time to be fixed in such mutual agreement.

    Section 5.3. AGREEMENTS FOLLOWING CERTAIN ACQUISITIONS. Following the consummation of a Permitted Acquisition pursuant to which the Shareholder Group becomes the Beneficial Owner of not less than that percentage of the Voting Power attributable to all Voting Securities of the Company equal to 75% less the Pohlad Group's Voting Power, the Company agrees that for a period of 90 days after such Permitted Acquisition it shall not, without the Shareholder's consent, take any action or enter into any agreement which (i) restricts the acquisition by the Shareholder Group of any Voting Securities, notwithstanding that such acquisition is not a Permitted Acquisition, (ii) restricts in any manner the transfer of any such Voting Securities by the Shareholder Group,
(iii) restricts any right of the Shareholder Group specifically preserved under
Section 3.1, (iv) otherwise restricts in any manner the ability of any member of the Shareholder Group to take any action with respect to Voting Securities, including, in the case of clauses (i) through (iv), amending the Rights Agreement to provide for any such restriction, (v) effects a material change in the capital structure, (vi) declares or pays a dividend (other than any regular quarterly dividend), (vii) materially increases the compensation of any executive officer or (viii) is a material action not in the ordinary course of business; PROVIDED that this provision shall not restrict the ability of the Company to comply with commitments entered into prior to the date of such Permitted Acquisition.

                                   ARTICLE VI
                                 MISCELLANEOUS

    Section 6.1. INJUNCTIVE RELIEF. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

    Section 6.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and by the Shareholder and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person.

    Section 6.3. AMENDMENTS; WAIVER. (a) This Agreement may be amended only by an agreement in writing executed by the parties hereto. Any approval of an amendment of this Agreement upon the part of the Company shall require the approval of a majority of the Independent Directors at a duly convened meeting thereof.

    (b) Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any waiver of any benefit or right provided to the Company under this Agreement shall require the approval of a majority of the Board and a majority of the Independent Directors at a duly convened meeting thereof.

    Section 6.4. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

    If to the Shareholder:

       PepsiCo, Inc.
       700 Anderson Hill Road
       Purchase, NY 10577
       Attention: General Counsel
       Fax: (914) 253-3667
    with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019
       Attention: Robert Townsend
       Fax: (212) 765-1047

    If to the Company:

       Whitman Corporation
       3501 Algonquin Road
       Rolling Meadows, Illinois 60008
       Attention: General Counsel
       Fax: (847) 818-5047

    with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, NY 10019
       Attention: Seth A. Kaplan
       Fax: (212) 403-2223

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

    Section 6.5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of law.

    Section 6.6. HEADINGS. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

    Section 6.7. INTEGRATION. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

    Section 6.8. SEVERABILITY. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

    Section 6.9. CONSENT TO JURISDICTION. In connection with any suit, claim, action or proceeding arising out of this Agreement, the Shareholder and the Company each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in the State of Delaware; the Shareholder and the Company each agree that service in the manner set forth in

Section 6.4 hereof shall be valid and sufficient for all purposes; and the Shareholder and the Company each agree to, and irrevocably waive any objection based on forum non conveniens or venue not to, appear in any United States federal court or state court located in the State of Delaware.

    Section 6.10. COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Company and the Shareholder have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

                                                       WHITMAN CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       PEPSICO, INC. (on behalf of itself and all
                                                       members of the Shareholder Group)

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                                         ANNEX H

--------------------------------------------------------------------------------

                             SHAREHOLDER AGREEMENT

                                 By and Between

                              WHITMAN CORPORATION,
                            A DELAWARE CORPORATION,

                               POHLAD COMPANIES,
                            A MINNESOTA CORPORATION

                             DAKOTA HOLDINGS, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                      and

                                 ROBERT POHLAD

                        Dated as of [            ], 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
                                          ARTICLE I
                                     CERTAIN DEFINITIONS

Section 1.1.            Certain Definitions.........................................         1

                                          ARTICLE II
                                REPRESENTATIONS AND WARRANTIES

Section 2.1.            Representations and Warranties of the Company...............         5
Section 2.2.            Representations and Warranties of the Shareholder...........         5

                                         ARTICLE III
                               SHAREHOLDER AND COMPANY CONDUCT

Section 3.1.            Acquisition of Voting Securities............................         5
Section 3.2.            Required Reduction of Ownership Percentage..................         6
Section 3.3.            Top-Up Rights...............................................         7
Section 3.4.            Charter and By-Laws.........................................         7
Section 3.5.            Rights Agreement............................................         8
Section 3.6.            No Agreements...............................................         8
Section 3.7.            Dakota Holdings.............................................         8
                        Special Meetings Requested by the Shareholder;
Section 3.8.              Nominations...............................................         8
Section 3.9.            Options.....................................................         9

                                          ARTICLE IV
                              BOARD COMPOSITION; CHIEF EXECUTIVE

Section 4.1.            Board Composition; Chief Executive..........................         9

                                          ARTICLE V
                                EFFECTIVENESS AND TERMINATION

Section 5.1.            Effectiveness...............................................         9
Section 5.2.            Termination.................................................         9

                                          ARTICLE VI
                                        MISCELLANEOUS

Section 6.1.            Injunctive Relief...........................................         9
Section 6.2.            Successors and Assigns......................................         9
Section 6.3.            Amendments; Waiver..........................................        10
Section 6.4.            Notices.....................................................        10
Section 6.5.            Applicable Law..............................................        11
Section 6.6.            Headings....................................................        11
Section 6.7.            Integration.................................................        11
Section 6.8.            Severability................................................        11
Section 6.9.            Consent to Jurisdiction.....................................        11
Section 6.10.           Counterparts................................................        11

    SHAREHOLDER AGREEMENT, dated as of [            ], 2000 (this "AGREEMENT"),
by and between Whitman Corporation, a Delaware corporation (the "COMPANY"), Pohlad Companies, a Minnesota corporation, Dakota Holdings, LLC, a Delaware limited liability company ("DAKOTA HOLDINGS") and Robert Pohlad.

                              W I T N E S S E T H:

    WHEREAS, the Company, Anchor Merger Sub, Inc., a Delaware corporation ("MERGER SUB"), and PepsiAmericas, Inc., a Delaware corporation ("PAS"), have entered into an Agreement and Plan of Merger, dated as of August 18, 2000 (the "MERGER AGREEMENT"), pursuant to which, among other things, PAS will be merged with and into Merger Sub, with Merger Sub as the surviving corporation, and in connection therewith, certain outstanding shares of common stock of PAS will be converted into shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company (the "MERGER");

    WHEREAS, the execution of this Agreement upon the consummation of the Merger (the "CLOSING") is a covenant of the Company and PAS in the Merger Agreement and a condition to the Company's obligations to close the transactions contemplated by the Merger Agreement;

    WHEREAS, Dakota Holdings is a shareholder of PAS and will be receiving Common Stock in the Merger;

    WHEREAS, Pohlad Companies is the managing member of PAS; and

    WHEREAS, in light of the transactions contemplated by the Merger Agreement, the Company and the Shareholders (as defined herein) desire to set forth in this Agreement certain terms and conditions concerning the acquisition and disposition of Voting Securities (as defined herein) of the Company by the Shareholder Group (as defined herein), and related provisions concerning the Shareholder Group's relationship with and investment in the Company immediately following the Closing.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

    Section 1.1. CERTAIN DEFINITIONS. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

    "AFFILIATE" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person. For the purposes of this definition, "control," when used with respect to any particular person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "AFFILIATED TRANSACTION COMMITTEE" shall mean the Affiliated Transaction Committee of the Board.

    "AGREEMENT" shall have the meaning assigned to such term in the preamble.

    "BENEFICIAL OWNER" (and, with correlative meanings, "BENEFICIALLY OWN" and "BENEFICIAL OWNERSHIP") of any interest means a Person who, together with his or its Affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act, or who, together with his or its Affiliates, has the right to become such a beneficial owner of such interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any warrant, right or other instrument, or otherwise; PROVIDED that a Person shall not be deemed the Beneficial Owner of Voting Securities solely as a result of having been granted a revocable proxy relating to such Voting Securities in connection with any one special or annual meeting of shareholders of the Company (including any postponements or adjournments thereof), nor shall the procurement of such a proxy be deemed to give the proxy holder "control" over any Person as to which such proxy holder does not otherwise have control; and PROVIDED, FURTHER, that this definition shall be subject to the last sentence of
Section 3.7.

    "BOARD" shall mean the Board of Directors of the Company in office at the applicable time, as elected in accordance with the By-Laws.

    "BUY-BACK EXCESS" shall have the meaning set forth in Section 3.2 of this Agreement.

    "BUY-BACK OFFER" shall have the meaning set forth in Section 3.2 of this Agreement.

    "BY-LAWS" shall mean the by-laws of the Company, as in effect immediately following consummation of the Merger (including amendments pursuant to the Merger Agreement), as they may be amended from time to time.

    "CHARTER" shall mean the Certificate of Incorporation of the Company, as in effect immediately following consummation of the Merger, as it may be amended from time to time.

    "CLOSING" shall have the meaning assigned in the second recital of this Agreement.

    "COMBINED MAXIMUM OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, a Total Ownership Percentage of 49.9%; PROVIDED that in the event of a Permitted Acquisition (other than a Contingent Payment Acquisition) which results in the Significant Shareholders' Total Ownership Percentage exceeding 49.9%, so long as the Significant Shareholders' Total Ownership Percentage exceeds 49.9% due to such Permitted Acquisition, the Combined Maximum Ownership Percentage shall become the Significant Shareholders' Total Ownership Percentage giving effect to such Permitted Acquisition.

    "COMMISSION" shall mean the United States Securities and Exchange
Commission.

    "COMMON STOCK" shall have the meaning assigned in the first recital of this Agreement.

    "COMPANY" shall have the meaning assigned in the preamble.

    "CONTINGENT PAYMENT ACQUISITION" shall mean any acquisition of Voting Securities pursuant to any Contingent Payment (as defined in the Merger Agreement).

    "DAKOTA HOLDINGS AGREEMENT" shall have the meaning set forth in Section 3.7 of this Agreement.

    "DIRECTOR" shall mean any member of the Board of Directors of the Company in office at the applicable time, as elected in accordance with the provisions of the By-Laws.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAMILY" shall mean, with respect to any natural person, (i) any child, stepchild, parent, stepparent, spouse or sibling, and (ii) any grandchild, grandparent, uncle, aunt, first cousin, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law who Beneficially Owns greater than 1% of the Voting Power or who has entered into an agreement or commitment with said natural person with respect to the Voting Securities, and shall in each case include adoptive relationships.

    "INDEPENDENT DIRECTOR" shall mean any person who is both (i) independent of and otherwise unaffiliated with any member of the Shareholder Group or the PepsiCo Group, and who is not a director, officer, employee, consultant or advisor (financial, legal or other) of any member of the Shareholder Group or the PepsiCo Group and has not served in any such capacity in the previous two

(2) years and (ii) not an officer or employee, consultant or advisor (financial, legal or other) of the Company and has not served in any such capacity in the previous two (2) years.

    "MAXIMUM OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point
in time, a Total Ownership Percentage of   % [(the "Shareholder Group's Closing
Ownership Percentage", which shall mean the Shareholder Group's Total Ownership Percentage calculated as of Closing on a fully diluted basis assuming conversion of all options (including, but not limited to options to acquire shares of PAS stock Beneficially Owned by members of the Shareholder Group) and purchases to be made at Closing (including the right of Dakota Holdings to purchase Subscription Shares pursuant to Section 4.7 of the Merger Agreement and the right of Dakota Holdings to acquire Common Stock with a value of $25 million from the PepsiCo Group)]; PROVIDED that in the event of a Permitted Acquisition (including any Contingent Payment Acquisition) which results in the Shareholder
Group's Total Ownership Percentage exceeding   % [the Shareholder Group's
Closing Ownership Percentage], so long as the Shareholder Group's Total
Ownership Percentage exceeds   % [Shareholder Group's Closing Ownership
Percentage] due to such Permitted Acquisition, the Maximum Ownership Percentage shall become the Shareholder Group's Total Ownership Percentage giving effect to such Permitted Acquisition.

    "MERGER" shall have the meaning set forth in the first recital of this Agreement.

    "MERGER AGREEMENT" shall have the meaning set forth in the first recital of this Agreement.

    "NYSE" shall mean the New York Stock Exchange, Inc.

    "PEPSICO" shall mean PepsiCo, Inc., a North Carolina corporation.

    "PEPSICO AFFILIATE" shall mean any Affiliate of PepsiCo (other than the Company or its subsidiaries).

    "PEPSICO GROUP" shall mean PepsiCo, any PepsiCo Affiliate, any Permitted Significant Transferee (as defined in the PepsiCo Shareholder Agreement) and any Person with whom PepsiCo, any PepsiCo Affiliate or any Permitted Significant Transferee is part of a 13D Group, but shall exclude any member of the Pohlad Group.

    "PEPSICO SHAREHOLDER AGREEMENT" shall mean the Amended and Restated
Shareholder Agreement, dated as of [      ], 2000, by and between the Company
and PepsiCo.

    "PERMITTED ACQUISITION" shall mean the acquisition of Voting Securities pursuant to (1) a transaction or series of transactions that would not result, individually or in the aggregate, in any member of the Shareholder Group, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquiring, proposing to acquire, or publicly announcing or otherwise disclosing an intention to propose to acquire, or offering or agreeing to acquire, by purchase or otherwise, Beneficial Ownership of any Security so as to cause either (x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or (y) the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage, (2) the acquisition of Voting Securities pursuant to any Contingent Payment Acquisition or pursuant to any transaction contemplated by the Merger Agreement, (3) the acquisition of Voting Securities pursuant to the right of Dakota Holdings to acquire Common Stock with a value of $25 million from the PepsiCo Group, in connection with the Merger; (4) a transaction (including the grant of any options to purchase Common Stock granted to any member of the Shareholder Group) approved by the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors), or (5) any acquisition of Voting Securities by the PepsiCo Group permitted under the PepsiCo Shareholder Agreement.

    "PERSON" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

    "REPURCHASE" shall have the meaning set forth in Section 3.2 of this Agreement.

    "RIGHTS AGREEMENT" shall mean the Shareholder Rights Agreement, dated as of May 20, 1999, as amended.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

    "SHAREHOLDERS" shall mean, collectively Pohlad Companies, Dakota Holdings and Robert Pohlad, PROVIDED that Pohlad Companies shall only be deemed a Shareholder under this Agreement so long as Pohlad Companies is a member of the Shareholder Group.

    "SHAREHOLDER GROUP" shall mean Robert Pohlad, any Affilate of Robert Pohlad (other than the Company or its subsidiaries), any member of Robert Pohlad's Family, and any Person with whom Robert Pohlad, any Affiliate of Robert Pohlad or any member of Robert Pohlad's Family is part of a 13D Group.

    "SIGNIFICANT SHAREHOLDERS" shall mean, collectively, the Shareholder Group and the PepsiCo Group.

    "13D GROUP" shall mean any group of Persons acquiring, holding, voting or disposing of any Voting Security which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on
Schedule 13D with the Commission as a "person" within the meaning of
Section 13(d)(3) of the Exchange Act; PROVIDED that a Person shall not be deemed to be part of a 13D Group with another Person solely as a result of having been granted a revocable proxy relating to such Person's Voting Securities in connection with any one special or annual meeting of shareholders of the Company (including any postponements or adjournments thereof); PROVIDED, FURTHER, that the members of the Shareholder Group shall not be deemed to be part of a 13D Group with any member of the PepsiCo Group solely due to ownership of interests in Dakota Holdings so long as all members of the Shareholder Group are in compliance with the proviso in the first sentence of Section 3.7.

    "TOTAL OWNERSHIP PERCENTAGE" shall mean, calculated at a particular point in time, the Voting Power represented by the Voting Securities Beneficially Owned by the Person (or Persons) whose Total Ownership Percentage is being determined.

    "TOTAL VOTING POWER" shall mean, calculated at a particular point in time, the aggregate Votes represented by all then outstanding Voting Securities.

    "TRADING DAY", with respect to a Voting Security, shall mean a day on which the principal national securities exchange on which such Voting Security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated to close.

    "TRANSFER" shall mean any sale, transfer, pledge, encumbrance or other disposition to any Person, and to "TRANSFER" shall mean to sell, transfer, pledge, encumber or otherwise dispose of to any Person.

    "VOTES" shall mean votes entitled to be cast generally in the election of Directors, assuming the conversion of any securities then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

    "VOTING POWER" shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to
(b) Total Voting Power.

    "VOTING SECURITIES" shall mean the Common Stock and shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors and any securities then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of Directors.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

    Section 2.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Shareholders as of the date hereof as follows:

        (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

        (b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) This Agreement has been duly executed and delivered by the Company and assuming due authorization and valid execution and delivery by each of the Shareholders, this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

    Section 2.2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders and Dakota Holdings represents and warrants to the Company as of the date hereof as follows:

        (a) Each of Pohlad Companies and Dakota Holdings has been duly organized and is validly existing and in good standing under the laws of its state of organization and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

        (b) This Agreement has been duly and validly authorized by each of Pohlad Companies and Dakota Holdings and all necessary and appropriate action has been taken by each of Pohlad Companies and Dakota Holdings to execute and deliver this Agreement and to perform its obligations hereunder.

        (c) This Agreement has been duly executed and delivered by each of Pohlad Companies, Dakota Holdings and Robert Pohlad and assuming due authorization and valid execution and delivery by the Company, this Agreement is a valid and binding obligation of each of Pohlad Companies, Dakota Holdings and Robert Pohlad, enforceable against each of Pohlad Companies, Dakota Holdings and Robert Pohlad in accordance with its terms.

                                    ARTICLE III
                          SHAREHOLDER AND COMPANY CONDUCT

    Section 3.1. ACQUISITION OF VOTING SECURITIES. Subject to the provisions of this Agreement, during the term of this Agreement, the Shareholders agree with the Company that, without the prior approval of the Affiliated Transaction Committee, the Shareholders will not, and will cause each member of the Shareholder Group not to, take any of the following actions:

        (a) singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, acquire, propose to acquire, or publicly announce or otherwise disclose an intention to propose to acquire, or offer or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Voting Security so as to cause either (x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or
    (y) to the best of the Shareholder's knowledge, the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage, other than pursuant to a Permitted Acquisition;

        (b) form, join or in any way participate in a 13D Group with respect to any Voting Securities of the Company or any securities of its subsidiaries if such 13D Group's Total Ownership Percentage would exceed the Maximum Ownership Percentage;

        (c) initiate (including by means of publicly proposing or announcing or otherwise disclosing an intention to propose, solicit, offer, seek to effect or negotiate) a merger, acquisition or other business combination transaction relating to the Company (other than a merger, acquisition or business combination of a third party (not a member of the Shareholder Group) with the Company) which would not be, if consummated, a Permitted Acquisition.

    The Shareholder Group shall not be prohibited by the terms of this Agreement from taking any action or exercising any right which is not inconsistent with the terms of this Agreement, including soliciting or obtaining the revocable proxy of any other shareholder of the Company with respect to the election of directors or any other matter, seeking the election of new directors, calling special meetings of shareholders of the Company, making shareholder proposals, engaging in discussions with the Board or the management of the Company or otherwise voting its Voting Securities in any manner in which any member of the Shareholder Group shall determine in its sole discretion. In addition, this section shall not be deemed to restrict Directors affiliated with the Shareholders from participating as officers or Board members in the direction of the Company.

    Section 3.2. REQUIRED REDUCTION OF OWNERSHIP PERCENTAGE. (a) If at any time the Shareholders become aware that the Shareholder Group's Total Ownership Percentage exceeds the Maximum Ownership Percentage, other than as permitted pursuant to the terms of this Agreement, then the Shareholders shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (i) the record date for the next annual or special meeting of shareholders of the Company, (ii) the record date for the taking of any action of shareholders of the Company by written consent or (iii) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group such that the Shareholder Group's Total Ownership Percentage is not greater than the Maximum Ownership Percentage.

    (b) If at any time the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage as a result of a reduction in the number of Voting Securities outstanding (including, without limitation, as a result of a purchase of Common Stock by the Company) (such excess, the "BUY-BACK EXCESS"), then the Shareholder shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (x) the record date for the next annual or special meeting of shareholders of the Company, (y) the record date for the taking of any action of shareholders of the Company by written consent or (z) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group by the amount of such Buy-Back Excess in the following manner and order:

        (i) First, for purposes of clauses (ii) and (iii) below, the Buy-Back Excess shall be reduced by the amount, if any, of Voting Securities received by the PepsiCo Group as an Aggregate Contingent Payment (as defined in the Merger Agreement), to the extent such Aggregate Contingent Payment has not been previously used to reduce the Buy-Back Excess pursuant to this Section;

        (ii) Second, by Transferring to a Person other than the Significant Shareholders the pro rata amount (based on the relative amounts of Voting Securities purchased by each of the Shareholder Group and the PepsiCo Group since August [18], 2000) of Voting Securities, if any, purchased by the Shareholder Group since August [18], 2000;

       (iii) Third, by Transferring to a Person other than the Significant Shareholders the pro rata amount of any remaining Buy-Back Excess (based on the relative Total Ownership Percentages, after giving effect to (i) and
    (ii) above, of the Shareholder Group and the PepsiCo Group immediately prior to the time when the Combined Maximum Ownership Percentage was exceeded);

        (iv) Fourth, notwithstanding the foregoing, the maximum number of Voting Securities that the Shareholder Group shall be required to Transfer pursuant to (ii) and (iii) above shall not exceed the amount that would be required to be Transferred if the PepsiCo Group made its corresponding pro rata Transfers consistent with (ii) and (iii) above.

    (c) If at any time the Shareholders become aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage, other than as a result of a reduction in the total number of Voting Securities (which situation shall be governed by paragraph (b) above) or as permitted pursuant to the terms of this Agreement, then the Shareholders shall, or shall cause the Shareholder Group to, consistent with the provisions of this Agreement, promptly (in any event, prior to the earliest to occur of (i) the record date for the next annual or special meeting of shareholders of the Company, (ii) the record date for the taking of any action of shareholders of the Company by written consent or (iii) the purchase of any additional Voting Securities by any member of the Shareholder Group) take all action necessary to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group such that the Significant Shareholders' Total Ownership Percentage is not greater than the Combined Maximum Ownership Percentage; provided that if the Shareholder becomes aware that the Significant Shareholders' Total Ownership Percentage exceeds the Combined Maximum Ownership Percentage due to an acquisition by a member of the PepsiCo Group of Voting Securities or the addition to the PepsiCo Group of a new Affiliate that Beneficially Owns Voting Securities, the Shareholder shall promptly inform the Company of such fact but shall not be required to reduce the amount of Voting Securities Beneficially Owned by the Shareholder Group due to such event so long as the Shareholder Group is in compliance with the other provisions of this Agreement.

    (d) During the term of this Agreement, if the Company purchases shares of Common Stock from the public, whether by tender offer, open market purchase or otherwise (a "REPURCHASE"), the Company shall contemporaneously with the Repurchase offer to purchase from the Shareholder Group, on the same terms and conditions, including price, as in the Repurchase, a percentage of those shares of Common Stock Beneficially Owned by the Shareholder Group equal to the percentage of shares of Common Stock to be Repurchased from the Beneficial Owners of shares of Common Stock other than the Shareholder Group (the "BUY-BACK OFFER"). The Company shall provide notice to the Shareholders of its intention to engage in a Repurchase and of the mechanism by which the Repurchase shall occur not less than thirty (30) days in advance of the date on which the Repurchase is to be consummated, and the Shareholders shall provide notice to the Company within ten (10) days of receipt of such notice of whether the Shareholder Group intends to accept the Buy-Back Offer.

    Section 3.3. TOP-UP RIGHTS. During the term of this Agreement, if the Shareholder Group's Total Ownership Percentage is below the Maximum Ownership Percentage and the Significant Shareholders' Total Ownership Percentage is below the Combined Maximum Ownership Percentage, the Shareholder Group may at its option purchase Voting Securities from time to time in the open market or otherwise in an amount not in excess of the amount that would cause either
(x) the Shareholder Group's Total Ownership Percentage to exceed the Maximum Ownership Percentage or (y) the Significant Shareholders' Total Ownership Percentage to exceed the Combined Maximum Ownership Percentage.

    Section 3.4. CHARTER AND BY-LAWS. During the term of this Agreement the Company shall not, and the Shareholder Group shall not, and shall not facilitate any effort to, amend, alter or repeal, or propose the amendment, alteration or repeal of, any provision of the Charter or the By-Laws in any manner which is inconsistent with the terms of this Agreement. If at any time during the term of this Agreement the provisions of this Agreement shall conflict with the provisions of the Charter or the By-Laws, the parties shall use all reasonable efforts, consistent with their fiduciary responsibilities, to cause the provisions of the Charter and the By-Laws to be brought into conformity with the provisions of this Agreement.

    Section 3.5. RIGHTS AGREEMENT. During the term of this Agreement, the Company hereby agrees not to (i) amend any provision of the Rights Agreement in any manner which is inconsistent with the terms of this Agreement or the Merger Agreement and which adversely affects the rights of the Shareholder Group under the terms of this Agreement or (ii) adopt any new rights agreement which is inconsistent with the terms of this Agreement or the Merger Agreement and which adversely affects the rights of the Shareholder Group under the terms of this Agreement.

    Section 3.6. NO AGREEMENTS. During the term of this Agreement, except as specifically contemplated in Section 3.7, no member of the Shareholder Group shall, directly or indirectly, enter into any agreement or other understanding with any member of the PepsiCo Group with respect to the holding, voting, acquisition or disposition of Voting Securities.

    Section 3.7.  DAKOTA HOLDINGS.  Notwithstanding the provisions of
Section 3.6, members of the Shareholder Group (whether existing or newly formed) and members of the PepsiCo Group may be parties to the Amended and Restated Limited Liability Company Agreement of Dakota Holdings, attached as Annex A to this Agreement (the "DAKOTA HOLDINGS AGREEMENT"), and to hold interests in Dakota Holdings pursuant to the Dakota Holdings Agreement, PROVIDED that
(i) the Dakota Holdings Agreement expressly provides that (x) the members of the Shareholder Group who are parties to the Dakota Holdings Agreement have sole
power with respect to the voting of [      ] of the Voting Securities owned by
Dakota Holdings and with respect to the voting of such Voting Securities members of the PepsiCo Group shall have no power, influence or discretion, and (y) the members of the PepsiCo Group who are parties to the Dakota Holdings Agreement
ultimately have sole power with respect to the voting of [      ] of the Voting
Securities owned by Dakota Holdings and with respect to the voting of such Voting Securities members of the Shareholder Group shall have no power, influence or discretion which is not subject to the ultimate power of the PepsiCo Group to direct the voting; and (ii) Dakota Holdings shall not take any action to acquire, directly or indirectly, Beneficial Ownership of any additional Voting Securities (excluding any Voting Securities acquired pursuant to transactions contemplated by the Merger Agreement (including any Contingent Payment Acquisitions) and excluding Voting Securities acquired through stock dividends on then-owned Voting Securities and excluding the acquisition of Voting Securities pursuant to the right of Dakota Holdings to acquire Common Stock with a value of $25 million from the PepsiCo Group, in connection with the Merger). So long as the proviso in the preceding sentence is complied with, for purposes of calculating the Shareholder Group's Total Ownership Percentage, those Voting Securities over which a member of the PepsiCo Group has the sole powers described in clause (y) of clause (i) in the proviso in the preceding sentence shall not be considered Beneficially Owned by the Shareholder Group and a transfer of interests in Dakota Holdings from a member of the Shareholder Group to a member of the PepsiCo Group shall be permitted with the consent of the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors), which consent shall not be unreasonably withheld.

    Section 3.8.  SPECIAL MEETINGS REQUESTED BY THE SHAREHOLDER;
NOMINATIONS. In the event that during the term of this Agreement the Shareholder Group requests a special meeting of the stockholders of the Company in accordance with the By-Laws, or the Shareholder Group nominates an alternative slate of directors to the slate proposed by the Board at any annual meeting of stockholders of the Company in accordance with the By-Laws, the Company hereby agrees that the Company shall not, without the Shareholders' consent, from the date of receipt of such request for a special meeting or the date of receipt of such nomination, as the case may be, until the adjournment of the requested special meeting or the annual meeting, as the case may be, (i) take any action effecting a material change in its capital structure, (ii) declare or pay a dividend (other than any regular quarterly dividend), (iii) materially increase the compensation of any executive officer or (iv) take any material action not in the ordinary course of business; PROVIDED that this provision shall not restrict the ability of the Company to comply with commitments entered into prior to the date of such request.

    Section 3.9. OPTIONS. The Company shall not grant to any member of the Shareholder Group any options to purchase Common Stock unless such grant is approved by the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors).

                                   ARTICLE IV
                       BOARD COMPOSITION; CHIEF EXECUTIVE

    Section 4.1. BOARD COMPOSITION; CHIEF EXECUTIVE. (a) As of the Effective Time (as defined in the Merger Agreement) of the Merger, the Board shall consist of the current directors of the Company and Robert Pohlad.

    (b) Immediately following the Effective Time, Robert Pohlad shall be elected Chief Executive Officer of the Company by the Board.

                                   ARTICLE V
                         EFFECTIVENESS AND TERMINATION

    Section 5.1. EFFECTIVENESS. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated pursuant to
Section 5.2 hereof.

    Section 5.2. TERMINATION. This Agreement shall terminate upon written agreement of the Company (which shall require the approval of the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors)) and the Shareholders at any time to terminate this Agreement, which termination shall occur at a time to be fixed in such mutual agreement.

                                   ARTICLE VI
                                 MISCELLANEOUS

    Section 6.1. INJUNCTIVE RELIEF. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him or it, without the necessity of posting bond or other security against him or it, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

    Section 6.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and by the Shareholders and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person.

    Section 6.3. AMENDMENTS; WAIVER. (a) This Agreement may be amended only by an agreement in writing executed by the parties hereto. Any approval of an amendment of this Agreement upon the part of the Company shall require the approval of the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors) at a duly convened meeting thereof.

    (b) Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Any waiver of any benefit or right provided to the Company under this Agreement shall require the approval of a majority of the Board and approval of the Affiliated Transaction Committee (or, if such Committee shall not be in existence, by a committee of the Board composed entirely of Independent Directors) at a duly convened meeting thereof.

    Section 6.4. NOTICES. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission if promptly confirmed by one of the foregoing means, as follows:

    If to the Shareholders:

       Pohlad Companies
       Suite 3800
       60 South 6th Street
       Minneapolis, MN 55402
       Attention: Robert C. Pohlad
       Fax: (612) 661-3825

    with a copy to:

       Briggs & Morgan, P.A.
       2400 IDS Center
       Minneapolis, MN 55402
       Attention: Brian D. Wenger
       Fax: (612) 334-8650

    If to the Company:

       Whitman Corporation
       3501 Algonquin Road
       Rolling Meadows, Illinois 60008
       Attention: General Counsel
       Fax: (847) 818-5029
    with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, NY 10019
       Attention: Seth A. Kaplan
       Fax: (212) 403-2000

or to such other address or facsimile number as either party may, from time to time, designate in a written notice given in a like manner.

    Section 6.5. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of law.

    Section 6.6. HEADINGS. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

    Section 6.7. INTEGRATION. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

    Section 6.8. SEVERABILITY. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

    Section 6.9. CONSENT TO JURISDICTION. In connection with any suit, claim, action or proceeding arising out of this Agreement, the Shareholder and the Company each hereby consent to the in personam jurisdiction of the United States federal courts and state courts located in the State of Delaware; the Shareholders and the Company each agree that service in the manner set forth in
Section 6.4 hereof shall be valid and sufficient for all purposes; and the Shareholders and the Company each agree to, and irrevocably waive any objection based on forum non conveniens or venue not to, appear in any United States federal court or state court located in the State of Delaware.

    Section 6.10. COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Company and the Shareholders have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

                                                       WHITMAN CORPORATION

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       POHLAD COMPANIES

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       DAKOTA HOLDINGS, LLC

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       ROBERT POHLAD (on behalf of all members of the
                                                       Shareholder Group other than Pohlad Companies
                                                       and Dakota Holdings)

                                                       ---------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article V of the Registrant's bylaws provides for indemnification of any director, officer, employee or agent of the Registrant, or any person serving in the same capacity in any other enterprise at the request of the Registrant, under certain circumstances. Article NINTH of the Registrant's Certificate of Incorporation eliminates the liability of directors of the Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its shareholders.

    Directors and officers of the Registrant are insured, at the expense of the Registrant, against certain liabilities which might arise out of their employment and which might not be subject to indemnification under the bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.


       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
         2.1            Agreement and Plan of Merger, dated as of August 18, 2000, among Whitman Corporation, Anchor Merger Sub, Inc. and
                        PepsiAmericas Inc., attached as Annex A to the joint proxy statement/prospectus which is part of this registration
                        statement.

         4.1            Certificate of Incorporation of Whitman Corporation, as
                        amended and restated on May 20, 1999, is hereby incorporated by reference to Exhibit 3a to Whitman's Quarterly Report on
                        Form 10-Q for the quarterly period ended July 3, 1999
                        (commission file number 1-15019).

         4.2 Bylaws of Whitman Corporation, as amended and restated on May 20, 1999, are hereby incorporated by reference to
                        Exhibit 3b to Whitman Corporation's Quarterly Report on
                        Form 10-Q for the quarterly period ended July 3, 1999
                        (commission file number 1-15019).

         4.3            Rights Agreement, dated as of May 20, 1999, between Whitman
                        Corporation and First Chicago Trust Company of New York
                        ("Rights Agreement"), is hereby incorporated by reference to
                        Exhibit 4 to the Registration Statement on Form 8-A filed by
                        Whitman Corporation with the Commission on May 25, 1999
                        (commission file number 1-15019).

         4.4*           Amendment to Rights Agreement, dated as of August 18, 2000.

         5.1 Opinion of Steven R. Andrews, Esq., as to the legality of the securities being registered.

         8.1            Opinion of Sidley & Austin regarding certain U.S. income tax aspects of the merger.

         8.2            Opinion of Briggs and Morgan, P.A. regarding certain U.S.
                        income tax aspects of the merger.

        10.1            Voting Agreement, dated as of August 18, 2000, between
                        PepsiCo and PepsiAmericas, is hereby incorporated by reference to Exhibit 99.2 to Whitman Corporation's Current
                        Report on Form 8-K filed with the Commission on August 23,
                        2000.

        10.2            Voting Agreement, dated as of August 18, 2000 between Dakota
                        Holdings and Whitman Corporation, is hereby incorporated by reference to Exhibit 99.1 to Whitman Corporation's Current
                        Report on Form 8-K filed with the Commission on August 23,
                        2000.

        23.1            Consent of Steven R. Andrews, Esq. (included in Exhibit 5.1 hereto).

        23.2            Consent of KPMG LLP.

        23.3            Consent of Arthur Andersen LLP.

        23.4            Consent of Sidley & Austin (included in Exhibit 8.1 hereto).

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        23.5            Consent of Briggs and Morgan, P.A. (included in Exhibit 8.2 hereto).

        24.1*           Power of Attorney of directors of Whitman Corporation.

        99.1            Opinion of Credit Suisse First Boston Corporation, attached as Annex B to the joint proxy statement/prospectus which is part of this registration statement.

        99.2            Opinion of Salomon Smith Barney Inc., attached as Annex C to the joint proxy statement/ prospectus which is part of this registration statement.

        99.3            Opinion of Chase Securities Inc., attached as Annex D to the joint proxy statement/prospectus which is a part of this
                        registration statement.

        99.4*           Consent of Credit Suisse First Boston Corporation.

        99.5*           Consent of Salomon Smith Barney.

        99.6            Consent of Chase Securities Inc.

        99.7            Form of Proxy for Special Meeting of Shareholders of Whitman
                        Corporation.

        99.8            Form of Proxy for Special Meeting of Shareholders of
                        PepsiAmericas, Inc.

        99.9* Consent of Robert C. Pohlad to be named a director of Whitman Corporation.

        99.10           PepsiAmericas Merger Consideration Election Form

        99.11           Instructions for Completing the Form of Election


------------------------


*   Previouly filed.


    (b) Financial Statement Schedules.

    None.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder, through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The undersigned Registrant hereby undertakes that every prospectus:
(i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

    (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on October 26, 2000.


                                                       WHITMAN CORPORATION

                                                       By:            /s/ BRUCE S. CHELBERG
                                                            -----------------------------------------
                                                                        Bruce S. Chelberg
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
            /s/ BRUCE S. CHELBERG              Chairman of the Board and Chief
    ------------------------------------       Executive Officer and Director       October 26, 2000
              Bruce S. Chelberg                (principal executive officer)

             /s/ MARTIN M. ELLEN               Senior Vice President and Chief
    ------------------------------------       Financial Officer (principal         October 26, 2000
               Martin M. Ellen                 financial and accounting officer)

                      *
    ------------------------------------       Director                             October 26, 2000
               Herbert M. Baum

                      *
    ------------------------------------       Director                             October 26, 2000
              Richard G. Cline

                      *
    ------------------------------------       Director                             October 26, 2000
              Pierre S. du Pont

                      *
    ------------------------------------       Director                             October 26, 2000
               Archie R. Dykes

                      *
    ------------------------------------       Director                             October 26, 2000
             Charles W. Gaillard

                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
                      *
    ------------------------------------       Director                             October 26, 2000
            Jarobin Gilbert, Jr.

                      *
    ------------------------------------       Director                             October 26, 2000
             Victoria B. Jackson

                      *
    ------------------------------------       Director                             October 26, 2000
            Robert F. Sharpe, Jr.

                      *
    ------------------------------------       Director                             October 26, 2000
           Karl M. von der Heyden


*By:               /s/ MARTIN M. ELLEN
             -------------------------------
                     Martin M. Ellen
                    ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
         2.1            Agreement and Plan of Merger, dated as of August 18, 2000, among Whitman Corporation, Anchor Merger Sub, Inc. and
                        PepsiAmericas Inc., attached as Annex A to the joint proxy statement/prospectus which is part of this registration
                        statement.
         4.1            Certificate of Incorporation of Whitman Corporation, as
                        amended and restated on May 20, 1999, is hereby incorporated by reference to Exhibit 3a to Whitman's Quarterly Report on
                        Form 10-Q for the quarterly period ended July 3, 1999
                        (commission file number 1-15019).
         4.2            Bylaws of Whitman Corporation, as amended and restated on
                        May 20, 1999, are hereby incorporated by reference to
                        Exhibit 3b to Whitman Corporation's Quarterly Report on
                        Form 10-Q for the quarterly period ended July 3, 1999
                        (commission file number 1-15019).
         4.3            Rights Agreement, dated as of May 20, 1999, between Whitman
                        Corporation and First Chicago Trust Company of New York
                        ("Rights Agreement"), is hereby incorporated by reference to
                        Exhibit 4 to the Registration Statement on Form 8-A filed by
                        Whitman Corporation with the Commission on May 25, 1999
                        (commission file number 1-15019).
         4.4*           Amendment to Rights Agreement, dated as of August 18, 2000.
         5.1            Opinion of Steven R. Andrews, Esq., as to the legality of
                        the securities being registered.
         8.1            Opinion of Sidley & Austin regarding certain U.S. income tax aspects of the merger.
         8.2            Opinion of Briggs and Morgan, P.A. regarding certain U.S.
                        income tax aspects of the merger.
        10.1            Voting Agreement, dated as of August 18, 2000, between
                        PepsiCo and PepsiAmericas, is hereby incorporated by
                        reference to Exhibit 99.2 to Whitman Corporation's Current
                        Report on Form 8-K filed with the Commission on August 23,
                        2000.
        10.2            Voting Agreement, dated as of August 18, 2000 between Dakota
                        Holdings and Whitman Corporation, is hereby incorporated by reference to Exhibit 99.1 to Whitman Corporation's Current
                        Report on Form 8-K filed with the Commission on August 23,
                        2000.
        23.1            Consent of Steven R. Andrews, Esq. (included in Exhibit 5.1 hereto).
        23.2            Consent of KPMG LLP.
        23.3            Consent of Arthur Andersen LLP.
        23.4            Consent of Sidley & Austin (included in Exhibit 8.1 hereto).
        23.5            Consent of Briggs and Morgan, P.A. (included in Exhibit 8.2 hereto).
        24.1*           Power of Attorney of directors of Whitman Corporation.
        99.1            Opinion of Credit Suisse First Boston Corporation, attached as Annex B to the joint proxy statement/prospectus which is part of this registration statement.
        99.2            Opinion of Salomon Smith Barney Inc., attached as Annex C to the joint proxy statement/ prospectus which is part of this registration statement.
        99.3            Opinion of Chase Securities Inc., attached as Annex D to the joint proxy statement/prospectus which is a part of this
                        registration statement.
        99.4*           Consent of Credit Suisse First Boston Corporation.
        99.5*           Consent of Salomon Smith Barney.
        99.6            Consent of Chase Securities Inc.
        99.7            Form of Proxy for Special Meeting of Shareholders of Whitman
                        Corporation.
        99.8            Form of Proxy for Special Meeting of Shareholders of
                        PepsiAmericas, Inc.
        99.9*           Consent of Robert C. Pohlad to be named a director of
                        Whitman Corporation.
        99.10           PepsiAmericas Merger Consideration Election Form
        99.11           Instructions for Completing the Form of Election


------------------------


*   Previously filed.